                                                                   EXHIBIT 10.21

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

                          SOLICITATION, OFFER AND AWARD

CONTRACT NO: YH8-0001-05                     RFP NO: YH8-0001                DATE ISSUED:         FEBRUARY 10, 1997
                                                                             REVISED:                APRIL 14, 1997

ISSUED BY:        AHCCCSA
                  CONTRACTS AND PURCHASING                             SUBJECT OF SOLICITATION:
                  701 E. JEFFERSON AVENUE                              ACUTE CARE SERVICES - CYE 98
                  PHOENIX, AZ  85034                                       (TERM OF CONTRACT: 10/1/97-9/30/97)

----------------------------------------------------------------------------------------------------------------------
I.   SOLICITATION

Sealed Offers (Original and 5 copies) for providing the services described herein will be received at the issuing office (above until 3:00 p.m. local time
May 12, 1997. For information call:

Mark Renshaw, Contracts and Purchasing    Phone (602) 417-4577
----------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF CONTENTS
A.   SOLICITATION OFFER AND AWARD
     FORM...........................................1        F.   LIST OF ATTACHMENT.............................63
B.   RATES..........................................2        G.   REPRESENTATIONS &
C.   DEFINITIONS..................................3-7             CERTIFICATIONS...............................64-71
D.   PROGRAM REQUIREMENTS........................8-52        H.   INSTRUCTIONS TO OFFERORS.....................72-84
E.   CONTRACT CLAUSES...........................53-62        I.   EVALUATION FACTORS...........................85-87
                                                                  ATTACHMENTS
II.  OFFER (Must be fully completed by Offeror)
----------------------------------------------------------------------------------------------------------------------
The undersigned Offeror hereby agrees, if this offer is accepted within 120 days of bid opening to provide all services in accordance with the terms and requirements stated herein, including all attachments, amendments, and best-and final offer (if any).

NAME OF OFFEROR: HEALTH CHOICE ARIZONA, INC.                               PHONE:  (602) 968-6866
                 ---------------------------                                       --------------

ADDRESS:    1600 West Broadway Suite 260
            ----------------------------

CITY/STATE:  Tempe, Arizona                     ZIP: 85282
             --------------                          -----

NAME OF THE PERSON AUTHORIZED
TO SIGN OFFER:   Patricia E. Levin                                         TITLE:  President/CEO
                ------------------                                                 -------------

OFFEROR'S SIGNATURE:       /s/ Patricia E. Levin                           DATE:                5/2/97
                      --------------------------------                            --------------------

----------------------------------------------------------------------------------------------------------------------
III. AWARD (To be completed by AHCCCSA)

The offer, including all attachments, amendments and best-and-final offer (if any), contained herein, is accepted.

NAME OF AHCCCSA CONTRACTING OFFICER:  Michael Veit DATE:  June 24, 1997
                                                          -------------

SIGNATURE OF AHCCCSA CONTRACTING OFFICER:                  /s/ Michael Veit
                                                   -----------------------------

----------------------------------------------------------------------------------------------------------------------

                           SECTION B: CAPITATION RATES


1. The Contractor shall provide services as described in this solicitation.
2. Attachment B, Service Area Minimum Network Standards, describes location requirements by Geographic Service Area (GSA).
3. The following capitation rate table, shown for example only, will be generated by the capitation rate computer program described in Attachment E. The Offeror must complete one such rate table for each Geographic Service Area (see Section H, Paragraph 9, Award of Contract) it is bidding. The Offeror should insert between this page and the following page the computer-generated printout of all such proposed rate tables.
4. In preparing capitation rate bids, offerors, especially continuing offerors, should note the program changes described in the following paragraphs:

                  Section D, Paragraph 39, Reinsurance
                  Section D, Paragraphs 1 and 6, regarding Family Planning Extension Program Section D, Paragraph 6, regarding Health Plan Choice and Prior Period Coverage Section H, Paragraph 9, regarding bidding by Geographic Service Areas

5. Offerors are encouraged to negotiate discounts for inpatient, outpatient and other medical services to provide for the most cost-effective capitation rates.

--------------------------------------------------------------------------------


                                   SAMPLE ONLY

PROPOSED CAPITATION RATES:

(1) GEOGRAPHIC SERVICE AREA:


                                                                                            SUPPLEMENTAL
          RATE CODE AND AGE/SEX                   CAPITATION RATE PER MEMBER PER          PAYMENT PER SOBRA
             CLASSIFICATION                                   MONTH:                           BIRTH:

TANF AND CCP AGE/SEX:
                           < 1 YEAR M + F     $
                                                 ----------------------------------
                         1-13 YEARS M + F
                                                 ----------------------------------
                            14-44 YEARS F
                                                 ----------------------------------
                            14-44 YEARS M
                                                 ----------------------------------
                          45+ YEARS M + F
                                                 ----------------------------------
SSI WITH MEDICARE
                                                 ----------------------------------
SSI WITHOUT MEDICARE
                                                 ----------------------------------
MN/MI *
                                                 ----------------------------------
SOBRA FAMILY PLANNING
                                                 ----------------------------------
SOBRA SUPPLEMENTAL                                                                  $
                                                                                       -------------------------------

* All MN/MI's (i.e. with and without Medicare) are grouped together for capitation purposes.

                             SECTION C: DEFINITIONS

AAC                        See "Arizona Administrative Code".

AGENT Any person who has been delegated the authority to obligate or act on behalf of a provider.

AID TO FAMILIES            A federal assistance program under Title IV-A of the Social
WITH DEPENDENT             Security Act.  Replaced by the Temporary Assistance to Needy
CHILDREN (AFDC)            Families (TANF) program.

AHCCCS                     Arizona Health Care Cost Containment System as defined by
                           ARS 36-2901.

AHCCCSA                    Arizona Health Care Cost Containment System Administration.

AHCCCS BENEFITS            See "COVERED SERVICES".

AHCCCS MEMBER              See "MEMBER".

ALTCS                      The Arizona Long Term Care System (ALTCS), a program under
                           AHCCCSA that delivers long term, acute and behavioral health care services to eligible members, as authorized by ARS ss.
                           36-2931 et seq.

AMBULATORY                 CARE Preventive, diagnostic and treatment services provided on an outpatient basis by physicians, nurse practitioners, physician assistants and other primary care providers.

AMPM                       The AHCCCS Medical Policy Manual.

ARIZONA                    State regulations established pursuant to relevant statutes.
ADMINISTRATIVE             For purposes of this solicitation, the relevant sections of
CODE (AAC)                 the AAC are referred to throughout this document as "AHCCCS
                           Rules".

ARS                        Arizona Revised Statutes.

AT RISK Refers to the period of time that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS LIBRARY            As referred to in this RFP, a repository of manuals,
                           statutes, rules and other reference material located at the
                           AHCCCS office in Phoenix.

BOARD CERTIFIED            An individual who has successfully completed all
                           prerequisites of the respective specialty board and
                           successfully passed the required examination for
                           certification.

CAPITATION                 A method by which a contractor is paid to deliver covered
                           services for the duration of a contract to members based on a fixed rate per member notwithstanding (a) the actual
                           number of members who receive care from the contractor, and
                           (b) the amount of health care services provided to any
                           member, a cost containment alternative to fee-for-service
                           payments.

CATEGORICALLY              A member who is eligible for Medicaid.
ELIGIBLE MEMBER

COMPETITIVE BID            A state procurement system used to select contractors to
PROCESS                    provide covered services on a geographic basis.

CONTINUING OFFEROR         An AHCCCS contractor during CYE 97 that submits a proposal pursuant to this solicitation.

CONTRACT SERVICES          See "COVERED SERVICES".

CONTRACT YEAR (CY)         Corresponds to federal fiscal year (Oct. 1 through Sept. 30)
                           For example, Contract Year 98 is 10/1/97 - 9/30/98.

CONTRACTOR                 A person, organization or entity agreeing through a direct contracting relationship with AHCCCSA to provide the goods and services specified by this contract in conformance with the stated contract requirements, AHCCCS statute and rules and federal law and regulations.

CONVICTED                  A judgment of conviction has been entered by a federal,
                           state or local court regardless of whether an appeal from
                           that judgment is pending.

CO-PAYMENT                 An amount which the member pays directly to a contractor or provider at the time covered services are rendered.

COUNTY                     Amount of funds contributed to the AHCCCSA fund by each
CONTRIBUTION               Arizona county based on funding formulas established by law.

COVERED SERVICES           Health care services to be delivered by a contractor which are so designated in Section D of this contract and also
                           AHCCCS Rules R9-22-202 et seq.

CRS                        Children's Rehabilitative Services (See Section D,
                           Paragraph 1, Covered Services).

CY                         See "CONTRACT YEAR".

CYE                        Contract Year Ended; same as "CONTRACT YEAR".

DAYS                       Calendar days unless otherwise specified.

DHS                        Arizona Department of Health Services.

DIRECTOR                   The Director of AHCCCSA.

DISCLOSING ENTITY          An AHCCCS provider or a fiscal agent.

DME                        Durable Medical Equipment; sturdy, long-lasting items and
                           appliances that can withstand repeated use, are designed to serve a medical purpose, and are not generally useful to a person in the absence of a medical condition, illness or
                           injury.

DUAL ELIGIBLE              A member who is eligible for both Medicare and Medicaid.

DUAL ELIGIBLE              A person who is entitled to Medicare Part A insurance and who
QUALIFIED MEDICARE         meets certain income, resource and residency requirements of the
BENEFICIARY                Qualified Medicare Beneficiary program, and is categorically eligible for full AHCCCS benefits.

EAC                        Eligible Assistance Child as defined in ARS 36-2905.03(B);
                           an AHCCCS state program for children under age 14 receiving food stamps.

ELIC                       Eligible Low-Income Child as defined in ARS 36-2905.05(c)
                           and (D); an AHCCCS state program for children under age 14 whose household income exceeds the income limit for the
                           MN/MI program but is less than 100% of the federal poverty level.

ELIGIBLE PERSON            A person who meets all eligibility requirements for the
                           AHCCCS acute care program but who has not yet been enrolled with an AHCCCS acute care contractor.

ELIGIBILITY                A process of determining, through a written application, including
DETERMINATION              required documentation, whether an applicant meets the
                           qualifications for federal (categorical) and/or state only eligibility.

ENCOUNTER                  An encounter is a record of a medically related service
                           rendered by a provider or providers registered with AHCCCSA to a member who is enrolled with a contractor on the date of service. It includes all services for which the contractor incurred any financial liability.

ENROLLMENT                 The process by which a person who has been determined
                           eligible becomes a member with a contractor subject to the limitations specified in AHCCCS Rule R9-22-333.

EPSDT                      Early and Periodic Screening, Diagnosis and Treatment; these services provide comprehensive health care, as defined in
                           Rule R9-22-213, through primary prevention, early
                           intervention, diagnosis and medically necessary treatment of physical and behavioral health problems for AHCCCS members under 21 years of age.

FEE-FOR-SERVICE (FFS)      A method of payment to registered providers on an
                           amount-per-service basis.

FEDERALLY QUALIFIED        An entity which meets the requirements and receives a grant
HEALTH CENTER (FQHC)       and funding pursuant to Section 330 of the Public Health
                           Service Act. An FQHC includes an outpatient health program or facility operated by a tribe or tribal organization
                           under the Indian Self-Determination Act (PL 93-638) or an
                           urban Indian organization receiving funds under Title V of the Indian Health Care Improvement Act.

FFP                        Federal financial participation (FFP) refers to the federal matching rate that the Federal government makes to the Title
                           XIX program portion of AHCCCS.

FISCAL YEAR (FY)           The budget year - Federal Fiscal Year: October 1 through
                           September 30; State fiscal year: July 1 through June 30.

FULL-TIME EMPLOYEE         One who is available at all times to fulfill the
                           requirements of the position.

GATEKEEPER                 Primary care provider who is primarily responsible for all medical treatment rendered and who makes referrals as
                           necessary and monitors the member's treatment.

GEOGRAPHIC SERVICE         A specific county or defined grouping of counties that are
AREA (GSA)                 available for contract award. An offeror may bid on any or all GSA's. See Section H, Paragraph 9, Award of Contract.

GROUP OF PROVIDERS         Two or more health care professionals who practice their
                           profession at a common location (whether or not they share facilities, supporting staff, or equipment).

HCFA Health Care Financing Administration, an organization within the Department of Health and Human Services, a federal agency.

HEALTH MAINTENANCE         Various forms of plan organization, including staff and group
ORGANIZATION (HMO)         models, that meet the HMO licensing requirements of the federal and/or state government and offer a full array of health
                           care services to members on a capitated basis.

HEALTH PLAN                See "CONTRACTOR".

IBNR                       Incurred But Not Reported claims which is the liability for services rendered for which claims have not been received.

IHS                        Indian Health Service (IHS) is a division of the U.S. Public
                           Health Service. It administers a system of hospitals and
                           health centers providing health services to Native Americans and Native Alaskans.

LIEN                       A legal claim filed with the County Recorder's office in
                           which a member resides and in the county an injury was
                           sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is
                           attached to any settlement the member may receive as a
                           result of an injury.

MANAGED CARE               Systems that integrate the financing and delivery of
                           health care services to covered individuals by means of
                           arrangements with selected providers to furnish
                           comprehensive services to members; explicit criteria for the selection of health care providers; significant financial
                           incentives for members to use providers and procedures
                           associated with the plan; and formal programs for quality
                           assurance and utilization review.

MANAGING EMPLOYEE          A general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the
                           day-to-day operation of, an institution, organization or
                           agency.

MANAGEMENT                 A person or organization who agrees to perform any administrative
SERVICES                   function or service for the Contractor specifically related to
SUBCONTRACTOR              securing  or fulfilling the Contractor's obligations to AHCCCSA under the terms of the contract.

MATERIAL OMISSION          A fact, data or other information excluded from a report, contract, etc. which could lead to erroneous conclusions following
                           reasonable review of such report, contract, etc.

MEDICAID                   A Federal/State program authorized by Title XIX of the Social
                           Security Act, as amended, which provides Federal matching
                           funds for a state-operated medical assistance program for
                           specified populations. Certain mandatory populations and
                           services must be included to receive FFP; however, states
                           may add additional optional populations and services with
                           HCFA approval and also receive FFP.

MEDICARE                   A Federal program authorized by Title XVIII of the Social
                           Security Act, as amended.

MEMBER                     For purposes of this solicitation, a person eligible for
                           AHCCCS who is enrolled with a Contractor.

MN/MI Medically Needy/Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program.

NEW OFFEROR                The organization, entity or person which submits a proposal in response to this solicitation and which has not been an
                           AHCCCS contractor during CYE 97.

NON-CONTRACTING            A provider who has a contract or subcontract within the AHCCCS
PROVIDER                   system and renders covered services to an eligible person or member to whom such provider bears no contractual obligation.

OFFEROR                    The organization, entity or person which submits a proposal in response to the AHCCCS Request for Proposal. An offeror who is awarded a contract becomes a Contractor.

PERFORMANCE                A set of standardized indicators designed to assist AHCCCS in
MEASURES                   evaluating, comparing and improving the performance of its contractors. Specific descriptions of health services
                           measurement goals are found in Section D, Paragraph 16,
                           Performance Measures.

PMMIS                      Pre-paid Medicaid Management Information System.

PRIMARY CARE               An individual responsible for the management of the member's
PROVIDER                   (PCP) health care that includes a physician who is generally a family practitioner, general practitioner, pediatrician, general internist,

                           obstetrician, gynecologist, certified nurse practitioner or, under the supervision of a physician, a physician's
                           assistant. The PCP must be an individual, not a group or
                           association of persons, such as a clinic.

PROVIDER                   A person or entity who contracts with AHCCCSA or subcontracts with an AHCCCS health plan to provide AHCCCS covered
                           services to members.

QUALIFIED MEDICARE         A Medicare cost-sharing program established by the Medicare
BENEFICIARY (QMB)          Catastrophic Coverage Act of 1988 in which Medicaid pays
                           the Medicare premiums, coinsurance and deductibles for
                           Medicare recipients meeting specific eligibility
                           requirements.

RATE CODE                  Eligibility classification for capitation payment purposes.

REINSURANCE                A risk-sharing program provided by AHCCCSA to contractors for the reimbursement of certain contract service costs incurred by a member beyond a certain monetary threshold.

RELATED PARTY              A party that has, or may have, the ability to control or
                           significantly influence a contractor, or a party that is, or may be, controlled or significantly influenced by a
                           contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their
                           immediate families, subcontractors, wholly-owned
                           subsidiaries or suppliers, parent companies, sister
                           companies, holding companies, and other entities controlled or managed by any such entities or persons.

RFP                        Request For Proposal document prepared by AHCCCSA which describes the services required and which instructs prospective
                           offerors how to prepare a response (proposal).

SCOPE OF SERVICES          See "COVERED SERVICES".

SERIOUSLY MENTALLY         An adult whose emotional or behavioral functioning is so impaired
ILL (SMI)                  as to interfere with his (or her) capacity to remain in the community without supportive treatment or services of a
                           long-term or indefinite duration. The mental disability is severe and persistent and may result in a long-term
                           limitation of his capacities for primary activities of daily living, interpersonal relationships, home-making, self-care, employment or recreation.

SOBRA                      Refers to a federal law (Sixth Omnibus Budget and Reconciliation Act)
                           passed in 1986 and subsequently amended, which establishes eligibility for pregnant women and children based on a
                           percentage of the federal poverty level (FPL). Currently,
                           AHCCCS covers pregnant women and infants up to age one with income up to 140% of FPL, children from 1 through 5 years
                           with income up to 133% of FPL and children born on or after
                           September 30, 1983 with income up to 100% of FPL.

STATE                      The state of Arizona.

STATE PLAN                 The written agreement between the State and HCFA which describes how the AHCCCS program meets HCFA requirements for
                           participation in the Medicaid program.

SUBCONTRACT                An agreement entered into by Contractor with a provider of health care services who agrees to furnish covered services to
                           members, or with a marketing organization, or with any other organization or person who agrees to perform any
                           administrative function or service for Contractor
                           specifically related to fulfilling Contractor's obligations to AHCCCSA under the terms of this contract.

SUBCONTRACTOR              (1) A person, agency or organization to which a contractor has contracted or delegated some of its management functions or responsibilities to provide covered services to its members;
                           or (2) A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space,
                           supplies, equipment or services provided under the AHCCCS
                           agreement.

SUPPLEMENTAL               A federal assistance program under Title XVI of the Social
SECURITY INCOME (SSI)      Security Act.

TEFRA RISK HMO             A Health Maintenance Organization or Comprehensive Medical
                           Plan which provides Medicare services to Medicare
                           beneficiaries pursuant to a Medicare risk contract with HCFA under ss. 1876 of the Social Security Act.

THIRD PARTY                An individual, entity or program that is or may be liable
                           to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member. Filing of liens is a method of securing reimbursement from third parties.

THIRD PARTY                The resources available from a person or entity that is, or may be,
LIABILITY                  by agreement, circumstance or otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS applicant or eligible person.

YEAR                       See "Contract Year."

                         SECTION D: PROGRAM REQUIREMENTS
                                Table of Contents

                                                                                             PAGE
                                                                                            ------
1       Scope of Services .............................................................     D -  1
2       Behavioral Health Services ....................................................     D -  7
3       AHCCCS Medical Policy Manual ..................................................     D -  9
4       Vaccine for Children Program ..................................................     D -  9
5       Denials or Reductions of Services..............................................     D -  9
6       Enrollment And Disenrollment ..................................................     D - 10
7       Mainstreaming of AHCCCS Members ...............................................     D - 12
8       Member Information ............................................................     D - 13
9       Member Surveys ................................................................     D - 15
10      Marketing Plans ...............................................................     D - 15
11      Open Enrollment ...............................................................     D - 15
12      Transition of Members .........................................................     D - 16
13      Staff Requirements and Support Services .......................................     D - 17
14      Written Policies, Procedures and Job Descriptions .............................     D - 18
15      Advance Directives ............................................................     D - 19
16      Performance Measures ..........................................................     D - 19
17      Quality Management and Utilization Management (QM/UM) .........................     D - 21
18      Physician Incentives ..........................................................     D - 22
19      Appointment Standards .........................................................     D - 22
20      Referral Procedures and Standards..............................................     D - 23
21      Provider Manual ...............................................................     D - 23
22      Primary Care Provider Standards ...............................................     D - 24
23      Other Provider Standards ......................................................     D - 25
24      Network Development ...........................................................     D - 26
25      Network Management ............................................................     D - 27
26      Federally Qualified Health Centers (FQHC) .....................................     D - 27
27      Provider Registration .........................................................     D - 29
28      Provider Affiliation Tape .....................................................     D - 29
29      Periodic Report Requirements ..................................................     D - 29
30      Dissemination of Information ..................................................     D - 30
31      Requests for Information ......................................................     D - 30
32      Operational and Financial Readiness Reviews ...................................     D - 30
33      Operational and Financial Reviews .............................................     D - 30
34      Claims Payment System .........................................................     D - 31
35      Hospital Reimbursement ........................................................     D - 32
36      Nursing Facility Reimbursement ................................................     D - 33
37      Compensation ..................................................................     D - 33
38      Capitation Adjustments ........................................................     D - 35
39      Reinsurance ...................................................................     D - 35
40      Coordination of Benefits/Third Party Liability ................................     D - 37
41      Medicare Services and Cost Sharing ............................................     D - 39
42      Copayments ....................................................................     D - 41
43      Records Retention .............................................................     D - 41
44      Medical Records ...............................................................     D - 42
45      Advances, Distributions, Loans and Investments ................................     D - 43
46      Accumulated Fund Deficit ......................................................     D - 43
47      Data Exchange Requirement .....................................................     D - 43
48      Encounter Data Reporting ......................................................     D - 44
49      Monthly Roster Reconciliation .................................................     D - 45
50      Term of Contract and Option to Renew ..........................................     D - 45
51      Subcontracts ..................................................................     D - 46
52      Specialty Contracts ...........................................................     D - 48
53      Management Services Subcontractors ............................................     D - 48
54      Management Services Subcontractor Audits ......................................     D - 49
55      Minimum Capitalization Requirements ...........................................     D - 49
56      Performance Bond or Bond Substitute ...........................................     D - 50
57      Amount of Performance Bond ....................................................     D - 50
58      Financial Viability Criteria/Performance Measures .............................     D - 51
59      Merger, Reorganization and Change of Ownership ................................     D - 51
60      Sanctions .....................................................................     D - 52
61      Auto-Assignment Algorithm .....................................................     D - 52
62      Grievance Process and Standards ...............................................     D - 53
63      Quarterly Grievance Report ....................................................     D - 53
64      Pending Legislative Issues ....................................................     D - 53

                         SECTION D: PROGRAM REQUIREMENTS

         Note to Prospective Offerors: Attachment L, Offeror's Checklist, has been added to this RFP as a convenience to offerors. It is believed to be a complete list of all submission requirements pursuant to this RFP. However, if a requirement is stated anywhere in the RFP text yet does not appear in the Offeror's Checklist, the text statement takes precedence over the omission of that requirement in the Offeror's Checklist.

1.       SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, state and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22-202 et seq., the AHCCCS Medical Policy Manual, the AHCCCS Behavioral Health Policy Manual, and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category. In situations where a medical policy will not become effective until 10/1/97 but will affect the bidding or negotiation processes, relevant information regarding the policy will be available in the Bidder's Library.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options.

Ambulatory Surgery and Anesthesiology: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a free-standing surgical center or a hospital based outpatient surgical setting.

Audiology: The Contractor shall provide audiology services to EPSDT members including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

Behavioral Health: The Contractor shall provide behavioral health services as described in Section D, Paragraph 2. Behavioral Health Services. For non-categorical members (MN/MI, EAC, ELIC) behavioral health services are limited to up to the first 72 hours per episode of emergency/ crisis stabilization, not to exceed 12 days per contract year. See also the AHCCCS Medical Policy Manual and the AHCCCS Behavioral Health Policy Manual for details on covered behavioral health services.

CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor is responsible for referring children to the CRS program who are potentially eligible for these services. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library. The Contractor is also responsible for providing primary medical care, including emergency services and initial care of newborn infants, for members who are also CRS eligible, and to require the members Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the members medical record maintained by the PCP.

DENTAl: The Contractor shall provide EPSDT members all medically necessary dental services including emergency dental services; dental screening and preventive services in accordance with the AHCCCS periodicity schedule; therapeutic dental services; dentures; and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for EPSDT members described in Section D, Paragraph 16, Performance Measures. The Contractor shall ensure that EPSDT members are notified when dental screenings are due if the member has not been scheduled for a visit. If no response is received, a second notice must be sent. EPSDT members may request dental services without referral from their PCP and may choose a dental provider from the Contractor's provider network. Members 21 years of age and older are eligible for emergency dental services medically necessary dentures and pre-transplantation dental services only. Dental standards may be found in the AHCCCS Medical Policy Manual which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment for members under age 21. The Contractor shall ensure that EPSDT members receive required health screenings in compliance with the AHCCCS periodicity schedule to take effect 10/1/97 (included herein as Attachment K) and to submit to the AHCCCS Office of the Medical Director/Acute Care Unit, all EPSDT reports as required by AHCCCS medical policy. The Contractor is required to meet specific participation/utilization rates far EPSDT members; these are described in Section D, Paragraph 16, Performance Measures.

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-l01. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services. The Contractor shall monitor emergency services utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization.

b.       All medical services necessary to rule out an emergency condition
c.       Emergency transportation
d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.

EYE EXAMINATIONS/OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for EPSDT members. For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AHCCCS Medical Policy Manual (AMPM).

FAMILY PLANNING: The Contractor shall provide family planning services for all members who choose to delay or prevent pregnancy, including medical, surgical, pharmacological and laboratory services, as well as contraceptive devices, information and counseling necessary to allow the members to make informed decisions regarding family planning methods. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system which allows members freedom of choice in selecting a provider. A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services. In addition, the Contractor shall provide services to members enrolled in the Family Planning Services Extension Program, a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Data Book contains cost-related information for this population and is available in the Bidder's Library.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension, elevated cholesterol, colon cancer, sexually-transmitted diseases, tuberculosis and HIV/AIDS, mammographies and prostate screenings: physical examinations and diagnostic work-ups; and immunizations. Assessment and screening services for members under age 21 are based on the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide these services when members require part-time or intermittent care but do not require hospital care under the daily direction of a physician to prevent re-hospitalization or institutionalization and may include skilled nursing, therapies, supplies and home health aide services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis stabilization. If the member's medical condition requires isolation, private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services which may be provided on an outpatient or ambulatory basis (i.e. laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. EPSDT immunization requirements include diptheria, tetanus, pertussis vaccine (DPT), oral polio vaccine, measles, mumps, rubella vaccine (MMR), H. influenza, type B (HIB), hepatitis B (Hep B), combined 3-antigen rate (4 DPT, 3 OPV, 1 MMR) and varicella vaccine. The Contractor is required to meet specific immunization rates for EPSDT members which are described in Section D, Paragraph 16, Performance Measures.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement Act) approved hospital, clinic, physician office or other health care facility laboratory.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery. Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered if performed during the newborn's hospital stay after birth, or on an outpatient basis within one month of the infant's hospital discharge. Members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered free-standing birthing centers.

Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services.

MEDICALLY NECESSARY ABORTIONS: These services are covered when the pregnancy would endanger the life of the mother if the fetus were to be carried to term or, for Title XIX members, if the pregnancy is the result of rape or incest. Providers must document and submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination and prior authorization is required. If the procedure is performed on an emergency basis, documentation must be submitted to the Contractor within two working days. Additional documentation, outlined in the AMPM, is required for members under 13 years of age who seek medically necessary abortion due to rape or incest.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, other attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide nursing facility services for members who require short-term convalescent care not to exceed 90 days per contract year. Services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall continue medically necessary nursing facility services for any member who has not been determined ALTCS eligible but is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor.

NUTRITION: The Contractor shall provide nutritional assessment and nutritional supplements including oral supplements for EPSDT members when medically necessary. Total parenteral nutrition (TPN) is covered for all members when it is the sole source of nutrition due to severe pathology of the alimentary tract. TPN may also be used to supplement nutrition for EPSDT members when medically necessary but need not be the member's sole source of nutrition.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS AND PHARMACY: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts. Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record which contains documentation of all health risk assessments and health care services, including those provided by the PCP and through referral.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those 21 and over; physical therapy for all members and occupational and speech therapies for EPSDT members are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services include bone marrow, heart, lung, heart-lung, kidney, liver and cornea transplantations (all with related immunosuppressant medications), and are covered within limitations defined in the AMPM, Chapter 300 for members diagnosed with specified medical conditions. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions which substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service.

Services include: pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those from the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate. Transplantations for the MN/MI population are subject to available funding.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. In an emergency, the member shall be taken to the nearest appropriate emergency facility. Non-emergency transportation shall be provided for members who are unable to provide their own transportation for medically necessary services.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

The Contractor is responsible for the provision of Title XIX covered behavioral health services to members as described below:

CATEGORICAL MEMBERS:

UNDER AGE 18; AGE 21 AND OVER; SMI: On and after the effective date of enrollment, the Contractor is responsible for up to 72 hours of emergency behavioral health services provided to categorical members not enrolled with ADHS. The Contractor is also responsible for referring categorically eligible members under the age of 18, age 21 and older, and SMI members of any age to the Regional Behavioral Health Authorities (RBHAs) for the provision of Title XIX covered behavioral health services. (The RBHAs may, in turn, contract with local providers.) The Contractor is responsible for ensuring that a medical record is established by the PCP when information is received about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall also communicate information pertaining to ADHS enrolled members to the ADHS RBHAs including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to eligible persons not enrolled with ADHS.

NON-SMI, AGE 18, 19 AND 20: The Contractor is responsible for providing Title XIX covered behavioral health services to categorically eligible non-SMI members age 18, 19 and 20 in accordance with AHCCCS Rule R9-22-1204 and the AHCCCS Behavioral Health Policy Manual. Covered services include: inpatient hospital, inpatient psychiatric facility for individuals under the age of 21, individual therapy and counseling, group and/or family therapy and counseling, psychotropic medication adjustment and monitoring, partial care, emergency crisis services, behavior management, psychosocial rehabilitation, screening, evaluation and diagnosis, case management, psychotropic medications, and medically necessary transportation.

         REFERRALS: Categorically eligible members age 18, 19 and 20 may be referred directly for the provision of behavioral health services by the PCP, family members, self-referrals, schools, other service providers, and members of the community and State agencies as well as the Contractor's staff. The same referral procedures which are applicable to other health care services apply to behavioral health services.

         SERVICE PLAN: The Contractor is responsible for developing a Service Plan for each categorically eligible member age 18, 19 and 20 requiring behavioral health services. Service Plans shall be developed within two weeks of assessment and services shall be authorized and provided within 30 days from completion of the screening. The Service Plan is to be included as part of the member's medical record.

         CASE MANAGEMENT, CASE COORDINATION: The Contractor is responsible for providing case management services, when medically necessary. Case management services may vary in scope and frequency, depending on the eligible person's intensity of need. Case management services consist of a set of services and activities through which appropriate and cost-effective Title XIX covered services are identified, planned, coordinated, obtained, monitored and continuously evaluated. Case coordination is provided to categorically eligible members age 18, 19 and 20 who are in need of behavioral health services but who do not require case management services which are more intensive. Case coordination is limited to Service Plan development, identification of service providers, monitoring, updates and follow-up, when necessary.

         QUALITY MANAGEMENT/UTILIZATION, MANAGEMENT (QM/UM) REQUIREMENTS:
         Quality management QM/UM for behavioral health services must be integrated into the Contractors QM/UM plans and must meet the QM/UM requirements established by AHCCCSA.

         PROVIDER NETWORK: The Contractor is responsible for contracting with behavioral health providers who meet ADHS licensure and/or certification standards and who are registered as a behavioral health provider with AHCCCSA. The Contractor may, at its option, contract with ADHS RBHAs for the provision of behavioral health services. The Contractor must ensure that a sufficient number of qualified behavioral health providers are in their provider network and that providers comply with subcontracting, appointment standards and other provider related requirements in this document.

         NOTIFICATION REQUIREMENTS: The Contractor is responsible for notifying AHCCCSA monthly of 18-19-and 20-year-old categorical. non-SMI members referred and receiving behavioral health services. The information is to be submitted to the AHCCCS Office of Managed Care using the reporting format developed by AHCCCSA and available in the Bidder's Library.

MN/MI, EAC, ELIC MEMBERS:

For non-categorical members (MN/MI, EAC, ELIC) behavioral health services are limited to up to 72 hours per episode of emergency/crisis stabilization, not to exceed 12 days per contract year.


3.       AHCCCS MEDICAL POLICY MANUAL (AMPM)

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. AHCCCSA will provide three copies of the AMPM to the Contractor (for use by the CEO, Medical Director and Quality Management staff). Updates to medical policies will be distributed quarterly. The Contractor is responsible for maintaining the AMPM with these updates and for complying with the requirements set forth therein.


4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program the federal government purchases, and makes available to the states free of charge, vaccines for children under age 19 who are Title XIX eligible (or Native American) and not insured, or whose insurance does not cover immunizations. Any provider licensed by the State to administer immunizations may register with ADHS as a "VFC provider" and receive free vaccines. State money to purchase vaccines is not available since the program is 100% funded by the federal government. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS EPSDT members, the providers are registered with ADHS/VFC.


5.       DENIALS OR REDUCTIONS OF SERVICES

When a covered service is denied, reduced, suspended or terminated, the Contractor shall comply with the notice and continuation of benefits requirements specified in 42 CFR 431.200 et seq. and further prescribed in Perry
V. Chen, now referred to as Perry v. Kelly.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration              (SSA) SSA determines eligibility for
                                            the Supplementary Security Income
                                            (SSI) cash program. SSI Cash
                                            recipients are automatically
                                            eligible for AHCCCS coverage.

Department of Economic Security (DES)       DES determines eligibility for the
                                            Temporary Assistance to Needy
                                            Families (TANF) program (formerly
                                            Aid to Families with Dependent
                                            Children), TANF Medical Assistance
                                            Only (MAO) groups (including SOBRA
                                            women and children), the Eligible
                                            Assistance Children state program
                                            (EAC) and the Federal Emergency
                                            Services program (FES) related to
                                            the TANF or SOBRA programs.

AHCCCSA AHCCCSA determines eligibility for the SSI/MAO groups, including the FES program related to the SSI-Cash program (aged, disabled, blind), the Arizona Long-Term Care System
                                            (ALTCS), and the Qualified Medicare
                                            Beneficiary program.

Arizona's 15 Counties                       Each county determines eligibility
                                            for the Medically Needy/Medically
                                            Indigent (MN/MI), Eligible Low
                                            Income Children (ELIC), and the
                                            State Emergency Services state
                                            programs.

AHCCCS acute care eligible members are enrolled with contractors in accordance with the rules set forth in R9-23-333, R9-22-334, R9-22-335, R9-22-337,
R9-22-339, R9-22-340, R9-22-342 and R9-22-707.

HEALTH PLAN CHOICE

All members except for those eligible under the MN/MI program have a choice of available health plans. AHCCCSA anticipates that a listing of the available health plans and their telephone numbers will be given to each member applicant during the application process for AHCCCS benefits. Also included are instructions to member applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the member applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA's being notified of their eligibility are anticipated to be automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

AHCCCSA assigns MN/MI eligible members to an available health plan based on family continuity or through AHCCCSA's auto-assignment algorithm. These members do not get a choice of available contractors until the annual open enrollment period.

Exceptions to the above enrollment policies include: Previously eligible and enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor if that contractor is still available. Also, women whose SOBRA eligibility has terminated and have become enrolled in the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment of a new member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility.

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for categorical and non-categorical members. For categorical members, prior period coverage starts from the first day of the month of application, or first eligible month. The Contractor is responsible for payment of all claims for medically necessary covered services provided to categorical members during prior period coverage. For non-categorical members (MN/MI, ELIC) prior period coverage is generally limited to the two days prior to the date of AHCCCSA being notified of eligibility. However, prior period coverage could include additional days prior to the date of enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided on an emergency basis to non-categorical members pursuant to ARS ss. 36-2908 for the first two days of the prior period coverage. Any additional prior period coverage for non-categorical members will include all claims for medically necessary covered services. This may include services provided prior to 10/1/97. (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers who were enrolled at the time of the child's birth and whose newborn notification was received by AHCCCSA will be enrolled with the mother's contractor. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member and, for capitation purposes, the effective date of the newborn's enrollment is the date AHCCCSA receives such notification. Note that AHCCCSA is currently available to receive these calls Monday through Friday from 8 am to 5 pm. The effective date of enrollment will be the date notification is received and capitation will begin on that date. Categorically eligible mothers or newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. The Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. Newborns of MN/MI mothers are enrolled with the mother's contractor for a minimum of 30 days up to a maximum of 60 days.

AHCCCS Rules R9-22-342 and R9-22-707 contain additional information concerning newborn enrollment and payment.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a categorically eligible member, or as an Eligible Assistance Child (EAC), the member is guaranteed a minimum of five full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis. The enrollment guarantee applies a maximum of one time per member as a categorical member and one time as an EAC member. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child, is adopted. AHCCCS Rule R9-22-337 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans eligible under any coverage group other than MN/MI, on or off-reservation, have a choice of Indian Health Services (IHS) or any available contractor. If choice is not made within the specified time limit, Native American members living on-reservation will be assigned to IHS and Native American members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native American members eligible under the MN/MI coverage group living on-reservation will be assigned to Indian Health Services (IHS) and those living off-reservation will be assigned to a contractor using regular MN/MI enrollment policy. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time.


7.       MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, or physical or mental handicap, except where medically indicated. Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.
b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.
c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.
d. The assignment of tunes or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e., the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

8.       MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. Information shall be submitted on disk, saved as a text file (.txt) along with a hard copy printout. Information shall be provided in English and a second language when 200 members or 5% of the Contractor's enrolled population, whichever is greater, are non-English speaking. (AHCCCSA will advise the Contractor when and if this requirement applies.) When there are program or service site changes notification will be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I.       A Member Handbook which, at a minimum, shall include:
a.       A table of contents
b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services
c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.
d.       Information on what to do when family size changes
e.       How to obtain a PCP
f.       How to change PCPs
g.       How to make, change and cancel appointments with a PCP
h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments) and under what circumstances a member may be billed for non-covered services.

i. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network, copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.
j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system for members under age 18, 21 and older, and SMI members of any age.
k.       How to contact Member Services and a description of its function
1. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. Handbook should contain information on proper emergency service utilization.
m. How to obtain emergency transportation and medically necessary transportation.
n. EPSDT services. Screenings include a comprehensive and developmental history, comprehensive, unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.
o.       Maternity and family planning services
p.       Listing of covered behavioral health services
q. Listing of all covered dental services for members under 21 and how to access these services
r.       Out of county/out of state moves
s. Grievance procedures, including a clear explanation of the member's right to file a grievance and to appeal any decision that affects the member's receipt of covered services.
t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action.
u.       How to access after-hours care (urgent care).
v.       Advance directives for adults
w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.
x.       The last revision date

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type-style and size which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems and grievances (Ref. AHCCCS Rule 9-22-518):

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?
A. If you have a question or problem, please call _________ and ask to talk to a Member Representative. They are there to help you.
A. If you have a specific complaint about your medical care, the Member Representative will help you.

Q.       What if I'm not happy with the help given to me by the Member
         Representative?
A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 35 days after the date of the action, decision, or incident.
A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.
A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

II. A list of the names, telephone numbers and service site addresses of PCPs available for selection by the member and a description of the selection process.


9.       MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs, communication between members and the Contractor, and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in this survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.


10.      MARKETING PLANS

The Contractor shall submit all proposed marketing plans and materials to AHCCCSA for prior approval in accordance with the AHCCCS Health Plan Marketing Policy, a copy of which is available in the Bidder's Library. The Contractor must have signed contracts with hospitals (in Maricopa and Pima counties), PCPs, specialists and pharmacies in order for them to be included in marketing materials.


11.      OPEN ENROLLMENT

AHCCCSA conducts an open enrollment for members once per contract year, usually in August or September. AHCCCSA may hold additional open enrollments on a limited basis as deemed necessary. During open enrollment members may change contractors subject to the availability of other contractors within their area. Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in open enrollment, no change of contractor will be made (except for approved changes under the Change of Plan policy) for the new contract year provided the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Open Enrollment policy.


12.      TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM standards for member transitions between health plans or GSA's, to or from an ALTCS program contractor, and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;
2. Members who are receiving ongoing services such as behavioral health, dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;
3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;
4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and
5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services. The Contractor shall comply with the AHCCCS Behavioral Health Policy Manual for transition of members in need of behavioral health services to be provided through the ADHS RBHA system.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.
b. Payment of all outstanding obligations for medical care rendered to members.
c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
         AHCCCSA:
         1) A monthly claims aging report by provider/creditor including
            IBNR amounts;
         2) A monthly summary of cash disbursements;
         3) Copies of all bank statements received by the Contractor.
         Such reports shall be due on the fifth day of each succeeding month for the prior month.
d. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnity AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.
e. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.
f. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

HOSPITAL REIMBURSEMENT PILOT PROGRAM - MARICOPA AND PIMA COUNTIES ONLY: Members transferred from non-contracting hospitals shall be done in accordance with the AHCCCS Medical Policy pertaining to member transfers dated 10/1/94.

13.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. At a minimum, the following staff are required.

a. A full-time Administrator who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan.
b. A Medical Director who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.
c. A full-time Chief Financial Officer who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.
d. A Quality Management/Utilization Management Coordinator who is an Arizona-licensed registered nurse, physician or physician's assistant.
e. A Maternal Health/EPSDT Coordinator who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.

f. A Behavioral Health Coordinator who shall be a behavioral health professional as described in Health Services Rule R9-20-306.B.
g. Prior Authorization staff to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant.
h. Concurrent Review staff to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.
i. Member Services Manager and staff to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems.
j. Provider Services Manager and staff to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.
k. A Claims Administrator and Claims Processors to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.
l. Encounter Processors to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.
m. A Grievance Coordinator who will manage and adjudicate member and provider grievances.
n. Clerical and Support staff to ensure appropriate functioning of the Contractor's operation.

The Contractor shall inform AHCCCSA, Office of Managed Care, in writing within seven days of staffing changes in the following key positions:

         Administrator                               Member Services Manager
         Medical Director                            Provider Services Manager
         Chief Financial Officer                     Claims Administrator
         Maternal Health/EPSDT Coordinator           Quality Management/Utilization
         Grievance Coordinator                       Management Coordinator
                                                     Behavioral Health Coordinator

The Contractor shall ensure that all staff have appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.


14.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15.      ADVANCE DIRECTIVES

The Contractor shall specify in the contract or agreement with each hospital, nursing facility, provider of home health care, hospice or personal care services that the provider must comply with federal and State law regarding advance directives for adult members. At a minimum, the providers (hospitals, nursing facilities, home health care, hospice and personal services) shall:
a. Maintain written policies for adult members receiving care through their organization regarding the member's right to make decisions about medical care, including the right to accept or refuse medical care and the right to execute an advance directive. The information must contain an explanation of any conscientious objection the provider may have in carrying out the advance directive. (The Contractor is not prohibited from making such objection when made pursuant to ARS 36-3205 (C.l)
b. Provide written information to adult members regarding an individual's rights under State law to make decisions regarding medical care and the provider's written policies concerning advance directives.
c. Require documentation in the member's medical record as to whether the adult member has executed an advance directive.
d. Not condition the provision of care or discriminate against a member because of his or her decision to execute or not execute an advance directive.
e.       Provide education for staff on issues concerning advance directives.
f. Ensure compliance with requirements of federal and State law regarding advance directives.

The Contractor shall also maintain policies and procedures on advance directives with respect to all adult members. These policies and procedures must contain the same information described immediately above.

16.      PERFORMANCE MEASURES

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program to at least 80% of all enrolled EPSDT members during CYE 98. "Participation" is defined as at least one initial and periodic screening or one preventive or treatment visit. AHCCCSA will measure participation levels through encounter data and will not use information from prior period coverage (see Paragraph D.6. Prior Period Coverage) in evaluating the Contractor's performance.

If the Contractor has not achieved at least the statewide average participation/utilization rates for EPSDT services by the end of the contract year, as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA. The plan shall be submitted within 30 days of the Contractor's receipt of participation/utilization rate notification from AHCCCSA. In addition, AHCCCSA may conduct one or more follow-up on-site reviews to verify compliance with the corrective action plan.

If the Contractor's rate is higher than the statewide average for EPSDT participation. but lower than 80%, AHCCCSA may require the Contractor to submit a corrective action plan within specified time lines.

EPSDT IMMUNIZATIONS: The Contractor shall ensure EPSDT members receive age-appropriate immunizations as specified in the AHCCCS Medical Policy Manual. The AHCCCSA long range goal is to reach or exceed the Healthy People Year 2000 goal of 90% immunization for two year old members. During CYE98, the Contractor shall meet or exceed the following:

                                                 Percentage of           Number of
         Immunization                          Members Immunized           Doses
Diptheria, Tetanus, Pertussis vaccine (DPT)           80%                      4
Oral Polio Vaccine                                    85%                      3
Measles, Mumps, Rubella Vaccine (M7MR)                90%                      1
H. Influenza, Type B (HIB)                            90%                      1
Hepatitis B (Hep B)                                   85%                      3
Combined 3-Antigen Rate (4DPT, 3 OPV, 1MMR)           80%                    N/A
Combined All Antigens                                 70%                    N/A
Varicella Vaccine                                    N/A                     N/A

The Contractor shall conduct an annual immunization audit based on random sampling to assess and verify the immunization status of two year old EPSDT members. AHCCCSA will provide the Contractor, within two weeks after the end of the contract year, with the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify the children's PCP, conduct the assessment, and report to AHCCCSA in the required format all immunization rates for the sampled two-year-old children no later than December 15 after the end of the contract year. If medical records are missing for more than 5% of the sample group, the Contractor is subject to sanctions by AHCCCSA. Health Services Advisory Group
(HSAG) will conduct a study to validate the Contractor's reported rates.

AHCCCSA will provide the statewide average immunization rates to the Contractor. If the Contractor has not achieved at least these statewide averages by the end of the contract year, the Contractor shall submit a corrective action plan to AHCCCSA. The plan shall be submitted within 60 days of the Contractor's receipt of utilization rate notification from AHCCCSA. In addition, AHCCCSA may conduct one or more follow-up on-site reviews to verify compliance with the corrective action plan.

If the Contractor's immunization rates are higher than the statewide average for immunizations, but lower than the stated goals set forth in this contract, AHCCCSA may require the Contractor to submit a corrective action plan within specified time lines.

PERFORMANCE INDICATORS: The AHCCCS goal for quality of care is to meet or exceed the Healthy People Year 2000 national goals. For CYE 98, the Contractor shall comply with AHCCCS quality management requirements to improve performance of at least the following established performance indicators: low birth weight; mammography screening; and cervical cancer screening.

If the Contractor has not achieved at least the statewide average for each performance indicator by the end of the contract year, it shall submit to AHCCCS, Office of the Medical Director, Acute Care Unit, a quality improvement plan. The plan shall be submitted within 60 days after the Contractor's receipt of performance measurement notification from AHCCCA.

A quality improvement plan may be required for each performance indicator in which the Contractors performance rate is above the statewide average for all contractors but below the midpoint between the statewide average and the best-performing health plan.

EPSDT DENTAL SERVICES: The Contractor shall take affirmative steps to increase utilization of dental services for EPSDT members. At least 50% of all enrolled members under age 21 shall have at least one dental visit during CYE98. AHCCCSA will monitor utilization through reported encounter data.

If the Contractor has not achieved at least the statewide average rate for utilization of dental services by the end of the contract year, as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA. The plan shall be submitted within 30 days of the Contractor's receipt of utilization rate notification from AHCCCSA. In addition, AHCCCSA may conduct one or more follow-up on-site reviews to verify compliance with the corrective action plan. If the Contractor's rate is higher than the statewide average for EPSDT dental services, but lower than 50%, AHCCCSA may require the Contractor to submit a corrective action plan within specified time lines.

17.   QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

The Contractor shall provide to members quality medical care as described in the AHCCCS Medical Policy Manual, Chapter 900, regardless of payer source or eligibility category. The Contractor shall institute processes to assess, plan, implement and evaluate quality improvement activities. The Contractor shall conduct two clinical studies each contract year as required in Chapter 900 of the AHCCCS Medical Policy Manual. AHCCCSA will determine the subject matter and study methodology for one of the annual studies and the Contractor shall submit to AHCCCSA by November 15 of each contract year its proposed subject matter and methodology for the other. The results of the studies shall be submitted to AHCCCS, Office of the Medical Director, within 90 days after the end of each contract year.

The Contractor must maintain a written QM/UM plan which details plans for compliance with the AHCCCS Medical Policy Manual. The Contractor shall incorporate in its QM/UM plan an action plan for improving the performance rates for those indicators with established baselines.

18.   PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFPR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. AHCCCSA has accumulated all available information from HCFA regarding physician incentives in a binder marked "Physician Incentive Guidelines" in the Bidder's Library. Due to recent verbal communication with HCFA representatives regarding physician incentives, AHCCCSA is postponing its development of the "AHCCCS Physician Incentive Guidelines"; therefore, offerors are instructed to use the information described above.

19.   APPOINTMENT STANDARDS

For purposes of this section "urgent" is defined as an acute but not necessarily severe disorder which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met: a. Emergency PCP appointments - same day b. Urgent care PCP appointments - within two days c. Routine care PCP appointments - within 21 days

For specialty referrals and dental appointments, the Contractor shall be able to provide:

a.    Emergency appointments- within 24 hours of referral

b.    Urgent care appointments - within 3 days of referral

c.    Routine care appointments - within 30 days of referral

For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.    First trimester - within 14 days of request

b.    Second trimester - within 7 days of request

c.    Third trimester - within 3 days of request

d.    High risk pregnancies - within 3 days of identification of high risk by the Contractor or maternity care provider, or immediately if an emergency exists

For behavioral health services to members 18-20 years of age, non-seriously mentally ill, the Contractor shall be able to provide appointments as follows:


a. Emergency screening and evaluation - within 24 hours of referral or request for services

b.    Behavioral health screening - within seven days of referral

c. Non-emergency appointments - within 30 days of referral or behavioral health screening

If a member needs medically-necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network about appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards and shall require a corrective action plan when appointment standards are not met.


20.   REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists to include, as a minimum, the following:

a.    Use of referral forms clearly identifying the Contractor

b.    A system for resolving disputes regarding the referrals

c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services

d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services

e.    Referral to Medicare HMO including payment of copayments

21.   PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

a. Introduction to the Contractor which explains the Contractor's organization and administrative structure

b.    Provider responsibility and the Contractor's expectation of the provider

c.    Overview of the Contractor's Provider Service department and function

d. Listing and description of covered and non-covered services, requirements and limitations

e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

f. EPSDT Services - screenings include a comprehensive and developmental history, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations

g.    Dental services

h.    Maternity/Family Planning services

i.    Listing of behavioral health services

j.    The Contractor's policy regarding PCP assignments

k. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system for members under age 18, 21 and older and SMI members of any age

l.    Grievance and appeal rights

m.    Billing and encounter submission information

      - indicate which form, UB92, HCFA 1500, or Form C is to be used for services

      - indicate which fields are required for a claim to be considered acceptable by the Contractor. A completed sample of each form shall be included

n. Contractor's written policies and procedures which affect the provider(s) and/or the provider network

o.    Claims re-submission policy and procedure

p. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance

q.    Explanation of remittance advice

r.    Prior authorization requirement

s.    Claims medical review

t.    Concurrent review

u.    Fraud and Abuse

v. Formularies (with updates and changes provided in advance to providers, including pharmacies)

w.    AHCCCS appointment standards

22.   PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

At a minimum, the Contractor's number of full-time equivalent PCPs to enrolled members shall not exceed a ratio of 1:1800 for adults and 1:1200 for children who are 12 or younger. If the PCP contracts with more than one AHCCCS health plan, the ratio shall be adjusted by the Contractor to ensure the total number of AHCCCS members does not exceed the above ratio. The

Contractor should consider the PCP's total patient panel size (i.e., AHCCCS and non-AHCCCS patients) when assessing the PCP's ability to meet AHCCCS' appointment and other standards. In addition, AHCCCS members shall not comprise the majority of the PCP's panel of patients. The Contractor shall also reduce the number of members assigned to its network PCPs as necessary to meet the appointment standards specified in Section D, Paragraph 19, Appointment Standards. Any variation to the above standards must be submitted to AHCCCSA Office of the Medical Director for prior approval. PCPs with assigned members diagnosed with AIDS or as HIV-positive shall meet criteria and standards set forth in AHCCCS Medical Policy and AHCCCS AIDS Advisory Committee Guidelines.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions who are age 12 and younger to Board-certified pediatricians.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.    Supervision, coordination and provision of care to each assigned member

b.    Initiation of referrals for medically necessary specialty care

c.    Maintaining continuity of care for each assigned member

d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of the Medical Director. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.


23. OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.

b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members.

Contractor policies shall be subject to approval by AHCCCS, Office of the Medical Director and shall be monitored through operational audits at least annually.

For specialty services, the Contractor shall ensure that:

a.    PCP referral shall be required for specialty physician services.

b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.

c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies of test results if applicable, treatment services provided and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics

b.    Certified nurse midwives

c.    Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians and certified nurse practitioners and certified nurse midwives who include such services within their practice.


24.   NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits.

25.   NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertain to all service specifications described in the AHCCCS Medical Policy Manual, Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements

b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor

c.    Evaluate the quality of services delivered by the network

d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area

e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members

f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this solicitation. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.

26.   FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates in OBRA 89 and OBRA 90. This legislation gives FQHCs the option to require state Medicaid programs to reimburse the FQHC at 100% of reasonable costs for the services delivered. AHCCCSA and its contractors are required to comply with this legislation.

At the time of contracting, the Contractor must offer the FQHC the option to elect reasonable cost reimbursement for categorically eligible members. This provision should be within the contract between the FQHC and the Contractor. If the FQHC does not elect reasonable cost reimbursement, the FQHC waives the opportunity to receive reasonable cost reimbursement for that contract period. No retroactive elections shall be permitted.

If the FQHC elects reasonable cost reimbursement, the Contractor must notify the AHCCCSA Office of Managed Care within seven days of the subcontract signing. If the FQHC elects reasonable cost reimbursement, the Contractor may, at its discretion, pay reasonable cost reimbursement, or pay using some other method of payment, such as capitation, since the requirement to pay reasonable costs applies to the State Medicaid Agency, not to the Contractor.

For example, the Contractor contracts with an FQHC that elects reasonable cost reimbursement. The method of payment throughout the contract period could be capitation. Throughout the year, the Contractor would be required to file a quarterly cost report with AHCCCS. (The instructions for the health plan quarterly reports can be obtained from the Office of Managed Care.) At the end of the year, the FQHC must complete certain reporting requirements outlined in the Arizona Health Care Cost Containment System Reasonable Cost Reimbursement Cost Report & Instructions. These two reporting packages will enable AHCCCSA to determine reasonable costs, in comparison to actual capitation paid by the Contractor. AHCCCSA would reimburse the FQHC if the capitation payments were less than reasonable costs. Likewise, AHCCCSA would recoup payments in excess of reasonable costs.

In determining the reasonableness of the capitation payments made by the Contractor to the FQHC, AHCCCSA will value the per member per month capitation payment at a rate which approximates the average rate being paid by the Contractor in the community to other similar providers. If there are no other providers from which to develop an average rate, other means will be used to determine the average for the area. If the actual capitation rate paid by the Contractor to the FQHC is less than the average rate being paid by the Contractor to other providers, the Contractor must reimburse the FQHC for this difference. AHCCCSA would reimburse the difference between reasonable cost and the average capitation rate.

The Contractor shall adhere to the AHCCCS Federally Qualified Health Centers Cost Resort Instructions-General Instructions which describes the reporting requirements applicable to the Contractor's contracting with a FQHC that elects cost reimbursement. A copy of these requirements is available in the Bidder's Library. Included among the FQHCs currently recognized by HCFA are the following:

         Clinica Adelante
         West Pinal Family Health Center
         Valley Health Center
         United Community Health Center
         Mariposa Community Health Center

         Lake Powell Medical Center
         Mountain Park Health Center
         El Rio Santa Cruz Neighborhood Health Center
         Native American Health Care Center
         Traditional Indian Alliance
         Native Americans for Community Action, Inc.

27.   PROVIDER REGISTRATION

The Contractor shall ensure that each of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed with each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28.   PROVIDER AFFILIATION TAPE

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Tape User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.


29.   PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its HCFA grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:


a. Timeliness: Reports or other required data shall be received on or before scheduled due dates.

b. Accuracy: Reports or other required data shall be prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

c. Completeness: All required information shall be fully disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30.   DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA, or the federal government, to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials which are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.


31.   REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.


32.   OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business for the contract year beginning 10/1/97. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.


33.   OPERATIONAL AND FINANCIAL REVIEWS

In accordance with HCFA requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The

Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful. AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Contractor has obtained accreditation from NCQA or any other nationally recognized accrediting body. The Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34.   CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost-avoiding and paying claims in accordance with AHCCCS Rule R9-22-705, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the elective date of enrollment, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

During the term of this contract, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout. All formats are subject to changes initiated by the Kennedy-Kassebaum legislation. Reasonable implementation timeframes will be negotiated with each plan.

35.   HOSPITAL REIMBURSEMENT

MARICOPA AND PIMA COUNTIES ONLY: The Arizona Laws of 1996 Chapter 288 Section 20 sets forth the Hospital Reimbursement Pilot Program (Pilot), which is effective from October 1, 1997, through September 30, 2000. The Pilot as defined by AHCCCS Rule R9-22-7l8 requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties, legal resolution, which may. as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCSA to insure availability of quality services within specific service districts, equity of related party interests, reasonableness of rates, and only marketing of contracted organizations. The general provisions of this program encompass acute care hospital services and outpatient hospital services that result in an admission. The Contractor shall submit all hospital subcontracts and any amendments to AHCCCSA Office of Managed Care, for prior approval. For non-emergency patient-days, the Contractor shall ensure that at least 35% of its members use contracted hospitals. AHCCCSA reserves the right to subsequently adjust the 85% standard. Further, if in AHCCCSA's judgment the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCSA may require a subcontract at that hospital. Hospitals and health plans/program contractors outside of Maricopa and Pima counties are not included in this Pilot. Offerors should refer to the "Hospital Reimbursement Pilot Program Packet" for additional information and requirements.

ALL GSA'S EXCEPT MARICOPA AND PIMA: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all other GSA's and must submit copies of these contracts to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis to recoupment by the Contractor. See also Section D, Paragraph 34, Claims Payment System. For a more complete description at the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

36.   NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment. The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

37.   COMPENSATION

The method of compensation under this contract will be capitation. SOBRA supplement, HIV-AIDS supplement, reinsurance, and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of ARS Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or NACHA transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in ARS ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

CAPITATION: The Contractor will be paid capitation for all prospective member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. AHCCCSA will make monthly capitation payments to the Contractor for each member enrolled with the Contractor on the first of the month as payment in full for any and all covered services provided to the member including covered services provided during prior period coverage. (See Section D, Paragraph 6, Enrollment and Disenrollment, for clarification of prior period coverage.) Payment shall be made no later than the fifth working day of the month for which payment is due. For members enrolled at any time after the beginning of the month's payment cycle, capitation will be prorated from the effective date of enrollment through the remainder of the month of enrollment. These payments will be made by AHCCCS to Contractor on a weekly basis.

SOBRA SUPPLEMENT: When the Contractor has an enrolled SOBRA woman who delivers during an enrollment period, the Contractor will be entitled to a SOBRA payment. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this SOBRA payment for women who deliver at home. The Contractor is responsible for meeting the newborn notification requirements defined in AHCCCS Rule R9-22-342 before this payment will be made to the Contractor.

HIV/AIDS SUPPLEMENT: In addition to the capitation payment described above, a separate and additional payment will be made to the Contractor to help defray costs for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS. The list of AHCCCSA-approved protease inhibitors is available in the Bidder's Library.

On a quarterly basis, the Contractor shall submit to AHCCCSA, Office of Managed Care, an unduplicated monthly count or members, by rate code, who are using approved protease inhibitors. The report shall be submitted, along with the quarterly financial reporting package, within 60 days after the end at each quarter. (A sample or this reporting form may be found in the Bidder's Library.)

The rate of reimbursement for this separate payment will be $634.50 per month and is subject to review during the term of the contract. Payment will be made quarterly to the Contractor based on the reported eligible members for the preceding quarter. AHCCCSA will review this HIV/AIDS-related data at least annually as part of its Operational and Financial Review and reserves the right to recoup any amounts paid for ineligible members as determined through this review as well as an associated penalty for incorrect reporting.

38.   CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a.    death of a member

b.    member's incarceration (nor eligible for AHCCCS benefits)

c.    duplicate capitation to the same contractor

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39.   REINSURANCE

REGULAR ACUTE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage (see AHCCCS Rule R9-22-203 subsection B for excluded services). Reinsurance for the Hospital Reimbursement Pilot Program (See Section D, Paragraph 35, Hospital Reimbursement), will be paid in accordance with AHCCCS Rule R9-22-503.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Reinsurance coverage applies to both prospective and prior period coverage periods. The deductible level the Contractor is eligible for is based on the Contractor's statewide AHCCCS acute care enrollment as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract.

REGULAR REINSURANCE:


Statewide Plan Enrollment     Deductible - MN/MI       Deductible-Others      Coinsurance %
          0 - 19,999              $ 15,000                 $ 20,000              75%
     20,000 - 49,999              $ 15,000                 $ 35,000              75%
     50,000 and over              $ 15,000                 $ 50,000              75%

If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available in the Bidder's Library. A Contractor whose enrollment qualifies it for the $35,000 or $50,000 non-NM/MI deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table.

AHCCCSA will use inpatient encounter data to determine regular reinsurance benefits. Reimbursement for regular reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

The Contractor shall be subject to utilization and other reviews by AHCCCSA of care provided to a member which results in a reinsurance claim as referenced in R9-22-503 (G.3).

Medical review on regular reinsurance cases will be determined based on statistically valid random sampling. AHCCCSA, Office of the Medical Director, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. The results of the medical review sampling will be extrapolated to the entire regular reinsurance reimbursement population of the Contractor. A recoupment of reinsurance reimbursements made to the Contractor may occur based on the results of the medical review sampling. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the

Regular Acute Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia and members who receive covered organ and tissue transplantation including bone marrow, heart and other organ transplantation. For additional detail and restrictions see AHCCCS Rule R9-222-202. There is no deductible for catastrophic reinsurance cases and AHCCCS will reimburse the Contractor at 85% of the Contractor's covered costs. All catastrophic claims will be subject to medical review by AHCCCSA.

HEMOPHILIA: When an eligible member is identified as being catastrophically eligible by AHCCCSA due to a specific diagnosis of hemophilia (ICD9 286.0, 286.1, 286.2 and 286.4), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contract's paid amount. Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDA VP responders that are dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of the Medical Director, Reinsurance Unit after diagnosis. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

TRANSPLANTS: Bone grafts, kidney and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor-paid amount whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Contractor of the responsibility for submitting encounters for catastrophic reinsurance services. The initial claims for reimbursement under the catastrophic reinsurance program must be filed no later than June 30th of the year following the contract year. Catastrophic reinsurance claims that are submitted within this time limit and are denied or adjusted, may be corrected until September 30th of the year following the contract year. All catastrophic reinsurance claims must be submitted in accordance with the AHCCCS Reinsurance Policy/Procedure Manual.

40.   COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost avoid. The Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/underinsured motorist insurance
First and third-party liability insurance
Tortfeasors
Adoption recovery
Estate recovery
Worker's Compensation

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation and payment of lien-related costs.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member

b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)

c.    Such recovery is not prohibited by state or federal law

REPORTING: The Contractor may be required to report case level detail of third-party collections and cost avoidance. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance (often referred to as joint liability cases). The Contractor shall communicate any known change in health insurance information, including Medicare to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

Approximately every four months, AHCCCSA will provide the Contractor with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

41.   MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicare and AHCCCS services. These members are referred to as "dual eligibles" and include persons who are Qualified Medicare Beneficiaries (QMB) and non-QMB eligible persons. QMB eligible persons are entitled to all covered Medicaid services and, in addition, may receive the following Medicare services which are not covered by AHCCCS or differ in scope or limitation:

         Chiropractic services
         Inpatient and outpatient occupational therapy coverage
         Inpatient psychiatric services
         Psychological services

         Respite services
         Any services covered by or added to the Medicare program which are not covered by AHCCCS

For all dual eligible persons, the Contractor shall be responsible for providing all AHCCCS covered services and pay all Medicare coinsurance and deductibles for Medicare services which are covered by AHCCCS and provided on a fee-for-service basis within the Contractor's network. The Contractor's network is defined as any contracted provider, or provider used more than 12 times during the course of the contract year, even if no written contract exists. For QMB eligible persons, the Contractor shall be responsible for paying the Medicare coinsurance and deductibles for Medicare services not covered by AHCCCS (described above) which are provided by a Medicare provider on a fee-for-service basis, regardless of whether the service is provided in or out of the Contractor's network. Members shall not be required to pay any coinsurance or deductibles for Medicare services.

Based on an agreement between AHCCCS and HCFA, Medicare cost sharing requirements for Medicare services provided on a fee-for-service basis (FFS) and those services provided by a Medicare HMO are different. Please refer to the table below:


                 CONTRACTOR LIABILITY FOR MEDICARE BENEFICIARIES

                                           Cost Sharing for Members with                   Cost Sharing for Members
                                             Fee-For-Service Medicare                        with Medicare HMO
----------------------------------------------------------------------------------------------------------------------
          Contractor            Full amount of the           Full amount of the           Medicare co-payments,
       Responsibility:          co-insurance and             co-insurance and             deductibles or premiums
                                deductibles for Medicare     deductibles for Medicare     assessed by Medicare HMO
                                services provided by a       services not covered by      for dual eligibles.
                                Medicare provider on a FFS   AHCCCS and provided by a
                                basis in the Contractor's    Medicare provider on a FFS
                                network.                     basis (in or
                                                             out-of-network)
----------------------------------------------------------------------------------------------------------------------
QMB - DUALS                                 YES                       YES                          NO
Persons who are eligible for
Medicaid, who meet QMB income
and resource requirements and
who have Medicare Part A and
Part B.  AHCCCS pays the Part
B premium.
----------------------------------------------------------------------------------------------------------------------
NON-QMBS                                    YES                       NO                           NO
Persons who are eligible for
Medicaid, who do not meet the
QMB income and resource
requirements and who have
Medicare Part A. AHCCCS pays
the Part B premium in certain
instances.
----------------------------------------------------------------------------------------------------------------------
MN/MI WITH MEDICARE                         YES                       NO                           NO
----------------------------------------------------------------------------------------------------------------------

The Contractor shall not deny payment of coinsurance and deductibles for Medicare services provided in network or Medicare-only services provided out-of-network if the reason for such denial is the failure of the provider to obtain prior authorization for payment of coinsurance and deductibles.

Since AHCCCSA is the payer of last resort, all Medicare covered services which are provided to dual eligibles who are not enrolled in a Medicare TEFRA Risk HMO shall be billed to Medicare or any other third party liability source.

If a dual eligible is enrolled with a Medicare TEFRA Risk HMO, Medicare will not reimburse the Contractor for Medicare covered services provided by the Contractor. Therefore, the Contractor shall refer the member to the Medicare TEFRA Risk HMO for all Medicare covered services and shall not be responsible for the payment of any Medicare copayments, deductibles or premiums assessed by the Medicare TEFRA Risk HMO. The Contractor shall be responsible for any AHCCCS covered services not provided by the Medicare TEFRA Risk HMO.
As of July 1, 1996, persons who are eligible for Medicare and who can receive Medicare covered services through a Medicare HMO will generally not be approved or re-approved for the MN/MI program. The following individuals are not eligible to enroll in a Medicare HMO: (1) those who are taking immunosuppressant drugs following a transplant, (2) those who have end-stage renal disease, or (3) those who receive Medicare hospice services. Persons who are not enrolled with Medicare Part B or a Medicare HMO at the time of application or re-determination for MN/MI, may receive MN/MI benefits until they can enroll in Medicare Part B and/or a Medicare HMO.

42.   COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-711.

43.   RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

a. If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44.   MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request. The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AHCCCS Medical Policy Manual, a copy of which may be found in the Bidder's Library.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (ARSss.36-6641)

45.   ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46.   ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSA's as a result of an accumulated deficit, even if unaudited.

47.   DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

ELECTRONIC DATA INTERCHANGE (EDI): In addition to the requirements outlined in Section D, Paragraph 34, Claims Payment System, the Contractor will be required to comply with all EDI standards which result from the Kennedy-Kassebaum legislation. This law requires the Department of Health and Human Services to provide national electronic submission standards for health care data and may include compliance with National Provider Identifier requirements. The Secretary has 18 months to develop these standards. As the standards are finalized, AHCCCSA will phase in the implementation. Electronic standards which may be implemented include, but are not limited to, encounters, enrollment and capitation payments.

48.   ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance measures. The Contractor shall submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the HCFA grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AHCCCSA-supplied formats. Formatting and specific requirements for encounter data are described in the AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.


49.   MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.

Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50.   TERM OF CONTRACT AND OPTION TO RENEW

The term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of five years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension, however, shall not affect the maximum contracting period of five years. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any rate code category, such increase will not exceed the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contact in one GSA but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further,

AHCCCSA may require a contractor to renew all GSA's, or may terminate remaining GSA's if the Contractor does not agree to renew all GSA's.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 120 days before its expiration, this liability for transition costs may be waived by AHCCCSA.

51.   SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.    Automated data processing

b.    Third-party administrators

c.    Management Services (See also Section D, Paragraphs 53 & 54)

d.    Model subcontracts

e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

See also Section D, Paragraph 35, Hospital Reimbursement, regarding required submission of hospital subcontracts.

The Contractor shall maintain a fully executed original of all subcontracts which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is voidable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of

AHCCCSA. All subcontracts shall comply with the applicable provisions of federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.

b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.

b.    Identification of the name and address of the subcontractor.

c. Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.

e. The term of the subcontract including beginning and ending dates, methods of extension, termination and renegotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third-party liability payment before submitting claims to the Contractor/Contractor.

h. A description of the subcontractor's patient, medical and cost record keeping system.

i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 C.F.R. Part 456, as implemented by AHCCCSA.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.

k.    Procedures for enrollment or re-enrollment of the covered population.

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Workers Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract. For itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

52.   SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contacts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement for transplant surgery exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contacts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contacts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts.

AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contact.

53.   MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontractors and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.

54.   MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.


55.   MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award. Minimum capitalization requirements by GSA are as follows:


           Geographic Service Area             Capitalization Requirement
        1.  Yuma                                           $1,400,000
        2.  Mohave, La Paz                                  1,150,000
        3.  Yavapai, Coconino                               1,250,000
        4.  Pinal, Gila                                     1,450,000
        5.  Pima                                            1,250,000
        6.  Maricopa                                        2,500,000
        7.  Graham, Greenlee                                  350,000
        8.  Apache, Navajo                                    650,000
        9.  Cochise, Santa Cruz                             1,450,000

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSAs, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above).

Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.


56.      PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the Contractor's obligations to providers, non-contracting providers, and non-providers: and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in Performance Bond Guidelines - Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract.

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above.

57.      AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October, 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA.

58.   FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria/performance goals:

Current Ratio                      Current assets divided by current
                                   liabilities. "Current assets" includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%).
                                   Standard: At least 1.00

Equity per Member                  Equity divided by the number of non-SOBRA
                                   Family Planning Extension Services members enrolled at the end of the period.
                                   Standard: At least $150
                                   (Failure to meet this standard may result in an enrollment cap being imposed in any or all contracted GSA's.)
                                   Note: Equity must be unencumbered with no liens or obligations against it.

Medical Expense Ratio              Total medical expenses divided by total
                                   capitation + SOBRA + TPL + reinsurance.
                                   Standard:  85-90%

Administrative Cost Percentage     Total administrative expenses (excluding
                                   income taxes), divided by total capitation +
                                   SOBRA + TPL + reinsurance.
                                   Standard: No more than 10%

Received But Unpaid Claims         Received but unpaid claims divided by the
         (Days Outstanding)        average daily medical expenses for the
                                   period, net of sub-capitation expense
                                   Standard: No more than 45 days

59.   MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

60.   SANCTIONS

ALHCCCSA may suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rule R9-22-405 and the terms of this contract and applicable law and regulations. AHCCCSA may, in addition to these remedies, impose monetary sanctions if the Contractor violates any provision stated in law or this contract in accordance with AHCCCS Rule R9-22-406 and the provisions of this contract, applicable law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In addition to the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

      a.  Marketing violations

      b.  Failure to meet AHCCCS financial viability standards

      c.  Material deficiency in the Contractor's provider network

      d.  Quality of care and quality management issues

Cure Notice Process - Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.


61.   AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to contractor-specific issues of non-compliance (e.g. imposition or an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62.   GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; and R9-22-804. The grievance process may not be delegated or subcontracted outside of the health plan. Refer to Attachment H for a complete description of grievance process requirements.

63.   QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Grievance and Appeals, using the Quarterly Grievance Report Format on file in the Bidder's Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Grievance and Appeals, no later than 45 days from the end of the quarter.

64.   PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that could have an impact on services provided by the Contractor on or after October 1, 1997. The following is a brief description of the issues that AHCCCS is aware of at the time of the issuance of this RFP:

ELIGIBILITY BASED ON 100% OF THE FEDERAL POVERTY LEVEL (FPL): Through a successful initiative effort, eligibility for AHCCCS has been expanded to allow persons with income up to 100% of the FPL to become eligible for the Medicaid program. Legislative action will be required to implement this new eligibility guideline and HCFA must approve the expansion. If HCFA approval is granted, there will be a significant number of new persons who will be eligible for the program and enrolled with the health plans at some future date.

MANDATORY 48 HOUR MATERNITY STAY: Effective January 1, 1998, a new federal law requires all group health insurers to allow women and their newborns to receive 48 hours of inpatient hospital care after a normal vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the minimum length of stay. HCFA has advised that the mandatory stay provisions will apply to Medicaid. In preparing their capitation rate proposals, offerors must assume any additional costs associated with this new requirement. AHCCCSA will not compensate for additional costs effective January 1, 1998.

PREMIUM SHARING: The Arizona legislature passed legislation (Chapter 368, Laws of 1996) which authorizes a 6-member legislative committee to make recommendations for a three-year premium sharing demonstration program for persons whose income does not exceed 300% of FPL. If enacted, the premium sharing program would add additional people to the AHCCCS program. The program is scheduled to begin October 1, 1997 but will be repealed if the legislature does not implement a program by December 31, 1997.

WELFARE REFORM: The Personal Responsibility and Work Opportunity Act of 1996 replaces the AFDC entitlement program with Temporary Assistance to Needy Families block grants to the states. In addition, states were given an option to provide full Medicaid services or only emergency services to several groups of legal immigrants who were in the United States on or before August 22, 1996. The legislature will be considering the various options and making decisions about the level of service to legal immigrants. Depending on the outcome of legislative deliberations, there may be changes to AHCCCS eligibility.

GRADUATE MEDICAL EDUCATION (GME): The legislature may be making changes to the funding formula for GME. Currently, GME is funded as an add-on to the AHCCCS tiered per diem inpatient hospital rates. There is legislation to remove the GME component from the hospital rates and establish a separate GME fund. For purposes of your response to the RFP, please assume that GME will not be included in the AHCCCS tiered per diem rates.



[END OF SECTION D]

                           SECTION E: CONTRACT CLAUSES

                                TABLE OF CONTENTS

1.    APPLICABLE LAW..........................................................    1
2.    AUTHORITY...............................................................    1
3.    ORDER OF PRECEDENCE.....................................................    1
4.    CONTRACT INTERPRETATION AND AMENDMENT...................................    1
5.    SEVERABILITY............................................................    2
6.    RELATIONSHIP OF PARTIES.................................................    2
7.    ASSIGNMENT AND DELEGATION...............................................    2
8.    GENERAL INDEMNIFICATION.................................................    2
9.    INDEMNIFICATION - PATENT AND COPYRIGHT..................................    2
10.   COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS..................    2
11.   ADVERTISING AND PROMOTION OF CONTRACT...................................    3
12.   PROPERTY OF THE STATE...................................................    3
13.   THIRD PARTY ANTITRUST VIOLATIONS........................................    3
14.   RIGHT TO ASSURANCE......................................................    3
15.   TERMINATION FOR CONFLICT OF INTEREST....................................    3
16.   GRATUITIES..............................................................    3
17.   SUSPENSION OR DEBARMENT.................................................    4
18.   TERMINATION FOR CONVENIENCE.............................................    4
19.   TERMINATION FOR DEFAULT.................................................    4
20.   TERMINATION - AVAILABILITY OF FUNDS.....................................    5
21.   RIGHT OF OFFSET.........................................................    5
22.   NON-EXCLUSIVE REMEDIES..................................................    5
23.   NON-DISCRIMINATION......................................................    5
24.   EFFECTIVE DATE..........................................................    5
25.   INSURANCE...............................................................    5
26.   DISPUTES................................................................    6
27.   RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS.............................    6
28.   INCORPORATION BY REFERENCE..............................................    6
29.   COVENANT AGAINST CONTINGENT FEES........................................    7
30.   CHANGES.................................................................    7
31.   TYPE OF CONTRACT........................................................    7
32.   AMERICANS WITH DISABILITIES ACT.........................................    7
33.   WARRANTY OF SERVICES....................................................    7
34.   NO GUARANTEED QUANTITIES................................................    8
35.   CONFLICT OF INTEREST....................................................    8
36.   DISCLOSURE OF CONFIDENTIAL INFORMATION..................................    8
37.   COOPERATION WITH OTHER CONTRACTORS......................................    8
38.   ASSIGNMENT OF CONTRACT AND BANKRUPTCY...................................    8
39.   OWNERSHIP OF INFORMATION AND DATA.......................................    8
40.   AHCCCSA RIGHT TO OPERATE CONTRACTOR.....................................    9
41.   AUDITS AND INSPECTIONS..................................................    9
42.   FRAUD AND ABUSE.........................................................   10
43.   LOBBYING................................................................   10
44.   CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK / LABORATORY TESTING........   12

                           SECTION E: CONTRACT CLAUSES

1.       APPLICABLE LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.


2.       AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.


3.       ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order. The Constitution and laws of the United States and applicable federal regulations; the terms of the HCFA 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this conflict, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.


4.       CONTRACT INTERPRETATION AND AMENDMENT

No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.


5.       SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract which may remain in effect without the invalid provision or application.

6.       RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7.       ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8.       GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

9.       INDEMNIFICATION - PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The Stale shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10.      COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The materials and services supplied under this conflict shall comply with all applicable federal, state and local laws, and the Contractor shall maintain all applicable licenses and permits.

11.      ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12.      PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

13.      THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14.      RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15.      TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

16.      GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the maturity offered by the Contractor.

17.      SUSPENSION OR DEBARMENT

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18.      TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19.      TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20.      TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.

21.      RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.

22.      NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23.      NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 75-5, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24.      EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.

25.      INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for each bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and roust also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service. The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

e. Accord form: This standard insurance industry certificate of insurance does not contain the preprinted special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

         The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance earned by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26.      DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.

27.      RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor which is related to the performance of this contract, in accordance with ARS ss.41-2547.

28.      INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29.      COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30.      CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31.      TYPE OF CONTRACT

         Firm Fixed-Price

32.      AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Mark Renshaw at (602) 417-4577.

33.      WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

34.      NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35.      CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose any situation which may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36.      DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37.      COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38.      ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39.      OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for federal government purposes, such data or information system, software, documentation and manuals.

Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of Contractor's use of public funds in collecting or preparing such data, information and reports.

These items shall not be used by Contractor for any independent project of Contractor or publicized by Contractor without the prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations.

AHCCCSA shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, Contractor shall make available all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by Contractor in the course of performance of this contract, the federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or federal government purposes. Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40.      AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, Contractor's performance is in material breach of the contract or Contractor is insolvent, AHCCCSA may directly operate Contractor to assure delivery of care to members enrolled with Contractor until cure by Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

41.      AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of Contractor's records and the inspection of Contractor's facilities. Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA and the federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42.      FRAUD AND ABUSE

It shall be the responsibility of the Contractor to report all cases of suspected fraud and abuse by subcontractors, members or employees. The Contractor shall provide written notification of all such incidents to AHCCCSA. The Contractor shall comply with the [AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse] which is available in the Bidder's Library and incorporated herein by reference.

As stated in ARS ss. 13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises or material omissions is guilty of a class felony.

43.      LOBBYING

No funds paid to the Contractor by AHCCCSA. or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any federal or State agency, a member of he United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any federal or State contract, the making of any federal or State grant, the making of any federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds other than those paid to the Contractor by AHCCCSA have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to HCFA.



                               [END OF SECTION E]

                         SECTION F: LIST OF ATTACHMENTS

Attachment A:   Minimum Subcontract Provisions
Attachment B:   Geographic Service Area Minimum Network Requirements
Attachment C:   Management Services Subcontractor Statement
Attachment D:   Sample Letter of Intent; Network Summary Form
Attachment E:   Instructions for Preparing Capitalization Proposal on
                Computer Disk.
Attachment F:   Periodic Report Requirements
Attachment G:   Auto-Assignment Algorithm
Attachment H:   Grievance Process and Standards
Attachment I:   Encounter Submission Requirements
Attachment J:   New Offeror Review Guide
Attachment K:   EPSDT Periodicity Schedule
Attachment L:   Offeror's Checklist

SECTION G:  REPRESENTATIONS AND CERTIFICATIONS OF OFFEROR


The Offeror must complete all information requested below.

1.       CERTIFICATION OF ACCURACY OF INFORMATION PROVIDED

By signing this offer the Offeror certifies, under penalty of law, that the information provided herein is true, correct and complete to the best of Offeror's knowledge and belief. Offeror also acknowledges that should investigation at any time disclose any misrepresentation or falsification, any subsequent contract may be terminated by AHCCCSA without penalty to or further obligation by AHCCCSA.

2.       CERTIFICATION OF NON-COERCION

By signing this offer the Offeror certifies, under penalty of law, that it has not made to any provider any requests or inducements not to contract with another potential program contractor in relation to this solicitation.

3.       CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK / LABORATORY TESTING

By signing this offer, the Offeror certifies that it has not engaged and will not engage in any violation of the Medicare Anti-Kickback or the "Stark I" and "Stark II" laws governing related-entity and compensation therefrom. If the Offeror provides laboratory testing, it certifies that it has complied with and has sent to AHCCCSA simultaneous copies of the information required to be sent to the Health Care Financing Administration. (See 42 USC ss.1320a-7b, PL 101-239, PL 101-432, and 42 CFR ss.411.361.)

4.       AUTHORIZED SIGNATORY

Authorized Signatory for
                         -------------------------------------------------------
                                            [OFFEROR'S Name]

-----------------------------------              -------------------------------
(INDIVIDUAL'S Name]                                         [Title]

is the person authorized to sign this contract on behalf of Offeror.

5.       OFFEROR'S MAILING ADDRESS

AHCCCSA should address all notices relative to this offer to the attention of:

--------------------------------------------------------------------------------
Name                                                            Title


--------------------------------------------------------------------------------
Address                                                      Telephone Number


--------------------------------------------------------------------------------
City                             State                              ZIP

OFFEROR GENERAL INFORMATION


1. LICENSE/CERTIFICATION: Have any licenses in accordance with ARS ss.20-l065 et. seq., been denied, revoked or suspended within the past 10 years? Yes ___ No____ If yes, please explain.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. CIVIL RIGHTS COMPLIANCE DATA: Has any federal or state agency ever made a finding of noncompliance with any civil rights requirements with respect to your program? Yes ___ No____ If yes, please explain.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


3. HANDICAPPED ASSURANCE: Does your organization provide assurance that no qualified handicapped person will be denied benefits of or excluded from participation in a program or activity because the Offeror's facilities (including subcontractors) are inaccessible to or unusable by handicapped persons? (Note: Check local zoning ordinances for handicapped requirements). Yes____ No____ If yes. describe how such assurance is provided or how your organization is taking affirmative steps to provide assurance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. PRIOR CONVICTIONS: List all felony convictions within the past 15 years of any key personnel (i.e., Administrator, Medical Director, financial officers, major stockholders or those with controlling interest, etc.). Failure to make full and complete disclosure shall result in the rejection of your proposal.

5. FEDERAL GOVERNMENT SUSPENSION/EXCLUSION: Has Offeror been suspended or excluded from any federal government programs for any reason? Yes ___ No____
If yes, please explain.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


6. WAS AN ACTUARIAL FIRM USED TO ASSIST IN DEVELOPING CAPITALIZATION RATES Yes ____ No____ If yes, what is name of actuary and actuarial firm?

--------------------------------------------------------------------------------


7. DID A FIRM OR ORGANIZATION PROVIDE THE OFFEROR WITH ANY ASSISTANCE IN MAKING THIS OFFER (TO INCLUDE DEVELOPING CAPITALIZATION RATES OR PROVIDING ANY OTHER TECHNICAL ASSISTANCE)? Yes___ No___. If yes, what is the name of this firm or organization?

--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address                             City                              State

8. HAS THE OFFEROR CONTRACTED OR ARRANGED FOR MANAGEMENT INFORMATION SYSTEMS, SOFTWARE OR HARDWARE, FOR THE TERM OF THE CONTRACT? Yes ___ No___ If yes, is the Management Information System being obtained from a vendor? Yes ___ No ___. If yes, please provide the vendor's name, the vendor's background with AHCCCSA, the vendor's background with other HMOs, and the vendor's background with other Medicaid programs.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


9.       IF OTHER THAN A GOVERNMENT AGENCY, WHEN WAS YOUR ORGANIZATION FORMED?

--------------------------------------------------------------------------------

FINANCIAL DISCLOSURE STATEMENT                                     (Page 1 of 2)


The Offeror must provide the following information as required by 42 CFR
455.103. This Financial Disclosure Statement shall be prepared as of 3/31/97 or as specified below. However, continuing offerors who have filed the required Financial Disclosure Statement within the last 12 months need not complete this section if no significant changes have occurred since the last filing.


1. OWNERSHIP. List the name and address of each person with an ownership or controlling interest, as defined by 42 CFR 455.101, in the entity submitting this offer:

Name                       Address                    Percent of Ownership or
                                                      Control

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

2. SUBCONTRACTOR OWNERSHIP: List the name and address of each person with an ownership or control interest in any subcontractor in which the disclosing entity has direct or indirect ownership of 5% or more:


Name                       Address                    Percent of Ownership or
                                                      Control

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Name of above persons who are related to another as spouse, parent, child or sibling:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3. OWNERSHIP IN OTHER ENTITIES: List the name of any other entity in which a person with an ownership or control interest in the Offeror entity also has an ownership or control interest:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

4. LONG-TERM BUSINESS TRANSACTIONS: List any significant business transactions, as defined in 42 CFR 455.101, between the Offeror and any wholly-owned supplier or between the Offeror and any subcontractor during the five-year period ending on the Contractor's most recent fiscal year end:


Describe Ownership              Type of Business              Dollar Amount
Of Subcontractors.         Transactions with Provider         of Transaction


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

5.       CRIMINAL OFFENSES: List the name of any person who has ownership or control interest in the Offeror, or is an agent or managing employee of the Offeror and has been convicted of a criminal offense related to that person's involvement in any program under Medicare, Medicaid or the Title XX services program since the inception of those programs:


Name                             Address                             Title


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



6. CREDITORS: List name and address of each creditor whose loans or mortgages exceed 5% of total offeror equity and are secured by assets of the Offeror's company.

                                            Description             Amount
Name                    Address               of Debt             of Security


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

RELATED PARTY TRANSACTIONS                                         (PAGE 1 OF 2)

1. BOARD OF DIRECTORS: List the names and addresses of the Board of Directors of the Offeror.


Name/Title                          Address


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


2. HIGHEST-COMPENSATED MANAGEMENT: List names and titles of the 10 highest compensated management personnel including but not limited to the Chief Executive Officer, the Chief Financial Officer, Board Chairman, Board Secretary, and Board Treasurer.

Name                                        Title


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


3. RELATED PARTY TRANSACTIONS: Describe transactions between the Offeror and any related party in which a transaction or series of transactions during any one fiscal year exceeds the lesser of $10,000 or 2% of the total operating expenses of the disclosing entity. List property, goods, services and facilities in detail noting the dollar amounts or other consideration for each transaction and the date thereof. Include a justification as to (1) the reasonableness of the transaction, (2) its potential adverse impact on the fiscal soundness of the disclosing entity, and (3) that the transaction is without conflict of interest:

a)       The sale, exchange or leasing of any property:


Description of             Name of Related                    Dollar Amount for
Transaction                Party and Relationship             Reporting Period


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Justification:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

RELATED PARTY TRANSACTIONS                                         (PAGE 2 OF 2)


b)       The furnishing of goods, services or facilities for consideration:

Description of             Name of Related                    Dollar Amount for
Transaction                Party and Relationship             Reporting Period


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Justification:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


c) Describe all transactions between Offeror and any relaxed party which includes the lending of money, extensions of credit or any investment in a related party. This type of transaction requires review and approval in advance by the Office of the Director:


Description of             Name of Related                    Dollar Amount for
Transaction                Party and Relationship             Reporting Period


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Justification:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


d) List the name and address of any individual who owns or controls more than 10% of stock or that has a controlling interest (i.e. formulates, determines or vetoes business policy decisions):

Name                   Address          Owner of          Has controlling
                                        Controller        Interest
                                                          Yes/No



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OFFEROR'S ADMINISTRATIVE FUNCTIONS SUBCONTRACTORS                  (PAGE 1 OF 1)


The Offeror must identify any organizational or administrative functions (e.g. claims processing, marketing, automated data processing, accounting) or key personnel (e.g. administrator, medical director, chief financial officer, etc.) which are subcontracted.


Subcontractor's Name:
                     ----------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Method Of Payment:
                  -------------------------------------------------------------
Function Performed:
                   ------------------------------------------------------------

Estimated Value Of Contract:               10/1/96 - 9/30/97 $
                                                              -----------------
                                           10/1/97 - 9/30/98 $
                                                              -----------------
                                           10/1/98 - 9/30/99 $
                                                              -----------------

Subcontractor's Name:
                     ----------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Method Of Payment:
                  -------------------------------------------------------------
Function Performed:
                   ------------------------------------------------------------


Estimated Value of Contract                10/1/96-9/30/97   $
                                                              -----------------
                                           10/1/97-9/30/98   $
                                                              -----------------
                                           10/1/98-9/30/99   $
                                                              -----------------
Subcontractor's Name:
                     ----------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Method Of Payment.
                 --------------------------------------------------------------
Function Performed:
                   ------------------------------------------------------------

Estimated Value Of Contract:               10/1/96 -9/30/97  $
                                                              -----------------
                                           10/1/97-9/30/98   $
                                                              -----------------
                                           10/1/98 - 9/30/99 $
                                                              -----------------

Subcontractor's Name:
                     ----------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Method Of Payment:
                  -------------------------------------------------------------
Function Performed:
                   ------------------------------------------------------------

Estimated Value Of Contract:               10/1/96 - 9/30/97 $
                                                              -----------------
                                           10/1/97 - 9/30/98 $
                                                              -----------------
                                           10/1/98 - 9/30/99 $
                                                              -----------------

OFFEROR'S KEY PERSONNEL                                           (Page 1 of 1)


Indicate the names of the persons filling the following positions and the date (month/year) they began, or will begin, their staff assignment. In addition, the Offeror must attach detailed professional resumes (two pages maximum) for all key personnel to include, at a minimum, the following positions. If any of the following positions are filled by employees who do not spend their full time on the AHCCCS program, please describe their other duties.

Position:                             Name            Starting Date        # of hours per
                                                                           per week
                                                                           dedicated to
                                                                           AHCCCS
                                                                           program
-----------------------------------------------------------------------------------------
Administrator
Medical Director
Chief Financial Officer
Claims Administrator
QM/UM Coordinator
Provider Services Manager
Member Services Manager
Behavioral Health Coordinator
Maternal Health/EPSDT Coordinator
Grievance Coordinator

                       SECTION H: INSTRUCTIONS TO OFFERORS

                                Table of Contents


1.    Contents of Offeror's Proposal.....................................73
2.    Prospective Offerors' Inquiries....................................80
3.    On-site Review.....................................................31
4.    Prospective Offerors' Conference...................................31
5.    Late Proposals.....................................................81
6.    Withdrawal of Proposal.............................................81
7.    Amendments to RFP..................................................31
8.    Best and Final Offers..............................................31
9.    Award of Contract..................................................83
10.   RFP Milestone Dates................................................84
11.   AHCCCSA Bidder's Library...........................................84

                       SECTION H: INSTRUCTIONS TO OFFERORS

1.   CONTENTS OF OFFEROR'S PROPOSAL

All proposals shall be organized with strict adherence to the Offeror's Checklist (Attachment L) as described in this section and submitted using the forms and computer disk provided in this RFP. The Offerer's Checklist refers to specific RFP page numbers for each requirement. All pages of the Offerer's proposal must be numbered sequentially with documents placed in sturdy 3-ring binders. Erasures, interlineations or other modifications in the proposal must be initialed in original ink by the authorized person signing the offer. AHCCCSA will not reimburse the Offeror the cost of proposal preparation.

It is the responsibility of the Offeror to examine the entire RFP, seek clarification of any requirement that may not be clear, and check all responses for accuracy before submitting its proposal. The proposal becomes a part of the contract; thus what is stated in the proposal may be evaluated either during the proposal evaluation process or during other reviews. Proposals may not be withdrawn after the published due date and time.

All proposals will become the property of AHCCCSA. The Offeror may designate certain information to be proprietary in nature by typing the word "proprietary" on top of every page for which nondisclosure is requested. Final determinations of nondisclosure, however, rest with the AHCCCSA Director. Regardless of such determinations, all portions of the Offeror's proposal, even pages which are proprietary, will be provided to HCFA and its evaluation contractor.

All proposals shall be organized according to the following major categories:

I.       General Matters
II.      Provider Network
III.     Capitation
IV.      Program Operations
V.       Organization

Each section shall be separated by a divider and contain all information requested in this solicitation. Numbering of pages should continue in sequence through each separate section. For example, "Provider Network" would begin with the page number following the last page number in "General Matters". Each section shall begin with a table of contents.

Proposals that are not submitted in conformance with the guidelines described herein will not be considered. For a continuing offeror, the CYE 97 Operational and Financial Reviews (CYE 97 Review), AHCCCS member survey, and other existing experience with the Offeror will be used as part of the evaluation of the new proposal submitted for CYE 98.

I.       GENERAL MATTERS

See the Offeror's Checklist (Attachment L) for information to be submitted under this section.

II.      PROVIDER NETWORK

The Offeror shall have in place an adequate network of providers capable of meeting contract requirements. Attachment B lists minimum network requirements by GSA. The following tables specify the submission requirements for both continuing and new offerors:

Required Submissions:  Network Development

1.       CONTINUING OFFERORS:

On or about April 11, 1997 current contractors will receive a disk copy of the Provider Affiliation Tape with an end date of February 14, 1997. The disk will contain the Load Detail Report, which provides a complete listing of all Provider Affiliation Tape (PAT) data loaded to the provider affiliation database. The records are sorted by county, by city, by provider type, by first specialty. A sample of the Load Detail Report may be found on page 20 of the Provider Affiliation Tape User Manual. The report will print four columns of data representing each provider affiliated with the health plan. A totals page is created at the end of the report indicating the number of records that were loaded and printed on the report. You will also receive a hard copy of the Load Detail Report.


In addition, you will receive a hard copy of the following reports:

SUMMARY TOTALS REPORT - provides summarized information about the records on the Load Detail Report. The records are sorted by county, by city, by provider type, by first specialty. A total PCP count is listed for each county. Specialty totals are listed on the report by the following: OVERALL are the number of records; PCP is the number or providers with a PCP indicator of "yes"; PCP EPSDT is the number of providers with a PCP indicator and EPSDT indicator of "yes"; EPSDT indicator is the number of providers with an EPSDT indicator of "yes"; PCP OB is the number of providers with a PCP indicator of "yes" and an OB indicator of "yes". The OB is the number of providers with an OB indicator of "yes". BH (Behavioral Health) is the number of providers with a BH indicator of "yes". Note that all of these totals represent the totals for a provider within the given health plan, county, city, provider type and first specialty.


TAPE VALIDATION REPORT - provides information about the status of the submitted PAT. If all conditions are met, the tape passes and is accepted for loading to the PAT database. A sample of the Tape Validation Report is found on page 18 of the Provider Affiliation Tape User Manual.

LOAD EXCEPTIONS BY PROVIDER REPORT - provides a list of all exception errors that occur during the PAT database load process, sorted by Provider ID. The report is designed to aid the health plan in error correction. A sample of the Load Exceptions by Provider Report is found on page 19 of the Provider Affiliation Tape User Manual.

LOAD EXCEPTIONS BY FIELD REPORT - provides the same list of exception errors reported on the "by Provider" Exception Report, but it is sorted by the field in error. The report is designed to aid the health plan in error correction. A sample of the Load Exceptions by Field Report is found on page 19 of the Provider Affiliation Tape User Manual.

LOAD SUMMARY REPORT - provides summarized information about the PAT load process including the total number or records read and the total number of records with exception errors. A sample of the Load Summary Report is found on page 21 of the Provider Affiliation Tape User Manual.

PROVIDER AFFILIATION DUPLICATE REPORT - identifies duplicate provider records.

WHAT YOU MUST RETURN TO AHCCCSA WITH YOUR PROPOSAL:

la.      The Offeror must submit, with the RFP response, a detailed listing of its provider network using one of the following methods:

         - Submit a hard copy of the Load Detail Report AHCCCS gave you with any changes written in on the appropriate page. You must specify if the change is a correction, addition or deletion using the following codes: A-addition, D-deletion, C-correction. NOTE: Additions must be supported using Letters of Intent. If the provider is currently contracted with the Offeror in the specific service site, the contract signature sheet should be submitted.

OR:

         - Using the disk provided by AHCCCS, input the additions, deletions and corrections. Print out this detail which now includes your additions, deletions and corrections and submit the hard copy only to AHCCCS with the RFP response. You must specify if the change is a correction, addition or deletion using the following codes: A-addition, D-deletion, C-correction. NOTE: Additions must be supported using Letters of Intent. If the provider is currently contracted with the Offeror in the specific service site, the contract signature sheet should be submitted. DO NOT SUBMIT THE DISK TO AHCCCSA.


lb.      Submit a summary of your network using the Network Summary Form in
Attachment D. The summary must summarize your network by county, by city, by provider type, by specialty and by PCP. You may use any one of the two methods mentioned above to compile your summary; however, the summary must tie in with your detail. The summary is what AHCCCSA will use to score the network portion of the RFP. The provider type can be found on the eighth line of each entry on the Load Detail Report. A list of provider types can also be found in the Bidder's Library.

2. New offerors: New offerors must submit completed Letters of Intent from all providers as evidence of its proposed network. Attachment D, Sample Letter of Intent, is the only acceptable format for these letters. A continuing offeror seeking an expansion of service area must also submit Letters of Intent from all providers in its proposed new area. AHCCCSA may, at its option, verify any or all submitted Letters of Intent by telephone or mail. The Letters of Intent should be submitted organized by county, by city, by provider type, by specialty, and by PCP. The Offeror shall also submit a summary of the Letters of Intent organized in the same order using the Network Summary Form in Attachment D.

3. All offerors: Submit all signed hospital contracts for Maricopa and Pima County (see Section D, Paragraph 35, Hospital Reimbursement) and all contracts with emergency facilities or urgent care facilities, if any.

REQUIRED SUBMISSIONS:  Network Management


(Monitoring and Control of the Network)

4. Network monitoring policies and procedures including forms, records and report layouts

5.       Job descriptions for provider services and contracting staff

6. Description of the role of the provider services and contracting departments (Maximum: 3 pages) (A continuing offeror does not need to include information about its method of monitoring appointment standards if it is in full compliance with the CYE 97 Review Standards DS 2.1, 2.2, 2.3, 3.1 and 3.2 and scored 95% on questions 11, 13 and 14 in the waiting times section of the 1996 AHCCCS member survey.)


(Network Communications)

7.       Provider Manual

8. Policies and Procedures regarding communication between the Offeror and its network

9. Description of the Offeror's communication process with the provider network (Maximum: 3 pages)

10.      Procedure for administering a provider survey, if any

11.      Provider survey, if any


(A continuing offeror does not have to submit the provider manual if fully compliant with the CYE 97 Review Standards DS 4.2 and 4.3. A continuing offeror does not have to submit materials describing provider education if it is in compliance with CYE 97 Review Standards DS 4.4 and 4.5.)


(Capacity Analysis)

12. By GSA, by city, the percentage of PCPs with evening and/or weekend office hours

13. By GSA, by city, the percentage of PCPs offering languages in addition to English

14.      The percentage of PCPs who are Board Certified/Eligible


(Medical Director)

15. Medical Director job description (A continuing offeror does not need to submit this if it is in full compliance with the CYE 97 Review Standards MM 4.3 and 4.4.)

16. The number of hours per week the Medical Director devotes to the Offerer's AHCCCS health plan business.


III.     CAPITATION

Capitation is a fixed (per member) monthly payment to Contractor for the provision of covered services to members. It is an actuarially sound amount to cover expected utilization and costs for the individual rate codes in a risk-sharing managed care environment. In addition, AHCCCSA offers reinsurance programs to provide Contractor with protection from unusual and unforeseen costs.

The Offeror must demonstrate that the capitation rates proposed are actuarially sound. In general terms, this means that the Offeror who is awarded a contract should be able to keep utilization at or below its proposed levels and that it will be able to contract for unit costs that average at or below the amounts shown on its Capitation Rate Calculation Sheet The Offeror may require assistance from an actuary to develop some of the fundamental assumptions for meeting the criteria defined above.

To facilitate the preparation of its capitation proposals, AHCCCSA will provide each offeror with a Data Supplement Book. This book should not be used as the sole source of information in making decisions concerning the capitation proposal. Each offeror is solely responsible for research, preparation, and documentation of its capitation proposal.

Required Submission:       Capitation


17. The Offeror must submit its capitation proposal using the AHCCCSA computer bid disk. Attachment E to this solicitation contains detailed instructions for using the computer bid disk program.

Offeror must prepare and submit its capitation proposal assuming a $20,000 deductible level for regular reinsurance for all rate codes (except $15,000 deductible for MN/MI) in all counties. AHCCCSA will provide a table of PM/PM reinsurance adjustments to be made to capitation rates for those contractors whose actual deductible level exceeds $20,000. (See Section D, Paragraph 39, Reinsurance.)

Graduate Medical Education (GME) - The Offeror must delete this component from the inpatient tiers in its capitation proposal; information regarding GME will be included in the Bidder's Library. See also Section D, Paragraph 64, Pending Legislative Issues.

48-hour Maternity Stay - The Offeror must assume any additional costs in its capitation proposal for the 48-hour maternity stay described in Section D, Paragraph 64, Pending Legislative Issues. No subsequent adjustments will be made.

Administrative costs - The Offeror's rate proposal will be deemed by AHCCCSA to include the costs of administrative adjustments required during the term of this contract, including the possibility of requiring all health plans to use a standardized format for claims processing.

IV.      PROGRAM OPERATIONS

Required Submissions: Programs

(Member Services)

18. Member Handbook (A continuing offeror does not need to submit this if it is in full compliance with CYE 97 Review Standard MS 5.3.)

19. Description of the Offeror's methods of routine communication with its members (Maximum: 3 pages)

20.      Policies and procedures pertaining to member communication

21.      Policies and procedures pertaining to new member enrollment

22. Policies and procedures pertaining to PCP assignment (A continuing offeror does not have to submit if the 1996 AHCCCS Member Survey had a 95% "easy" response to the question "When you changed a PCP how hard or easy was it?".)

23. Member complaint process policies and procedures (A continuing offeror does not have to submit if in full compliance with CYE 97 Review Standard MS 3.2 and 6.0 and received a 95% "Very good" or "Good" on overall rating of Member Services on the 1996 AHCCCS Member Survey.)

24. Policies and procedures pertaining to member surveys and survey tools, if any. (A continuing offeror does not have to submit if in full compliance with CYE 97 Review Standard MS 4.1.)


(Quality Management/ Utilization Management)

25. Description of the Offeror's medical claims review process (Maximum: 3 pages)

26.      Policies and procedures pertaining to concurrent review

27. Policies and procedures pertaining to prior authorization (A continuing offeror does not have to submit if it is in full compliance with CYE 97 Review Standard MM 1.7.)

28. Policies and procedures pertaining to utilization management (A continuing offeror does not have to submit if it is in full compliance with CYE 97 Review Standard MM 1.1, l.2, and 1.6.)

29. Description of utilization management of emergency services (A continuing offeror does not have to submit if in full compliance with CYE 97 Review Standard MM 1.5.) (Maximum: 2 pages)

30. Policies and procedures pertaining to case management (A continuing offeror does not have to submit if in full compliance with CYE 97 Review Standard MM 3.1.)

31.      Policies and procedures pertaining to discharge planning

32. Policies and procedures pertaining to credentialing and re-credentialing, including those for on-call back up physicians for PCPs

33.      Policies and procedures pertaining to peer review

34. Description of member's access to advice in emergent or urgent situations (Maximum: 2 pages)

35.      Examples of medical and case management protocols, if any

36. Description of the Offeror's member health assessment process, if any (Maximum: 2 pages)

37.      Policies and procedures pertaining to member transition

(EPSDT)

38. Policies and procedures pertaining to EPSDT (A continuing offeror does not have to submit information about immunizations if it is in full compliance with the CYE 97 Review Standard MM 14.0. A continuing offeror does not have to submit information about member and provider EPSDT participation if it is in full compliance with the CYE 97 Review Standards 13.0, 15.1 and 15.2 and received at least a 95% response of "Yes" to 1996 AHCCCS Member Survey question #15.)

39. Description of the Offeror's EPSDT activities such as unique programs, incentives or other activities not covered in its EPSDT policies and procedures.

40. Description of the Offeror's quality improvement plan as it relates to EPSDT Participation, Immunization and Dental Performance Measures.

(Maternal Health/ Women's Health)

41. Policies and procedures pertaining to maternal health (A continuing offeror does not have to submit case management policies and procedures if in full compliance with the CYE 97 Review Standard MM 3.1.)

42. Description of the Offerer's maternal health program including information that may not be covered in the policy and procedures. (Maximum: 3 pages)

43. Policies and procedures pertaining to family planning services, including the SOBRA Family Planning Extension Program (A continuing offeror does not have to submit if in full compliance with the CYE 97 Review Standard MM 11.0)

44. Description of the Offerer's quality improvement plan as it relates to Mammography, Cervical Cancer Screening, and Low Birth Weight Performance Measures.


(Behavioral Health Service)

45. Policies and procedures pertaining to the delivery of behavioral health services (A continuing offeror does not have to submit if in full compliance with the CYE 97 Review Standards MM 16.0, 17.1, 17.3 and 19.0.)



V.       ORGANIZATION

Organization refers to the Offeror's ability to perform the administrative tasks necessary to support the requirements identified throughout this RFP. The following table identifies the submission requirements for continuing as well as new offerors:

Required Submissions:  Organization

(Organization and Staffing)

46.      Job descriptions of key personnel

47. Resumes of key personnel (If a continuing offeror received full compliance on AM 1.1 in the CYE 97 Review, resumes will not have to be submitted.)

48. The names of people, along with their positions, who have held key positions from January 1, 1995 through December 31, 1996.

49.      Organizational chart down to the supervisor level.

50. Number of full time employees devoted to AHCCCS by functional area (functional area defined as: member services, provider services, medical services, grievance and appeals, finance, claims/prior authorization, information systems, and quality management).

(Fraud and Abuse)

51. New employee orientation materials. (If a continuing offeror received full-compliance with the CYE 97 Review Standard AM 2.1, new employee orientation materials do not have to be submitted.)

52. Policies and procedures pertaining to fraud and abuse. (If a continuing offeror received full-compliance with the CYE 97 Review Standard AM 2.1, the Fraud and Abuse policies and procedures do not have to be submitted.)

53. Flow chart and written description of the Offeror's fraud and abuse process (Maximum: 2 pages)

(Subcontracts)

54. Model PCP subcontracts (If a continuing offeror received full compliance on FM 6.3 in the CYE 97 review, model PCP subcontracts do not have to be submitted.)

55.      Model hospital subcontracts.

56.      All signed hospital subcontracts for Maricopa and Pima counties

57.      All signed rural hospital subcontracts, if any

58.      Automated data processing subcontract, if any

59.      Management services subcontract, if any

60.      Third party administrator subcontract, if any

61. A listing of all hospitals the Offeror attempted to contact with, stating those it negotiated successful contracts with, as well as those that were not finalized. The reasons for not finalizing contracts should be submitted.

(Encounters)

62.      Policies and procedures pertaining to encounter submission

63. A description of how encounter adjustments are handled, including cutback days (Maximum: 3 pages)

64. A description of the Offeror's process for ensuring ongoing timely and complete encounter submission in the event of a major computer system conversion (Maximum: 2 pages)

65. A description of the Offeror's procedure for reconciling the claims system with the encounter system (Maximum: 3 pages)

66. A description of the Offeror's provider education program as it relates to claims and encounter submissions. (Maximum: 2 pages)

67. A description of how the Offeror resolves pended encounters within 100 days (Maximum: 3 pages) (A continuing offeror does not have to submit if in full compliance with CYE 97 Review Standard FM 3.0)

(Claims and Third Party Liability)

68. Policies and procedures pertaining to claims processing (A continuing offeror does not have to submit if it is in full-compliance with CYE 97 Review Standard FM 2.1)

69.      One-page summary on how the Offeror handles provider claims inquiries

70. Flow chart and written description of the Offeror's claims process. (Maximum: 3 pages) (A continuing offeror does not have to submit if it is in full-compliance with CYE 97 Review Standard FM 2.1)

71.      One-page description of the Offeror's claims processing capacity

72. October, November, December 1996 month end claims aging (A continuing offeror does not have to submit if it is in full-compliance with CYE 97 Review Standard FM 2.2)

73. Remittance advices from 5 different providers to include a hospital. specialist and PCP for December 1996 (A continuing offeror does not have to submit if it is in full-compliance with CYE 97 Review Standard FM 2.3)

74. Policies and procedures pertaining to TPL/COB (A continuing offeror does not have to submit if it is in full-compliance with CYE 97 Review Standard FM 1.0)

(Financial Standards)

75. Last four unaudited internally prepared quarterly financial statements with preparation date indicated (A continuing offeror does not have to submit)

76. Verification of any contributions made to the Offeror to improve its financial position after its audit (copies of bank statements and deposit slips, if applicable)

77. A description of the Offeror's corporate cost allocation plan, if applicable (Maximum: 1 page) (A continuing offeror does not have to submit if it is in full-compliance with CYE 97 Review Standard FM 6.4)

78. Financial forecasts for the first three years of the contract starting with September 30, 1998. Include all assumptions used for the forecasts. Financial forecasts shall include a balance sheet and a statement of revenues, expenses and changes in equity in ax least the level of detail specified for annual audited financial statements as outlined in the Reporting Guide for Acute Care Contractors with the Arizona Health Care Cost Containment System.

79. Two most recent audited financial statements (A continuing offeror does not have to submit)

80. Enrollment as of the two most recent audited financial statements, and also the average enrollment for the year based on the 12-month period of the offeror's last audit. (A continuing offeror does not have to submit)


(Liability Management)

81.      Policies and procedures pertaining to incurred but not reported claims
         (IBNR)

82.      Policies and procedures pertaining to reported but unpaid claims (RBUC)

83. Sample of an IBNR calculation using 12-31-95 quarterly financial statement including all assumptions

84. Sample of an RBUC calculation using 12-31-95 quarterly financial statement including all assumptions


(Grievance and Appeals)

85. Policies and procedures pertaining to member grievances and provider grievances. (A continuing offeror does not have to submit policies and procedures for grievances if it is in full compliance with CYE 97 Review Standard GA 2.3 and GA 2.4.)

86. Policies and procedures pertaining to member appeals and provider appeals. (A continuing offeror does not have to submit policies and procedures for appeals if it is in full compliance with CYE 97 Review Standard GA 2.3 and GA 2.4.)

87. Provider grievance and member grievance (complaint) information logs from 10/1/95 through 9/30/96. (A continuing offeror does not have to submit grievance information logs if it is in full compliance with CYE 97 Review Standard GA 5.1)

88. Flowchart and written description of the Offeror's grievance process (Maximum: 3 pages)


89. Flowchart and written description of the Offeror's appeals process (Maximum: 3 pages)

90. A summary of the number of provider grievances and the number of member grievances (complaints) from 10-1-95 through 9-30-96. (A continuing offeror does not have to submit a grievance summary.)

91. New offerors must submit the name, address and phone number of the offeror's oversight agency.

2.       PROSPECTIVE OFFERORS' INQUIRIES

Any questions related to this solicitation must be directed to Mark Renshaw, AHCCCSA Contracts and Purchasing. Offerors shall not contact or ask questions of other AHCCCSA staff unless authorized by the Contracting Officer. Questions shall be submitted on disk, saved as a text file (.txt), along with a hard copy printout, prior to the Prospective Offerors Conference (submit by 4:45 p.m. on Feb. 26. 1997) or at the Prospective Offerors Conference. Offerors are encouraged to submit inquiries using Word 6.0 if possible. Questions submitted by the deadline above may be addressed at the Prospective Offerors Conference. The envelope must be marked "RFP Questions- Acute Care". Questions that cannot be answered at the Prospective Offerors' Conference will be answered within a reasonable period of time by letter. Any correspondence pertaining to this RFP must refer to the appropriate page, section and paragraph numbers.

3.       ON SITE REVIEW

All new offerors will receive a standardized on site review that has been specifically developed to determine that an infrastructure is in place that will support the provision of services to the AHCCCS population. See Attachment J for areas to be reviewed. A prospective offeror who does not believe it will meet the requirements evaluated in the review tool in Attachment J should not submit a proposal or may contact Mark Renshaw, Contracts and Purchasing, for further clarification.

4.       PROSPECTIVE OFFERORS' CONFERENCES

A New Offerors' Conference will be held on March 4, 1997 from 9 a..m. until noon, at the 701 E. Jefferson, 3rd Floor Conference Room. The purpose of this conference will be to orient new offerors to AHCCCS. Continuing offerors are welcome to attend but the agenda will assume no prior familiarity with the AHCCCS program. Then from 1 p.m. to 5 p.m. there will be a Prospective Offerors' conference for all new and continuing offerors. The purpose of this second conference is to clarify the contents of this solicitation and to avoid any misunderstandings regarding AHCCCSA requirements. Any doubt as to the contents and requirements of this solicitation or any apparent omission or discrepancy should be presented at this conference. AHCCCSA will then determine the action necessary and issue a written amendment to the solicitation, if appropriate.

5.       LATE PROPOSALS

Late proposals will not be considered.

6.       WITHDRAWAL OF PROPOSAL

At any time prior to the proposal due date and time, the Offeror (or designated representative) may withdraw its proposal. Telegraphic or mailgram withdrawals will not be considered.

7.       AMENDMENTS TO RFP

Amendments may be issued subsequent to the issue date of this solicitation. Receipt of solicitation amendments must be acknowledged by signing and returning the signature page of the amendment to AHCCCSA.


8.       BEST AND FINAL OFFERS

AHCCCSA reserves the right to accept any or all initial offers without further negotiation and may choose not to request a best and final offer (BFO). Offerors are therefore advised to submit their most competitive offers at the outset. If it is considered in the best interest of the State, however, AHCCCSA may issue a written request to all offerors for a best and final offer in a particular geographic service area or areas. The purpose of a BFO request is to allow offerors an opportunity to resubmit bids for rate codes not previously accepted by AHCCCSA. This request will notify them of the date, time and place for the submission of their offers. In addition. AHCCCSA will disclose to each offeror which of its bid rates are acceptable (within or below actuarial rate range) and which are not acceptable (above the actuarial rate range). All offerors whose final bid rates fall below the bottom of the actuarial rate range will have their rates increased to the bottom of that rate range after the final BFO. If an offeror does not submit a notice of withdrawal or a best and final offer, its immediate previous offer will be considered its best and final offer.

All BFOs must be submitted on the computer disk provided by AHCCCSA. AHCCCSA will limit the number of BFO rounds if it is in the best interest of the State. Offerors will be permitted within the restrictions and limitations defined below, to adjust upward a capitation rate for a rate code that was previously accepted to offset the reduction of a capitation rate in another rate code in the first BFO round only. These restrictions and limitations include, but are not limited to:

a. An offeror will be allowed to adjust upward a previously accepted rate code bid only during the first BFO round;

b. The weighted amount of BFO increase cannot exceed the weighted amount of BFO reduction. AHCCCSA will furnish the Offeror the enrollment percentages, by rate code, by GSA, to be used in determining the weighted amount. Should the weighted amount of the adjustment exceed the weighted amount of the BFO reduction, AHCCCSA shall reject the first BFO and the adjustment (costing the Offeror the loss of the first BFO round in that GSA). Since a rate code can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment to previously accepted rate code bids in that GSA.

         For example, assume that MN/MI was the rate code where a BFO was needed and the offeror reduced this rate by $10. PMPM. Also assume the MN/MI rate code accounted for 9% of the members in the GSA.

         Weighted Average Capitation Reduction - 9% X $10.00 =$.90.

         Assume the rate code adjusted upward was TANF and this rate code was increased by $2.00 PMPM. Also assume this rate code accounted for 50% of the members in the GSA.

         Weighted Average Capitation Increase - 50% X $2.00 = $1.00

         Therefore, the BFO would be rejected because the weighted amount of the BFO adjustment exceeded the weighted amount of the BFO reduction.

c. If an adjustment during the initial BFO round causes the Offeror to exceed the upper range of any rate code, AHCCCSA will reject the adjustment and return the (adjusted) rate code to the initial capitation rate bid by the Offeror. Since a previously accepted rate code bid can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment for this rate code.

d. AHCCCSA reserves the sole right to accept or reject any adjustment. The Offeror by submitting an adjustment to a rate code is requesting approval by AHCCCSA; such approval shall not be automatic. If an initial bid is below the bottom of a rate range, it cannot be adjusted downward by the Offeror in a BFO round.

Capitation Rates Offered after the BFOs: As stated above, AHCCCSA may limit the number of BFO rounds. After the final BFO round is complete, provided it is in the best interest of the state, AHCCCSA will cease issuing BFO requests. At this point, should the Offeror have a rate code(s) without an accepted capitation rate, AHCCCSA shall offer a capitation rate to the Offeror. The capitation rate offered shall be somewhere in the bottom half of the rate range (specific placement to be determined by AHCCCSA and its actuaries). Note that all rates offered in this manner shall be identical for all offerors in the same GSA and rate code.


9.       AWARD OF CONTRACT

AHCCCSA has determined that the provision of covered services to eligible populations in the Geographic Service Areas as described below will stabilize risk sharing. The Offeror must therefore bid on at least one entire GSA in order to be considered for a contract award. If deemed in the best interest of the State, AHCCCSA may limit the number of GSA's awarded to any one offeror.

Notwithstanding any other provision of this solicitation, AHCCCSA expressly reserves the right to:

a.       Waive any immaterial mistake or informality;

b.       Reject any or all proposals or portions thereof; and/or

c.       Reissue a Request for Proposals

If two plans or their parents merge after obtaining contract awards, AHCCCS retains the right to address each merger issue on an individual basis according to what is deemed in the best interest of the State. AHCCCS is aware that APIPA and Mercy Care may merge, therefore, we have notified these plans that we require certification from both plans that those who work on the APIPA bid and those that work on Mercy Care bid, have not received, heard or discussed any non-public information about or with the other in preparing their respective bids. Pending this certification from APIPA and Mercy Care we shall consider their respective bid proposals.

Effective retroactively to October 1, 1994, Mercy Care Plan is considered to be an incumbent health plan in Santa Cruz County and APIPA is considered to be an incumbent health plan in Cochise County.

If there are significant compliance issues with a current plan or a plan's contract in a particular county has been previously terminated, AHCCCS retains the right to address each compliance or termination issue on an individual basis according to what is deemed in the best interest of the State. A new bid proposal may not be accepted until it has been determined that the reason for the significant compliance or termination issue has been resolved and there is a reasonable assurance that it will not recur. Further, points may be deducted from an offeror's score as described in Section 1 of this contract.

A response to this Request for Proposals is an offer to contract with AHCCCSA based upon the terms, conditions, scope of work and specifications of the RFP. Proposals do not become contracts unless and until they are accepted by the Contracting Officer. A contract is formed when the AHCCCSA Contracting Officer signs the award page and provides written notice of the award(s) to the successful offeror(s). For that reason, all of the terms and conditions of the contract are contained in this solicitation, solicitation amendments and subsequent contract amendments, if any, signed by the Contracting Officer. AHCCCSA may also, at its sole option, modify any requirements described herein. All offerors will be promptly notified of award.

AHCCCSA reserves the right to specify and/or modify the number of contracts to be awarded in any GSA. AHCCCSA anticipates awarding contracts as follows:

GSA #:           County or Counties               Number of Contracts
------           ------------------               -------------------

1.               Yuma                             Maximum of 2

2.               Mohave, LaPaz                    Maximum of 2

3.               Yavapai, Coconino                Maximum of 2

4.               Pinal, Gila                      Maximum of 2

5.               Pima                             Maximum of 4

6.               Maricopa                         Maximum of 6

7.               Graham, Greenlee                 Maximum of 2

8.               Apache, Navajo                   Maximum of 2

9.               Cochise, Santa Cruz              Maximum of 2

An existing contractor in Maricopa or Pima county who is not awarded a new contract may request to have its enrollment capped and to continue providing services under the terms and conditions of this new RFP. AHCCCSA may, at its sole option, want or deny such a request. If AHCCCSA approves such an enrollment cap, the contractor would continue to serve its existing members but receive no new ones. The enrollment cap will not be lifted during the term of this or any subsequent contract period unless one of the following conditions exist:

a. Another health plan is terminated and increased member capacity is needed, or

b. Legislative action creates a sudden and substantial increase in the overall AHCCCS population, or

c. Extraordinary and unforeseen circumstances make such an action necessary and in the best interest of the State.

In the event two or more competing proposals are received, and one of the proposals is from an incumbent health plan, AHCCCSA may, at its sole option and in the interest of continuity of care, waive negligible differences in overall evaluation scores and award the contract to the incumbent health plan.

Finally, in the event of significant non-compliance issues with a contractor in a particular GSA, AHCCCSA may refer back to the results of the evaluation of this solicitation and select another contractor for a particular GSA that is considered to be in the best interest of the State.

10.      RFP MILESTONE DATES

The following is the schedule of events regarding the solicitation process:

               Activity                                 Date(s)
               --------                                 -------

PMMIS Technical Interface Meeting                  February 21, 1997

Technical Assistance Questions Due                 February 26, 1997

Prospective Offerors Conference and                March 4, 1997
Technical Assistance Session

RFP Amendment Issued, if necessary                 March 19, 1997

Proposals Due                                      May 12, 1997 (3 p.m.)

Contracts Awarded on or about                      June 12, 1997

11.      AHCCCSA BIDDER'S LIBRARY

The Bidders Library contains critical reference material on AHCCCS policies and performance requirements. References are made throughout this solicitation to material in the Bidder's Library and offerors are responsible for the contents of such referenced material as if they were printed in full herein. All such material is incorporated into the contract by reference. The Bidder's Library is located at 701 E. Jefferson, Phoenix, AZ. Please contact Mark Renshaw at (602) 417-4577 for further information and appointment times.

               SECTION I: EVALUATION FACTORS AND SELECTION PROCESS

AHCCCSA has established a scoring methodology which is designed to evaluate fairly an offeror's ability to provide cost-effective, high-quality contract services in a managed care setting. The following factors will be evaluated:

         1.       Provider Network

         2.       Capitation

         3.       Program

         4.       Organization

         5.       On-site review (for new Offerors only)

It is anticipated that capitation and the network development portion of provider network will be scored by Geographic Service Area. The remaining provider network management, organization and program are anticipated to be scored statewide, not specific to any geographic service area. The scores received for each of the four components will be weighted separately and combined to derive a final score for the Offeror, by Geographic Service Area. Contracts will be awarded to qualified offerors whose proposals are deemed to be most advantageous to the State in accordance with Section H, Paragraph 9, Award of Contract.

AHCCCSA will consider the past performance and experience of continuing offerors as a factor in evaluating their proposals. In certain instances, as described in Section H, a continuing offeror may be excused from certain submission requirements. In these instances, a continuing offeror will receive "full points" for a particular area if AHCCCSA has determined through experience that the Offeror meets requirements in a particular area. Conversely, AHCCCSA may deduct points based upon past performance and experience that is not, or was not, in compliance with AHCCCSA requirements. In the event two or more competing proposals are received for a particular GSA, and one of the proposals is from an incumbent health plan, AHCCCSA may, at its sole option and in the interest of continuity of care, waive negligible differences in overall evaluation scores and award the contract to the incumbent health plan.

AHCCCSA reserves the right to waive immaterial defects or omissions in this solicitation or submitted proposals. The Offeror should note that, if successful, it must meet all AHCCCS requirements, irrespective of what is requested and evaluated through this solicitation

--------------------------------------------------------------------------------

All of the components listed below will be evaluated against relevant statutes, AHCCCSA rules, regulations and policies and the requirements contained in this RFP. The Offeror's Checklist (Attachment L) contains RFP references for each of these items:

1.       PROVIDER NETWORK

The provider network will be evaluated and scored with reference to the Offeror's network development and network management. Network development is defined as the process of developing contractual arrangements with a sufficient number of providers capable of delivering all covered services to AHCCCS members in accordance with AHCCCSA standards (e.g., appointment times). AHCCCSA will use the Health Plan Provider Affiliation Tape Submission and/or completed letters of intent with other required materials to evaluate and score network development. The Offeror's network will be evaluated by service and by site in each GSA bid by the Offeror. The Offeror should note that Attachment B of this solicitation identifies minimum-geographic standards for a provider network.

Network management is defined as the process by which the Offeror certifies, monitors, evaluates and communicates with its network. AHCCCSA anticipates evaluating and scoring the Offeror's submitted materials relative to the following areas:

a.       Monitoring and control of network

b.       Network communications

c.       Network capacity issues and analysis

d.       Medical Director oversight

2.       CAPITATION

The Offeror shall submit initial capitation bids by rate code grouping within a geographic service area. These initial bids will be evaluated and scored. The lowest bid within each geographic service area and rate code grouping will receive the maximum allowable points. If a bid is below the actuarial rate range the bid will be evaluated as if it were at the bottom of the actuarial rate range. No additional points will be given for bids below the actuarial rate range. Conversely, the highest bid (within or above the actuarial rate range) will receive the least number of points.

If AHCCCSA requests best and final offers, these will be scored using the same methodology as was used to score the initial bids. The initial and final bids will receive equal weighting for scoring. Offerors should note that AHCCCSA may not offer the opportunity to submit best and final offers.

3.       PROGRAM

AHCCCSA will evaluate the Offeror's responsiveness to the requirements of this solicitation and AHCCCSA policies. In particular, it is anticipated that the Offeror's proposal regarding the following will be evaluated:

a.       Quality Management/Utilization Management

b.       Early Periodic Screening, Diagnosis and Treatment (EPSDT)

c.       Maternal/Women's Health

d.       Member Services

e.       Behavioral Health

4.       ORGANIZATION

Organization refers to the Offeror's prospective ability to perform the administrative tasks necessary to support the requirements identified in this solicitation. It is anticipated that the following areas will be evaluated:

a.       Key personnel

b.       Claims payment, including third party collections

c.       Financial standards, including performance bond

d. Liability management (Incurred But Not Reported claims and Received But Unpaid Claims)

e.       Encounter submission

f.       Grievance and appeals

g.       Fraud and abuse

h.       Model subcontracts

5.       NEW OFFEROR REVIEWS

AHCCCSA will conduct New Offeror Reviews prior to award of contracts. These reviews will be approximately 6 hours in length and will be conducted on-site at the Offeror's place of business. These reviews are anticipated to take place between May 15, 1997 and June 6, 1997 and will be scored on a pass/fail basis. A new offeror must meet substantially all of the requirements noted in the New Offeror Review Guide (see Attachment J) in order to be further considered for contract award. The areas anticipated to be reviewed during the on-site review are as follows:

a.       Interviews and review of qualifications of key management staff

b.       Claims processing, including a review of remittance advices

c.       Review of management information system

d.       Review of quality management activities

e.       Review of accounting system, including calculations of IBNRs and RBUCs

f.       Tour of offices and facilities

New offerors should ensure that key personnel are available during the on-site review. There will be no follow-up visits. New offerors must have the required infrastructure in place in order for AHCCCS to conduct its review and be eligible for further consideration for contract award.



                               [END OF SECTION I]

ATTACHMENT A:  MINIMUM SUBCONTRACT PROVISIONS


[The following provisions must be included verbatim in every subcontract.]


1.       EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2.       RECORDS AND REPORTS

The Subcontractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription flies, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Subcontractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Subcontractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Subcontractor agrees to make available at the office of the Subcontractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Subcontractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by the Subcontractor until such disputes, litigation, claims or exceptions have been disposed of.

The Subcontractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Subcontractor which AHCCCSA may reasonably require. The Subcontractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

The Subcontractor shall certify to the Contractor that it has not engaged in conduct prohibited by ss.1128B of the Social Security Act (42 USC 1320a-7b).

3.       LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Subcontractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered-services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4.       ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Subcontractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.       APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The Contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6.       WARRANTY OF SERVICES

The Subcontractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7.       SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCSA for the provision of covered services.

8.       AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the Contractor may undertake or award other contracts for additional or related work to the work performed by the Subcontractor and the Subcontractor shall fully cooperate with such other contractors, subcontractors or state employees. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9.       INDEMNIFICATION BY SUBCONTRACTOR

The Subcontractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Subcontractor. The Subcontractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Subcontractor, its agent, officers or employees.

10.      MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Subcontractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11.      COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Subcontractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12.      SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13.      VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

14.      CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS ss.36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or ALTCS Rules.

15.      GRIEVANCE PROCEDURES

Any grievances filed by the Subcontractor shall be adjudicated in accordance with AHCCCS Rules.

16.      TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Subcontractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee.

17.      PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the Contractor's policies.

18.      NON-DISCRIMINATION REQUIREMENTS

If applicable, the Subcontractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Title VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

c. Title VII of the Civil Rights Act of 1964, as amended which prohibits private employers, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (ABS Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 75-5 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19.      COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Subcontractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities. If the Subcontractor is an inpatient facility, the Subcontractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20.      CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Subcontractor certifies that all representations set forth herein are true to the best of its knowledge.

21.      CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Subcontractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC ss.1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Subcontractor provides laboratory testing, it certifies that it has complied with 42 CFR ss.41 1.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22.      CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23.      ENCOUNTER DATA REQUIREMENT

If the Subcontractor does not bill the Contractor (e.g., Subcontractor is capitated), the Subcontractor shall submit encounter data to the Contractor in a form acceptable to AHCCCSA.

24.      CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Contractor may not reimburse providers who do not comply with the above requirements.

25.      INSURANCE

[This provision applies only if the Subcontractor provides services directly to AHCCCS members]

The Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Subcontractor agrees that any insurance protection required by this subcontract or otherwise obtained by the Subcontractor shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCSA. their agents, officers and employees as provided herein. Furthermore, the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

26.      FRAUD AND ABUSE

If the Subcontractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Subcontractor shall report the incident to the Contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse. Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)

ATTACHMENT B:     MINIMUM NETWORK STANDARDS

                          (By Geographic Service Area)

INSTRUCTIONS

Note: Offerors are permitted to bid only by Geographic Service Area. Please see Section H, Paragraph 9, Award of Contracts, for further information on bidding by Geographic Services Area.

Offerors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA). The minimum bid is a single entire GSA, as depicted on the following page.

In some GSA's there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA if the member were not allowed to receive services in an adjoining GSA or state.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties. Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Offeror shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Offeror has agreed to provide services. The split zip codes GSA assignments are as follows:

       ZIP CODE     SPLIT BETWEEN           COUNTY ASSIGNED       ASSIGNED GSA
                    THESE COUNTIES               TO
       ------------------------------------------------------------------------

         85220      Pinal and Maricopa        Maricopa                  6
         85242      Pinal and Maricopa        Maricopa                  6
         85292      Gila and Pinal            Gila                      4
         85342      Yavapai and Maricopa      Maricopa                  6
         85358      Yavapai and Maricopa      Maricopa                  6
         85390      Yavapai and Maricopa      Maricopa                  6
         85643      Graham and Cochise        Cochise                   9
         85645      Pima and Santa Cruz       Santa Cruz                9
         85943      Apache and Navajo         Navajo                    8
         86336      Coconino and Yavapai      Yavapai                   3
         86351      Coconino and Yavapai      Coconino                  3
         86434      Mohave and Yavapai        Yavapai                   3

If outpatient specialty services (OB, family planning, and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified. General surgeons must be available within 50 miles of service sites.

In Tucson (GSA 5) and Metropolitan Phoenix (GSA 6), the Offeror must demonstrate its ability to provide PCP, dental and pharmacy services so that members don't need to travel more than 5 miles from their residence. Metropolitan Phoenix is defined on the Minimum Network Standard page specific to GSA #6.

Offerors bidding in GSA's other than GSA 5 and GSA 6 are encouraged to contract with the hospitals in their provider network. However, AHCCCSA will not award additional points in the evaluation process for hospital contracts in rural areas. At a minimum, the Offeror shall have a physician with admitting and treatment privileges with each hospital in its network. Offerors bidding in GSA 5 and/or GSA 6 must have at least one hospital contract in each service district as depicted on the respective maps for GSA 5 and GSA 6. This requirement is part of the Hospital Reimbursement Pilot Program. described more fully in Section D, Paragraph 35, Hospital Reimbursement. For offerors' convenience, a list of Phoenix and Tucson area hospitals are included on the reverse of the Phoenix and Tucson maps which follow.

Provider categories required at various service delivery sites included in the Service Area Minimum Network Standards are indicated as follows:

         H        Hospitals

         P Primary Care Providers (physicians, certified nurse practitioners and physician assistants)

         D        Dentists

         Ph       Pharmacies

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 1


COUNTY: YUMA

Hospitals
         Yuma

Primary Care Providers
         Yuma
         Somerton
         Welton

Dentists
         Yuma

Pharmacies
         Yuma
         Welton

[MAP OF YUMA]

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 2

COUNTIES: LA PAZ AND MOHAVE

Hospitals
         Bullhead City
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah

Primary Care Providers
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah

Dentists
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah

Pharmacies
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah

[MAP OF LA PAZ AND MOHAVE COUNTIES]

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 3


COUNTY: COCONINO AND YAVAPAI

Hospitals
         Cottonwood
         Flagstaff
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Winslow

Primary Care Providers
         Camp Verde
         Cottonwood
         Flagstaff
         Kanab, Utah
         Kingman
         Page
         Payston
         Phoenix/Wickenburg
         Prescott
         Prescott Valley
         Sedona
         Williams
         Winslow

Dentists
         Camp Verde
         Cottonwood
         Flagstaff
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley
         Sedona
         Williams
         Winslow

Pharmacies
     Camp Verde
     Cottonwood
     Flagstaff
     Kanab, Utah
     Kingman
     Page
     Payston
     Phoenix/Wickenburg
     Prescott
     Prescott Valley
     Sedona
     Williams
     Winslow

[MAP OF COCONINO AND YAVAPAI COUNTIES]

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 4


COUNTIES: GILA AND PINAL


Hospitals
     Casa Grande
     Claypool
     Mesa
     Payson

Primary Care Providers
     Apache Junction
     Casa Grande
     Coolidge/Florence
     Eloy
     Globe/Miami/Claypool
     Kearney
     Mammonth/San Manuel/Oracle
     Mesa
     Payson

Dentists
     Apache Junction
     Casa Grande
     Coolidge/Florence
     Eloy
     Globe/Miami/Claypool
     Hayden/Winkelman
     Kearney
     Mammonth/San Manuel/Oracle
     Mesa
     Payson

Pharmacies
     Apache Junction
     Casa Grande
     Coolidge/Florence
     Globe/Miami/Claypool
     Hayden/Winkelman
     Kearney
     Mammonth/San Manuel/Oracle
     Mesa
     Payson

[MAP OF GILA AND PINAL COUNTIES]

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 5

COUNTIES: PIMA

Hospitals
         Tucson
                  Northwest Service Sector - Contract Requirement
                  Southwest Service Sector - Contract Requirement
         Nogales
                  Physician(s) with admit and treatment - privileges required

Primary Care Providers
         Ajo
         Catalina
         Green Valley/Continental
         Marana
         Nogales
         Oro Valley
         Tucson++

Dentists
         Ajo
         Catalina
         Green Valley/Continental
         Marana
         Nogales
         Oro Valley
         Tucson++

Pharmacies
         Ajo
         Catalina
         Green Valley/Continental
         Nogales
         Oro Valley
         Tucson++

[MAP OF PIMA COUNTY]

++ Within Tucson, distance standards must be met as specified in Attachment B.

[MAP OF METROPOLITAN TUCSON - ARTERIAL STREETS]



HOSPITALS IN TUCSON METROPOLITAN AREA (By service district, by zip code)

NORTHWEST DISTRICT

85719     Tucson General Hospital
          University Medical Center
85741     Columbia Northwest Hospital
85745     Carondelet St. Mary's Hospital

SOUTHEAST DISTRICT

85711     Carondelet St. Joseph's Hospital
85712     Columbia El Dorado Hospital
          Tucson Medical Center
85713     Kino Community Hospital

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 6


COUNTIES: MARICOPA

Hospitals
     Metropolitan Phoenix++
          Northwest Service Sector - Contract Required
          Central Service Sector - Contract Required
          Southeast Service Sector - Contract Required
     Wickenburg
          Physician(s) with admit and treatment - privileges required

Primary Care Providers
     Avondale/Goodyear/Litchfield Park/Tolleson
     Buckeye
     Gila Bend
     Metropolitan Phoenix++
     Queen Creek
     Wickenburg

Dentists
     Avondale/Buckeye/Goodyear/Litchfield Park/Tolleson
     Metropolitan Phoenix++
     Wickenburg

Pharmacies
     Avondale/Goodyear/Litchfield Park/Tolleson
     Buckeye
     Metropolitan Phoenix++
     Wickenburg

[MAP OF MARICOPA COUNTY]

++   For purposes of this RFP, Metropolitan Phoenix encompasses the following:
     Phoenix, Paradise Valley, Cave Creek/Carefree, Fountain Hills, Scottsdale, Glendale, Sun City/Sun City West, Tempe, Mesa, Gilbert, Chandler, Apache Junction, Peoria, El Mirage, Guadalupe, Surprise and Youngtown. Within this area, distance standards must be met as specified in Attachment B.

[MAP OF METROPOLITAN PHOENIX - ARTERIAL STREETS]


HOSPITALS IN PHOENIX METROPOLITAN AREA (By service district, by zip code)


CENTRAL DISTRICT

85006     Good Samaritan Regional Medical Center
          Phoenix Children's Hospital
          St. Luke's Medical Center
85007     Phoenix Memorial Hospital
85008     Maricopa Medical Hospital
85013     St. Joseph's Hospital & Medical Center
85015     Community Hospital Medical Center
          Phoenix Baptist Hospital & Medical Center
85016     Columbia Medical Center Phoenix
85020     John C. Lincoln Hospital & Health Center
85027     Phoenix General Hospital & Medical Center


NORTHWEST DISTRICT

85031     Maryvale Samaritan Medical Center
85031     Columbia Paradise Valley Hospital
85306     Thunderbird Samaritan Medical Center
85308     Arrowhead Community Hospital & Medical Center
85351     Walter O. Boswell Memorial Hospital
85375     Del E. Webb Memorial Hospital


SOUTHWEST DISTRICT

85201     Mesa General Hospital Medical Center
          Mesa Lutheran Hospital
85202     Desert Samaritan Medical Center
85206     Valley Lutheran Hospital
85224     Chandler Regional Hospital
85251     Scottsdale Memorial Hospital - Osborn
85261     Scottsdale Memorial Hospital - North
85281     Tempe St. Luke's Hospital

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 7


COUNTY: GRAHAM AND GREENLEE

Hospitals
         Safford

Primary Care Providers
         Morenci/Clifton
         Safford

Dentists
         Morenci/Clifton
         Safford

Pharmacies
         Morenci/Clifton
         Safford

{MAP OF GRAHAM AND GREENLEE COUNTIES]

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 8


COUNTY: APACHE AND NAVAJO

Hospitals
         Gallup, NM
         Showlow
         Springerville
         Winslow

Primary Care Providers
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

Dentists
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

Pharmacies
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

[MAP OF APACHE AND NAVAJO COUNTIES]

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 9


COUNTY: COCHISE AND SANTA CRUZ


Hospitals
     Benson
     Bisbee
     Douglas
     Nogales
     Sierra Vista
     Tucson
     Wilcox

Primary Care Providers
     Benson
     Bisbee
     Douglas
     Nogales
     Sierra Vista
     Tucson
     Wilcox

Dentists
     Benson/Wilcox
     Bisbee
     Douglas
     Nogales
     Sierra Vista
     Tucson

Pharmacies
     Benson
     Bisbee
     Douglas
     Nogales
     Sierra Vista
     Tucson
     Wilcox

[MAP OF COCHISE AND SANTA CRUZ COUNTIES]

ATTACHMENT C: MANAGEMENT SERVICES SUBCONTRACTOR STATEMENT

INSTRUCTIONS: A Management Services Subcontractor is defined as a marketing organization or any other organization or person agreeing to perform any administrative function or service for the Contractor specifically related to securing or fulfilling the Contractor's obligations to AHCCCSA. This includes, but is not limited to, third-party administrators, firms or persons who manage operations of the Contractor such as marketing, automatic data processing, claims processing, quality management, utilization management, prior authorization and other management functions.

All Management Services Subcontractors are required to have an annual financial audit. A copy of this audit must be filed with AHCCCSA within 120 days of the Subcontractor's fiscal year end. Failure to file a copy may result in withdrawal of AHCCCSA approval.

Attach to this proposal a signed copy of the Management Subcontract for Contract Year 97 (10/1/96 -9/30/97) in addition to all information requested below. If the existing subcontract is for multiple terms, attach the original management subcontract and all amendments. When making attachments to this section, please refer to the question number and the item heading.

                                     ******

                   MANAGEMENT SERVICES SUBCONTRACTOR STATEMENT


NAME OF BUSINESS_______________________________________________________________

ADDRESS___________________________  CITY_________________ STATE____ ZIP_________

PHONE NO. ________________________

1.   TYPE OF BUSINESS (check appropriate box)

[ ] Individual             [ ] Partnership        [ ] Corporation
[ ] Joint Venture          [ ] Government         [ ] Other (Describe) ________

If a corporation, indicate type:____________________________________

2. INCORPORATED IN THE STATE OF:_______________________

If incorporated in a state other than Arizona, do you have a certificate to do business in the State of Arizona? Yes____ No____. If yes, type of certificate and with what agency or administration is it filed: _________________________

3.  WHO IS YOUR STATUTORY AGENT FOR THE STATE OF ARIZONA:

    Name________________________________________   Phone______________________

    Address____________________________ State:___________ Zip:________________

4.   PARENT COMPANY AND EMPLOYER IDENTIFICATION NUMBER

     For the purpose of this RFP, a parent company is defined as one which either owns or controls the activities and basic business policies of the Management Services Subcontractor. To own another company means the parent company must own at least a majority (more than 50%) of the voting rights in the company. To control another company, such ownership is not required; if such company is able to formulate, determine, or veto business policy decisions of the Management Services Subcontractor, such other company is considered the parent company of the Management Services Subcontractor.

     Is the Management Services Subcontractor owned or controlled by a parent company as described above? Yes_____ No_____. If yes, insert in the space below the name and main office address of the parent company.

     Name______________________________________________________________________

     Address______________________________________ State ________ Zip__________

5.   ORGANIZATION CHART

     Attach a copy of your staff functional organizational chart, setting forth lines of authority, responsibility and communication which will pertain to this proposal.

6.       IF OTHER THAN A GOVERNMENT AGENCY, WHEN WAS YOUR ORGANIZATION FORMED?
         ____________________________

     If your organization is a corporation, attach a list of the names and addresses of the Board of Directors.

7.   LICENSE/CERTIFICATION

     Attach a list of all licenses and certifications your organization is required to maintain. Use a separate sheet of paper using the following format:

         SERVICE COMPONENT          LICENSE/REQUIREMENT         RENEWAL DATE
         -----------------          -------------------         ------------

     If any licenses have been denied, revoked or suspended within the past 10 years, please explain.

8.   ADMINISTRATIVE AGENTS

     Is your agency acting as the administrative agent for any other agency organization? Yes___ No___ If yes, describe the relationship in both legal and functional aspects.

9.   CIVIL RIGHTS COMPLIANCE DATA

     Has any federal or state agency ever made a finding of noncompliance with any relevant civil rights requirement with respect to your company? Yes____ No____. If yes, please explain.

10.  PRIOR CONVICTIONS

     Are there any felony convictions of any key personnel (i.e., Chief Executive Officer, Plan Managers, Financial Officers, major stockholders or those with controlling interest. etc.) within the past 15 years?
     Yes _____ No _____. If yes, please explain.

11. DOES YOUR COMPANY HAVE ANY OWNERSHIP OR CONTROL INTEREST OF 5% OR MORE (i.e., able to formulate, determine, vote or influence business policy decisions, etc.) in another organization? Yes_______ No_____. If yes, list each organization's name, address and the percentage of ownership and/or control.

                                                             PERCENT OF
         NAME                     ADDRESS                OWNERSHIP OR CONTROL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


12. DO THOSE WHO OWN OR CONTROL YOUR COMPANY HAVE ANY OWNERSHIP OR CONTROL INTEREST OF 5% OR MORE (i.e., able to formulate, determine, veto or influence business policy decisions, etc.) in another organization? Yes____ No____. If yes, list each organization's name and address, the percentage of ownership or control, and the names of those with the common ownership or control interest:

                                                             PERCENT OF
         NAME                     ADDRESS                OWNERSHIP OR CONTROL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

13. HAS YOUR COMPANY EVER BEEN SUSPENDED OR EXCLUDED FROM ANY FEDERAL PROGRAM FOR ANY REASON?
     Yes_____ No______. If yes, please attach explanation.

14. SUBCONTRACTOR'S CUSTOMER DESCRIPTION: For each of your principal customers (i.e. one that generates 5% or more of Subcontractor's gross annual revenue), please provide the following information:

     a.  Customer's name and address
     b.  Customer's percentage of Subcontractor revenue
     c.  Percent of Subcontractor's time managing customer
     d.  Customer's principal business

15.  SUBCONTRACTOR'S PERSONNEL EXPERIENCE STATEMENT

     Please provide resumes for all key personnel describing professional experience and education including continuing educational courses taken during the last three years.

16.  SUBCONTRACTOR CONTROLLING INTEREST STATEMENT

     Please provide the name and address of any individuals or organizations with an ownership or controlling interest in the Subcontractor company (i.e., able to formulate, determine or veto business policy decisions, etc.). You may include those whose ownership or control interest is less than 5%.

                                                             PERCENT OF
         NAME                     ADDRESS                OWNERSHIP OR CONTROL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

17.  SUBCONTRACTOR FINANCIAL STATEMENT

     a.  Is your accounting system based on a cash or accrual method?
         Cash     [ ]
         Accrual  [ ]
         Other    [ ] (Give a brief explanation.)

     b. Does your organization prepare an annual financial statement? Yes_____ No______. If yes, provide a copy of the latest report.

     c. Are interim financial statements prepared? Yes_____ No______. If yes, how often are they prepared? ___________________

          Are footnotes and supplementary schedules an integral part of the statements?
          Yes______ No______.

          Provide a copy of the latest statements including all necessary data to support your answers above.

     d. Is your organization audited by an independent accounting firm or accountant?
          Yes_____ No____. If yes, how often are audits conducted?____________.

          By whom are they conducted? Provide name, address and telephone number and attach a copy of the latest audited financial statements.

     e.   Do you have any uncorrected audit exceptions? Yes_____ No______.

          If yes, please explain the action being taken to correct the exceptions.

     f.   Does your organization have an accounting manual? Yes_____ No_____.

          If no, please explain if you have proper accounting policies and procedures, and how you provide for the dissemination of such accounting policies and procedures within your organization and what controls exist to ensure the integrity of your financial information. The Subcontractor agrees to furnish copies of such written accounting policies and procedures for inspection upon request from AHCCCSA.

     g. Are management letters on internal controls issued by the accounting firm? Yes_____ No_____.

          If yes, attach a copy of the management letter from the latest audit. This must be on the auditor's letterhead and the Subcontractor, by its submission, certifies the letter is unaltered.

          If no, please provide a comprehensive description of internal control systems. (You are responsible for instituting adequate procedures against irregularities and improprieties and enforcing adherence to generally accepted accounting principles.)

     h. Does your organization have a formal basis to distribute or allocate costs reflected in your financial statement? Yes_____ No____. Please explain principal allocation techniques used or proposed to be used. Indicate the allocation base used for each type of cost allotment.

     i. Indicate the types of liability insurance your organization maintains. State the amount of coverage and the name and address of the carrier.

     j. Please attach a complete analysis of revenues and expenses by business segment (lines of business) and by geographic area (within Arizona and outside Arizona) for your company or your company's owners.

     k. Are there any suits, judgments., tax deficiencies, or claims pending against your organization?
          Yes_____ No_____.

          If yes, briefly describe each item and indicate the dollar amount, either actual or estimated.

     l. In the last 12 months has your firm or organization paid any bonuses, provided any gifts over a dollar value of $500, or in any other way provided a financial reward, over and above salary, to any staff member, board member or other personnel associated with the firm or organization? Yes_____ No_____. If yes, describe to whom it was given, the type of reward, its value and source(s) of revenue.

18.  SUBCONTRACTOR'S BACKGROUND CHECK INFORMATION

     All Management Services Subcontractors must provide sufficient information concerning key personnel to enable AHCCCSA to conduct background checks. Please provide a list of all key personnel giving the following information for each:

     a.  Name
     b.  All other names ever used
     c.  Social Security Account Number
     d.  Date of Birth

     e.  Place of Birth
     f.  All addresses for the last 10 years
     g. Ever suspended from any federal program for any reason? If yes, please explain.

19.  SUBCONTRACTOR RESTRICTION OF COMPETITION STATEMENT

     In connection with the Management Services Subcontractor's participation in this procurement the Management Services Subcontractor (to include its employees) to the best of its knowledge and belief:

     a. has not disclosed and will not knowingly disclose the prices, or any matter relating to such prices, to any other offeror, subcontractor or competitor,

     b. has not attempted and will not make any attempt to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.



          ---------------------------------------------------------------------
          Management Services Subcontractor Signature



          ---------------------------------------------------------------------
          Print Name and Title

     The Management Services Subcontractor shall insert in the applicable space below, if the Management Services Offeror has no parent company, its own employer's identification number (Federal social security number used on employer's quarterly federal tax return, U.S. Treasury Department Form
     941), or, if the Subcontractor has a parent company, the employer's identification number of the parent company.

     Management Services Subcontractor
     Employer Identification No. ____________________________________

     Parent Company's
     Employer Identification No. ____________________________________

ATTACHMENT D: SAMPLE LETTER OF INTENT

(No alterations or changes are permitted. Provider must submit a separate letter of intent for each service site or AHCCCS ID#. This letter is subject to verification by AHCCCS.)

The provider signing below is willing to enter into contract negotiations with [Offeror's name] for provision of covered services to AHCCCS members enrolled with [Offeror's name]. This provider intends to sign a contract with [Offeror's name] if [Offeror's name] is awarded an AHCCCS contract beginning 10/1/97 in the provider's service area and an acceptable agreement can be reached between the provider and [Offeror's name]. Signing this Letter of Intent does not obligate the provider to sign a contract with [Offeror's name]; however, please do not sign this Letter of Intent unless you seriously intend to enter into negotiations with the above mentioned health plan.

The following information is furnished by the provider:

1.   AHCCCS IDENTIFICATION NUMBER _____________________________________________

2.   PROVIDER'S PRINTED NAME __________________________________________________

3.   ADDRESS (where services will be provided)_________________________________

     ________________________________________________ ZIP CODE ________________

4.   COUNTY______________   5. TELEPHONE_________________  6. FAX______________

7.   CHECK ALL THAT APPLY:

____ A. Primary Care Physician              ____ Family Practice      Services: ____ EPSDT
                                            ____ General Practice               ____ OB
                                            ____ Pediatrician                   ____ Family Planning

____ B. Primary Care Nurse Practitioner     ____ Family Practice      Services: ____ EPSDT
                                            ____ General Practice               ____ OB
                                            ____ Pediatric                      ____ Family Planning

____C.  Primary Care Physician's Assistant  ____ Family Practice      Services: ____ EPSDT
                                            ____ General Practice               ____ OB
                                            ____ Pediatrician                   ____ Family Planning
____ D. Physician - Specialist- (Specify) _____________________________________
____ E. Hospital
____ F. Pharmacy
____ G. Laboratory
____ H. Medical Imaging
____ I. Emergency Transportation (Air or Ground)
____ J. Medically Necessary Transportation
____ K. Nursing Facility
____ L. Dentist
____ M. Therapy (Specify Physical Therapy, Occupational Therapy, Speech, Respiratory)
____ N. Behavioral Health Provider (Specify) ______________________________________________
____ O. Podiatrist
____ P. Durable Medical Equipment
____ Q. Home Health Agency
____ R. Home Infusion Provider
____ S. Chiropractor
____ T. Optometrist/Optician
____ U. Other (Please Specify) ____________________________________________________________

NOTICE TO PROVIDERS: This Letter of Intent will be used by Arizona Health Care Cost Containment System Administration in its bid evaluation and contract award process. You should only sign this Letter of Intent if you intend to enter into contract negotiations with (offeror's name) it they receive a contract award. It you are signing on behalf of a physician, please provide evidence of authority.

8.   PROVIDER SIGNATURE _____________________________TITLE_____________________

9.   PRINTED NAME OF SIGNER____________________________________________________

10.  DATE __________________________________

--------------------------------------------------------------------------------
Subcontracts                             54.
--------------------------------------------------------------------------------
                                         55.
--------------------------------------------------------------------------------
                                         56.
--------------------------------------------------------------------------------
                                         57.
--------------------------------------------------------------------------------
                                         58.
--------------------------------------------------------------------------------
                                         59.
--------------------------------------------------------------------------------
                                         60.
--------------------------------------------------------------------------------
                                         61.
--------------------------------------------------------------------------------
Encounters                               62.
--------------------------------------------------------------------------------
                                         63.
--------------------------------------------------------------------------------
                                         64.
--------------------------------------------------------------------------------
                                         65.
--------------------------------------------------------------------------------
                                         66.
--------------------------------------------------------------------------------
                                         67.
--------------------------------------------------------------------------------
Claims/Third Party Liability             68.
--------------------------------------------------------------------------------
                                         69.
--------------------------------------------------------------------------------
                                         70.
--------------------------------------------------------------------------------
                                         71.
--------------------------------------------------------------------------------
                                         72.
--------------------------------------------------------------------------------
                                         73.
--------------------------------------------------------------------------------
                                         74.
--------------------------------------------------------------------------------
Financial Standards                      75.
--------------------------------------------------------------------------------
                                         76.
--------------------------------------------------------------------------------
                                         77.
--------------------------------------------------------------------------------
                                         78.
--------------------------------------------------------------------------------
                                         79.
--------------------------------------------------------------------------------
                                         80.
--------------------------------------------------------------------------------
Liability Management                     81.
--------------------------------------------------------------------------------
                                         82.
--------------------------------------------------------------------------------
                                         83.
--------------------------------------------------------------------------------
                                         84.
--------------------------------------------------------------------------------
Grievance and Appeals                    85.
--------------------------------------------------------------------------------
                                         86.
--------------------------------------------------------------------------------
                                         87.
--------------------------------------------------------------------------------
                                         88.
--------------------------------------------------------------------------------
                                         89.
--------------------------------------------------------------------------------
                                         90.
--------------------------------------------------------------------------------
                                         91.
--------------------------------------------------------------------------------

                                                          [END OF CHECKLIST]

Amend  14/97
                                     OFFEROR _________________________________

ATTACHMENT D:     NETWORK SUMMARY FORM

Summarize your network by County, by City, by provider type, by specialty and PCP on this form.

     County ____________________            City __________________________

                                                                                                                NUMBER OF:
                                                                                                                ----------
              AHCCCS PROVIDER TYPE                          PROV. TYPE            SPECIALTY (SPEC.)         SPEC.          PCPS
              --------------------                          ----------            -----------------         ----           ----
                                                              NUMBER
                                                            ----------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------    ---------     ---------

--------------------------------------------------     --------------------   ------------------------     ---------     ---------

                                                                               PCP TOTAL

PLEASE DUPLICATE THIS FORM IF YOU NEED ADDITIONAL SPACE, AND NUMBER EACH PAGE SEQUENTIALLY. PLEASE PROVIDE A DESCRIPTION OF ANY CODES USED.

PLEASE NOTE: THE SPECIALTY COLUMN ONLY NEEDS TO BE COMPLETED IF APPLICABLE.

          ATTACHMENT E: INSTRUCTIONS FOR PREPARING CAPITATION PROPOSAL

INTRODUCTION:

All capitation proposals must be submitted to AHCCCSA on the AHCCCS Capitation Rate Calculation Sheet (CRCS) Bid Disk. All best and final offers must also be submitted on the AHCCCS CRCS Bid Disk. A CRCS must be completed for each rate code in each Geographic Service Area (GSA) that the Offeror is bidding. The Offeror must also use the CRCS Bid Disk to print and submit Section B, Capitation Rates, of the Request for Proposal (RFP).

BID DISK CHANGES FROM CYE 95:

Several modifications have been made to the CRCS Bid Disk since the CYE 95 bid year. The changes are summarized as follows:

a. The "Prepared by" and "Preparation Date" have been deleted from the bid disk screens. Now the program will automatically print the current date when the Offeror prints the reports.
b. MN/MI with Medicare and MN/MI without Medicare will be bid as one rate code: MN/MI.
c. The TANF (previously AFDC) and CCP rate codes have been combined so that the Offeror will bid both populations under one rate code. In addition, the TANF/CCP rate code will be bid on an age/sex basis.
d. Several service lines on the CRCS have been changed. "Hospital Outpatient" has been changed to "Outpatient Facility". The term "Surgical Service" has been removed. "Other Professional" has been added to account for services related to Physician Assistants, Nurse Midwives, Nurse Practitioners, etc. Finally, the "Family Planning" and "Mental Health" lines have been removed. These costs should now be reported as part of the "Other Costs - Miscellaneous" line item.
e. Another change in rates code screens is the addition of the SOBRA Family Planning screens. Women whose SOBRA eligibility has been terminated are eligible only for family planning services for a maximum of 24 months under the SOBRA Family Planning Services Extension Program. Previously paid on a fee-for-service basis by AHCCCS, these services will now be paid on a capitated basis and the Offeror is required to complete a CRCS for these services.
f. Screen 3 of 3 of the SOBRA Supplemental has been modified to add a line to show the capitation offset to the total cost of services related to SOBRA births. The program will automatically calculate this line item by taking 6 months (the average number of months of capitation typically paid a contractor for a SOBRA women) times the Offeror's bid per the CRCS for the TANF/CCP 14-44 year-olds (F) rate code.
g. In accordance with Section H, Paragraph 9, Award of Contract, of the RFP, bid screens are presented by rate code and by Geographic Service Area, rather than by rate code and by county.

HELP SCREENS:

The CYE 98 CRCS Bid Disk has Help screens available to answer questions every step of the way. The Offeror can access the Help screens at any time by pressing the Fl key. In addition, the program contains on-screen instructions for each screen.

GETTING STARTED:

The CYE 98 CRCS Bid Disk program requires approximately 525K bytes of available main memory to run properly. Boot your machine to the DOS prompt. Insert the CYE 98 CRCS Bid Disk. Change the default drive to the disk drive containing the CYE 98 CRCS Bid Disk by typing "A:" or "B:" (whichever drive contains the CYE 98 Bid Disk) and press the [Enter] key. Type "CRCS98" and press the [Enter] key. This will initiate the program and will bring up the main menu.

MAIN MENU OPTIONS:

The main menu to the CYE 98 CRCS Bid Disk offers the following seven options:

1.   Bidding         Input or Edit capitation rate data.
2.   Summary         Display previously calculated net capitation rates for all rate codes and all Geographic Service Areas.
3.   Print           Send detail and/or summary information to the printer.
4.   Submit/Copy     Copy capitation bids to diskette for submission of data to
                     AHCCCS.
5.   Supplement      Browse through sections of RFP directly related to this
                     bid program.
6.   Utilities       Set screen colors, change printer destination, bulk erase
                     data, etc.
7.   Exit            Leave this program.

FORMAT OF CAPITATION RATE CALCULATION SHEET:

The CRCS for all rate codes consists of three screens requiting data input. For all rate codes, except SOBRA women and SOBRA Family Planning, screen 1 of 3 contains the following bid elements: 1) Hospital Inpatient, 2) Outpatient Facility, 3) Emergency Roam, 4) Primary Care, 5) Referral Physician, 6) Other Professional, and 7) Pharmacy. The Offeror will have to enter: annual utilization units per 1,000 members, cost per unit, and co-pay amounts (where applicable) for each of the seven bid elements listed above. The program will automatically calculate the per member per month (PMPM) amount for each of these bid elements.

Screen 2 of 3 for all rate codes, except SOBRA women and SOBRA Family Planning, contains the following bid elements: 1) Lab, X-ray, and Medical Imaging, 2) Physical Therapy, 3) DME and Oxygen, 4) NP and Home Health Care, 5) Ambulance and Medically Necessary Transportation, 6) Dental, and 7) Miscellaneous. The Offeror must enter the PMPM amount for each of these seven bid elements.

Screen 3 of 3 for all rate codes, except SOBRA women and SOBRA Family Planning, contains the following bid elements: 1) Reinsurance, 2) Third Party Recoveries,
3) Administration Charges, 4) Profit and Contingencies. The Offeror must enter the PMPM amount for each of these four bid elements. The program will automatically calculate the Net Capitation Rate based on data entered.

The SOBRA women rate codes are capitated on a monthly basis at the TANF/CCP capitation rate for the GSA of residence. The SOBRA CRCS to be completed by the Offeror is for the SOBRA Supplement payment only. The Contractor will be eligible to receive the SOBRA Supplement payment upon the birth of a child to a SOBRA eligible women enrolled with the Contractor.

The CRCS for the SOBRA Supplement is comprised of 3 screens requiring data input. Screen 1 of 3 for the SOBRA Supplement contains the following bid elements: 1) Hospital Inpatient, 2) Lab and Testing, 3) Transportation, 4) Pharmacy, 5) OB/GYN, 6) Specialist/Anesthesia, and 7) Other. Elements 1 through 4 require utilization units and unit costs to be entered for a vaginal delivery and separately for a cesarean delivery. The program computes the amount per birth automatically for these elements. The Offeror shall enter the per birth amount directly for bid elements 5 through 7.

Screen 2 of 3 for the SOBRA Supplement contains the following bid elements: 1) Third Party Recoveries, 2) Administration Charges, 3) Profit and Contingencies. The Offeror shall enter the per birth amounts for vaginal and cesarean deliveries for each of these bid elements. The Offeror must enter the percent of vaginal deliveries expected (must be between 50-100%). The program will calculate the weighted average SOBRA Supplement bid automatically.

Screen 3 of 3 for the SOBRA Supplement details the calculation for the Capitation Offset and Net Capitation Rate. The program will calculate both items automatically.

The CRCS for SOBRA Family Planning is comprised of 3 screens requiring data input. Screen 1 of 3 contains the following bid elements: 1) Outpatient Facility, 2) Primary Care, 3) Referral Physician, 4) Other Professional, and 5) Pharmacy. The Offeror must enter: annual utilization units per 1,000 members, cost per unit, and co-pay amounts (where applicable) for each of the five bid elements listed above. The program will automatically calculate the per member per month (PMPM) amount for each of these bid elements.

Screen 2 of 3 for SOBRA Family Planning, contains the following bid elements: 1) Lab, X-ray, and Medical Imaging, 2) Medically Necessary Transportation, and 3) Miscellaneous. The Offeror shall enter the PMPM amount for each of these three bid elements.

Screen 3 of 3 for SOBRA Family Planning, contains the following bid elements: 1) Third Party Recoveries, 2) Administration Charges, 3) Profit and Contingencies. The Offeror must enter the PMPM amount for each of these three bid elements. The program will automatically calculate the Net Capitation rate based on data entered.

TECHNICAL NOTES:

The following is a list of miscellaneous technical notes which may be helpful to the Offeror:

a.   Decimal points must be entered manually.
b.   Help screens can be accessed at any time by pressing the F1 key.
c. Before saving or copying data to a new disk make sure the new disk is formatted.
d.   Within the CRCS screens, the Page Up key will take you to the previous screen.
e.   Within the CRCS screens, the Page Down key will take you to the next screen.
f. Use the up and down arrow keys to scroll vertically through the data entry fields within the CRCS screens.
g. Use Tab and Shift Tab to Scroll horizontally through the data entry fields within the CRCS screens.
h. Within the CRCS screens the F3 key takes you to the previous rate code far the GSA.
i.   Within the CRCS screens the F4 key takes you to the next rate code far the
     GSA.
j.   Within the CRCS screens the F7 key takes you to the previous GSA (same rate code).
k.   Within the CRCS screens the F8 key takes you to the next GSA (same rate code).
l. Within the CRCS screens the F10 key will save the data that has been entered/edited and return to main CRCS menu.
M    The Esc key cancels the function or menu in progress.
n. Calculations are rounded to 2 decimal places whenever a calculated result produces more than 2 decimal places.

INSTALLING CRCS BID DISK ON A NETWORK OR HARD DRIVE

The CRCS Bid Disk can be copied to a directory on a network or a local PC hard drive merely by copying all of the files on the disk to a directory. If the program is installed on a network, care must be taken to allow only one person at a time to use the program or a loss of bid data could occur. To run the program on a local PC hard drive, you must first switch over to the drive and directory where the program is located before running the program for it to run properly.

LISTING OF FILES INCLUDED ON THE BID DISK:

The following files are included on the CRCS Bid Disk:

CRCS98.EXE                 The CRCS Bid Program.
R98.DAT                    Data file containing the section of the RFP that
                           directly pertains to
this bid disk. H98.DAT     Help file used by the bid program.
HP98.DAT                   Supplementary help file.
DATA98.DAT                 Data file  containing  your bids.  This file can be
                           copies to a diskette manually or menu option #4 in the CRCS Bid Program will copy it for you.

If you have any technical questions relating to the operation or functions of the CYE 98 CRCS Bid Disk call the AHCCCS/OMC customer technical support desk at
(602) 417-4564.

ATTACHMENT F:  PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the Contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

------------------------------------------------------------------------------------------------------------------------
       REPORT                               WHEN DUE             SOURCE/REFERENCE               AHCCS CONTACT
------------------------------------------------------------------------------------------------------------------------
Monthly Financial Report             45 days after the end of    Reporting Guide                Financial Manager
                                     the month, as applicable
------------------------------------------------------------------------------------------------------------------------
Quarterly Financial Report           60 days after the end of    Reporting Guide                Financial Manager
                                     the each quarter
------------------------------------------------------------------------------------------------------------------------
Draft Annual Audit Report            90 days after the end of    Reporting Guide                Financial Manager
                                     each fiscal year
------------------------------------------------------------------------------------------------------------------------
Draft Management Letter              90 days after the end of    Reporting Guide                Financial Manager
                                     each fiscal year
------------------------------------------------------------------------------------------------------------------------
Final Annual Audit Report            120 days after the end of   Reporting Guide                Financial Manager
                                     each fiscal year
------------------------------------------------------------------------------------------------------------------------
Final Management Letter              120 days after the end of   Reporting Guide                Financial Manager
                                     each fiscal year
------------------------------------------------------------------------------------------------------------------------
Accountant's Report on Compliance    120 days after the end of   Reporting Guide                Financial Manager
                                     each fiscal year
------------------------------------------------------------------------------------------------------------------------
Reconciliation--Annual Audit and     120 days after the end of   Reporting Guide                Financial Manager
Plan Year-to-Date Financial Report   each fiscal year
Information
------------------------------------------------------------------------------------------------------------------------
Financial Disclosure Report          120 days after the end of   Reporting Guide                Financial Manager
                                     each fiscal year
------------------------------------------------------------------------------------------------------------------------
Annual Analysis of Profitability     120 days after the end of   Reporting Guide                Financial Manager
by Major Rate Code (by County)       each fiscal year
------------------------------------------------------------------------------------------------------------------------
Provider Affiliation Tape            10 business days after      PMMIS Provider-to-Health       Health Plan Operations
                                     the beginning of each       Plan magnetic tape             Manager
                                     quarter                     submission and processing
------------------------------------------------------------------------------------------------------------------------
18-20 NON-SMI Status Report          15 days after the end of    Instructions on form           Behavioral Health
                                     each month                                                 Manager
------------------------------------------------------------------------------------------------------------------------
Encounter Data - Magnetic Tape       Monthly, according to       Encounter Manual               Encounter Administrator
Submission                           established schedule
------------------------------------------------------------------------------------------------------------------------
Corrected Pended Encounter Tape      Monthly, according to       Encounter Manual               Encounter Administrator
                                     established schedule
------------------------------------------------------------------------------------------------------------------------
New Day Tape                         Monthly, according to       Encounter Manual               Encounter Administrator
                                     established schedule
------------------------------------------------------------------------------------------------------------------------
Medical Records for Data Validation  6 weeks after the request   RFP, Section C, Paragraph 1    Data Validation Manager
                                     received from AHCCCSA
------------------------------------------------------------------------------------------------------------------------
Quarterly Grievance Report           45 days after the end of    RFP, Section D, Paragraph 26   Administrative
                                     each quarter                                               Assistant
------------------------------------------------------------------------------------------------------------------------
Comprehensive Dental Plan            Annually on November (1)    RFP, Section D, Paragraph 16   Acute Care Program
                                                                                                Manager
------------------------------------------------------------------------------------------------------------------------
EPSDT Progress Report - Quarterly    15 days after the end of    AMPM, Chapter 400              Acute Care Program
Update                               each quarter                                               Manager
------------------------------------------------------------------------------------------------------------------------
Quarterly Inpatient Hospital         15 days after the end of    State Medicaid Manual and      Acute Care Program
Showing                              each quarter                the AMPM, Chapter 900          manager
------------------------------------------------------------------------------------------------------------------------

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals.

The algorithm employs a data table and a formula to assign cases (a case may be a member or a household of members) to contractors using the target percentages developed. The algorithm data table consists of all the zip codes in the state, all contractors serving each zip code area, and the target percentages by rate code within each zip code.

The contractor farthest away from its target percentage within a zip code and rate code, the largest negative difference, is assigned the next case for that zip code. The equation used is:

         (t/T) - P = d

t = The total members assigned to the zip code per rate code category for the contractor
T = The total members assigned to the zip code per rate code category, all contractors combined
P = The target percentage of members for the rate code for the contractor d = The difference

The algorithm is calculated after each assignment to give a new difference for each contractor. When more than one contractor has the same difference, and their differences are greater than all other contractors, the contractor with the lowest Health Plan I.D. Number will be assigned the case.

The member population assigned by the algorithm includes:

1.   MN/MI members that are newly eligible to the AHCCCS program.
2. Members that are categorically eligible (plus EAC and ELIC) that did not choose a contractor within the prescribed time limits.
3. MN/MI members who have been enrolled with a contractor but have changed zip codes and the previous contractor is not available in the new zip code.
4.   MN/MI members with a break in eligibility of 90 days or greater.

All contractors, within a given geographic service area (GSA) and for each rate code, will have a placement in the algorithm and will receive members accordingly. A contractor with a more favorable target percentage in the algorithm will receive proportionally more members. Conversely, a contractor with a lower target percentage in the algorithm will receive proportionally fewer members. The algorithm favors contractors with both lower final bids and awarded rates. The algorithm also favors those contractors with programs that score higher based on AHCCCSA's evaluation criteria.

DEVELOPMENT OF THE TARGET PERCENTAGES FOR CATEGORICAL MEMBERS (INCLUDING EAC AND
ELIC)

For the first year of the contract, the algorithm target percentages will be developed using the methodology described below. However, for subsequent years, AHCCCS reserves the right to change the algorithm methodology to assure assignments are made in the best interest of the AHCCCS program and the state.

For the categorical rate codes (plus EAC and ELIC), a contractor's placement in the algorithm is based upon the following three factors which are weighted equally (i.e., 33.33%):

1. The final capitation rate bid submitted by the contractor. Final bids that are below the bottom of the rate range will be assigned to the bottom of the rate range for development of the target percentages.
2.   The contractor's final awarded rate from AHCCCSA.
3.   The contractor's score on the Program component of the proposal.

Points will be assigned to each contractor by rate code by GSA. Based on the rankings of the final bids submitted and the final awarded rates, each contractor will be assigned a number of points for each of these two components separately as follows:

                           TABLE FOR FACTORS #1 AND #2

-----------------------------------------------------------------------------------------------------------------------
  Number of
  Awards in      Lowest     2nd Lowest   3rd Lowest   4th Lowest   5th Lowest   6th Lowest   7th Lowest   8th Lowest
    GSA            Rate         Rate         Rate         Rate         Rate         Rate         Rate         Rate
-----------------------------------------------------------------------------------------------------------------------
      2            60           40
-----------------------------------------------------------------------------------------------------------------------
      3            44           32           24
-----------------------------------------------------------------------------------------------------------------------
      4            35           28           22           15
-----------------------------------------------------------------------------------------------------------------------
      5            30           25           20           15           10
-----------------------------------------------------------------------------------------------------------------------
      6            26           23           19           15           11            6
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

Contractors that have equal bids in a GSA for the same rate code will be given an equal percentage of the points for all of the positions combined.

The third component of the calculation, program scores, will be assigned a number of points based on where the contractor ranks among the scores. The higher the score, the more points assigned. For this component, points will be assigned as follows:

                               TABLE FOR FACTOR #3

--------------------------------------------------------------------------------------------------------------------------
  Number of
  Awards in     Program   2nd Highest   3rd Highest  4th Highest   5th Highest   6th Highest   7th Highest    8th Highest
     GSA         Score       Score         Score        Score         Score         Score          Score         Score
--------------------------------------------------------------------------------------------------------------------------
      2            60           40
--------------------------------------------------------------------------------------------------------------------------
      3            44           32           24
--------------------------------------------------------------------------------------------------------------------------
      4            35           28           22           15
--------------------------------------------------------------------------------------------------------------------------
      5            30           25           20           15           10
--------------------------------------------------------------------------------------------------------------------------
      6            26           23           19           15           11            6
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

Contractors that have equal program scores will be given an equal percentage of the points for all of the positions combined.

The points awarded for the three components will be combined as follows to give the target percentage for each contractor by GSA by rate code.

Final Bid Points + Awarded Bid Points + Program Score Points = TARGET PERCENTAGE
------------------------------------------------------------
                         300

DEVELOPMENT OF THE TARGET PERCENTAGES FOR NON-CATEGORICAL MEMBERS (MN/MIS)

For the non-categorical rate codes, a contractor's placement in the algorithm is based upon the final capitation rate awarded by AHCCCSA. The target percentages will be assigned as follows:

--------------------------------------------------------------------------------------------------------------------------
  Number of      Lowest
  Awards in      Awarded     2nd Lowest   3rd Lowest   4th Lowest   5th Lowest   6th Lowest   7th Lowest   8th Lowest
    GSA            Rate         Rate         Rate         Rate         Rate         Rate         Rate         Rate
--------------------------------------------------------------------------------------------------------------------------
      2            55%          45%
--------------------------------------------------------------------------------------------------------------------------
      3            39%          32%          29%
--------------------------------------------------------------------------------------------------------------------------
      4            30%          26%          24%          20%
--------------------------------------------------------------------------------------------------------------------------
      5            26%          21%          19%          18%          16%
--------------------------------------------------------------------------------------------------------------------------
      6            22%          19%          17%          16%          14%          12%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

Contractors that have equal bids in a GSA for the same rate code will be given an equal percentage of the positions combined.

ATTACHMENT H: GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; and R9-22-804. It shall include the following provisions:

a. The grievance procedure will be provided to members upon enrollment, to all subcontractors at time of contract, and to non-contracting providers within 10 days of the date of receipt of the claim. For non-contracting providers, the grievance procedure may be mailed with the remittance advice provided the remittance is sent within 45 days of receipt of claim.
b. Specific individual(s) are appointed with authority to require corrective action to administer the grievance policy.
c. A log is maintained for all grievances containing sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved.
d. Within five working days of receipt, the grievant is informed by letter that the grievance has been received. The letter must also be in a second language when 200 members or 5% of the Contractor's enrolled population, whichever is greater, is non-English speaking.
e. Each grievance is thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Contractor's policies and procedures, ensuring that facts are gathered from all parties.
f. All documentation received and mailed by Contractor during the grievance process is dated.
g. All grievances are filed in a secure, designated area and are retained for five years following the final decision, judicial appeal or close of a grievance.
h. A copy of the Contractor's final decision will be either hand-delivered or delivered by certified mail to all parties whose interest has been adversely affected by the decision. The final decision shall be mailed to all other parties by regular mail. The date of the final decision shall be the date of personal delivery or, if mailed, the postmark date of the mailing. The final decision must include, and describe in detail, the following:
       1.     the nature of the grievance
       2.     the issues involved
       3.     the reasons supporting the Contractor's decision including references to applicable statute, rule and procedure
       4.     the grievant's right to appeal the Contractor's decision to
              AHCCCSA by filing the appeal to the Contractor no later than 15 days alter the date of the Contractor's final decision. This must also be written in a second language, if applicable.
i. If the Contractor's final decision is appealed, all supporting documentation must be received by AHCCCSA, Office of Grievance and Appeals no later than five working days from the date the Contractor receives the appeal or from the date of the oral or written request from AHCCCSA, Office of Grievance and Appeals.
       The appeal file must contain a cover letter that includes:
       1.     grievant's name
       2.     grievant's AHCCCS ID number
       3.     grievant's address
       4.     phone number (if available)
       5.     date of receipt of grievance and appeal
       6. summary of the Contractor's actions undertaken to resolve the grievance and basis thereof
j.     The following material shall be included in the appeal file:
       1.     written request of the grievant asking for the appeal

       2.     copies of the entire file which include the investigations and/or medical records; and the Contractor's grievance decision
       3.     other information used by the Contractor to resolve the grievance and that would be necessary to AHCCCSA to resolve the grievance.
k. The Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Contractor verbally or in writing. If the Contractor elects to use an alternative resolution process, it must be administered and completed within 30 days from receipt of the dispute. If the matter is not resolved to the grievant's satisfaction within the 30-day period, the dispute must then be adjudicated using the grievance standards contained above. However, the Contractor must render the written grievance decision within a maximum of 45 days from the date of the initial filing of the grievance or dispute unless a longer period was agreed to by the parties involved.
l. For all disputes where an alternative resolution is proposed, the Contractor must inform the grievant of the Contractor's resolution and ask the grievant if the resolution is acceptable no later than 30 days from the date that the dispute is initially presented to the Contractor. If acknowledged as acceptable, the matter may be closed. If the member or provider states that the resolution is unacceptable, the Contractor must then treat the dispute as a formal grievance and abide by the standards contained above.
m. For all disputes where an alternative resolution is proposed, the Contractor must maintain a separate log, complying with paragraphs c. and
       g. above.

HOSPITAL REIMBURSEMENT PILOT PROGRAM - MARICOPA AND PIMA COUNTIES ONLY (SEE SECTION D, PARAGRAPH 35):
Arbitration may be used in lieu of the grievance and appeal procedure. If arbitration is used, the hospital contract must identify:
a.     The parties agreement on arbitrating claims arising from the contract;
b.     Whether arbitration is non-binding or binding;
c.     Timeliness of arbitration;
d.     What contract provisions may be appealed;
e.     What rules will govern arbitrations;
f.     The number of arbitrators that will be used;
g.     How arbitrators will be selected; and
h.     How arbitrators will be compensated.

ATTACHMENT I: ENCOUNTER SUBMISSION REQUIREMENTS


The Contractor will be assessed sanctions for noncompliance with encounter submission requirements. AHCCCSA may also perform special reviews of encounter data, such as comparing encounter reports to the Contractor's claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

PENDED ENCOUNTER CORRECTIONS

The Contractor must resolve all pended encounters within 100 days of the original processing data. A sanction of $5.00 each month will be imposed for each encounter pended for more than 100 days unless the pend is due to AHCCCSA error. "AHCCCSA error" is defined as a pended encounter which (1) AHCCCSA acknowledges to be the result of its own error, and (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCSA. AHCCCSA reserves the right to adjust the sanction amount if circumstances warrant.

When the Contractor notifies AHCCCSA in writing that the resolution of a pended encounter depends on AHCCCSA rather than the Contractor, AHCCCSA will respond in writing within 30 days of receipt of such notification. The AHCCCSA response will report the status of each pending encounter problem or issue in question.

Pended encounters will not qualify as AHCCCSA errors if AHCCCSA reviews the Contractor's notification and asks the Contractor to research the issue and provide additional substantiating documentation, or if AHCCCSA disagrees with the Contractor's claim of AHCCCSA error. If a pended encounter being researched by AHCCCSA is later determined not to be caused by AHCCCSA error, the Contractor may be sanctioned retroactively.

Before imposing sanctions, AHCCCSA will notify the Contractor in writing of the total number of encounters pended more than 100 days and the number of such encounters not subject to sanction because of AHCCCSA error.

ENCOUNTER VALIDATION STUDIES

Per HCFA requirement, AHCCCSA will conduct encounter validation studies of the Contractor's encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor's submitted encounter data. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly.

The following reflects AHCCCSA's encounter validation study process and sanction policy as of 10/1/97. AHCCCSA may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with HCFA. The Contractor will be notified in writing of any significant change in study methodology.

AHCCCSA will conduct two encounter validation studies. Study "A" examines non-institutional services (form HCFA 1500 encounters), and Study "B" examines institutional services (form UB-92 encounters).

AHCCCSA will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to

AHCCCSA. In the case of medical records requests, the Contractor's failure to provide AHCCCSA with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCSA does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the Contractor may be sanctioned up to 5% of its annual capitation payment.

The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. These criteria are defined as follows:

         Timeliness: The time elapsed between the date of service and the date that the encounter is received at AHCCCS. All encounters must be received by AHCCCSA no later than 240 days after the end of the month in which the service was rendered, or the effective date of enrollment with the Contractor, whichever is later. For all encounters for which timeliness is evaluated, a sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter record is received by AHCCCSA more than 240 days after the date determined above. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin. Timeliness will be evaluated through retrospective encounter validation studies for contract years through 10/95-9/96, inclusive. Pending HCFA approval, for contract years 10/97-9/98 and after, timeliness will be evaluated concurrently as encounters are received based on the difference between the receipt date at AHCCCS and the date of service.

         Correctness: A correct encounter contains a complete and accurate description of AHCCCS covered services provided to a member. A sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter is incomplete or incorrectly coded. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

         Omission of data: An encounter not submitted to AHCCCSA or an encounter inappropriately deleted from AHCCCSA's pending encounter file or historical files in lieu of correction of such record. For Study "A" and for Study "B", a sanction per encounter error extrapolated to the population of encounters may be assessed for an omission. It is anticipated that the sanction amount will be $5.00 per error extrapolated to the population of encounters for Study "A" and $10.00 per error extrapolated to the population of encounters for Study "B"; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

For encounter validation studies, AHCCCSA will select all approved and pended encounters to be studied no earlier than 240 days after the end of the month in which the service was rendered. Once AHCCCSA has selected the Contractor's encounters for encounter validation studies, subsequent encounter submissions for the period being studied will not be considered.

AHCCCSA may review all of the Contractor's submitted encounters, or may select a sample. The sample size, or number of encounters to be reviewed, will be determined using statistical methods in order to accurately estimate the Contractor's error rates. Error rates will be calculated by dividing the number of errors found by the number of encounters reviewed. A 95% confidence interval will be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. If error rates are based on a sample, the error rate used for sanction purposes will be the lower limit of the confidence interval.

Encounter validation methodology and statistical formulas are provided in the AHCCCS Encounter Data Validation Technical Document, which is available in the Bidders Library. This document also provides examples which illustrate how AHCCCSA determines study sample sizes, error rates, confidence intervals, and sanction amounts.

Written preliminary results of all encounter validation studies will be sent to the Contractor for review and comment. The Contractor will have a maximum of 30 days to review results and provide AHCCCSA with additional documentation that would affect the final calculation of error rates and sanctions. AHCCCSA will examine the Contractor's documentation and may revise study results if warranted. Written final results of the study will then be sent to the Contractor and communicated to HCFA, and any sanctions will be assessed.

The Contractor may file a written challenge to sanctions assessed by AHCCCSA not more than 35 days after the Contractor receives final study results from AHCCCSA. Challenges will be reviewed by AHCCCSA and a written decision will be rendered no later than 60 days from the date of receipt of a timely challenge. Sanctions shall not apply to encounter errors successfully challenged. A challenge must be filed on a timely basis and a decision must be rendered by AHCCCSA prior to filing a grievance pursuant to Article 8 of AHCCCS Rules. Sanction amounts will be deducted from the Contractor's capitation payment.

ATTACHMENT J: NEW OFFEROR REVIEW GUIDE

This document contains interview guides and worksheets for use in evaluating the existing infrastructure and potential readiness of new offerors to participate in the AHCCCS program. There are separate guides and worksheets for each of four review areas, as well as a final section for recording summary findings. Each evaluator will complete the readiness review guides and worksheets pertaining to his/her section of the review and assign a grade (A, B, or C). In assigning the grade, evaluators will determine whether the organization:

a. Demonstrates full readiness to meet AHCCCS program standards as of the time of the review (i.e., has in place a core health plan infrastructure, as well as specific components relevant to a mandatory Medicaid managed care program); OR

b. Demonstrates the existence of a core health plan infrastructure, as well as: l) an understanding of what modifications will be required to modify its system to meet AHCCCS program standards and 2) a reasonable plan for making such modifications; OR

c. Fails to demonstrate the existence of a core health plan infrastructure and/or an understanding of what modifications will be required to meet AHCCCS program standards.

REVIEWER PREPARATION ACTIVITIES: The chart at the back of this section contains a summary of the interviews to be conducted on-site, as well as the documents to be examined by reviewers. Prior to the review, the new offeror should be contacted for purposes of arranging the necessary interviews and confirming availability of the requested documents. Note that some documents may be included in offeror proposals. To the extent these are available prior to the site visit, reviewers will examine them beforehand. Reviewers also will examine the CYE 98 AHCCCS RFP and the new offeror's full proposal, again assuming it is available prior to the visit.

POST REVIEW ACTIVITIES: Following the completion of on-site activities, reviewers should record findings in the summary section of the guide, being certain to document fully the basis for any "C" grades awarded to a plan. The individual functional area findings then should be used by the review team's leader to make a final judgment and recommendation to AHCCCS with respect to the readiness of the new offeror to meet all program standards at the start of the next contract cycle, if awarded a contract.

                       EVALUATION SCOPE SUMMARY BY SECTION

----------------------------------------------------------------------------------------------------------------------
          SECTION                           INTERVIEWS                                DOCUMENT REVIEW
----------------------------------------------------------------------------------------------------------------------
Administration and            a.   Health Plan CEO or Government       a.       Resumes for Key Staff
Management                         Programs Director                   b.       Implementation Plan
                              b.   AHCCCS Program Manger (if           c.       Financial Policies and Procedures
                                   identified)                         d.       Financial Reports
                              c.   Health Plan CFO
----------------------------------------------------------------------------------------------------------------------
Member Enrollment and         d.   Individual to be identified         e.       Member Enrollment/Services Policies
Services                           by plan                                      and Procedures
                                                                       f.       Customer Service Representative
                                                                                Reference Guides
                                                                       g.       New Employee Training Materials
----------------------------------------------------------------------------------------------------------------------
Quality Management/Medical    e.   Medical Director                    h.       Credentialling Policies & Procedures
Management                    f.   Quality Management/Medical          i.       Medical Management Policies &
                                   Management Director(s)                       Procedures
                                                                       j.       Quality Management Plan
----------------------------------------------------------------------------------------------------------------------
Claims/Encounters             g.   Claims Director                     k.       Claims Policies and Procedures
Processing/MIS                h.   MIS Director                        l.       Sampling of Claims/Remittance Advices
----------------------------------------------------------------------------------------------------------------------

I.   ADMINISTRATION AND MANAGEMENT

INTERVIEW TOPICAL AREAS
1.       Experience with Managed Care (Commercial and Medicaid)
2.       General Implementation/Readiness Activities
3.       Proposed Infrastructure for AHCCCS Program Management
4.       Financial Management


DOCUMENT INSPECTION
1.       Resumes/Job Descriptions for Key Staff
2.       Implementation Plan for AHCCCS Program Management
a.       Financial Policies and Procedures
4.       Financial Reports

AM1. EXPERIENCE WITH MANAGED CARE

1. Provide an overview of your organization's experience in managing full risk capitation products.
         a. Commercial products outside of Arizona (where operate; years; number of enrollees)
         b. Commercial products within Arizona (where operate; years; number of enrollees)
         c. Medicaid products outside of Arizona (where operate; years; number of enrollees)

2. What do you see as the key differences between meeting the requirements of your existing contracts versus what would be required for demonstrating full compliance with AHCCCS standards?
         a. Differentiation between commercial and Medicaid lines of business (member education/sophistication; EPSDT requirements for children; maternal health; large disabled population)
         b. Differentiation between AHCCCS program and other Medicaid programs in which offeror currently operates if applicable (mandatory enrollment; inclusion of SSI beneficiaries; large rural component; American Indian population)

AM2. GENERAL IMPLEMENTATION/READINESS ACTIVITIES

1. Describe your hiring and intended training activities to prepare for participation in the AHCCCS program.
         a.       Key management slots (schedule for hiring)
         b.       Other staff (how were staffing numbers developed?)
         c. Training (what general training will be required for all employees, regardless of functional area?)

2.       Describe the status of network development activities.
         a. Primary care (if awarded contract, timetable and plan for converting LOIs to contracts)
         b.       Specialists
         c.       Hospitals
         d. Other providers (pharmacies, transportation, behavioral health, dental)

3.   Implementation Plan
         a.       Describe the status of your formal implementation plan.
         b. What did you draw upon in setting timetables and resource commitments (e.g., experience in other Medicaid programs)?
         c. Who is accountable for the plan's timely execution and how will its execution be monitored by senior management?
         d. Have you previously undertaken any expansions similar in scope to this one? Were they accomplished on-schedule? What were the major operational issues confronted and how were they resolved?

AM3. PROPOSED INFRASTRUCTURE FOR AHCCCS PROGRAM MANAGEMENT
1.       Where will your administrative offices for the program be located?

         a. Functions to be housed in-State (status -- has space been acquired/leased; if bidding for multiple counties, what functions will be established within each county and which will be administered from a central State office?)
         b. Functions to be housed out-of-State (how will these be linked to your in-State operations; is this a model already used by your organization for other programs?)

AM4. FINANCIAL MANAGEMENT

1.       Discuss your financial expectations with respect to the AHCCCS program.
         a.       Medical expense and administrative expense (how determined).
         b. Discuss your experience in other Medicaid programs (if applicable).
2.       Describe the methods used for tracking separate lines of business.
         a.       Medical expense
         b.       Corporate overhead (allocation methodology)
3.       Describe other components of your financial reporting system.
         a. What types of financial management reports do you currently generate? How often? Who reviews?
         b.       Describe IBNR/RBUC methodology.
         c. What modifications, if any, do you see as necessary for the AHCCCS program as it relates to financial management?
CHART AM-A: RESUMES/JOB DESCRIPTIONS FOR KEY STAFF
                  Instructions: Obtain resumes for existing staff and job descriptions for unfilled positions. Fill-out chart for each position. If no resume or job description available, note as such. In all cases, review the resume or job description for the individual who would be most directly responsible for the AHCCCS contract (e.g., if the plan has a corporate Member Services Director but will designate an AHCCCS Member Services Manager, review the latter).

-----------------------------------------------------------------------------------------------------------------------------------
                             RELEVANT MANAGED CARE     RELEVANT MEDICAID       EDUCATION/TRAINING/
                             EXPERIENCE (ACTUAL OR   EXPERIENCE (ACTUAL OR      LICENSE (ACTUAL OR
         POSITION                  REQUIRED)               REQUIRED)                REQUIRED)             COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
CEO or AHCCCS Program
Director
-----------------------------------------------------------------------------------------------------------------------------------
CFO
-----------------------------------------------------------------------------------------------------------------------------------
Medical Director
-----------------------------------------------------------------------------------------------------------------------------------
QM/MM Director
-----------------------------------------------------------------------------------------------------------------------------------
Claims Director
-----------------------------------------------------------------------------------------------------------------------------------
MIS Director
-----------------------------------------------------------------------------------------------------------------------------------
Member Svcs Director
-----------------------------------------------------------------------------------------------------------------------------------
Prov. Svcs. Dir.
-----------------------------------------------------------------------------------------------------------------------------------

Additional Comments:


CHART AM-B: IMPLEMENTATION PLAN
                  Instructions: Obtain organization's implementation plan(s) for preparing to participate in the AHCCCS program. Document whether the identified major tasks are addressed within each functional area and, if so, the expected completion date. Note in comments section whether the workplan appears sufficiently detailed, whether tasks are ordered appropriately, and whether the timeline is both realistic and rapid enough to assure readiness at the start of the next contract cycle. If no plan exists for a particular functional area, or if all necessary components already are in place, note this as well.

--------------------------------------------------------------------------------------------------------------------
                                                                                        TARGET
                                                                        ADDRESSED?     COMPLETION
   FUNCTIONAL AREA                IMPLEMENTATION ACTIVITY               (YES OR NO)       DATE           COMMENTS
--------------------------------------------------------------------------------------------------------------------
Administration          Hiring Program Director
                        Obtaining office space, phone system

Enrollment and Member   Hiring a Member Services Director
Services                Hiring Member Services Staff
                        Developing AHCCCS-specific policies &
                        procedures
                        Developing AHCCCS-specific CSR reference
                        guides/scripts
                        Acquiring and installing CSR workstations
                        to accommodate AHCCCS enrollment
                        Training Member Services staff (CSRs)
                        Producing materials for new members
                        (handbook, other)

--------------------------------------------------------------------------------------------------------------------
Quality Mgt/Medical     Hiring a Medical Director
Mgt. (QM/MM)            Hiring a QM/MM Director(s)
                        Hiring other QM/MM staff
                        Creating/updating PA policies for AHCCCS
                        program
                        Creating/updating concurrent review
                        policies for AHCCCS
                        Creating/updating retro review policies for
                        AHCCCS

--------------------------------------------------------------------------------------------------------------------
Prov. Contracting and   Hiring a Provider Services Director
Services                Completing contracting and credentialling
                        activities
                        Completing provider training and
                        orientation of office staff

--------------------------------------------------------------------------------------------------------------------
Claims/Encounters       Hiring a Claims Director (or finalizing
                        out-sourcing)
                        Hiring other claims staff to accommodate
                        volume (Number of staff and position titles
                        (i.e., Medical Review, Data Entry, etc.))
                        Updating claims policies and procedures for
                        AHCCCS
                        Enhancing processing capacity for AHCCCS

--------------------------------------------------------------------------------------------------------------------
MIS                     Hiring an MIS Director (or finalizing
                        out-sourcing)
                        Hiring other MIS staff
                        Enhancing MIS capacity for AHCCCS
--------------------------------------------------------------------------------------------------------------------

Additional comments:

CHART AM-C: FINANCIAL POLICIES AND PROCEDURES; GENERAL LEDGER
         Instructions: Obtain and review financial policies and procedures and general ledger of accounts. Document the adequacy of each with respect to health plan management in general, and the AHCCCS program in particular. Also note any inconsistencies with interview comments.

----------------------------------------------------------------------------------------------------------------------
                                                                                              ADEQUACY WITH RESPECT
           REVIEW AREA                    ADEQUACY FOR GENERAL FINANCIAL MANAGEMENT           TO THE AHCCCS PROGRAM
----------------------------------------------------------------------------------------------------------------------
Medical expense tracking
Administrative cost allocation
IBNR/RBUC methodology
Financial Reports
----------------------------------------------------------------------------------------------------------------------

II.  MEMBER ENROLLMENT AND SERVICES

INTERVIEW TOPICAL AREAS
1.       General Implementation/Readiness Activities
2.       Training of Member Services Staff (CSRs)
3.       Member Complaints

DOCUMENT INSPECTION
1.       Member Enrollment/Services Policies and Procedures
2.       CSR Reference Guides
3.       New Employee Training Materials

MS1. GENERAL IMPLEMENTATION/READINESS ACTIVITIES
1. Describe your existing Member Services capacity and how it will be expanded/modified for participation in the AHCCCS program.
         a.       Existing capacity (staff, workstations)
         b.       Expansion/modifications intended for AHCCCS (how determined?)
2. Describe how you do the following today (if applicable), your understanding of AHCCCS requirements in each area, and how your process will be modified for AHCCCS, if at all.
         a.       Contacting new members (methods and timeframes)
         b.       Assigning PCPs (timeframes and criteria)
         c. Encouraging initial physician visits; EPSDT screens (for children)
         d. Identifying members with special health care needs (e.g., asthma, diabetes, pregnancy etc.) and linking them with appropriate providers/services
         e. Assisting non-English speaking members; visually and hearing impaired members
         f. Handling non-compliant members (missed appointments; high risk behavior, unnecessary ER utilization)
         g. Producing/distributing educational materials to members (what exists today; reading level; commercial or Medicaid?)

MS2. TRAINING OF MEMBER SERVICES STAFF

1.       Describe your current training methods for new Member Services staff
         (CSRs) and how this will be modified for AHCCCS, if at all.
         a. Current (orientations; training materials; time spent working with senior CSRs)
         b.       AHCCCS
MS3. MEMBER COMPLAINTS
1. Describe your current process for receiving and responding to complaints (if applicable), your understanding of AHCCCS requirements, and how your process will be modified for AHCCCS, if at all.
         a. Current (who handles; logging; tracking; timeframes for resolution--medical and other)
         b.       AHCCCS

CHART MS-A: MEMBER ENROLLMENT/SERVICES POLICIES AND PROCEDURES
                  Instructions: Review policies and procedures for completeness and consistency with interview comments. Also indicate degree to which policies conform to AHCCCS standards or will require revision. If policies/procedures do not exist at all, note this as well.

--------------------------------------------------------------------------------------------------------------------
           POLICY/PROCEDURE                  COMPLETENESS/CONSISTENCY            CONFORMANCE TO AHCCCS STANDARDS
--------------------------------------------------------------------------------------------------------------------
Contracting new members
--------------------------------------------------------------------------------------------------------------------
Assigning PCPs
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Handling PCP change requests
--------------------------------------------------------------------------------------------------------------------
Assisting members to arrange
appointments
--------------------------------------------------------------------------------------------------------------------
Responding to member complaints
--------------------------------------------------------------------------------------------------------------------

Additional comments:

CHART MS-B: CSR REFERENCE GUIDES/SCRIPTS
         Instructions: Review CSR reference guides and telephone scripts for completeness and quality. Also indicate degree to which policies conform to AHCCCS standards or will require revision. If guides/scripts do not exist at all, note this as well.

--------------------------------------------------------------------------------------------------------------------
             GUIDE/SCRIPT                      COMPLETENESS/QUALITY              CONFORMANCE TO AHCCCS STANDARDS
--------------------------------------------------------------------------------------------------------------------
Assisting in PCP selection
--------------------------------------------------------------------------------------------------------------------
Handling PCP change requests
--------------------------------------------------------------------------------------------------------------------
Assisting members to arrange
appointments
--------------------------------------------------------------------------------------------------------------------
Addressing other member inquiries
--------------------------------------------------------------------------------------------------------------------

Additional comments:



MS-C:    NEW EMPLOYEE TRAINING MATERIALS
         Instructions: Review materials for completeness and consistency with interview comments. Also indicate degree to which policies conform to AHCCCS standards or will require revision. If materials do not exist at all, note this as well.

--------------------------------------------------------------------------------------------------------------------
            TRAINING AREA                    COMPLETENESS/CONSISTENCY            CONFORMANCE TO AHCCCS STANDARDS
--------------------------------------------------------------------------------------------------------------------
AHCCCS Program or Medicaid Programs
in General
--------------------------------------------------------------------------------------------------------------------
Assigning PCPs
--------------------------------------------------------------------------------------------------------------------
Handling PCP change requests
--------------------------------------------------------------------------------------------------------------------
Assisting members to arrange
appointments
--------------------------------------------------------------------------------------------------------------------
Responding to member complaints
--------------------------------------------------------------------------------------------------------------------


III. QUALITY MANAGEMENT/MEDICAL MANAGEMENT (QM/MM)

INTERVIEW TOPICAL AREAS
1.       General Implementation/Readiness Activities
2.       Understanding of Quality Management/Utilization Management (QM/UM)

DOCUMENT INSPECTION
1.       Credentialling Policies
2.       Medical Management Policies and Procedures

QM1. GENERAL IMPLEMENTATION/READINESS ACTIVITIES
1. Describe your existing QM/MM structure and how it will be enhanced/modified for participation in the AHCCCS program.
         a.       Existing structure/capacity (clinical staff; other)
         b. Enhancements/modifications intended for AHCCCS, including staffing (how determined?)

2. Describe how the following medical management components are currently addressed (if applicable), your understanding of AHCCCS requirements in each area, and how these components/policies will be modified for AHCCCS, if at all.
         a. Prior Authorization (what requires authorization; who reviews; timeframe for reviews: appeal process for denials)
         b. Concurrent review (who conducts; how often; protocols followed for discharge planning)
         c. Retrospective medical review (what is reviewed; who performs; follow-up to identified issues)
         d.       Pharmacy benefits management (describe)

QM2. UNDERSTANDING OF QM/UM
1. Describe how your QM/UM Plan addresses each of the following today, your understanding of QM requirements in each area, and how your QM/UM Plan will be modified to meet QM/AHCCCS standards.
         a. Responsible body/parties for oversight of QM/UM Plan (e.g., board)
         b. Quality Management Committee (composition; responsibilities; meeting frequency)
         c. Medical Director's role in QM/UM Plan development (FTE commitment; development/review of medical policies and protocols; involvement in medical management)
         d. Addressing member rights and responsibilities, including protection of confidential information
         e. Defining and monitoring standards for service availability/accessibility (PCP capacity; compliance with appointment standards; after-hours availability)
         f.       Medical records standards
         g. Monitoring for service over- and under-utilization among physicians; acting on findings
         h. Implementing effective case management and care coordination systems, including methods for identifying members with complex/chronic conditions and special health care needs
         i.       Selecting focused clinical study areas; performing same
         j.       Ensuring provision of EPSDT screens and immunizations
         k. Performing provider credentialling and recredentialling (scope of what is examined during credentialling; frequency of recredentialling; oversight of delegated credentialling activities)
         l. Describe how findings of QM/UM Plan and QM/UM Committee will be reviewed/responded to by Executive Committee (Board, etc.)

CHART QM-A: CREDENTIALLING/RECREDENTIALLING POLICIES AND PROCEDURES
         Instructions: Review credentialling policies for completeness and consistency with interview comments. If policies do not exist at all, note this as well:

----------------------------------------------------------------------------------------------------------------------
                                                                                        POLICIES ADDRESS
                               CREDENTIALLING AREA                                        YES        NO      COMMENTS
----------------------------------------------------------------------------------------------------------------------
Separate policies for credentialling and recredentialling
----------------------------------------------------------------------------------------------------------------------
Practitioner must hold current license and DEA certificate, as applicable
----------------------------------------------------------------------------------------------------------------------
Work history and association with hospitals, HMQs, PHPs, and medical groups examined
----------------------------------------------------------------------------------------------------------------------
National Practitioners Data Bank (NPDB) queried
----------------------------------------------------------------------------------------------------------------------
Holds current, adequate malpractice coverage
----------------------------------------------------------------------------------------------------------------------
Has not had medical staff privileges curtailed/suspended
----------------------------------------------------------------------------------------------------------------------
Has not had state license or DEA number revoked
----------------------------------------------------------------------------------------------------------------------
Has not been sanctioned by Medicare or Medicaid
----------------------------------------------------------------------------------------------------------------------
Applicant must list names and relevant information of providers who will serve as on-call designees for provider (applies to non-staff group models only)
----------------------------------------------------------------------------------------------------------------------
Applicant attests to validity of information provided
----------------------------------------------------------------------------------------------------------------------
Site visit is made to practitioner's office
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                      POLICIES ADDRESS
                               CREDENTIALLING AREA                                      YES        NO      COMMENTS
----------------------------------------------------------------------------------------------------------------------
RECREDENTIALLING POLICIES AND PROCEDURES
----------------------------------------------------------------------------------------------------------------------
Conducted at least every two years
----------------------------------------------------------------------------------------------------------------------
NPDB is queried
----------------------------------------------------------------------------------------------------------------------
Member complaints reviewed
----------------------------------------------------------------------------------------------------------------------
Results of chart audits/quality reviews examined
----------------------------------------------------------------------------------------------------------------------


CHART QM-B: MEDICAL MANAGEMENT POLICIES AND PROCEDURES
         Instructions: Review policies for completeness and consistency with interview comments. Also indicate degree to which policies conform to AHCCCS standards or will require revision. If policies do not exist at all, note this as well.

--------------------------------------------------------------------------------------------------------------------

        MEDICAL MANAGEMENT AREA                COMPLETENESS/CONSISTENCY             CONFORMANCE TO AHCCCS STANDARDS
--------------------------------------------------------------------------------------------------------------------
Prior Authorization
-        services requiring
-        process for requesting
-        after hours process
-        timeliness
-        appeal process
--------------------------------------------------------------------------------------------------------------------
Concurrent Review
-        staff to perform
-        protocols used
-        frequency
--------------------------------------------------------------------------------------------------------------------
Retrospective Review
-        cases requiring
-        staff to perform
-        follow-up
--------------------------------------------------------------------------------------------------------------------
Additional comments:


IV.  CLAIMS/INFORMATION SYSTEMS

INTERVIEW TOPICAL AREAS
1.       General Implementation/Readiness Activities

DOCUMENT INSPECTION
1.       Claims Sampling
2.       Claims Policies and Procedures

CL1. GENERAL IMPLEMENTATION/READINESS ACTIVITIES
1. Describe your existing claims processing system and capacity and how it will be enhanced/modified for participation in the AHCCCS program.
         a. Existing structure/capacity (age of system; in-house or outsourced; staffing; claims volume)
         b. Describe claims flow and timeliness of processing for hospital claims, physician claims, and pharmacy claims
         c. How will the claims system interface with the prior authorization system and concurrent review system to ensure claims are correctly paid?
         d. If claims are processed by a subcontractor, describe any modifications that will be necessary under the contract pursuant to participating in the AHCCCS program.

         e. If claims are processed by an in-house system, describe any enhancements/modifications intended for AHCCCS, including staffing. (How determined?)
         f. Do you process encounters, as opposed to claims, as part of your current operations? How do you produce encounters and how do you ensure their accuracy? Describe your understanding of AHCCCS encounter reporting requirements and any enhancements/modifications that will be necessary to meet them.
2. Describe your overall existing information system capacity and how it will be enhanced/modified for participation in the AHCCCS program.
         a. Existing structure/capacity (age of system; how supported; programmer staffing, ability/ experience in reporting HEDIS, or AEDIS - like indicators/outcome measurements)
         b. Enhancements/modifications intended for AHCCCS, including staffing (how determined?)

CHART CL-A: CLAIMS TESTING
         Instructions: Pull a sample of hospital and physician claims, following the sampling methodology to be supplied under separate cover. Examine each claim for completeness, clarity of remittance advice (if applicable), and timeliness of adjudication.

-----------------------------------------------------------------------------------------------------------------------
    CLAIM                                   DATE OF REM.        REMITTANCE      DATE OF PAYMENT OR
 NUMBER/TYPE           DATE OF RECEIPT      ADVICE ISSUE       ADVICE CLEAR?       FINAL DENIAL          COMMENTS
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------



CHART CL-B: CLAIMS POLICIES AND PROCEDURES
         Instructions: Review policies and procedures for completeness and timeliness and consistency with references. Also indicate degree to which policies conform to AHCCCS standards or will require revision. If policies/procedures do not exist at all, note this as well.

--------------------------------------------------------------------------------------------------------------------
                                                                                      CONFORMANCE TO AHCCCS
                  POLICY/PROCEDURE                       COMPLETENESS/TIMELINESS             STANDARDS
--------------------------------------------------------------------------------------------------------------------
Receipt and logging-in of claims
--------------------------------------------------------------------------------------------------------------------
Verification of prior authorization (if applicable)
--------------------------------------------------------------------------------------------------------------------
Edit/override authority for claims staff
--------------------------------------------------------------------------------------------------------------------
Claim matched against TPL information
--------------------------------------------------------------------------------------------------------------------
Remittance Advice information
--------------------------------------------------------------------------------------------------------------------
Payment/final adjudication timeframes
--------------------------------------------------------------------------------------------------------------------

V.       SUMMARY OF FINDINGS
                  Instructions: Assign a grade of "A", "B", or "C" for each review topical area and for each review section overall. Consider documentation findings as appropriate in grading related topical areas. Explain in detail the basis for any "C" findings. Team leader is responsible for assigning total grade, based on findings for the four review sections.

---------------------------------------------------------------------------------------------------------------------
                                                                  READINESS LEVEL
                        REVIEW AREA                                    A B C                       COMMENTS
---------------------------------------------------------------------------------------------------------------------
Administration and Management
---------------------------------------------------------------------------------------------------------------------
1.  Experience
---------------------------------------------------------------------------------------------------------------------
2.   General Implem./Readiness Activities
---------------------------------------------------------------------------------------------------------------------
3.   Proposed Infrastructure
---------------------------------------------------------------------------------------------------------------------
4.   Financial Management
---------------------------------------------------------------------------------------------------------------------
Overall Readiness - Admin. & Mgt.
---------------------------------------------------------------------------------------------------------------------
Member Enrollment and Services
---------------------------------------------------------------------------------------------------------------------
1.   General Implem./Readiness Activities
---------------------------------------------------------------------------------------------------------------------
2.   Training of Member Services Staff
---------------------------------------------------------------------------------------------------------------------
3.   Member Complaints
---------------------------------------------------------------------------------------------------------------------
Overall Readiness - Mbr. Enroll./Svcs.
---------------------------------------------------------------------------------------------------------------------
Quality Management and Medical Mgt.
---------------------------------------------------------------------------------------------------------------------
1.   General Implem./Readiness Activities
---------------------------------------------------------------------------------------------------------------------
2.   Understanding of QM/UM Plan (AHCCCS)
---------------------------------------------------------------------------------------------------------------------
Overall Readiness - QM/MM
---------------------------------------------------------------------------------------------------------------------
Claims/Information System
---------------------------------------------------------------------------------------------------------------------
1.       General Implem./Readiness Activities
---------------------------------------------------------------------------------------------------------------------
Overall Readiness - Claims/IS
---------------------------------------------------------------------------------------------------------------------

Overall Grade:

---------------------------------------------------------------------------------------------------------------------
Additional Comments:

ATTACHMENT K: EPSDT PERIODICITY SCHEDULE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                            EARLY                     MIDDLE
        PROCEDURES                               INFANCY                                  CHILDHOOD                  CHILDHOOD
                           ------------------------------------------------------------------------------------------------------
                           NEW    2-4   BY 1     2      4      6     9      12    15    18     24    3     4    5     6    8   10
                           BORN   DAY    MO      MO     MO     MO    MO     MO    MO    MO     MO    YR    YR   YR    YR   YR  YR

HISTORY INITIAL/INTERVAL    X      X      X      X      X      X     X      X     X      X     X     X     X    X     X    X   X
HEIGHT & WEIGHT             X      X      X      X      X      X     X      X     X      X     X     X     X    X     X    X   X
HEAD CIRCUMFERENCE          X      X      X      X      X      X     X      X     X      X     X
BLOOD PRESSURE                                                                                       X     X    X     X    X   X
NUTRITIONAL ASSESSMENT      X      X      X      X      X      X     X      X     X      X     X     X     X    X     X    X   X
VISION**
HEARING**/SPEECH
DEV./BEHAVIORAL ASSESS.     X      X      X      X      X      X     X      X     X      X     X     X     X    X     X    X   X
PHYSICAL EXAMINATION        X      X      X      X      X      X     X      X     X      X     X     X     X    X     X    X   X
IMMUNIZATION                X---  -----   ->     X      X      X           <-     X     ->                <-    X    ->        <-
TUBERCULIN TEST                                                             X     X      X     X     X     X    X     X    X   X
HEMATOCRIT/HEMOGLOBIN                     <-     <-    <-     <-     X
URINALYSIS                                                                                                      X
LEAD SCREEN                                                    X     ->                        X
ANTICIPATORY GUIDANCE       X      X      X      X      X      X     X      X     X      X     X     X     X    X     X    X   X
DENTAL REFERRAL**
---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------

        PROCEDURES                        ADOLESCENCE
                             -----------------------------------
                                12    14   16    18    20+ UP
                                YR    YR   YR    YR    TO 21  YR
                             -----------------------------------
HISTORY INITIAL/INTERVAL         X     X    X      X       X
HEIGHT & WEIGHT                  X     X    X      X       X
HEAD CIRCUMFERENCE
BLOOD PRESSURE                   X     X    X      X       X
NUTRITIONAL ASSESSMENT           X     X    X      X       X
VISION**
HEARING**/SPEECH
DEV./BEHAVIORAL ASSESS.          X     X    X      X       X
PHYSICAL EXAMINATION             X     X    X      X       X
IMMUNIZATION                     X    ->    ->
TUBERCULIN TEST                  X     X    X      X       X
HEMATOCRIT/HEMOGLOBIN            <-    X    ->    ->      ->
URINALYSIS                       <-    X    ->    ->      ->
LEAD SCREEN
ANTICIPATORY GUIDANCE            X     X    X      X       X
DENTAL REFERRAL**


THESE ARE MINIMUM REQUIREMENTS. IF AT ANY TIME OTHER PROCEDURES, TESTS, ETC. ARE MEDICALLY INDICATED, THE PHYSICIAN IS OBLIGATED TO PERFORM THEM. IF A CHILD COMES UNDER CARE FOR THE FIRST TIME AT ANY POINT ON THE SCHEDULE, OR IF ANY ITEMS ARE NOT ACCOMPLISHED AT THE SUGGESTED AGE, THE SCHEDULE SHOULD BE BROUGHT UP TO DATE AT THE EARLIEST POSSIBLE TIME.

KEY:  X   = TO BE COMPLETED        +    = TO BE PERFORMED FOR MEMBERS AT RISK

<-  X  -> = THE RANGE DURING WHICH A SERVICE MAY BE PROVIDED WITH THE
            X INDICATING THE PREFERRED AGE.

** SEE SEPARATE SCHEDULE FOR DETAIL.

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                           DENTAL PERIODICITY SCHEDULE



                   MONTHS                                          YEARS
PROCEDURE        BIRTH THRU        3      4      5        6        7        8        9       10      11       12       13       14
                 36 MONTHS
-----------------------------------------------------------------------------------------------------------------------------------
DENTAL               +             X      X      X        X        X        X        X       X        X        X        X        X
REFERRAL


                   MONTHS                                     YEARS
PROCEDURE        BIRTH THRU             15       16      17       18       19    20+ UP
                 36 MONTHS                                                        TO 21
---------------------------------------------------------------------------------------
DENTAL               +                   X       X        X        X        X       X
REFERRAL


REFERRALS FOR ROUTINE DENTAL VISITS SHOULD BEGIN AT AGE 3. EARLIER INITIAL DENTAL EVALUATIONS MAY BE APPROPRIATE FOR SOME CHILDREN. SUBSEQUENT EXAMINATIONS AS PRESCRIBED BY DENTIST.

KEY:     +  =  BIRTH TO 36 MONTHS IF INDICATED
         X = TO BE COMPLETED

ATTACHMENT L:   OFFEROR'S CHECKLIST


INSTRUCTIONS:

a. Offerors must submit all items below, except as noted. In the column titled "Offeror's Page #", the Offeror must enter the appropriate page numbers from its proposal where the AHCCCS Evaluation Panel may find the Offeror's response to that requirement.

b. A continuing offeror must submit all items below unless the specific submission requirement is waived as described in Section H of this RFP. If a continuing offeror is claiming full compliance under this provision, the offeror must enter "PER REVIEW" in the column titled "Offeror's Page #".

I.       GENERAL MATTERS

         ----------------------------------------------------------------------------------------------
                                                                DISCUSSED
                                                                IN SECTION/       RFP       OFFEROR'S
                                                                  PARA. #:       PAGE #:      PAGE #
         ----------------------------------------------------------------------------------------------
         Offeror's signature page                               (Front page)        1           N/A
         ----------------------------------------------------------------------------------------------
         Offeror's Checklist (this attachment)                      N/A            N/A
         ----------------------------------------------------------------------------------------------
         Certification of Accuracy of Information Provided          G.1            63           N/A
         ----------------------------------------------------------------------------------------------
         Certification of Non-Coercion                              G.2            63           N/A
         ----------------------------------------------------------------------------------------------
         Certification of Compliance/Anti-Kickback/Lab testing      G.3            63           N/A
         ----------------------------------------------------------------------------------------------
         Completion of all items in Section G of the RFP             G.           63-70
         ----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

NOTE: The "Reqmt. #"shown below in Parts II, III, IV and V refers to the numbered submission requirements outlined in Section H, Paragraph 1, pages 73-78 of this RFP.

II.      PROVIDER NETWORK

                     ---------------------------------------------------------------------------------
                                                                                        OFFEROR'S
                     SUBJECT:                                        REQMT. #:           PAGE #:
                     ---------------------------------------------------------------------------------
                     Network Development                             1. (a, b)
                     ---------------------------------------------------------------------------------
                                                                        2.
                     ---------------------------------------------------------------------------------
                                                                        3.
                     ---------------------------------------------------------------------------------
                     Monitoring/Control of Network                      4.
                     ---------------------------------------------------------------------------------
                                                                        5.
                     ---------------------------------------------------------------------------------
                                                                        6.
                     ---------------------------------------------------------------------------------
                     Network Communication                              7.
                     ---------------------------------------------------------------------------------
                                                                        8.
                     ---------------------------------------------------------------------------------
                                                                        9.
                     ---------------------------------------------------------------------------------
                                                                        10.
                     ---------------------------------------------------------------------------------
                                                                        11.
                     ---------------------------------------------------------------------------------
                     Capacity Analysis                                  12.
                     ---------------------------------------------------------------------------------
                                                                        13.
                     ---------------------------------------------------------------------------------
                                                                        14.
                     ---------------------------------------------------------------------------------

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT

                                                                          Page 1

-------------------------------------------------------------------------------------------------
AMENDMENT NUMBER:        CONTRACT NUMBER:         EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
       1                   YH8-0001-05                 October 1, 1997                  ACUTE
-------------------------------------------------------------------------------------------------
CONTRACTOR'S NAME AND ADDRESS:

         Pat Levin, President
         Health Choice Arizona
         1600 W. Broadway, Ste 260
         Tempe, AZ 85282-1502
-------------------------------------------------------------------------------------------------
PURPOSE OF AMENDMENT: To add conditions to the establishment of the contract.
-------------------------------------------------------------------------------------------------

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

The attached pages describe certain conditions that the above Offeror/Contractor must agree to in order to establish this contract. By signing, dating and returning both originals of this amendment, the Offeror/Contractor is agreeing to be bound by the new conditions contained herein.

NOTE. Please sign, date and return both originals to: Mark Renshaw
                                                      AHCCCS Contracts and
                                                      Purchasing
                                                      701 E. Jefferson
                                                      Phoenix, AZ 85034

-------------------------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED
AND IN FULL EFFECT.
-------------------------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:           SIGNATURE OF AHCCCSA CONTRACTING OFFICER:


         /s/ Pat Levin                                     /s/ Michael Veit
-------------------------------------------------------------------------------------------------
TYPED NAME:                                       TYPED NAME:
         Pat Levin                                         Michael Veit
-------------------------------------------------------------------------------------------------
TITLE:                                            TITLE:
         President                                         Contracts & Purchasing Administrator
-------------------------------------------------------------------------------------------------
DATE:                                             DATE:
         June 16, 1997                                     June 17, 1997
-------------------------------------------------------------------------------------------------

                         SPECIAL PROVISIONS (YH8-0001)

                            HEALTH CHOICE OF ARIZONA


1.       MINIMUM NETWORK STANDARDS

         Contractor must have made significant progress toward signed subcontracts with the entire provider network by July 15, 1997, in order to participate in "Open Enrollment". Contractors must have their entire provider network contracted, with contracts that meet or exceed the applicable Geographic Service Area (GSA) Minimum Network Standards, as outlined in Attachment B of this contract, by August 15, 1997. Furthermore, the Contractor must have in place a sufficient number of contracts with providers to ensure that all covered services, as described in Section D, paragraph 1 (Scope of Services) of this contract, will be provided in accordance with Section D, paragraph 19 (Appointment Standards) of this contract. Contractor must have a provider network that will be capable of serving the greater of your existing membership in a GSA or up to one quarter of the members in Pima County and one sixth of the members in Maricopa County, based on May 1997 members (see attached matrix of members to be covered by Network). Also attached is a matrix showing the contract awards by GSA, effective October 1, 1997.

         Failure to meet this provision may result in contract termination or the selection of an alternative contractor, financial sanctions, an enrollment cap, or other penalties in accordance with R9-22-405 and R9-22-406.

2.       COMPLIANCE WITH MARKETING POLICY

         Marketing materials can only list contracted providers. If Contractor is found to be in violation of the AHCCCS Health Plan Marketing Policy, Contractor may be subject to an enrollment cap in the applicable
         GSA(s) affected by the violation.

3.       REVISED FINANCIAL FORECASTS

         The contractor is required to supply AHCCCS with revised financial forecasts by 7/15/97 based on awarded rates, excluding prior period coverage revenues and expenses. On a statewide basis, provide financial forecasts including income statement and balance sheet for each year of the next three years. Any losses budgeted will require additional equity and performance bond coverage.

4.       PERFORMANCE BONDS

         Contractor must submit a detailed plan to meet the AHCCCS performance bond requirements to the Office of Managed Care by June 30, 1997. All performance bond account activity requires the advanced approval of AHCCCS. The performance bond must be posted within 15 days following notification by AHCCCSA of the amount required.

5.       MINIMUM CAPITALIZATION REQUIREMENTS AND EQUITY PER MEMBER

         The capitalization requirement must be met by June 30, 1997. Please refer to Section D, paragraph 55, of the CYE `98 Contract, for the minimum capitalization requirements by GSA. Contractor must maintain unencumbered equity, in the amount of $150 per non-SOBRA Family Planning Extension Services members enrolled, with no liens or obligations against it. Failure to meet this standard may result in an enrollment cap being imposed in any or all contracted GSA's.

6.       READINESS ASSESSMENT

         As discussed in Section D, paragraph 32 of this contract, AHCCCS may conduct Operational and Financial Readiness Reviews on all successful offerors. A contractor will be permitted to commence operations only if the Readiness Review establishes the ability to comply with contractual requirements. AHCCCS may enforce provisions of R9-22-405 and R9-22-406 if Contractor does not satisfy Readiness Review requirements.

7.       MANAGEMENT SERVICES SUBCONTRACTORS

         All proposed management services subcontracts and/or corporate cost allocation plans must be submitted to the Office of Managed Care for prior approval. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees.charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed. Further, no changes can be made to the management agreements without AHCCCS' prior approval. Finally, all administrative costs, including management fees, allocated fees, can not exceed 10% annually.

8.       ADDITIONAL FINANCIAL REPORTING

         Contractor is a wholly owned subsidiary of OrNda HealthCorp, a Delaware corporation. Consequently , contractor must submit quarterly unaudited financial information of the parent or sponsoring organization (balance sheet and income statement only) within 60 days of quarter end, and audited financial statements of the parent or sponsoring organization no later than 120 days after fiscal year end.

9.       PRIOR PERIOD COVERAGE RATES

         AHCCCS acknowledges that the final offered prior period coverage rates have not been provided and will provide the Contractor with these rates as soon as possible.

                       Members to be Covered by Network by Offerors

            Offerors           GSA #1   GSA #2    GSA #3     GSA #4     GSA #5     GSA #6     GSA #7     GSA #8      GSA #9
---------------------------------------------------------------------------------------------------------------------------
Access Blue Connection                   8,100    8,264       7,181                31,055
---------------------------------------------------------------------------------------------------------------------------
Arizona Physician IPA          12,459    7,190    9,019                 15,521     42,776      2,022      4,927      10,937
---------------------------------------------------------------------------------------------------------------------------
CIGNA Community Choice                                                             20,389
---------------------------------------------------------------------------------------------------------------------------
Doctor's Health Plan                                                                           2,545
---------------------------------------------------------------------------------------------------------------------------
Family Health Plan of NEAZ                                                                                3,431
---------------------------------------------------------------------------------------------------------------------------
Health Choice of Arizona                                                15,507     31,055
---------------------------------------------------------------------------------------------------------------------------
Maricopa Managed Care                                                              31,055
---------------------------------------------------------------------------------------------------------------------------
Mercy Care Plan                 7,994                                   15,507     39,126                            9,969
---------------------------------------------------------------------------------------------------------------------------
Phoenix Health Plan/C.C.                                     10,841                31,055
---------------------------------------------------------------------------------------------------------------------------
Pima Health Plan                                                        11,509
---------------------------------------------------------------------------------------------------------------------------
University Physicians                                                   15,507
---------------------------------------------------------------------------------------------------------------------------

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT

                                                                     Page 1 of 2

-------------------------------------------------------------------------------------------------
AMENDMENT NUMBER:        CONTRACT NUMBER:         EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
       2                   YH8-0001-05                 October 1, 1997                  ACUTE
-------------------------------------------------------------------------------------------------
CONTRACTOR'S NAME AND ADDRESS:

         Pat Levin, President
         Health Choice Arizona
         1600 W. Broadway, Ste 260
         Tempe, AZ 85282-1502
-------------------------------------------------------------------------------------------------
PURPOSE OF AMENDMENT: To set prospective and prior period capitation rates.

-------------------------------------------------------------------------------------------------

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:


         Effective 10/1/97, the Contractor will be paid prospective and prior period capitation in accordance with the rates shown on the following page.



NOTE. Please sign, date and return both originals to: Mark Renshaw
                                                      AHCCCS Contracts and
                                                      Purchasing
                                                      701 E. Jefferson
                                                      Phoenix, AZ 85034

-------------------------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED
AND IN FULL EFFECT.
-------------------------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:           SIGNATURE OF AHCCCSA CONTRACTING OFFICER:

         /s/ Pat Levin                                     /s/ Michael Veit
-------------------------------------------------------------------------------------------------
TYPED NAME:                                       TYPED NAME:
         Pat Levin                                         Michael Veit
-------------------------------------------------------------------------------------------------
TITLE:                                            TITLE:
         President                                         Contracts & Purchasing Administrator
-------------------------------------------------------------------------------------------------
DATE:                                             DATE:
         August 19, 1997                                   August 25, 1997
-------------------------------------------------------------------------------------------------

                                                                     Page 2 of 2
HEALTH CHOICE ARIZONA

The new capitation rates effective 10/1/97 are as follows:

                                  TANF
  GEOGRAPHIC          TANF        1-13,      TANF       TANF         TANF       SSI       SSI                        SOBRA
  SERVICE AREA       <1, M/F       M/F     14-44, F   14-44, M     45+, M/F    W/MED    W/O MED   MN/MI    SFP       KICK
----------------    ---------    ------    --------   --------     --------   -------   -------  -------  -----   ---------
GSA #5 (Pima)
   Prospective:     $  313.04    $51.96    $ 158.72    $ 72.90     $193.75    $118.52   $292.32  $331.47  $8.82   $4,260.88
           PPC:     $1,004.80    $31.27    $ 130.31    $ 73.36     $173.48    $ 13.81   $ 60.66  $292.12    N/A         N/A

GSA #6 (Maricopa)
   Prospective:     $  326.82    $52.73    $ 164.11    $ 74.59     $206.59    $130.77   $291.62  $406.27  $9.22   $4,432.33
           PPC:     $1,004.80    $31.27    $ 130.11    $ 73.36     $173.48    $ 13.81   $ 60.66  $292.12    N/A         N/A


PMPM amounts are based on a $35,000/$15,000 (MN/MI) reinsurance deductible level. PPC MN/MI rate is a daily rate.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                             SOLICITATION AMENDMENT

================================================================================
AMENDMENT NUMBER:   CONTRACT NUMBER:     EFFECTIVE DATE OF AMENDMENT:  PROGRAM:
       2                YH8-0001                  10/1/97                ACUTE
================================================================================
CONTRACTOR'S NAME AND ADDRESS:

         Health Choice Arizona, Inc.
         1600 W. Broadway, Suit 260
         Tempe, Arizona  85282

================================================================================
PURPOSE OF AMENDMENT:        To make various changes in solicitation provisions.

================================================================================
THE SOLICITATION REFERENCED ABOVE IS AMENDED AS FOLLOWS:


         The following paragraphs have been revised to reflect changes in capitation, reinsurance, best and final offer procedure, and bid evaluation:

                  Section D, Paragraph 22, Primary Care Provider Standards Section D, Paragraph 23, Other Provider Standards Section D, Paragraph 37, Compensation
                  Section D, Paragraph 39, Reinsurance
                  Section H, Paragraph 8, Best and Final Offers
                  Section 1, Paragraph 2, Capitation



NOTE TO OFFERORS: Please enter name and address above; enter name and title below; sign below. A copy of this signature page only must be submitted with your proposal.

================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT.
================================================================================
SIGNATURE OF AUTHORIZED REPRESENTATIVE:   SIGNATURE OF AHCCCSA CONTRACTING
                                          OFFICER:

         /s/ Patricia E. Levin                     /s/ Michael Veit
================================================================================
TYPED NAME:                               TYPED NAME:
         Patricia E. Levin                         Michael Veit
================================================================================
TITLE:                                    TITLE:
         President/CEO                             Contracts & Purchasing
                                                   Administrator
================================================================================
DATE:                                     DATE:
         May 12, 1997                              May 07, 1997
================================================================================

SECTION D, PROGRAM REQUIREMENT:

22.      PRIMARY CARE PROVIDER STANDARDS

"... Contractor policies and procedures shall be subject to approval by AHCCCSA,
Office of Managed Care, and shall be monitored through operational audits...."

23.      OTHER PROVIDER STANDARDS

"... Contractor policies shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services. Any waiver of this requirement by the Contractor must be approved in advance by
AHCCCSA...."

37.      COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, SOBRA supplement, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of fluids, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of ARS Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or NACHA transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the, electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in ARS ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This action shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation on newborns of members who were enrolled at the time of delivery.


RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For the first year of the contract, AHCCCSA will offer a reconciliation process for contractors whose total PPC cost experience (i.e., for all capitation risk groups) is more than 10% higher than the reimbursement associated with PPC (capitation and reinsurance). AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs. AHCCCSA may also require all Contractors to complete a reconciliation process and recoup from any Contractor, profit amounts in excess of a 10% limit.

AHCCCSA will develop a detailed reconciliation policy which will be distributed for review and comment at a later date.

PROSPECTIVE CAPITATION: The Contractor will be paid capitation for all prospective member months, including partial member months. AHCCCSA will make monthly capitation payments to the Contractor for each member enrolled with the Contractor on the first of the month as payment in full for any and all covered services provided to the member, Payment shall be made no later than the fifth working day of the month for which payment is due. For members enrolled at any time after the beginning of the month's payment cycle, capitation will be prorated from the effective date of enrollment through the remainder of the month of enrollment. These payments will be made by AHCCCS to Contractor on a weekly basis.

SOBRA SUPPLEMENT: When the Contractor has an enrolled SOBRA woman who delivers during a prospective enrollment period, the Contractor will be entitled to a SOBRA payment. SOBRA Supplemental payments will not apply to SOBRA women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this SOBRA payment for women who deliver at home. The Contractor is responsible for meeting the newborn notification requirements defined in AHCCCS Rule R9-22-342 before this payment will be made to the Contractor.

HIV-AIDS SUPPLEMENT: In addition to the capitation payment described above, a separate and additional payment will be made to the Contractor to help defray costs for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS. The list of AHCCCSA-approved protease inhibitors is available in the Bidder's Library.

On a quarterly basis, the Contractor shall submit to AHCCCSA, Office of Managed Care, an unduplicated monthly count of members, by rate code, who are using approved protease inhibitors. The report shall be submitted, along with the quarterly financial reporting package, within 60 days after the end of each quarter. (A sample of this reporting form may be found in the Bidder's Library.)

The rate of reimbursement for this separate payment will $634.50 per month and is subject to review during the term of the contract. Payment will be made quarterly to the Contractor based on the reported eligible members for the preceding quarter. AHCCCSA will review this HIV/AIDS-related data at least annually as part of its Operational and Financial Review and reserves the right to recoup any amounts paid for ineligible members as determined through this review as well as an associated penalty for incorrect reporting.

39.      REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage (see AHCCCS Rule R9-22-203 subsection B for excluded services). Reinsurance for the Hospital Reimbursement Pilot Program (See Section D, Paragraph 35, Hospital Reimbursement), will be paid in accordance with AHCCCS Rule R9-22-503.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract.

REGULAR REINSURANCE:

-----------------------------------------------------------------------------------
Statewide Plan Enrollment   Deductible-MN/MI    Deductible - Others  Coinsurance %
             0 - 19,999          $15,000               $20,000             75%
        20,000 - 49,999          $15,000               $35,000             75%
        50,000 and over          $15,000               $50,000             75%
-----------------------------------------------------------------------------------

If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available in the Bidder's Library.

PRIOR PERIOD COVERAGE REINSURANCE: For the first two years of the contract period, a separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. All Contractors, regardless of enrollment, will be subject to a deductible level anticipated to be between $3,000 and $8,000. The exact deductible level will be specified prior to award of contracts. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

The Contractor shall be subject to utilization and other reviews by AHCCCSA of care provided to a member which results in a reinsurance claim as referenced in R9-22-503 (G.3).

Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid random sampling . AHCCCSA, Office of the Medical Director, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations of the Contractor. A recoupment of reinsurance reimbursements made to the Contractor may occur based on the results of the medical review sampling. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia and members who receive covered organ and tissue transplantation including bone marrow, heart and other organ transplantation. For additional detail and restrictions see AHCCCS Rule R9-22-202. There is no deductible for catastrophic reinsurance cases and AHCCCS will reimburse the Contractor at 85% of the Contractor's covered costs. All catastrophic claims will be subject to medical review by AHCCCSA.

HEMOPHILIA: When an eligible member is identified as being catastrophically eligible by AHCCCSA due to a specific diagnosis of hemophilia (ICD9 286.0, 286.1, 286.2 and 286.4), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contract's paid amount. Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDA VP responders that are dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of the Medical Director Reinsurance Unit after diagnosis. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

TRANSPLANTS: Bone grafts, kidney and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor-paid amount whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Contractor of the responsibility for submitting encounters for catastrophic reinsurance services. The initial claims for reimbursement under the catastrophic reinsurance program must be filed no later than June 30th of the year following the contract year. Catastrophic reinsurance claims that are submitted within this time limit and are denied or adjusted, may be corrected until September 30th of the year following the contract year. All catastrophic reinsurance claims must be submitted in accordance with the AHCCCS Reinsurance Policy/Procedure Manual.


 [FROM SECTION H, INSTRUCTIONS TO OFFERORS]

8.       BEST AND FINAL OFFERS

AHCCCSA reserves the right to accept any or all initial offers without further negotiation and may choose not to request a best and final offer (BFO). Offerors are therefore advised to submit their most competitive offers at the outset. If it is considered in the best interest of the State, however, AHCCCSA may issue a written request to all offerors for a best and final offer in a particular geographic service area or areas. The purpose of a BFO request is to allow offerors an opportunity to resubmit bids for rate codes not previously accepted by AHCCCSA. This request will notify them of the date, time and place for the submission of their offers. In addition,

AHCCCSA will disclose to each offeror which of its bid rates are acceptable (within or below actuarial rate range), and which are not acceptable (above the actuarial rate range). All offerors whose final bid rates fall below the bottom of the actuarial rate range will have their rates increased to the bottom of that rate range after the final BFO. If an offeror does not submit a notice of withdrawal or a best and final offer, its immediate previous offer will be considered its best and final offer.

All BFOs must be submitted on the computer disk provided by AHCCCSA. AHCCCSA will limit the number of BFO rounds if it is in the best interest of the State. Offerors will be permitted, within the restrictions and limitations defined below, to adjust upward a capitation rate for a rate code that was previously accepted to offset the reduction of a capitation rate in another rate code in the first BFO round only. These restrictions and limitations include, but are not limited to:

a. An offeror will be allowed to adjust upward a previously accepted rate code bid only during the first BFO round;

b. The weighted amount of BFO increase cannot exceed the weighted amount of BFO reduction. AHCCCSA will furnish the Offeror the enrollment percentages, by rate code, by GSA, to be used in determining the weighted amount. Should the weighted amount of the adjustment exceed the weighted amount of the BFO reduction, AHCCCSA shall reject the first BFO and the adjustment (costing the Offeror the loss of the first BFO round in that GSA). Since a rate code can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment to previously accepted rate code bids in that GSA.

         For example, assume that MN/MI was the rate code where a BFO was needed and the offeror reduced this rate by $10. PMPM. Also assume the MN/MI rate code accounted for 9% of the members in the GSA.

         Weighted Average Capitation Reduction - 9% X $10.00 = $.90

         Assume the rate code adjusted upward was TANF and this rate code was increased by $2.00 PMPM. Also assume this rate code accounted for 50% of the members in the GSA.

         Weighted Average Capitation Increase - 50% X $2.00 =$1.00

         Therefore, the BFO would be rejected because the weighted amount of the BFO adjustment exceeded the weighted amount of the BFO reduction.

c. Contractors will not be allowed to decrease a bid in a BFO round if the initial bid was below the bottom of the rate range. If such a BFO is submitted it will be rejected.

d. If an adjustment during the initial BFO round causes the Offeror to exceed the upper range of any rate code, AHCCCSA will reject the adjustment and return the (adjusted) rate code to the initial capitation rate bid by the Offeror. Since a previously accepted rate code bid can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment for this rate code.

e. AHCCCSA reserves the sole right to accept or reject any adjustment. The Offeror by submitting an adjustment to a rate code is requesting approval by AHCCCSA; such approval shall not be automatic. If an initial bid is below the bottom of a rate range, it cannot be adjusted downward by the Offeror in a BFO round.

Capitation Rates Offered after the BFOs: As stated above AHCCCSA may limit the number of BFO rounds. After the final BFO round is complete, provided it is in the best interest of the state, AHCCCSA will cease issuing BFO requests. At this point, should the Offeror have a rate code(s) without an accepted capitation rate, AHCCCSA shall offer a capitation rate to the Offeror. The capitation rate offered shall be somewhere in the bottom half of the rate range (specific placement to be determined by AHCCCSA and its actuaries). Note that all rates offered in this manner shall be identical for all offerors in the same GSA and rate code.


[FROM SECTION I, EVALUATION FACTORS:]

2.       CAPITATION

The Offeror shall submit initial capitation bids by rate code grouping within a geographic service area. These initial bids will be evaluated and scored. The lowest bid within each geographic service area and rate code grouping will receive the maximum allowable points. If a bid is below the actuarial rate range, the bid will be evaluated as if it were at the bottom of the actuarial rate range. No additional points will be given for bids below the actuarial rate range. Conversely, the highest bid (within or above the actuarial rate range) will receive the least number of points.

If AHCCCSA requests best and final offers, these will be scored using the same methodology as was used to score the initial bids. The initial bid will be weighted 20% and the final bid will be weighted 80% for scoring. Offerors should note that AHCCCSA may not offer the opportunity to submit best and final offers.


                              [END OF AMENDMENT #2]

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT
                                                                     Page 1 of 1

-------------------------------------------------------------------------------------
AMENDMENT NUMBER:      CONTRACT NUMBER:     EFFECTIVE DATE OF AMENDMENT:     PROGRAM:

        3                Y -0001-05               October 1, 1997             ACUTE
-------------------------------------------------------------------------------------

CONTRACTOR'S NAME AND ADDRESS:

     Pat Levin, President
     Health Choice Arizona
     1600 W. Broadway, Ste 260
     Tempe, AZ 85282-1502

-------------------------------------------------------------------------------
PURPOSE OF AMENDMENT: To set prospective and prior period reinsurance thresholds.

-------------------------------------------------------------------------------
THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:



         Effective 10/1/97, the Contractor's prior period reinsurance threshold is $5,000 and its prospective reinsurance threshold is $35,000 ($15,000 MN/MI).



NOTE:  Please sign, date and return both originals to:   Mark Renshaw
                                                         AHCCCS Contracts and
                                                           Purchasing
                                                         701 E. Jefferson
                                                         Phoenix, AZ 85034


--------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT.
--------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:        SIGNATURE OF AHCCCSA CONTRACTING
                                               OFFICER:

/s/ Pat Levin                                  /s/ Michael Veit

--------------------------------------------------------------------------------
TYPED NAME:     PAT LEVIN                      TYPED NAME:     MICHAEL VEIT

--------------------------------------------------------------------------------
TITLE:     PRESIDENT                           TITLE:     CONTRACTS & PURCHASING
                                                          ADMINISTRATOR

--------------------------------------------------------------------------------
DATE:                                          DATE:
10/28/97                                       Oct 31, 1997


--------------------------------------------------------------------------------

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT
                                                                     Page 1 of 1
--------------------------------------------------------------------------------
AMENDMENT NUMBER:     CONTRACT NUMBER:    EFFECTIVE DATE OF AMENDMENT:  PROGRAM:

        4               YH8-0001-05               March 1, 1998          ACUTE
--------------------------------------------------------------------------------
CONTRACTOR'S NAME AND ADDRESS:

     Pat Levin, President
     Health Choice Arizona
     1600 W. Broadway, Ste 260
     Tempe, AZ 85282-1502
--------------------------------------------------------------------------------
PURPOSE OF AMENDMENT:  To re-number GSA's.

--------------------------------------------------------------------------------
THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

The Geographical Service Areas are re-numbered as follows:

         ORIGINAL DESIGNATION:              NEW DESIGNATION:

         GSA 1 (Yuma)                       GSA 2 (Yuma)
         GSA 2 (La Paz/Mohave)              GSA 4 (La Paz/Mohave)
         GSA 3 (Coconino/Yavapai)           GSA 6 (Coconino/Yavapai)
         GSA 4 (Gila/Pinal)                 GSA 8 (Gila/Pinal)
         GSA 5 (Pima)                       GSA 10 (Pima)
         GSA 6 (Maricopa)                   GSA 12 (Maricopa)
         GSA 7 (Graham/Greenlee)            GSA 14 (Graham/Greenlee)
         GSA 8 (Navajo/Apache)              GSA 16 (Navajo/Apache)
         GSA 9 (Cochise/Santa Cruz)         GSA 18 (Cochise/Santa Cruz)

NOTE:  Please sign, date and return both originals to:   Mark Renshaw
                                                         AHCCCS Contracts and
                                                           Purchasing
                                                         701 E. Jefferson
                                                         Phoenix, AZ 85034

--------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT.
--------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:     SIGNATURE OF AHCCCSA CONTRACTING
                                            OFFICER:

/s/  Pat Levin                              /s/ Michael Veit

--------------------------------------------------------------------------------
TYPED NAME:     PAT LEVIN                   TYPED NAME:     MICHAEL VEIT

--------------------------------------------------------------------------------
TITLE:     PRESIDENT                        TITLE:     CONTRACTS & PURCHASING
                                                       ADMINISTRATOR

--------------------------------------------------------------------------------
DATE:                                       DATE:
4/10/98                                     April 15, 1998

--------------------------------------------------------------------------------

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT

                                                                     Page 1 of 2

--------------------------------------------------------------------------------
AMENDMENT NUMBER:    CONTRACT NUMBER:     EFFECTIVE DATE OF AMENDMENT:  PROGRAM:

        5               YH8-0001-05               October 1, 1998       ACUTE
--------------------------------------------------------------------------------
CONTRACTOR'S NAME AND ADDRESS:

     Pat Levin, President
     Health Choice Arizona
     1600 W. Broadway, Ste 260
     Tempe, AZ 85282-1502

--------------------------------------------------------------------------------
PURPOSE OF AMENDMENT:  To set prospective and prior period capitation rates.

--------------------------------------------------------------------------------
THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:


         Effective 10/1/98, the Contractor will be paid prospective and prior period capitation in accordance with the rates shown on the following page.


NOTE:  Please sign, date and return both originals to:   Mark Renshaw
                                                         AHCCCS Contracts and
                                                          Purchasing
                                                         701 E. Jefferson
                                                         Phoenix, AZ 85034

--------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT.
--------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:     SIGNATURE OF AHCCCSA CONTRACTING
                                            OFFICER:

/s/ Pat Levin                               /s/ Michael Veit

--------------------------------------------------------------------------------
TYPED NAME:     PAT LEVIN                   TYPED NAME:     MICHAEL VEIT

--------------------------------------------------------------------------------
TITLE:     PRESIDENT                        TITLE:     CONTRACTS & PURCHASING
                                                       ADMINISTRATOR

--------------------------------------------------------------------------------
DATE:                                       DATE:
9/15/98                                     Sep 18 1998

--------------------------------------------------------------------------------

HEALTH CHOICE ARIZONA


The new capitation rates effective 10/1/98 are as follows:


-----------------------------------------------------------------------------------------------------------------------------------
                             TANF      TANF        TANF      TANF       TANF        SSI       SSI                           SOBRA
GEOGRAPHIC SERVICE AREA    <1, M/F   1-13, M/F   14-44, F  14-44, M   45+, M/F     W/MED    W/O MED     MN/MI    SFP         KICK
-----------------------------------------------------------------------------------------------------------------------------------

GSA #10 (PIMA):
            Prospective:   $ 296.62     $57.49    $158.66    $81.00    $198.67    $128.45   $317.16    $370.10  $18.84   $4,033.39
                    PPC:   $1164.82     $32.70    $136.50    $76.91    $180.25    $ 14.50   $ 61.79    $306.73     N/A         N/A
              Kids Care:    $270.86     $70.17    $135.29    $80.71

GSA #12 (MARICOPA):
            Prospective:   $ 312.65     $59.07    $165.41    $83.47    $211.79    $141.79   $314.96    $454.70  $19.68   $4,188.89
                    PPC:   $1164.82     $32.70    $136.50    $76.91    $180.25    $ 14.50   $ 61.79    $306.73     N/A         N/A
              Kids Care:   $ 281.83     $72.23    $140.17    $81.01


PMPM amounts are based on a $35,000/$15,000 (MN/MI) reinsurance deductible level. PPC MN/MI rate is a daily rate.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT

-------------------------------------------------------------------------------
AMENDMENT NUMBER:   CONTRACT NUMBER:    EFFECTIVE DATE OF AMENDMENT:   PROGRAM:

      6               YH8-0001-05             October 1, 1998             OMC
-------------------------------------------------------------------------------

CONTRACTOR'S NAME AND ADDRESS:

         Pat Levin, CEO
         Health Choice Arizona
         1600 W. Broadway, Ste 260
         Tempe, AZ 85282
-------------------------------------------------------------------------------

PURPOSE OF AMENDMENT: To extend the term of the contract for one year and to amend Sections C, D, and E and Attachments F and I.

-------------------------------------------------------------------------------

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

         The contract term is hereby extended for the period 10/1/98 - 9/30/99 in accordance with Section D, Paragraph 50.

         The contract is hereby amended in accordance with Section E, Paragraph
         30. Section C, Definitions, and Section D, Contract Requirements, are hereby replaced in their entirety by the attached pages 3-56 Each new page is shown with the footer "Acute Care Renewal, Revised 10/1/98" in the lower right-hand corner. Page 57 contains changes to Section E, Contract Clauses. Pages 58-62 contain complete revisions of Attachment F, Periodic Report Requirements, and Attachment I, Encounter Submission Requirements.

         Immediately following this signature page is a 5-page summary of the changes effective with this renewal amendment. Items in the summary preceded by "Clarification only" are clarifications of already existing requirements. Shaded areas indicate changes made since the first Summary was distributed to the health plans in Flagstaff on July 29, 1998.

         By signing this contract amendment, the Contractor is (1) agreeing to perform for an additional year according to the terms of the contract as amended, and (2) agreeing to the new and changed requirements contained herein.

         In addition to the text changes to Sections C, D and E and Attachments F and I contained herein, Attachment B (Minimum Network Requirements) is changed to delete the requirement for a pharmacy in Catalina and Wellton.

--------------------------------------------------------------------------------

EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT. (AS AMENDED)

--------------------------------------------------------------------------------

SIGNATURE OF AUTHORIZED              SIGNATURE OF AHCCCSA CONTRACTING
REPRESENTATIVE:                      OFFICER:

    /S/ PAT LEVIN                         /S/ MICHAEL VEIT
--------------------------------------------------------------------------------

TYPED NAME:                          TYPED NAME:
   PAT LEVIN                              MICHAEL VEIT
--------------------------------------------------------------------------------

TITLE:                               TITLE:
   CHIEF EXECUTIVE OFFICER                CONTRACTS AND PURCHASING ADMINISTRATOR
--------------------------------------------------------------------------------

DATE:                                DATE:
   8/27/98                                OCTOBER 13, 1998
--------------------------------------------------------------------------------

                 UPDATED SUMMARY OF CHANGES - ACUTE CARE CYE 99

This summary is provided as a convenience to the Contractor and is not to be construed as superseding or limiting the revised text which follows. It is believed to be an accurate and complete summary of changes which take effect 10/1/98; however, any conflict between the summary and the text will be resolved in favor of the text.

All text revisions summarized below are considered either an actual change to contract requirements or merely a clarification of existing requirements. The latter are clearly identified throughout the summary. Finally, numerous punctuation, grammar and style changes have been made throughout the revised text which have no effect on the contract requirements and which may not be otherwise identified.

Shaded areas below indicate changes made since the first Summary was distributed to the health plans in Flagstaff on July 29, 1998.

-----------------------------------------------------------------------------------------------------------------------
Para #:         PARAGRAPH TITLE:                  SUMMARY OF CHANGE OR CLARIFICATION:                            Pg. #
-----------------------------------------------------------------------------------------------------------------------
N/A             [Throughout the document]         References to the Arizona Administrative Code provisions         N/A
                                                  pertaining to the new KidsCare program (Title XXI) have
                                                  been added as appropriate throughout the document.
-----------------------------------------------------------------------------------------------------------------------
N/A             [Throughout the document]         The term "categorical", referring to eligibility for             N/A
                                                  AHCCSA benefits throughout federal programs, has been
                                                  replaced by "Title XIX", "Title XXI", and/or
                                                  "state-only" eligibility, as appropriate.
-----------------------------------------------------------------------------------------------------------------------
N/A             [Throughout the document]         Test that refers to the initial proposal or negotiation          N/A
                                                  processes now shows as deleted text.
-----------------------------------------------------------------------------------------------------------------------
N/A             [Throughout the document]         Since acronym "EPSDT" refers to a specific federally-defined     N/A
                                                  group of services and protocols, this reference has
                                                  been replaced where KidsCare eligibility and services,
                                                  which are more limited, would make use of the term
                                                  "EPSDT" inaccurate.
-----------------------------------------------------------------------------------------------------------------------
C               Section C, Definitions            Seven new definitions have been added.                           3-8
-----------------------------------------------------------------------------------------------------------------------
                           "                      CLARIFICATION ONLY: "SOBRA" definition changed to clarify          7
                                                  that AHCCSA provides only Medicaid services to pregnant
                                                  women.
-----------------------------------------------------------------------------------------------------------------------
                           "                      Definitions of "clean claim" and "tribal facility" added.        3,8
-----------------------------------------------------------------------------------------------------------------------
D.1             Scope of Services                 CLARIFICATION ONLY: ALL treatment options are to be               10
                                                  discussed with the member, even if needed services are not covered by the Contractor.
-----------------------------------------------------------------------------------------------------------------------
D.1                       "                       The Contractor is responsible for knowing and implementing        10
                                                  all requirements of the Balanced Budget Act of 1997, even
                                                  if not stated in this document.(*)
-----------------------------------------------------------------------------------------------------------------------
D.1                       "                       The Contractor is responsible for providing services, as          10
                                                  defined and limited throughout this document, to KidsCare
                                                  members.
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Para #:        PARAGRAPH TITLE:                   SUMMARY OF CHANGE OR CLARIFICATION:                            Pg. #
----------------------------------------------------------------------------------------------------------------------
D.1                      "                        "12-month period of enrollment" changed to "contract year"        10
                                                  for all KidsCare references.
----------------------------------------------------------------------------------------------------------------------
D.1                      "                        Licensed midwives and home deliveries are NOT covered for     10, 18
                                                  KidsCare members and kidney-pancreas transplants are
                                                  covered ONLY for KidsCare members.
----------------------------------------------------------------------------------------------------------------------
D.1.           "Behavioral Health"                CLARIFICATION ONLY: For state-only members, AHCCCSA will         11
                                                  pay for only the first three days of emergency service.
                                                  The Contractor may continue to provide services as needed
                                                  but must seek additional reimbursement elsewhere.
----------------------------------------------------------------------------------------------------------------------
D.1           "Chiropractic Services"             Description of chiropractic services added.                       11
----------------------------------------------------------------------------------------------------------------------
D.1           "EPSDT"                             Distinctions made between services under Title XIX and            11
                                                  Title XXI.
----------------------------------------------------------------------------------------------------------------------
D.1           "Emergency Services"                Emergency services are covered without prior authorization        12
                                                  for up to 72 hours.(*)
----------------------------------------------------------------------------------------------------------------------
D.1                     "                         "Prudent layperson" standard added, as well as the                12
                                                  coordination of post-stabilization care.(*)
----------------------------------------------------------------------------------------------------------------------
D.1                     "                         Liability for payment of certain emergency services for           12
                                                  Native Americans is changed.
----------------------------------------------------------------------------------------------------------------------
D.1           "Family Planning"                   Contractor must notify AHCCCSA when a SOBRA woman is              12
                                                  sterilized to prevent inappropriate enrollment in the SOBRA
                                                  Family Planning Services Extension Program.
                                                  Notification may be made at the time the newborn is
                                                  reported or after the sterilization procedure is
                                                  completed.
----------------------------------------------------------------------------------------------------------------------
D.1           "Hospice"                           Hospice services are added for members under age 21.              13
----------------------------------------------------------------------------------------------------------------------
D.1           "Maternity"                         Home delivery and licensed  midwives are not covered under        14
                                                  KidsCare.
----------------------------------------------------------------------------------------------------------------------
D.1           "Maternity"                         A normal newborn may be granted an extended stay in the           14
                                                  hospital when the mother's stay is extended.
----------------------------------------------------------------------------------------------------------------------
D.1           "Nursing Facility"                  CLARIFICATION ONLY: Christian Science sanatoria are               14
                                                  covered under the nursing facility requirement.
----------------------------------------------------------------------------------------------------------------------
D.1           "Prescription Medications"          OTC medication may be prescribed when it is determined to         14
                                                  be a lower-cost alternative to prescription medication.
----------------------------------------------------------------------------------------------------------------------
D.1           "Transplantations"                  Kidney-pancreas transplants are covered only for KidsCare         15
                                                  members.
----------------------------------------------------------------------------------------------------------------------
D.1           "Transportation"                    KidsCare members are not entitled to non-emergency                15
                                                  transportation except for transfers between facilities.
----------------------------------------------------------------------------------------------------------------------
D.2           Behavioral Health Services          The Contractor must provide behavioral health screenings          16
                                                  for Title XIX and KidsCare members under age 21.
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Para #        PARAGRAPH TITLE:                    SUMMARY OF CHANGE OR CLARIFICATION:                             Pg. #
-----------------------------------------------------------------------------------------------------------------------
D.2                   "                           CLARIFICATION ONLY: Details added on the Contractor's              16
                                                  responsibilities for referring members to ADHS and/or
                                                  the RBHA for behavioral health services.
-----------------------------------------------------------------------------------------------------------------------
D.2           "Service Plan"                      CLARIFICATION ONLY: Services shall be initiated within             16
                                                  30 days of the initial screening, not necessarily
                                                  completed within that time.
-----------------------------------------------------------------------------------------------------------------------
D.2           "Provider Network"                  CLARIFICATION ONLY: The Contractor would subcontract for           17
                                                  behavioral health services directly with a RBHA, not with
                                                  ADHS.
-----------------------------------------------------------------------------------------------------------------------
D.2           "Title XXI Members"                 Covered  behavioral health services for KidsCare members are    17-18
                                                  detailed.
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            "Psychotropic medication adjustment and monitoring" divided        18
                                                  into "Psychotropic  Medication" and Psychotropic medication adjustment and monitoring."
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            "Basic and intensive" added to Partial Care                        18
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            "Case management" added.                                           18
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            CLARIFICATION ONLY: KidsCare members are entitled to a             18
                                                  total of 30 outpatient visits per contract year.
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            Screening services do not count toward the 30-visit maximum.       18
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            Group therapy and group counseling count as one-half an            18
                                                  outpatient visit.
-----------------------------------------------------------------------------------------------------------------------
D.2                  "                            Bed hold days are not covered under KidsCare.                      18
-----------------------------------------------------------------------------------------------------------------------
D.2           "State-Only Members"                CLARIFICATION ONLY: Reimbursement for state-only                   18
                                                  emergency behavioral health service limited to three
                                                  days per episode.
-----------------------------------------------------------------------------------------------------------------------
D.4           Vaccine for Children Program        CLARIFICATION ONLY: Vaccines for AHCCCSA members under             18
                                                  age 19 are provided by the federal government at no
                                                  cost to any immunization provider who is registered
                                                  with ADHS/VFC. The Contractor must not use AHCCCSA
                                                  funds to purchase such vaccines.
-----------------------------------------------------------------------------------------------------------------------
D.5           Denials or Reductions of Services   Notification requirements mandated by Perry v. Kelly have          19
                                                  been incorporated into the Arizona Administration Code and are referenced here.
-----------------------------------------------------------------------------------------------------------------------
D.6           Enrollment and Disenrollment        List of groups for whom the Department of Economic Security        19
                                                  determined eligibility is updated.
-----------------------------------------------------------------------------------------------------------------------
D.6           "Health Plan Choice"                All members (except MN/MI) now receive a list of                   19
                                                  available health plans during the application process. Plan selection and effective dates of enrollment are described.
-----------------------------------------------------------------------------------------------------------------------
D.6           "Newborns"                          Effective date of enrollment for newborns is detailed.          20-21
                                                  AHCCCSA can now receive newborn notifications 24-hours
                                                  per day, 7 days per week.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Para #:       PARAGRAPH TITLE:                    SUMMARY OF CHANGE OR CLARIFICATION:                             Pg. #
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
D.6           "Enrollment Guarantees"             Enrollment guarantee for KidsCare is 12 months. Title              21
                                                  XIX remains at 5 months. Guarantee applies only one
                                                  time per eligibility category (i.e. KidsCare, Title
                                                  XIX, EAC).
-----------------------------------------------------------------------------------------------------------------------
D.6           "Native Americans"                  PL 93-638 tribal entities are added as a health plan choice        21
                                                  for Native Americans. Other details on health plan choice
                                                  for Native Americans added.
-----------------------------------------------------------------------------------------------------------------------
D.8           Member Information                  The reading grade level and evaluation methodology used to         22
                                                  determine  the reading level should be included with all
                                                  informational materials submitted to AHCCCSA.
-----------------------------------------------------------------------------------------------------------------------
D.8                   "                           Several new requirements to the Member Handbook have been       22-24
                                                  added, including what to do if the member is billed for
                                                  a covered service, descriptions of behavioral health
                                                  and dental services, reminder not to discard the ID
                                                  card, notification rights, fraud and abuse
                                                  responsibilities, member's right to receive certain
                                                  types of information from the Contractor, right to
                                                  non-discriminatory treatment, grievance period changed
                                                  from 35 to 60 days.
-----------------------------------------------------------------------------------------------------------------------
D.11          Annual Enrollment Choice            Open enrollment now occurs on each member's anniversary         24-24
                                                  date, rather than once per year for everyone in August.
-----------------------------------------------------------------------------------------------------------------------
D.13          Staff Requirements                  The Contractor shall not employ or contract with anyone            26
                                                  that has been debarred or prohibited from public
                                                  procurement activity.(*)
-----------------------------------------------------------------------------------------------------------------------
D.13                  "                           CLARIFICATION ONLY: The Behavioral Health Coordinator must         26
                                                  devote sufficient time to ensure AHCCCSA requirements are
                                                  met.
-----------------------------------------------------------------------------------------------------------------------
D.16          Performance Measures                Performance measures apply to all AHCCCSA members, whether         28
                                                  they are Title XIX, KidsCare or State-only members.
-----------------------------------------------------------------------------------------------------------------------
D.16                  "                           New performance measures have been added, including             28-30
                                                  well-child visits for children under 15 months
                                                  old, well-child visits for children 3, 4, 5 and 6 years
                                                  old, PCP visits for members under 21.
-----------------------------------------------------------------------------------------------------------------------
D.18          Physician Incentives                Details on submission to AHCCCSA of physician incentive            30
                                                  proposals have been added.
-----------------------------------------------------------------------------------------------------------------------
D.19          Appointment Standards               Maximum time for routine dental appointments has been              31
                                                  changed from 30 days to 45 days from date of request.
-----------------------------------------------------------------------------------------------------------------------
D.23          Other Provided Standards            CLARIFICATION ONLY: The Contractor's oversight of its              34
                                                  provided network must include provision and accessibility
                                                  of services to members with limited proficiency in English.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Para #:       PARAGRAPH TITLE:                    SUMMARY OF CHANGE OR CLARIFICATION:                             Pg. #
-----------------------------------------------------------------------------------------------------------------------
D.24          Network Development                 Maximum travel distance requirement (PCP and pharmacy)             34
                                                  for Contractor's members has been changed from "all
                                                  members" to "95% of its members" to allow for the
                                                  practicalities of provider locations.
-----------------------------------------------------------------------------------------------------------------------
D.24                     "                        Reference to new hospital subcontracting requirements added.       34
-----------------------------------------------------------------------------------------------------------------------
D.24                     "                        In subcontracting and subcontractor reimbursement, the             34
                                                  Contractor shall not discriminate against providers based
                                                  on their type of licensure or certification.(*)
-----------------------------------------------------------------------------------------------------------------------
D.24                     "                        CLARIFICATION ONLY: Clarification added regarding Balanced         34
                                                  Budget Act requirements on subcontractor participation
                                                  and reimbursement. (See immediately above.)(*)
-----------------------------------------------------------------------------------------------------------------------
D.25          Network Management                  CLARIFICATION ONLY: The Contractor must have policies and          35
                                                  procedures related to the grievance process that ensure the member's care is not compromised during the grievance
                                                  process.
-----------------------------------------------------------------------------------------------------------------------
D.26          Federally Qualified Health          New process for reasonable cost reimbursement has been             35
              Centers (FQHC)                      added.
-----------------------------------------------------------------------------------------------------------------------
D.34          Claims Payment System               90% of all clean claims must be paid within 30 days and 99%        39
                                                  must be paid within 90 days.(*)
-----------------------------------------------------------------------------------------------------------------------
D.35          Hospital Subcontracting and         References to AHCCCSA tiered per-diem rates must be deleted        40
              Reimbursement                       from all hospital subcontracts.
-----------------------------------------------------------------------------------------------------------------------
D.35          Hospital subcontracting and         The Contractor must obtain hospital subcontracts in all            40
              Reimbursement                       rural GSAs in which it is contracted with AHCCCSA. For
                                                  non-emergency patient-days, the Contractor must ensure
                                                  that 85% of its members use contracted hospitals.
                                                  AHCCCSA may require a contract at a particular hospital
                                                  if inpatient days become significant. The Contractor
                                                  must obtain at least one subcontract with a tertiary
                                                  care facility in one of the urban GSAs.
-----------------------------------------------------------------------------------------------------------------------
D.37          Compensation                        Process for reconciliation of Prior Period Costs has been          41
                                                  modified.
-----------------------------------------------------------------------------------------------------------------------
D.37                     "                        KidsCare capitation rates to be set by AHCCCSA and will be         42
                                                  reviewed after first year of program.
-----------------------------------------------------------------------------------------------------------------------
D.37                     "                        AHCCCSA policy on HIV/AIDS supplemental payment and                42
                                                  review is now available through AHCCCSA, Office of
                                                  Managed Care.
-----------------------------------------------------------------------------------------------------------------------
D.39          Reinsurance                         Modifications to reinsurance policy have been added.               43
-----------------------------------------------------------------------------------------------------------------------
D.39                     "                        Catastrophic reinsurance is available for members with             43
                                                  Gaucher's Disease
-----------------------------------------------------------------------------------------------------------------------
D.39                     "                        The Contractor must notify AHCCCSA within 30 days of (a)           43
                                                  initial diagnosis, (b) enrollment with the Contractor, and
                                                  (c) the beginning of each contract year.
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Para #:       PARAGRAPH TITLE:                    SUMMARY OF CHANGE OR CLARIFICATION;                              Pg. #
------------------------------------------------------------------------------------------------------------------------
D.39                     "                        The Contractor must notify AHCCCSA when a member is referred       44
                                                  to transplant facility for an AHCCCSA-covered organ transplant.
------------------------------------------------------------------------------------------------------------------------
D.40          COB/TPL                             Special Treatment Trusts added to list of types of TPL 46
                                                  cases for which the Contractor shall not seek reimbursement.
------------------------------------------------------------------------------------------------------------------------
D.40                     "                        Contractor is now responsible for payment of lien filing           47
                                                  fees in TPL recoveries.
------------------------------------------------------------------------------------------------------------------------
D.40                     "                        Contractor must report potential health insurance coverage         46
                                                  to AHCCCSA for determination of KidsCare eligibility.
                                                  Contractor must follow same cost avoidance and postpayment recovery for KidsCare as for Title XIX and main separate
                                                  reporting system for each.
------------------------------------------------------------------------------------------------------------------------
D.41          Medicare Services and Cost          CLARIFICATION ONLY: For details on cost-sharing
              Sharing                             responsibilities, refer to the AHCCCSA Medicare Cost
                                                  Sharing Policy.
------------------------------------------------------------------------------------------------------------------------
D.47          Data Exchange Requirement           Contractor must begin appropriate planning for year 2000           51
                                                  compliance.
------------------------------------------------------------------------------------------------------------------------
D.56          Performance Bond Amt. of            Contractor may not change terms of performance bond without        56
D.57          Performance Bond                    prior AHCCCSA approval.
------------------------------------------------------------------------------------------------------------------------
D.58          Financial Viability Criteria        In calculating equity per member, the amount of the                57
                                                  on-balance sheet performance bond is deducted from total
                                                  equity.
------------------------------------------------------------------------------------------------------------------------
D.60          Sanctions                           CLARIFICATION ONLY: Sanctions may be imposed for failure           57
                                                  to meet encounter submission standards.
------------------------------------------------------------------------------------------------------------------------
D.60          Sanctions                           Sanction money collected by AHCCCSA may be redistributed           58
                                                  among acute health plans based on certain criteria.
------------------------------------------------------------------------------------------------------------------------
D.64          KidsCare                            Arizona has adopted a state version of the State Children's        58
                                                  Health Insurance Program, a federal health program.
------------------------------------------------------------------------------------------------------------------------
D.64                     "                        CLARIFICATION ONLY: Details added on service providers             58
                                                  under KidsCare.
------------------------------------------------------------------------------------------------------------------------
D.64                     "                        Title XXI Parent/Guardian Health Insurance Guidelines will         58
                                                  be available in the Bidder's Library.
------------------------------------------------------------------------------------------------------------------------
E.17          Suspension or Debarment             Contractor may not employ or contract with any person or           60
                                                  entity who has been debarred or excluded from federal
                                                  procurement activity.(*)
------------------------------------------------------------------------------------------------------------------------
E.19          Termination for Default             If Contractor requests a hearing prior to termination for          60
                                                  default, AHCCCSA must appoint temporary management.(*)
------------------------------------------------------------------------------------------------------------------------
Att. F        Periodic Report Requirements        One new report and several changes in reporting                    61
                                                  requirements.
------------------------------------------------------------------------------------------------------------------------

Para #:       PARAGRAPH TITLE:                    SUMMARY OF CHANGE OR CLARIFICATION:                           Pg. #
---------------------------------------------------------------------------------------------------------------------
Att. I        Encounter Requirements              Contractor must not delete pended encounters to avoid           63
                                                  sanctions for failure to correct.
---------------------------------------------------------------------------------------------------------------------

(*) New requirement mandated by the Balanced Budget Amendment of 1997

                             SECTION C: DEFINITIONS

AAC                        See "Arizona Administrative Code".

AGENT Any person who has been delegated the authority to obligate or act on behalf of a provider.

AID TO FAMILIES WITH       A federal assistance program under Title IV-A of the
DEPENDENT CHILDREN         Social Security Act. Replaced by the Temporary
(AFDC)                     Assistance to Needy Families (TANF) program.

AHCCCS Arizona Health Care Cost Containment System as defined by ARS 36-2901.

ARCCCSA                    Arizona Health Care Cost Containment System
                           Administration.

AHCCCS BENEFITS            See "COVERED SERVICES."

AHCCCS MEMBER              See "MEMBER."

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute and behavioral health care services to members, as authorized by ARS ss. 36-2931 et seq.

AMBULATORY CARE            Preventive, diagnostic and treatment services
                           provided on an outpatient basis by physicians, nurse practitioners, physician assistants and other primary care providers.

AMPM                       The AHCCCS Medical Policy Manual.

ARIZONA ADMINISTRATIVE     State regulations established pursuant to relevant
CODE (AAC)                 statutes. For purposes of this solicitation, the
                           relevant sections of the AAC are referred to throughout this document as "AHCCCS Rules".

ARS                        Arizona Revised Statutes.

AT RISK Refers to the period of tune that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS LIBRARY            As referred to in this RFP, a repository of manuals,
                           statutes, rules and other reference material located at the AHCCCS office in Phoenix.

BOARD CERTIFIED            An individual who has successfully completed all
                           prerequisites of the respective specialty board and successfully passed the required examination for certification.

CAPITATION                 A method by which a contractor is paid to deliver
                           covered services for the duration of a contract to members based on a fixed rate per member notwithstanding (a) the actual number of members who receive care from the contractor, and (b) the amount of health care services provided to any member; a cost containment alternative to fee-for-service payments.

CATEGORICALLY              A member who is eligible for Medicaid.
ELIGIBLE MEMBER

CLEAN CLAIM                A claim that may be processed without obtaining
                           additional information from the provider or from a third party; does not include claims under investigation for fraud or abuse or claims under review for medical necessity.

COMPETITIVE BID PROCESS    A state procurement system used to select
                           contractors to provide covered services on a geographic basis.

CONTINUING OFFEROR         An AHCCCS contractor during CYE 97 that submits a
                           proposal pursuant to this solicitation.

CONTRACT SERVICES          See "COVERED SERVICES".

CONTRACT YEAR (CY)         Corresponds to federal fiscal year (Oct. 1 through
                           Sept. 30). For example, Contract Year 98 is 10/1/97 -
                           9/30/98.

CONTRACTOR                 A person, organization or entity agreeing through a
                           direct contracting relationship with AHCCCSA to provide the goods and services specified by this contract in conformance with the stated contract requirements, AHCCCS statute and rules and federal law and regulations.

CONVICTED                  A judgment of conviction has been entered by a
                           federal, state or local court, regardless of whether an appeal from that judgment is pending.

CO-PAYMENT                 An amount which the member pays directly to a
                           contractor or provider at the time covered services are rendered.

COUNTY CONTRIBUTION        Amount of hinds contributed to the AHCCCSA fund by
                           each Arizona county based on funding formulas established by law.

COVERED SERVICES           Health care services to be delivered by a contractor
                           which are so designated in Section D of this contract and also AHCCCS Rules R9-22-202 et seq. and R9-31-201 et seq.

CRS Children's Rehabilitative Services (See Section D, Paragraph 1, Covered Services).

CY                         See "CONTRACT YEAR".

CYE                        Contract Year Ended; same as "CONTRACT YEAR".

DAYS                       Calendar days unless otherwise specified.

DHS                        Arizona Department of Health Services.

DIRECTOR                   The Director of AHCCCSA.

DISCLOSING PARTY           An AHCCCS provider or a fiscal agent.

DME Durable Medical Equipment; sturdy, long-lasting items and appliances that can withstand repeated use, are designed to serve a medical purpose, and are not generally useful to a person in the absence of a medical condition, illness or injury.

DUAL ELIGIBLE              A member who is eligible for both Medicare and
                           Medicaid.

DUAL ELIGIBLE QUALIFIED    A person who is entitled to Medicare Part A insurance
MEDICARE BENEFICIARY       and who meets certain income, resource and residency
                           requirements of the Qualified Medicare Beneficiary program, and is categorically eligible for full
                           AHCCCS benefits.

EAC Eligible Assistance Child as defined in ARS 36-2905.03(B); an AHCCCS state program for children under age 14 receiving food stamps.

ELIC Eligible Low-Income Child as defined in ABS 36-2905.05(C) and (D); an AHCCCS state program for children under age 14 whose household income exceeds the income limit for the MN/MI program but is less than 100% of the federal poverty level.

ELIGIBLE PERSON            A person who meets all eligibility requirements for
                           the AHCCCS acute care program but who has not yet been enrolled with an AHCCCS acute care contractor.

ELIGIBILITY DETERMINATION  A process of determining, through a written application, including required documentation, whether an applicant meets the qualifications for Title XIX, Title XXI and/or state-only eligibility.

EMERGENCY MEDICAL          A medical condition manifesting itself by acute
CONDITION                  symptoms of sufficient severity (including severe
                           pain) such that the absence of immediate medical attention could reasonably be expected to result in:
                           a) placing the patient's health in serious jeopardy;
                           b) serious impairment to bodily functions; or c) serious dysfunction of any bodily organ or part.

EMERGENCY MEDICAL          Medical services provided for an emergency medical
SERVICE                    condition and resulting in an unscheduled or
                           unplanned visit, admission or other medical service to assess, relieve and/or treat the emergent condition.

ENCOUNTER                  An encounter is a record of a medically related
                           service rendered by a provider or providers registered with AHCCCSA to a member who is enrolled with a contractor on the date of service. It includes all services for which the contractor incurred any financial liability.

ENROLLMENT                 The process by which a person who has been determined
                           eligible becomes a member with a contractor subject to the Limitations specified in AHCCCS Rule
                           R9-22-333, R9-31-301 and R9-31-306

EPSDT Early and Periodic Screening, Diagnosis and Treatment; these services provide comprehensive health care, as defined in Rule R9-22-213 and R9-31-213, through primary prevention, early intervention, diagnosis and medically necessary treatment of physical and behavioral health problems for AHCCCS members under 21 years of age.

FEE-FOR-SERVICE (FFS)      A method of payment to registered providers on an
                           amount-per service basis.

FEDERALLY QUALIFIED        An entity which meets the requirements and receives a
HEALTH CENTER (FQHC)       grant and funding pursuant to Section 330 of the
                           Public Health Service Act. An FQHC includes an outpatient health program or facility operated by a tribe or tribal organization under the Indian
                           Self-Determination Act (PL 93-638) or an urban Indian organization receiving funds under Title V of the Indian Health Care Improvement Act.

FFP Federal financial participation (FFP) refers to the federal matching rate that the federal government makes to the Title XIX and Title XXI program portions of AHCCCS.

FISCAL YEAR (FY)           The budget year - Federal Fiscal Year: October 1
                           through September 30; State fiscal year; July 1 through June 30.

GATEKEEPER                 Primary care provider who is primarily responsible
                           for all medical treatment rendered and who makes referrals as necessary and monitors the member's treatment.

GEOGRAPHIC SERVICE AREA    A specific county or defined grouping of counties
(GSA)                      that are available for contract award. An offeror may
                           bid on any or all GSAs. See Section H, Paragraph 9,
                           Award of Contract.

GROUP OF PROVIDERS         Two or more health care professionals who practice
                           their profession at a common location (whether or not they share facilities, supporting staff, or equipment).

HCFA Health Care Financing Administration, an organization within the Department of Health and Human Services, a federal agency with oversight responsibility for Title XVIII (Medicare), Title XIX (Medicaid), and Title XXI (CHIPS).

HEALTH MAINTENANCE         Various forms of plan organization, including staff
ORGANIZATION (HMO)         and group models, that meet the HMO licensing
                           requirements of the federal and/or state government and offer a full array of health care services to members on a capitated basis.

HEALTH PLAN                See "CONTRACTOR".

IBNR Incurred But Not Reported claims which is the liability for services rendered for which claims have not been received.

IHS                        Indian Health Service (IHS) is a division of the U.S.
                           Public Health Service. It administers a system of hospitals and health centers providing health services to Native Americans and Native Alaskans.

LIEN A legal claim filed with the County Recorder's office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MANAGED CARE               Systems that integrate the financing and delivery of
                           health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members; explicit criteria for the selection of health care providers;
                           significant financial incentives for members to use providers and procedures associated with the plan;
                           and formal programs for quality assurance and utilization review.

MANAGING EMPLOYEE          A general manager, business manager, administrator,
                           director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of, an institution, organization or agency.


MANAGEMENT SERVICES        A person or organization who agrees to perform any
SUBCONTRACTOR              administrative function or service for the Contractor
                           specifically related to securing or fulfilling the Contractor's obligations to AHCCCSA under the terms of the contract.

MATERIAL OMISSION          A fact, data or other information excluded from a
                           report, contract, etc. which could lead to erroneous conclusions following reasonable review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended, which provides federal matching funds for a state-operated medical assistance program for specified populations.

MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER For this solicitation, a person eligible for AHCCCS who is enrolled with a Contractor. Medically Needy/ Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program.

MN/MI Medically Needy/Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program.

NEW OFFEROR                The organization, entity or person which submits a
                           proposal in response to this solicitation and which has not been an AHCCCS contractor during CYE 97.

NON-CONTRACTING PROVIDER   A provider who has a contract or subcontract within
                           the AHCCCS system and renders covered services to an eligible person or member to whom such provider bears no contractual obligation.

OFFEROR The organization, entity or person which submits a proposal in response to the AHCCCS Request for Proposal. An offeror who is awarded a contract becomes a Contractor.

PERFORMANCE MEASURES       A set of standardized indicators designed to assist
                           AHCCCS in evaluating, comparing and improving the performance of its contractors. Specific descriptions of health services measurement goals are found in Section D, Paragraph 16, Performance Measures.

PMMIS                      Pre-paid Medicaid Management Information System.


PRIMARY CARE PROVIDER      An individual responsible for the management of the
(PCP)                      member's health care that includes a physician who is
                           generally a family practitioner, general practitioner, pediatrician, general internist, obstetrician, gynecologist, certified nurse practitioner or, under the supervision of a physician, a physician's assistant. The PCP must be an individual, not a group or association of persons, such as a clinic.

PRIOR PERIOD               The period of time preceding the actual notification
                           to a health plan of a member's enrollment during which the health plan is retroactively liable for payment of all covered services received by the member. It is generally the period from the first day of the month of application up to the day of the health plan's receipt of notification of the member's enrollment. Prior period coverage also includes updated eligibility that covers a retroactive time period when the member was not previously enrolled with AHCCCS. Prior period coverage does not apply to Title XXI members and does not include prior quarter coverage (see below).

PRIOR QUARTER              The three-month period immediately preceding the
                           month in which the member applies for Title XIX benefits. If it is determined that the member would have been eligible had the member applied in the month in which services were provided, AHCCCSA may pay for Title XIX services on a fee-for-service basis. The Contractor is not liable for the prior quarter period.

PROVIDER A person or entity who contracts with AHCCCSA or subcontracts with an AHCCCS health plan to provide AHCCCS covered services to members.

QUALIFIED MEDICARE         A Medicare cost-sharing program established by the
BENEFICIARY (QMB)          Medicare Catastrophic Coverage Act of 1988 in which
                           Medicaid pays the Medicare premiums, coinsurance and deductibles for Medicare recipients meeting specific eligibility requirements.

RATE CODE                  Eligibility classification for capitation payment
                           purposes.

REINSURANCE                A risk-sharing program provided by AHCCCSA to
                           contractors for the reimbursement of certain contract service costs incurred by a member beyond a certain monetary threshold.

RELATED PARTY              A party that has, or may have, the ability to control
                           or significantly influence a contractor, or a party that is, or may be, controlled or significantly influenced by a contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

RFP Request For Proposal document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal).

SCOPE OF SERVICES          See "COVERED SERVICES".


SERIOUSLY MENTALLY ILL     An adult whose emotional or behavioral functioning is
(SMI)                      so impaired as to interfere with his (or her)
                           capacity to remain in the community without supportive treatment or services of a long-term or indefinite duration. The mental disability is severe and persistent and may result in a long-term limitation of his capacities for primary activities of daily living, interpersonal relationships, home-making, self-care, employment or recreation.

SOBRA Refers to a federal law (Sixth Omnibus Budget and Reconciliation Act) passed in 1986 and subsequently amended, which establishes eligibility for pregnant women and children based on a percentage of the federal poverty level (FPL). Currently, AHCCCS provides Medicaid services to pregnant women and infants up to age one with income up to 140% of FPL, children from 1 through 5 years with income up to 133% of FPL and children born on or after October 1, 1983 with income up to 100% of FPL.

STATE                      The State of Arizona.

STATE-ONLY MEMBER          A member who is not eligible for Medicaid but
                           is eligible for one of the state-funded eligibility categories which include Medically Needy/Medically
                           Indigent (MN/MI), Eligible Assistance Children (EAC),
                           Eligible Low Income Children (ELIC), and SSI-related non-qualified aliens.

STATE PLAN                 The written agreement between the State and HCFA
                           which describes how the AHCCCS program meets HCFA requirements for participation in the Medicaid program.

SUBCONTRACT                An agreement entered into by Contractor with a
                           provider of health care services who agrees to furnish covered services to members, or with a marketing organization, or with any other organization or person who agrees to perform any administrative function or service for Contractor specifically related to fulfilling Contractor's obligations to AHCCCSA under the terms of this contract.

SUBCONTRACTOR              (I) A person, agency or organization to which a
                           contractor has contracted or delegated some of its management functions or responsibilities to provide covered services to its members; or (2) A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the AHCCCS agreement.

SUPPLEMENTAL SECURITY      A federal assistance program under Title XVI of the
INCOME (SSI)               Social Security Act.


TEFRA RISK HMO             A Health Maintenance Organization or Comprehensive
                           Medical Plan which provides Medicare services to Medicare beneficiaries pursuant to a Medicare risk contract with HCFA under ss. 1876 of the Social
                           Security Act.

THIRD PARTY                An individual, entity or program that is or may be
                           liable to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member. Filing of liens is a method of securing reimbursement from third parties.

THIRD PARTY LIABILITY      The resources available from a person or entity that
                           is, or may be, by agreement, circumstance or otherwise. liable to pay all or part of the medical expenses incurred by an AHCCCS applicant or eligible person.

TITLE XIX MEMBER           Member eligible for Medicaid under Title XIX of the
                           Social Security Act including Temporary Assistance to
                           Needy Families (TANF), Sixth Omnibus Budget
                           Reconciliation Act (SOBRA), Supplemental Security
                           Income (SSI) or SSI-related groups.

TITLE XXI MEMBER           Member eligible for acute care services under Title
                           XXI of the Social Security Act, referred to in federal legislation as the "Children's Health
                           Insurance Program" (CHIP). The Arizona version of
                           CHIP is referred to as "KidsCare."

TRIBAL FACILITY            A facility that is operated by an Indian tribe and
                           that is authorized to provide services pursuant to Public Law 93-638, as amended.

YEAR                       See "Contract Year".


                              [END OF DEFINITIONS]

                         SECTION D: PROGRAM REQUIREMENTS

                                Table of Contents

 1.   Scope of Services...............................................  10
 2.   Behavioral Health Services......................................  16
 3.   AHCCCS Medical Policy Manual....................................  18
 4.   Vaccine for Children Program....................................  19
 5.   Denials or Reductions of Services...............................  19
 6.   Enrollment And Disenrollment....................................  19
 7.   Mainstreaming of AHCCCS Members.................................  21
 8.   Member Information..............................................  22
 9.   Member Surveys..................................................  24
 10.  Marketing Plans.................................................  24
 11.  Annual Enrollment Choice........................................  24
 12.  Transition of Members...........................................  24
 13.  Staff Requirements and Support Services.........................  25
 14.  Written Policies, Procedures and Job Descriptions...............  27
 15.  Advance Directives..............................................  27
 16.  Performance Measures............................................  27
 17.  Quality Management and Utilization Management (QM/UM)...........  29
 18.  Physician Incentives............................................  30
 19.  Appointment Standards...........................................  30
 20.  Referral Procedures and Standards...............................  31
 21.  Provider Manual.................................................  31
 22.  Primary Care Provider Standards.................................  32
 23.  Other Provider Standards........................................  33
 24.  Network Development.............................................  34
 25.  Network Management..............................................  34
 26.  Federally Qualified Health Centers (FQHC).......................  35
 27.  Provider Registration...........................................  36
 28.  Provider Affiliation Tape.......................................  36
 29.  Periodic Report Requirements....................................  36
 30.  Dissemination of Information....................................  37
 31.  Requests for Information........................................  37
 32.  Operational and Financial Readiness Reviews.....................  37
 33.  Operational and Financial Reviews...............................  37
 34.  Claims Payment System...........................................  38
 35.  Hospital Subcontracting and Reimbursement.......................  38
 36.  Nursing Facility Reimbursement..................................  39
 37.  Compensation....................................................  39
 38.  Capitation Adjustments..........................................  41
 39.  Reinsurance.....................................................  42
 40.  Coordination of Benefits/Third Party Liability..................  44
 41.  Medicare Services and Cost Sharing..............................  45
 42.  Copayments......................................................  46
 43   Records Retention...............................................  46
 44.  Medical Records.................................................  46
 45.  Advances, Distributions, Loans and Investments..................  47
 46.  Accumulated Fund Deficit........................................  47
 47.  Data Exchange Requirement.......................................  47
 48.  Encounter Data Reporting........................................  48
 49.  Monthly Roster Reconciliation...................................  49
 50.  Term Of Contract and Option To Renew............................  49

 51.  Subcontracts....................................................  50
 52.  Specialty Contracts.............................................  51
 53.  Management Services Subcontractors..............................  51
 54.  Management Services Subcontractor Audits........................  52
 55.  Minimum Capitalization Requirements.............................  52
 56.  Performance Bond or Bond Substitute.............................  52
 57.  Amount of Performance Bond......................................  53
 58.  Financial Viability Criteria/Performance Measures...............  53
 59.  Merger, Reorganization and Change of Ownership..................  54
 60.  Sanctions.......................................................  54
 61.  Auto-Assignment Algorithm.......................................  55
 62.  Grievance Process and Standards.................................  55
 63.  Quarterly Grievance Report......................................  55
 64.  KidsCare........................................................  55
 65.  Pending Legislative Issues......................................  56

                         SECTION D: PROGRAM REQUIREMENTS


1.       SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22-202 et seq., the AHCCCS Medical Policy Manual, the AHCCCS Behavioral Health Policy Manual, and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member eligibility category.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options even if needed services are not covered by the Contractor.

BALANCED BUDGET ACT OF 1997: This revision of the AHCCCS acute care contract is believed to contain all of the new requirements mandated by the federal Balanced Budget Act of 1997. The Contractor, however, shall be held liable for all mandated requirements whether or not they appear in this renewal amendment.

KIDSCARE COVERED SERVICES: KidsCare members are eligible for the same services covered for members under the Title XIX and state-only programs, with the following differences, exclusions and/or limitations:

a.       Non-emergency transportation is not covered.

b.       Chiropractic services are not covered.

c. Vision services are limited to one eye examination per contract year and one pair of glasses or contacts every contract year.

d. EPSDT services are limited to those services specified in this contract.

e. Behavioral health services are limited to 30 inpatient days and 30 outpatient visits per contract year. (See details under Section D Paragraph 2, Behavioral Health Services.)

f.       Licensed midwives and home deliveries are not covered.

g.       Kidney-pancreas transplants are covered for Title XXI members only.

For further details regarding the KidsCare program, see Section D, Paragraph 64, KidsCare, and the AHCCCS Medical Policy Manual (AMPM).


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



AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a free-standing surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 21 including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D), Paragraph 2, Behavioral Health Services. For state-only members (MN/MI, EAC, ELIC) reimbursement for behavioral health services will not exceed the first three days per episode of emergency/ crisis stabilization, not to exceed 12 days per contract year. See also the AMPM and the AHCCCS Behavioral Health Policy Manual for details on covered behavioral health services.

CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor is responsible for referring children to the CRS program who are potentially eligible for these services. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library. The Contractor is also responsible for providing primary medical care, including emergency services and initial care of newborn infants, for members who are also CRS eligible, and to require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the member's medical record maintained by the PCP.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to Title XIX members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for dually qualified Medicare beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL: The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services; dental screening and preventive services in accordance with the AHCCCS periodicity schedule; therapeutic dental services; dentures; and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 16, Performance Measures. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If no response is received, a second notice must be sent. Members under the age of 21 may request dental services without referral from their PCP and may choose a dental provider from the Contractor's provider network. Members 21 years of age and older are eligible for emergency dental services, medically necessary dentures and pre-transplantation dental services only. Dental standards may be found in the AMPM which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental/behavioral health, in compliance with the AHCCCS periodicity schedule (included herein as Attachment K) and to submit to the AHCCCS Office of the Medical Director/Acute Care Unit, all EPSDT reports as required by AHCCCS medical policy. For Title XIX members under age 21, chiropractic services shall be covered. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 16, Performance Measures. Because the behavioral health benefit for Title XIX and Title XXI members age 0-17 is provided through the ADHS/RBHA system, the Contractor shall ensure the initiation and coordination of the referral of these members to the RBHA. Referrals for behavioral health services for Title XIX 18-, 19- and 20-year olds and Title XXI 18-year-old non-SMIs shall be the responsibility of the Contractor's Behavioral Health Coordinator.

Title XXI members are not entitled to the all-encompassing EPSDT service package required for Title XIX children. Title XXI children are entitled only to the EPSDT and other covered services specified in this document and the Title XXI State Plan.

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-days-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-101 and R9-31-101. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services. The Contractor shall monitor emergency services utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For purposes of this contract, a "prudent layperson" is defined as a person without medical training who exercises those qualities of attention, knowledge, intelligence and judgment which society requires of its members for the protection of their own interest and the interests of others. The phrase does not apply to a person's ability to reason, but rather the prudence with which he acts under a given set of circumstances.

b.       All medical services necessary to rule out an emergency condition

c.       Emergency transportation

d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.

e. The Contractor shall comply with established guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/ OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21, with the exception of KidsCare members. See limitations for KidsCare members described at the beginning of this section, titled "KidsCare Covered Services." For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services for all members who choose to delay or prevent pregnancy, including medical, surgical, pharmacological and laboratory services, as well as contraceptive devices, information and counseling necessary to allow the members to make informed decisions regarding family planning methods. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system which allows members freedom of choice in selecting a provider. A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program, a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification may be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension, elevated cholesterol, colon cancer, sexually-transmitted diseases, tuberculosis and HIV/AIDS; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations. Assessment and screening services for members under age 21 are based on the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide these services when members require part-time or intermittent care but do not require hospital care under the daily direction of a physician to prevent re-hospitalization or institutionalization and may include skilled nursing, therapies, supplies and home health aide services.

HOSPICE: These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/ crisis stabilization. If the member's medical condition requires isolation, private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services which may be provided on an outpatient or ambulatory basis (i.e. laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), oral polio vaccine, measles, mumps, rubella vaccine (MMR), H. influenza, type B
(HIB), hepatitis B (Hep B), combined 3-antigen rate (4 DPT, 3 OPV, 1 MMR) and varicella vaccine. The Contractor is required to meet specific immunization rates for members under the age of 21 which are described in Section D, Paragraph 16, Performance Measures.

INDIAN HEALTH SERVICE: Effective October 1,1998, the Contractor shall not reimburse IHS or a tribal facility for Title XIX, Title XXI or state-only covered services, including emergency services, provided in the IHS facility or tribal facility to Native American members enrolled with the Contractor. Subject to approval from HCFA, AHCCCSA will allow IHS or the tribal facility to submit Title XIX claims for such services directly to AHCCCSA. Details of the claims and payment process will be determined after HCFA approval. At its option, the Contractor may choose to subcontract with and pay an IHS facility or tribal facility for covered services provided to members.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement Act) approved hospital, clinic, physician office or other health care facility laboratory.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery. Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered if performed during the newborn's hospital stay after birth, or on an outpatient basis within one month of the infant's hospital discharge. Title XIX and state-only members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Title XIX and state-only members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered free-standing birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. Home delivery and licensed midwives are not covered for Title XXI members.

The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

MEDICALLY-NECESSARY ABORTIONS: These services are covered when the pregnancy would endanger the life of the mother if the fetus were to be carried to term and, for Title XIX and Title XXI members, if the pregnancy is the result of rape or incest. Providers must document and submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination and prior authorization is required. If the procedure is performed on an emergency basis, documentation must be submitted to the Contractor within two working days. Additional documentation, outlined in the AMPM, is required for members under 18 years of age who seek medically necessary abortion due to rape or incest.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHODIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, other attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide nursing facility services, including Christian Science sanatoria, for members who require short-term convalescent care not to exceed 90 days per contract year. Services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall continue medically necessary nursing facility services for any member who has not been determined ALTCS eligible but is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor.

NUTRITION: The Contractor shall provide nutritional assessment and nutritional supplements including oral supplements for EPSDT members when medically necessary. Total parenteral nutrition (TPN) is covered for all members when it is the sole source of nutrition due to severe pathology of the alimentary tract. TPN may also be used to supplement nutrition for EPSDT members when medically necessary but need not be the member's sole source of nutrition.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS AND PHARMACY: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations. Over-the-counter medication may be prescribed when it is determined to be a lower-cost alternative to prescription medication.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gate-keeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record which contains documentation of all health risk assessments and health care services, including those provided by the PCP and through referral.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those 21 and over, physical therapy for all members and occupational and speech therapies for members under the age of 21 are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services include bone marrow, heart, lung, heart-lung, kidney, liver, and cornea transplantations (all with related immunosuppressant medications), and are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Kidney-pancreas transplants are covered for Title XXI members only. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions which substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include: pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those from the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate. Transplantations for the MN/MI population are subject to available funding.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. In an emergency, the member shall be taken to the nearest appropriate emergency facility. Non-emergency transportation shall be provided for Title XIX and state-only members who are unable to provide their own transportation for medically necessary services. Title XXI members are not eligible for non-emergency transportation services except for transfers between facilities.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

The Contractor must provide developmental/behavioral health screenings as part of the EPSDT program for Title XIX and Title XXI members under 21 years of age. The Contractor is responsible for the provision of Title XIX covered behavioral health services to members as described below:

TITLE XIX MEMBERS (TANF, SSI, SOBRA):

UNDER AGE 18; AGE 21 AND OVER; SMI: On and after the effective date of enrollment, the Contractor is responsible for up to the first three days of emergency behavioral health services provided to Title XIX members not enrolled with ADHS. The Contractor shall immediately refer members receiving emergency behavioral health services to the RBHA when it is determined that the member may be eligible for ADHS enrollment. The Contractor is also responsible for referring Title XIX eligible, children age 0-17, adults age 21 and older, and SMI members age 18 and older to the Regional Behavioral Health Authorities (RBHAs) for the provision of Title XIX covered behavioral health services. (The RBHAs may, in turn, contract with local providers.) The Contractor is responsible for ensuring that a medical record is established by the PCP when information is received about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall also communicate information pertaining to ADHS enrolled members to the ADHS RBHAs including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to eligible persons not enrolled with ADHS.

NON-SMI, AGE 18, 19 AND 20: The Contractor is responsible for providing Title XIX covered behavioral health services to Title XIX eligible non-SMI members age 18, 19 and 20 in accordance with AHCCCS Rule R9-22-1204 and the AHCCCS Behavioral Health Policy Manual Covered services include: inpatient hospital, inpatient psychiatric facility for individuals under the age of 21, individual therapy and counseling, group and/or family therapy and counseling, psychotropic medication adjustment and monitoring, partial care, emergency crisis services, behavior management, psychosocial rehabilitation, screening, evaluation and diagnosis, case management, psychotropic medications, and medically necessary transportation.

         REFERRALS: Title XIX-eligible members age 18, 19 and 20 may be referred directly for the provision of behavioral health services by the PCP, family members, self-referrals, schools, other service providers, and members of the community and State agencies as well as the Contractor's staff. The Contractor is responsible for identifying 18, 19 and 20 year old members who may meet the ADHS definition for Serious Mental Illness
         (SMI) and to refer these members to the RBHA for evaluation. The Contractor shall be responsible for all costs associated with conducting SMI evaluations in cases where a Title XIX 18, 19 or 20 year old member is determined by the R.BHA or their subcontractor not to meet the ADHS definition for SMI.

         SERVICE PLAN: The Contractor is responsible for developing a Service Plan for each Title XIX eligible non-SMI member age 18, 19 and 20 requiring behavioral health services.

         Service Plans shall be developed within two weeks of assessment and services shall be authorized and initiated within 30 days from completion of the screening. The Service Plan is to be included as part of the member's medical record.

         CASE MANAGEMENT, CASE COORDINATION: The Contractor is responsible for providing case management services, when medically necessary. Case management services may vary in scope and frequency, depending on the eligible person's intensity of need. Case management services consist of a set of services and activities through which appropriate and cost-effective Title XIX covered services are identified, planned, coordinated, obtained, monitored and continuously evaluated. Case coordination is provided to Title XIX non-SMI members age 18, 19 and 20 who are in need of behavioral health services but who do not require case management services which are more intensive. Case coordination is limited to Service Plan development, identification of service providers, monitoring, updates and follow-up, when necessary.

         QUALITY MANAGEMENT/UTILIZATION MANAGEMENT (QM/UM) REQUIREMENTS:
         Quality management QM/UM for behavioral health services must be integrated into the Contractor's QM/UM plans and must meet the QM/UM requirements established by AHCCCSA.

         PROVIDER NETWORK: The Contractor is responsible for contracting with behavioral health providers who meet ADHS licensure and/or certification standards and who are registered as a behavioral health provider with AHCCCSA. The Contractor may, at its option, contract with RBHAs for the provision of behavioral health services. The Contractor must ensure that a sufficient number of qualified behavioral health providers are in their provider network and that providers comply with subcontracting, appointment standards and other provider related requirements in this document.

         NOTIFICATION REQUIREMENTS: The Contractor is responsible for notifying AHCCCSA monthly of 18-, 19- and 20-year-old Title XIX, non-SMI members referred and receiving behavioral health services. The information is to be submitted to the AHCCCS Office of Managed Care using the reporting format developed by AHCCCSA and available in the Bidder's Library.

TITLE XXI (KIDSCARE) MEMBERS

On and after the effective date of enrollment, the Contractor is responsible for up to the first three days of emergency behavioral health services provided to Title XXI members not enrolled with ADHS. The Contractor shall immediately refer members receiving emergency behavioral health services to the RBHA when it is determined that the member may be eligible for ADHS enrollment. The Contractor is also responsible for referring Title XXI eligible children age 0-17 (SMI and non-SMI) and 18-year-old SMI members to the Regional Behavioral Health Authorities (RBHAs) for the provision of Title XXI covered behavioral health services. (The RBHAs may, in turn, contract with local providers.) The Contractor is responsible for ensuring that a medical record is established by the PCP when information is received about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall also communicate information pertaining to ADHS enrolled members to the ADHS RBHAs including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization.

The Contractor is responsible for providing Title XXI covered behavioral health services to 18-year-old non-SMI members. Covered services include:

a.       Inpatient hospital
b.       Inpatient psychiatric facility for persons under 21 years of age
c.       Individual therapy and counseling
d.       Group and/or family therapy and counseling
e.       Psychotropic medication
f.       Psychotropic medication adjustment and monitoring
g.       Partial care, basic and intensive
h.       Emergency crisis services
t.       Behavior management
j.       Psychosocial rehabilitation
k.       Evaluation and diagnosis
l. Laboratory and radiology services for psychotropic medication regulation and diagnosis
m.       Emergency transportation
n.       Case management

Title XXI covered services are subject to the following limitations per contract year. The Contractor shall ensure that services provided to Title XXI members under this contract are monitored and counted against the applicable annual limitations below:

a. Inpatient behavioral health services provided in an inpatient hospital or inpatient psychiatric facility for persons under 21 years of age are limited to 30 days per contract year. Inpatient substance abuse services when combined with inpatient behavioral health services shall not exceed 30 days per contract year.

b. If basic or intensive partial care is provided, each half-day of partial care shall equal one-fourth of an inpatient day and each full day of partial care shall equal one-half of an inpatient day.

c. The following outpatient behavioral health services are limited to a total of 30 visits per contract year: behavior management, emergency crisis services, evaluation and diagnosis, group and/or family therapy and counseling, individual therapy and counseling and psychosocial rehabilitation.

d. If group therapy and counseling is provided, the benefit shall count as one-half an outpatient visit.

e. Screening services which are used to determine the need for further evaluation, diagnosis and treatment are not counted toward the 30-visit limitation.

f. The following outpatient services are to be provided as medically necessary with no annual service limitation: Emergency transportation, case management, psychotropic medication, psychotropic medication monitoring, and laboratory and radiology services for psychotropic medication regulation and diagnosis.

g.       Bed hold days are not covered under the Title XXI program.

STATE-ONLY MEMBERS (MN/MI, EAC, ELIC):

For state-only members (MN/MI, EAC, ELIC) reimbursement for behavioral health services will not exceed the first three days per episode of emergency/crisis stabilization, not to exceed 12 days per contract year. This limitation of the Contractor's financial liability is the same regardless of whether the member is enrolled with a RBHA.

3.       AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. AHCCCSA will provide three copies of the AMPM to the Contractor (for use by the CEO, Medical Director and Quality Management staff). Updates to medical policies will be distributed quarterly. The Contractor is responsible for maintaining the AMPM with these updates and for complying with the requirements set forth therein.

4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program the federal and state governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. Therefore, the Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. Any provider licensed by the State to administer immunizations may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC.

5.       DENIALS OR REDUCTIONS OF SERVICES

When a covered service is denied, reduced, suspended or terminated, the Contractor shall comply with the notice and continuation of benefits requirements specified in 42 CFR 431.200 et seq., AAC R9-22, Article 13 outlining members' rights and responsibilities, and AHCCCS policy.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration          (SSA) SSA determines eligibility for the
                                        Supplementary Security Income (SSI) cash program. SSI Cash recipients are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)   DES determines eligibility for the
                                        Temporary Assistance to Needy Families
                                        (TANF) program (formerly Aid to Families with Dependent Children), 1931 Group
                                        Medical Assistance Only (MAO) groups,
                                        SOBRA women and children, the Eligible
                                        Assistance Children state program (EAC), the Adoption Subsidy Program, Title IV-E foster care children, and the Federal
                                        Emergency Services program (FES) related to the TANF, 1931 Group, or SOBRA programs.

AHCCCSA AHCCCSA determines eligibility for the SSI/MAO groups, including the FES program related to the SSI-Cash program (aged, disabled, blind), the Arizona Long-Term Care System (ALTCS), the Qualified Medicare Beneficiary program, and the Title XXI program.

Arizona's 15 Counties                   Each county determines eligibility for
                                        the Medically Needy/Medically Indigent
                                        (MN/MI), Eligible Low Income Children
                                        (ELIC), and the State Emergency Services state programs.

AHCCCS acute care members are enrolled with contractors in accordance with the rules set forth in R9-22-333, R9-22-334, R9-22-335, R9-22-337, R9-22-339,
R9-22-340, R9-22-342 and R9-22-707.

HEALTH PLAN CHOICE

All members except for those eligible under the MN/MI program have a choice of available health plans. A listing of the available health plans and their telephone numbers will be given to each member applicant during the application process for AHCCCS benefits. Also included are instructions to member applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the member applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA's being notified of their eligibility are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

Title XXI members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with the Title XIX health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

AHCCCSA assigns MN/MI members to an available health plan based on family continuity or through AHCCCSA's auto-assignment algorithm. These members do not get a choice of available contractors until their annual enrollment choice period.

Exceptions to the above enrollment policies for Title XIX and state-only members include: Previously eligible and enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor if that contractor is still available. Also, women whose SOBRA eligibility has terminated and have become enrolled in the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment for a new Title XIX or state-only member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility, excluding any prior quarter coverage period.

The effective date of enrollment for a Title XXI member will be the first day of the month following notification to the health plan. If a Title XXI member is determined eligible by the 25th of the month, the member will be enrolled with the health plan as of the 1st of the following month. If the member is determined eligible AFTER the 25th of the month, the member will be enrolled with the health plan as of the 1st of the second following month.

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for Title XIX and state-only members. For Title XIX members, prior period coverage starts from the first day of the month of application, or first eligible month. The Contractor is responsible for payment of all claims for medically necessary covered services provided to Title XIX members during prior period coverage. For state-only members (MN/MI, ELIC) prior period coverage is generally limited to the two days prior to the date of AHCCCSA being notified of eligibility. However, prior period coverage could include additional days prior to the date of enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided on an emergency basis to state-only members pursuant to ARS ss.36-2908 for the first two days of the prior period coverage. Any additional prior period coverage for state-only members will include all claims for medically necessary covered services. This may include services provided prior to 10/1/97. (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers, including Title XXI mothers, who were enrolled at the time of the child's birth and whose newborn notification was received by

AHCCCSA will be enrolled with the mother's health plan. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member. Capitation to the Contractor will begin on the date notification is received by AHCCCSA (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or tint AHCCCSA has received notification of the child's birth. Note that AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Title XIX and Title XXI eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. Newborns of MN/MI mothers are enrolled with the mother's contractor for a minimum of 30 days up to a maximum of 60 days. Newborns of FES mothers are auto-assigned to a health plan and mothers of these newborns are sent a letter advising them of their right to choose a different health plan for their child. AHCCCS Rules R9-22-342, R9-22-707, R9-31-303 and R9-31-306 contain additional information concerning newborn enrollment and payment.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, or as an Eligible Assistance Child (EAC), the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis or children enrolled with Department of Economic Security/Comprehensive Medical and Dental Program. The enrollment guarantee applies a maximum of one time per member per eligibility category for Title XIX, Title XXI and EAC members. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child, is adopted. AHCCCS Rule R9-22-337 and R9-31-307 describe other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans eligible under any coverage group other than MN/MI, on or off-reservation, have a choice of Indian Health Services (IHS) or any available contractor. If choice is not available or made within the specified time limit, Native American Title XIX and state-only members living on-reservation will be assigned to IHS and Native American Title XIX and state-only members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native Americans may change from IHS or a PL 93-638 tribal entity to a contractor or from a contractor to IHS or a PL 93-638 tribal entity at any time. Native American Title XXI members must make a choice prior to being determined eligible.


7.       MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, or physical or mental handicap, except where medically indicated. Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.

b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.

c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way m his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.

d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.


8.       MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. Information shall be submitted on disk, saved as a text file (.txt) along with a hard copy printout. The reading level and name of the evaluation methodology used should be included. Information shall be provided in English and a second language when 200 members or 5% of the Contractor's enrolled population, whichever is greater, are non-English speaking. (AHCCCSA will advise the Contractor when and if this requirement applies.) When there are program or service site changes notification will be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I.       A MEMBER HANDBOOK which, at a minimum, shall include:
a.       A table of contents
b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services
c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.
d.       Information on what to do when family size changes
e.       How to obtain a PCP
f.       How to change PCPs
g.       How to make, change and cancel appointments with a PCP or dentist
h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments), what to do if they are billed, and under what circumstances a member may be billed for non-covered services. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network; copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.
j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system for members under age 18, 21 and older, and SMI members of any age.
k.       How to contact Member Services and a description of its function
1. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. Handbook should contain information on proper emergency service utilization.
m. How to obtain emergency transportation and medically necessary transportation.
n. EPSDT services. Screenings include a comprehensive history and developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.
o.       Maternity and family planning services
p. Description of covered behavioral health services and how to access them
q. Description of all covered dental services for members under 21 and how to access these services
r.       Out of county/out of state moves
s. Grievance procedures, including a clear explanation of the member's right to file a grievance and to appeal any decision that affects the member's receipt of covered services.
t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action. A sentence shall be included that stresses the importance of members keeping, not discarding, the swipe ID card.
u.       How to access after-hours care (urgent care).
v.       Advance directives for adults
w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.
x.       The last revision date
y.       Member's notification rights and responsibilities under AAC R9-22,
         Article 13 and AHCCCS policy
z. A description of Fraud and Abuse including instructions on how to report suspected fraud or abuse. This shall include a statement that misuse of a member's identification card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action against the member
aa. A statement that informs the member of their right to request information on whether or not the health plan has Physician Incentive Plans (PIP) that affect the use of referral services, the right to know the types of compensation arrangements the plan uses, the right to know whether stop-loss insurance is required and the right to a summary of member survey results. (in accordance with PIP regulation).
bb. Member's right to be treated fairly regardless of race, religion, sex, age or ability to pay.

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type-style and size which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems and grievances (Ref. AHCCCS Rule R9-22-518 and R9-31-518):

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?
A. If you have a question or problem, please call _______ and ask to talk to a Member Representative. They are there to help you.
A. If you have a specific complaint about your medical care, the Member Representative will help you.
Q.       What if I'm not happy with the help given to me by the Member
         Representative?
A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 60 days after the date of the action, decision, or incident.
A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.
A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

II. A LIST OF THE NAMES, TELEPHONE NUMBERS AND SERVICE SITE ADDRESSES OF PCPS available for selection by the member and a description of the selection process. Upon request by the member, the Contractor must make information available regarding provider qualifications.

9.       MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs; communication between members and the Contractor, and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in this survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.

10.      MARKETING PLANS

The Contractor shall submit all proposed marketing plans and materials to AHCCCSA for prior approval in accordance with the AHCCCS Health Plan Marketing Policy, a copy of which is available in the Bidder's Library. The Contractor must have signed contracts with hospitals (in Maricopa and Pima counties), PCPs, specialists and pharmacies in order for them to be included in marketing materials.

11.      ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date. AHCCCSA may hold an open enrollment on a limited basis as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area. Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds true if the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes policy.

12.      TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM standards for member transitions between health plans or GSAs, to or from an ALTCS program contractor, IHS, a PL 93-638 tribal entity, or a Title XXI direct service provider and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;
2. Members who are receiving ongoing services such as behavioral health, dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;
3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;
4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and
5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services.

The Contractor shall comply with the AHCCCS Behavioral Health Policy Manual for transition of members in need of behavioral health services to be provided through the ADHS RBHA system.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.
b. Payment of all outstanding obligations for medical care rendered to members.
c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
         AHCCCSA:
         1) A monthly claims aging report by provider/creditor including IBNR amounts;

         2)       A monthly summary of cash disbursements;
         3)       Copies of all bank statements received by the Contractor.
         Such reports shall be due on the fifth day of each succeeding month for the prior month.
d. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.
e. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.
f. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

HOSPITAL REIMBURSEMENT PILOT PROGRAM - MARICOPA AND PIMA COUNTIES ONLY: Members transferred from non-contracting hospitals shall be done in accordance with the AHCCCS Medical Policy pertaining to member transfers.

13.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity. At a minimum, the following staff are required.

a. A full-time ADMINISTRATOR who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan.
b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.
c. A full-time CHIEF FINANCIAL OFFICER who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.
d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant.
e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.
f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20-306.B. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health program is implemented per AHCCCSA requirements.

g. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant.
h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.
i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems.
j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.
k. A CLAIMS ADMINISTRATOR and CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.
l. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.
m. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances.
n. CLERICAL AND SUPPORT STAFF to ensure appropriate functioning of the Contractor's operation.

The Contractor shall inform AHCCCSA, Office of Managed Care, in writing within seven days of staffing changes in the following key positions:

         Administrator                               Member Services Manager
         Medical Director                            Provider Services Manager
         Chief Financial Officer                     Claims Administrator
         Maternal Health/EPSDT Coordinator           Quality Management Utilization Management Coordinator
         Grievance Coordinator                       Behavioral Health Coordinator

The Contractor shall ensure that all staff have appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.

14.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15.      ADVANCE DIRECTIVES

The Contractor shall specify in the contract or agreement with each hospital, nursing facility, provider of home health care, hospice or personal care services that the provider must comply with federal and State law regarding advance directives for adult members. At a minimum, the providers (hospitals, nursing facilities, home health care, hospice and personal services) shall:

a. Maintain written policies for adult members receiving care through their organization regarding the member's right to make decisions about medical care, including the right to accept or refuse medical care and the right to execute an advance directive. The information must contain an explanation of any conscientious objection the provider may have in carrying out the advance directive. (The Contractor is not prohibited from making such objection when made pursuant to ARS 36-3205 (C.1)
b. Provide written information to adult members regarding an individual's rights under State law to make decisions regarding medical care and the provider's written policies concerning advance directives.
c. Require documentation in the member's medical record as to whether the adult member has executed an advance directive.
d. Not condition the provision of care or discriminate against a member because of his or her decision to execute or not execute an advance directive.
e.       Provide education for staff on issues concerning advance directives.
f. Ensure compliance with requirements of federal and State law regarding advance directives.

The Contractor shall also maintain policies and procedures on advance directives with respect to all adult members. These policies and procedures must contain the same information described immediately above.


16.      PERFORMANCE MEASURES

All performance measures described below apply to Title XIX, state-only, and Title XXI member populations.

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program to at least 80% of all enrolled members under age 21 during CYE 99. "Participation" is defined as at least one initial and periodic screening or one preventive or treatment visit. AHCCCSA will measure participation levels through encounter data and will not use information from prior period coverage (see Paragraph D.6, Prior Period Coverage) in evaluating the Contractor's performance.

If the Contractor has not achieved at least the statewide average participation/utilization rates for EPSDT services by the end of the contract year, as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA. The plan shall be submitted within 30 days of the Contractor's receipt of participation/utilization rate notification from AHCCCSA. In addition, AHCCCSA may conduct one or more follow-up on-site reviews to verify compliance with the corrective action plan.

If the Contractor's rate is higher than the statewide average for EPSDT participation, but lower than 80%, AHCCCSA may require the Contractor to submit a corrective action plan within specified time lines.

EPSDT IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM. The AHCCCSA long range goal is to reach or exceed the Healthy People Year 2000 goal of 90% immunization for two year old members. During CYE 99, the Contractor shall meet or exceed the following:

                                                        Percentage of      Number of
         Immunization                                 Members Immunized      Doses
Diphtheria, Tetanus, Pertussis vaccine (DPT)                  80%               4
Oral Polio Vaccine                                            85%               3
Measles, Mumps, Rubella Vaccine (MMR)                         90%               1
H. Influenza, Type B (HIB)                                    90%               1
Hepatitis B (Hep B)                                           85%               3
Combined 3-Antigen Rate (4DPT, 3 OPV, 1MMR)                   80%             N/A
Combined All Antigens                                         70%             N/A
Varicella Vaccine                                            N/A              N/A

The Contractor shall conduct an annual immunization audit based on random sampling to assess and verify the immunization status of two year old members. AHCCCSA will provide the Contractor, within two weeks after the end of the contract year, the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify the children's PCP, conduct the assessment, and report to AHCCCSA in the required format all immunization rates for the sampled two-year-old children no later than December 15 after the end of the contract year. If medical records are missing for more than 5% of the sample group, the Contractor is subject to sanctions by AHCCCSA. Health Services Advisory Group (HSAG) will conduct a study to validate the Contractor's reported rates.

AHCCCSA will provide the statewide average immunization rates to the Contractor. If the Contractor has not achieved at least these statewide averages by the end of the contract year, the Contractor shall submit a corrective action plan to AHCCCSA. The plan shall be submitted within 60 days of the Contractor's receipt of utilization rate notification from AHCCCSA. In addition, AHCCCSA may conduct one or more follow-up on-site reviews to verify compliance with the corrective action plan.

If the Contractor's immunization rates are higher than the statewide average for immunizations, but lower than the stated goals set forth in this contract, AHCCCSA may require the Contractor to submit a corrective action plan within specified time lines.

PERFORMANCE INDICATORS: The AHCCCS goal for quality of care is to meet or exceed the Healthy People Year 2000 national goals. For CYE 99, the Contractor shall comply with AHCCCS quality management requirements to improve performance of at least the following established performance indicators: low birth weight; mammography screening; and cervical cancer screening.

If the Contractor has not achieved at least the statewide average for each performance indicator by the end of the contract year, it shall submit to AHCCCS, Office of the Medical Director, Acute Care Unit, a quality improvement plan. The plan shall be submitted within 60 days after the Contractor's receipt of performance measurement notification from AHCCCSA.

A quality improvement plan may be required for each performance indicator in which the Contractor's performance rate is above the statewide average for all contractors but below the midpoint between the statewide average and the best-performing health plan.

EPSDT/DENTAL SERVICES: The Contractor shall take affirmative steps to increase utilization of dental services for members under age 21. At least 50% of all enrolled members under age 21 shall have at least one dental visit during CYE
99. AHCCCSA will monitor utilization through reported encounter data.

If the Contractor has not achieved at least the statewide average rate for utilization of dental services by the end of the contract year, as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA. The plan shall be submitted within 30 days of the Contractor's receipt of utilization rate notification from AHCCCSA. In addition, AHCCCSA may conduct one or more follow-up on-site reviews to verify compliance with the corrective action plan. If the Contractor's rate is higher than the statewide average for EPSDT dental services, but lower than 50%, AHCCCSA may require the Contractor to submit a corrective action plan within specified time lines.

WELL-CHILD VISITS FOR CHILDREN UNDER THE AGE OF 15 MONTHS: The Contractor shall ensure that members under the age of 15 months receive all recommended Well-Child visits as specified in the AMPM. During CYE 99, the Contractor shall ensure that a minimum of 60% of its members receive all recommended Well-Child visits. If the Contractor has not achieved at the least the statewide average rate of utilization by the end of the contract year as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA, Office of the Medical Director within 30 days of receipt of the notification. If the Contractor rate's is higher than the statewide average but lower than 60%, AHCCCSA may require the Contractor to submit a corrective action plan within a specified time limit.

WELL CHILD VISITS FOR CHILDREN 3,4,5 AND 6 YEARS OF AGE: The Contractor shall ensure that children 3,4,5 and 6 years of age receive all recommended Well-Child visits as specified in the AMPM. During CYE 99, the Contractor shall ensure that a minimum of 60% of its members receive at least one Well-Child visit during the contract year. If the Contractor has not achieved at least the state-wide average rate for utilization by the end of the contract year as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA, Office of the Medical Director within 30 days of receipt of the notification. If the

Contractor rate's is higher than the statewide average for this indicator but lower than 60%, AHCCCSA may require the Contractor to submit a corrective action plan within a specified time limit.

PRIMARY CARE PROVIDER VISITS: The Contractor shall ensure that members under age 21 have access to primary care provider (PCP) services. During CYE 99, the Contractor shall ensure that a minimum of 70% of members under age of 21 visit their PCP at least once during the contract year. If the Contractor has not achieved at the least the statewide average rate for utilization by the end of the contract year as indicated through notification from AHCCCSA, the Contractor shall submit a corrective action plan to AHCCCSA, Office of the Medical Director within 30 days of receipt of the notification. If the Contractor's rate is higher than the statewide average but lower than 70%, AHCCCSA may require the Contractor to submit a corrective action plan within a specified time limit.


17.      QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

The Contractor shall provide to members quality medical care as described in the AMPM, Chapter 900, regardless of payer source or eligibility category. The Contractor shall institute processes to assess, plan, implement and evaluate quality improvement activities. The Contractor shall conduct two clinical studies each contract year as required in Chapter 900 of the AMPM AHCCCSA will determine the subject matter and study methodology for one of the annual studies and the Contractor shall submit to AHCCCSA by November 15 of each contract year its proposed subject matter and methodology for the other. The results of the studies shall be submitted to AHCCCS, Office of the Medical Director, within 90 days after the end of each contract year.

The Contractor must maintain a written QM/UM plan which details plans for compliance with the AMPM. The Contractor shall incorporate in its QM/UM plan an action plan for improving the performance rates for those indicators with established baselines.


18.      PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. In order to obtain approval, the following must be submitted to the Office of Managed Care 45 days prior to the implementation of the contract:

1.       A complete copy of the contract
2.       A plan for the member satisfaction survey
3.       Details of the stop-loss protection provided
4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or HCFA. Please refer to the "Physician Incentive Guidelines" in the Bidder's Library for details on providing required disclosures.


19.      APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute but not necessarily severe disorder which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.       Emergency PCP appointments - same day of request
b.       Urgent care PCP appointments - within two days of request
c.       Routine care PCP appointments - within 21 days of request

For specialty referrals, the Contractor shall be able to provide:
a.       Emergency appointments - within 24 hours of referral
b.       Urgent care appointments - within 3 days of referral
c.       Routine care appointments - within 30 days of referral

For dental appointments, the Contractor shall be able to provide:
a.       emergency appointments - within 24 hours of request
b.       urgent appointments - within 3 days of request
c.       routine care appointments - within 45 days of request

For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:
a.       First trimester - within 14 days of request
b.       Second trimester - within 7 days of request
c.       Third trimester - within 3 days of request
d. High risk pregnancies - within 3 days of identification of high risk by the Contractor or maternity care provider, or immediately if an emergency exists

For behavioral health services to members 18-20 years of age, non-seriously mentally ill, the Contractor shall be able to provide appointments as follows:
a. Emergency screening and evaluation - within 24 hours of referral or request for services
b.       Routine Behavioral health screening - within seven days of referral
c. Routine Non-emergency appointments - within 30 days of referral or behavioral health screening

If a member needs medically-necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network about appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards and shall require a corrective action plan when appointment standards are not met.


20.      REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists to include, as a minimum, the following:

a.       Use of referral forms clearly identifying the Contractor
b.       A system for resolving disputes regarding the referrals
c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services
d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services
e.       Referral to Medicare HMO including payment of copayments


21.      PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

a. Introduction to the Contractor which explains the Contractor's organization and administrative structure
b. Provider responsibility and the Contractor's expectation of the provider
c.       Overview of the Contractor's Provider Service department and function

d. Listing and description of covered and non-covered services, requirements and limitations
e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)
f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations
g.       Dental services
h.       Maternity/Family Planning services
i.       Listing of behavioral health services
j.       The Contractor's policy regarding PCP assignments
k. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system for members under age 18, 21 and older, and SMI members of any age
l.       Grievance and appeal rights
m.       Billing and encounter submission information
         - indicate which form, UB92, HCFA 1500, or Form C is to be used for services
         - indicate which fields are required for a claim to be considered acceptable by the Contractor. A completed sample of each form shall be included
n. Contractor's written policies and procedures which affect the provider(s) and/or the provider network
o.       Claims re-submission policy and procedure
p. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance
q.       Explanation of remittance advice
r.       Prior authorization requirement
s.       Claims medical review
t.       Concurrent review
u.       Fraud and Abuse
v. Formularies (with updates and changes provided in advance to providers, including pharmacies)
w.       AHCCCS appointment standards

22.      PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

At a minimum, the Contractor's number of full-time equivalent PCPs to enrolled members shall not exceed a ratio of 1:1800 for adults and 1:1200 for children who are 12 or younger. If the PCP contracts with more than one AHCCCS health plan, the ratio shall be adjusted by the Contractor to ensure the total number of AHCCCS members does not exceed the above ratio. The Contractor should consider the PCP's total patient panel size (i.e. AHCCCS and non-AHCCCS patients) when assessing the PCP's ability to meet AHCCCS' appointment and other standards. In addition, AHCCCS members shall not comprise the majority of the PCP's panel of patients. The Contractor shall also reduce the number of members assigned to its network PCPs as necessary to meet the appointment standards specified in Section D, Paragraph 19, Appointment Standards. Any variation to the above standards must be submitted to AHCCCSA, Office of the Medical Director for prior approval. PCPs with assigned members diagnosed with AIDS or as HIV-positive shall meet criteria and standards set forth in AHCCCS Medical Policy and AHCCCS AIDS Advisory Committee Guidelines.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions who are age 12 and younger to Board-certified pediatricians.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.       Supervision, coordination and provision of care to each assigned member
b.       Initiation of referrals for medically necessary specialty care
c.       Maintaining continuity of care for each assigned member
d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.


23.      OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.
b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English.

Contractor policies shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits.

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.
b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.
c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies of test results if applicable, treatment services provided and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics
b.       Certified nurse midwives
c.       Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians and certified nurse practitioners and certified nurse midwives who include such services within their practice.

24.      NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP or pharmacy. 95% of its members residing outside the boundary area must not have to travel more than 10 miles to see such providers. See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area. Also see Section D, Paragraph 35, Hospital Subcontracting and Reimbursement, for details on changes in hospital subcontracting effective October 1, 1998.

Under the Balanced Budget Act of 1997, the Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract.


25.      NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertain to all service specifications described in the AMPM, Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements
b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process.
c.       Evaluate the quality of services delivered by the network
d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area
e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members
f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun, for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.


26.      FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates in OBRA 89 and OBRA 90. This legislation gives FQHCs the option to require state Medicaid programs to reimburse the FQHC at 100% of reasonable costs for the services delivered. AHCCCSA and its contractors are required to comply with this legislation. The following payment methodology for reasonable cost reimbursement was implemented effective October 1, 1997.

If the FQHC elects reasonable cost reimbursement, the FQHC will receive a quarterly payment per member per month from AHCCCSA. The initial capitation amount will be $1.75 PMPM statewide. In accordance with the Balanced Budget Act of 1997, this additional reimbursement will be phased out over a five-year period beginning in contract year ending 2000:

CONTRACT YEAR        PHASE-OUT PERCENTAGE         PMPM AMOUNT
1997 through 1999        No phase-out                $ 1.75
2000                              95%                $ 1.66
2001                              90%                $ 1.58
2002                              85%                $ 1.49
2003                              70%                $ 1.23
2004                             100%                $ 0.00

Contractors are required to submit member month information for Title XIX members for each FQHC on a quarterly basis to AHCCCS Office of Managed Care. Contractors should refer to the Office of Managed Care's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by HCFA:

Clinica Adelante, Inc.
El Rio Health Center
Lake Powell Medical Center
Mariposa Community Health Center, Inc.
Mountain Park Health Center
Sun Life Family Health Center
United Community Health Center, Inc.
Sunset Community Health Center (formerly Valley Health Center, Inc.) Inter-Tribal Health Care Center
Native American Community Health Center, Inc.
Native Americans for Community Action Family Health Center
Chiricahua Community Health Centers, Inc.
Marana Health Center
North Country Community Health Center

Any other clinics that subsequently become FQHCs will be subject to the reimbursement methodology described above upon electing reasonable cost reimbursement from AHCCCSA.


27.      PROVIDER REGISTRATION

The Contractor shall ensure that each of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed with each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28.      PROVIDER AFFILIATION TAPE

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Tape User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.


29.      PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its HCFA grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:

a. Timeliness: Reports or other required data shall be received on or before scheduled due dates.

b. Accuracy: Reports or other required data shall be prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.
c. Completeness: All required information shall be fully disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30.      DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA, or the federal government, to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials which are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

31.      REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

32.      OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business for the initial contract year beginning 10/1/97. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

33.      OPERATIONAL AND FINANCIAL REVIEWS

In accordance with HCFA requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521 and R9-31-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Contractor has obtained accreditation from NCQA or any other nationally recognized accrediting body. The Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34.      CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost-avoiding and paying claims in accordance with AHCCCS Rule R9-22-705, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of enrollment, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

In accordance with the Balanced Budget Act of 1997, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim.

During the term of this contact, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout All formats are subject to changes initiated by the Kennedy-Kassebaum legislation. Reasonable implementation timeframes will be negotiated with each plan.

35.      HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

Hospital subcontracts negotiated and/or renewed after October 1, 1998 shall not contain any references to the AHCCCS tiered per-diem hospital rates.

MARICOPA AND PIMA COUNTIES ONLY: The Arizona Laws of 1996 Chapter 288 Section 20 sets forth the Hospital Reimbursement Pilot Program (Pilot), which is effective from October 1, 1997, through September 30, 2000. The Pilot as defined by AHCCCS Rule R9-22-718 requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties, legal resolution, which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCSA to insure availability of quality services within specific service districts, equity of related party interests, reasonableness of rates, and only marketing of contracted organizations. The general provisions of this program encompass acute care hospital services and outpatient hospital services that result in an admission. The Contractor shall submit all hospital subcontracts and any amendments to AHCCCSA, Office of Managed Care, for prior approval. For non-emergency patient-days, the Contractor shall ensure that at least 85% of its members use contracted hospitals. AHCCCSA reserves the right to subsequently adjust the 85% standard. Further, if in AHCCCSA's judgment the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCSA may require a subcontract at that hospital. Hospitals and health plans/program contractors outside of Maricopa and Pima counties are not included in this Pilot. Offerors should refer to the "Hospital Reimbursement Pilot Program Packet" for additional information and requirements.

ALL GSA'S EXCEPT MARICOPA AND PIMA: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all other GSA's and must submit copies of these contracts to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis for recoupment by the Contractor. See also Section D, Paragraph 34, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

36.      NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

37.      COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, SOBRA supplement, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contact provided that the Contractor's performance is in compliance with the terms and conditions of this contact Payment must comply with requirements of ABS Title 36. AHCCCSA reserves the option to
                           [INTENTIONALLY LEFT BLANK]
make payments to the Contractor by wire or NACHA transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in ARS ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE `98 and CYE `99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC (PPC reinsurance and "retro" portion of PPC capitation excluding administrative add-on). AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs. AHCCCSA may also require Contractors to provide documentation to support an audit of the PPC medical expenses and a reconciliation to audited medical expenses. AHCCCS may recoup from any Contractor, profit amounts in excess of a 10% limit. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.

PROSPECTIVE CAPITATION: The Contractor will be paid capitation for all prospective member months, including partial member months. AHCCCSA will make monthly capitation payments to the Contractor for each member enrolled with the Contractor on the first of the month as payment in full for any and all covered services provided to the member. Payment shall be made no later than the fifth working day of the month for which payment is due. For members enrolled at any time after the beginning of the month's payment cycle, capitation will be prorated from the effective date of enrollment through the remainder of the month of enrollment. These payments will be made by AHCCCS to Contractor on a weekly basis.

KIDSCARE CAPITATION: The Contractor will be paid capitation for KidsCare members in the same manner as prospective capitation (see above). KidsCare capitation rates will be set by AHCCCSA in conjunction with an independent actuary. Following CYE 99, AHCCCSA will review the assumptions made in setting the capitation rates and may, at its option, reconcile and/or adjust the rates.

SOBRA SUPPLEMENT: When the Contractor has an enrolled SOBRA woman who delivers during a prospective enrollment period, the Contractor will be entitled to a SOBRA payment. SOBRA Supplemental payments will not apply to SOBRA women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this SOBRA payment for women who deliver at home. The Contractor is responsible for meeting the newborn notification requirements defined in AHCCCS Rule R9-22-342, R9-3l-309 and R9-31-707 before this payment will be made to the Contractor.

HIV-AIDS SUPPLEMENT: In addition to the capitation payment described above, a separate and additional payment will be made to the Contractor to help defray costs for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS. The list of AHCCCSA-approved protease inhibitors is available in the Bidder's Library.

On a quarterly basis, the Contractor shall submit to AHCCCSA, Office of Managed Care, an unduplicated monthly count of members, by rate code, who are using approved protease inhibitors. The report shall be submitted, along with the quarterly financial reporting package, within 60 days after the end of each quarter.

The rate of reimbursement for this separate payment will $634.50 per month and is subject to review during the term of the contract. Payment will be made quarterly to the Contractor based on the reported members for the preceding quarter. AHCCCSA will review this HIV/AIDS-related data at least annually as part of its Operational and Financial Review and reserves the right to recoup any amounts paid for ineligible members as determined through this review as well as an associated penalty for incorrect reporting.

Refer to the Office of Managed Care's HIV/AIDS supplemental payment and review policies for further details and requirements.

38.      CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

         a.       death of a member
         b.       member's incarceration (not eligible for AHCCCS benefits)
         c.       duplicate capitation to the same contractor

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39.      REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503 and R9-31-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage Refer to the AHCCCS Reinsurance Claims Processing Manual for further details on the Reinsurance Program. Reinsurance for the Hospital Reimbursement Pilot Program (See Section D, Paragraph 35, Hospital Reimbursement), will be paid in accordance with AHCCCS Rule R9-22-503 and R9-31-503.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract.

                                          PROSPECTIVE REINSURANCE                         PPC REINSURANCE
--------------------------------------------------------------------------------------------------------------
        STATEWIDE PLAN                MNMI            NON MNMI                        ALL RATE
          ENROLLMENT               DEDUCTIBLE        DEDUCTIBLE      COINSURANCE       CODES       COINSURANCE
  0-19,999                           $15,000           $20,000           75%           $5,000           100%
  20,000-49,999                      $15,000           $35,000           75%           $5,000           100%
  50,000 and over                    $15,000           $50,000           75%           $5,000           100%
--------------------------------------------------------------------------------------------------------------

A Contractor whose enrollment qualifies for the $35,000 or $50,000 non-MN/MI deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table. Contractors may not elect to increase their deductible level. If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available from the Office of Managed Care.

PRIOR PERIOD COVERAGE REINSURANCE: For CYE 98 and CYE 99, a separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. As noted in the table above, all Contractors, regardless of enrollment, will be subject to a $5,000 deductible level. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Effective October 1, 1998, when a member changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual.

Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid random sampling. AHCCCSA, Office of the Medical Director, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. Reinsurance consideration will be given to inpatient facility contracts, and hearing decisions rendered by the Office of Grievance and Appeals. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance. A recoupment of reinsurance reimbursements made to the Contractor will occur based on the results of the medical review sampling. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the review time frame for the Contractor. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. This program also covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver and other organ transplantation. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Office of the Medical Director, Reinsurance Unit, of cases identified for catastrophic reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and (c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

HEMOPHILIA: When a member is identified as being catastrophically eligible by AHCCCSA due to the specific diagnosis of hemophilia (ICD9 codes 286.0, 286.1, 286.2), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

VON WILLEBRAND'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of the Medical Director Reinsurance Unit after diagnosis. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

GAUCHER'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy. Refer to the AMPM for additional details and restrictions. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

TRANSPLANTS: Bone grafts, kidney and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Refer to the AMPM, Chapter 300 for covered services for organ and tissue transplants. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Office of the Medical Director.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Contractor of the responsibility for submitting encounters for catastrophic reinsurance services. The initial claims for reimbursement under the catastrophic reinsurance program must be filed no later than June 30th of the year following the contract year. Catastrophic reinsurance claims that are submitted within this time limit and are denied or adjusted, may be corrected until September 30th of the year following the contract year. All catastrophic reinsurance claims must be submitted in accordance with the AHCCCS Reinsurance Claims Processing Manual.

40.      COORDINATION OF BENEFITS/ THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost avoid. The Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/ underinsured motorist insurance           Adoption recovery
First and third-party liability insurance            Worker's Compensation
Tortfeasors                                          Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22-1002 and R9-31-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member
b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)
c.       Such recovery is not prohibited by state or federal law

REPORTING: The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance (often referred to as joint liability cases). The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

Approximately every four months, AHCCCSA will provide the Contractor with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE): Eligibility for KidsCare benefits requires that the applicant/member not be enrolled with or entitled to any other health insurance benefits. If the Contractor becomes aware of any such potential coverage, the Contractor shall notify AHCCCSA immediately. The Contractor shall follow the same cost avoidance and postpayment recovery practices for the KidsCare population as it does for the Title XIX population, and shall maintain a reporting system which allows Title XIX and KidsCare information to be reported separately.

41.      MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligible". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor is responsible for adhering to the cost sharing responsibilities presented in the AHCCCS Medicare Cost Sharing policy. Effective 10/1/97, the Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

42.      COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-71l and R9-31-7ll.

43.      RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

a. If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.
b. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44.      MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request.

The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (ARS ss.36-6641)

45.      ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46.      ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSAs as a result of an accumulated deficit, even if unaudited.

47.      DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in. the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

ELECTRONIC DATA INTERCHANGE (EDI): In addition to the requirements outlined in Section D, Paragraph 34, Claims Payment System, the Contractor will be required to comply with all EDI standards which result from the Kennedy-Kassebaum legislation. This law requires the Department of Health and Human Services to provide national electronic submission standards for health care data and may include compliance with National Provider Identifier requirements. The Secretary has 18 months to develop these standards. As the standards are finalized, AHCCCSA will phase in the implementation. Electronic standards which may be implemented include, but are not limited to, encounters, enrollment and capitation payments.

YEAR 2000 COMPLIANCE: The Contractor shall undertake all appropriate technical planning measures to ensure timely compliance with all Year 2000 automated data processing requirements.

48.      ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance measures. The Contractor shall submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the HCFA grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AHCCCSA-supplied formats. Formatting and specific requirements for encounter data are described in the AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.

49.      MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next mouth. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.

Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50.      TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of five years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension, however, shall not affect the maximum contracting period of five years. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any rate code category, such increase will not exceed the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA but not in another. In addition, if the Contractor has bad significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further, AHCCCSA may require a contractor to renew all GSAs, or may terminate remaining GSAs if the Contractor does not agree to renew all GSAs.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW - If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 120 days before its expiration, this liability for transition costs may be waived by AHCCCSA.

51.      SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.       Automated data processing
b.       Third-party administrators
c.       Management Services (See also Section D, Paragraphs 53 & 54)
d.       Model subcontracts
e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

See also Section D, Paragraph 35, Hospital Reimbursement, regarding required submission of hospital subcontracts.

The Contractor shall maintain a fully executed original of all subcontracts which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is voidable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of federal and State laws, regulations and policies.

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


The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.
b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor. See Section D, Paragraph 35, Hospital Subcontracting and Reimbursement
b.       Identification of the name and address of the subcontractor.
c. Identification of the population, to include patient capacity, to be covered by the subcontractor.
d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.
e. The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation.
f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.
g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third-party liability payment before submitting claims to the Contractor/ Contractor.
h. A description of the subcontractor's patient, medical and cost record keeping system.
i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 CFR Part 456, as implemented by AHCCCSA.
j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.
k.       Procedures for enrollment or re-enrollment of the covered population.
l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that

         AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.
m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.
n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

52.      SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement for transplant surgery exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts.

AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

53.      MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.

54.      MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are


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


less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

55.      MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award. Minimum capitalization requirements by GSA are as follows:

       ----------------------------------------------------------------------
       GEOGRAPHIC SERVICE AREA                     CAPITALIZATION REQUIREMENT
       GSA #2            Yuma                             $ 1,400,000
       GSA #4            Mohave, La Paz                     1,150,000
       GSA #6            Yavapai, Coconino                  1,250,000
       GSA #8            Pinal, Gila                        1,450,000
       GSA #10           Pima                               1,250,000
       GSA #12           Maricopa                           2,500,000
       GSA #14           Graham, Greenlee                     350,000
       GSA #16           Apache, Navajo                       650,000
       GSA #18           Cochise, Santa Cruz                1,450,000
       ----------------------------------------------------------------------

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSAs, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above). Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.

56.      PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash


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


deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee:
(1) payment of the Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond policy available in the Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract,
b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and
c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

57.      AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October, 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be


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


maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

58.      FINANCIAL VIABILITY CRITERIA/ PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria/performance goals:

  CURRENT RATIO                           Current assets divided by current
                                          liabilities. "Current assets"
                                          includes any long-term investments
                                          that can be converted to cash within
                                          24 hours without significant penalty
                                          (i.e., greater than 20%).
                                          STANDARD:         AT LEAST 1.00

  EQUITY PER MEMBER                       Equity, less on-balance sheet
                                          performance bond, divided by the
                                          number of non-SOBRA Family Planning
                                          Extension Services members enrolled
                                          at the end of the period.
                                          STANDARD:         AT LEAST $150
                                          (Failure to meet this standard may
                                          result in an enrollment cap being
                                          imposed in any or all contracted
                                          GSAs.)

  MEDICAL EXPENSE RATIO                   Total medical expenses (net of
                                          reinsurance, TPL, HIV/AIDS
                                          Supplement) divided by total
                                          capitation + SOBRA
                                          STANDARD: 85-90%

  ADMINISTRATIVE COST PERCENTAGE          Total administrative expenses
                                          (excluding income taxes), divided
                                          by total capitation + SOBRA +
                                          TPL + reinsurance + HIV/AIDS
                                          Supplement.
                                          STANDARD:         NO MORE THAN 10%

  RECEIVED BUT UNPAID CLAIMS              Received but unpaid claims
  (DAYS OUTSTANDING)                      divided by the average daily
                                          medical expenses for the period,
                                          net of sub-capitation expense
                                          STANDARD:         NO MORE THAN 30 DAYS


59.      MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and

AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

60.      SANCTIONS

AHCCCSA may suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-405 and R9-31-405 and the terms of this contract and applicable law and regulations. AHCCCSA may, in addition to these remedies, impose monetary sanctions if the Contractor violates any provision stated in law or this contract in accordance with AHCCCS Rules R9-22-406 and R9-31-406 and the provisions of this contract, applicable law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In addition to the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

a.       Marketing violations
b.       Failure to meet AHCCCS financial viability standards
c.       Material deficiency in the Contractor's provider network
d.       Quality of care and quality management issues
e.       Failure to meet AHCCCS encounter standards

CURE NOTICE PROCESS - Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

REDISTRIBUTION OF SANCTION DOLLARS: Monetary sanctions held by AHCCCSA may be redistributed to participating acute care contractors based on criteria described in the "AHCCCSA Special Performance Awards Policy", a copy of which may be found in the Bidder's Library.

61.      AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to contractor-specific issues of non-compliance (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62.      GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; R9-31-802; R9-22-804 and R9-31-803.
The grievance process may not be delegated or subcontracted outside of the health plan. Refer to Attachment H for a complete description of grievance process requirements.

63.      QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Grievance and Appeals, using the Quarterly Grievance Report Format on file in the Bidder's Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Grievance and Appeals, no later than 45 days from the end of the quarter.

64.      KIDSCARE

In May, 1998, the Arizona legislature approved Senate Bill 1008 authorizing the implementation of a Title XXI Children's Health Insurance Program, now referred to in Arizona as "KidsCare". KidsCare provides health care coverage statewide to eligible children 18 and younger and will be provided through the existing AHCCCS health plans, state employee HMOs that elect to participate, and tribal facilities or Indian Health Service for Native Americans who elect to receive services through them. Services will also be directly provided by participating community health clinics and hospitals which predominantly serve low income children.

The KidsCare service package will generally include all services provided to state employees by the least expensive commercial HMO. Those services, limitations and exclusions are described in Section D, Paragraph 1, Scope of Services. Capitation rates payable to the Contractor for KidsCare members (age 18 and younger) will be set by AHCCCSA in conjunction with an independent actuary.

TITLE XXI PARENT/GUARDIAN HEALTH INSURANCE COVERAGE: Title XXI legislation, ARS ss.36.2984, mandates that the Contractor offer health insurance coverage to the parent(s) or legal guardian(s) of a child who is eligible for Title XXI. The Contractor shall establish rates for this coverage which must be approved by AHCCCSA, Office of Managed Care, prior to implementation. Title XXI funds or any other federal or state funds shall not be used to subsidize family coverage. The full cost of the premium shall be paid by the parent or legal guardian who elects this coverage. The Contractor may include provisions for pre-existing conditions and any other medical underwriting considerations that are necessary to protect it from adverse risk. For further information, refer to the Title XXI Parent/Guardian Health Insurance Coverage Guidelines on file in the Bidder's Library.

65.      PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that could have an impact on services provided by the Contractor on or after October 1, 1998. The following is a brief description of the issues that AHCCCS is aware of at the time of the issuance of this renewal amendment:

ELIGIBILITY BASED ON 100% OF THE FEDERAL POVERTY LEVEL (FPL): Through a successful initiative effort, eligibility for AHCCCS has been expanded to allow persons with income up to 100% of the FPL to become eligible for the Medicaid program. Legislative action will be required to implement this new eligibility guideline and HCFA must approve the expansion. If HCFA approval is granted, there will be a significant number of new persons who will be eligible for the program and enrolled with the health plans at some future date.





                               [END OF SECTION D]

                           SECTION E: CONTRACT CLAUSES


[Only two paragraphs from Section E have been revised. They are shown below with changes indicated:]


17.      SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from federal procurement activity. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from federal procurement activity.

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

19.      TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

                   ATTACHMENT F: PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.


       REPORT                         WHEN DUE                    SOURCE/REFERENCE            AHCCCS CONTACT:
---------------------------------------------------------------------------------------------------------------------
Monthly Financial Report     45 days after the end of           Reporting Guide              Financial Manager
                             the month, as applicable

Quarterly Financial Report   60 days after the end of each      Reporting Guide              Financial Manager
                             quarter

FQHC Supplemental Payment    60 days after the end of each      Reporting Guide              Financial Manager
                             quarter

HIV\AIDS Approved Protease   60 days after the end of each      Reporting Guide              Financial Manager
Inhibitor Reimbursement      quarter

Draft Annual Audit           90 days after the end of each      Reporting Guide              Financial Manager
                             fiscal year

Draft Management Letter      90 days after the end of each      Reporting Guide              Financial Manager
                             fiscal year

Final Annual Audit Report    120 days after the end of each     Reporting Guide              Financial Manager
                             fiscal year

Final Management Letter      120 days after the end of each     Reporting Guide              Financial Manager
                             fiscal year

Accountant's Report on       120 days after the end of each     Reporting Guide              Financial Manager
Compliance                   fiscal year

Reconciliation - Annual      120 days after the end of each     Reporting Guide              Financial Manager
Audit and Plan               fiscal year
Year-to-Date Financial
Report Information

Financial Disclosure Report  120 days after the end of each     Reporting Guide              Financial Manager
                             fiscal year

Annual Analysis of           120 days after the end of each     Reporting Guide              Financial Manager
Profitability by Major       fiscal year
Rate Code (by County)

Provider Affiliation Tape    10 business days after the         PMMIS Provider-to-Health     Health Plan Operations
                             beginning of each quarter          Plan magnetic tape           Manager
                                                                submission and processing

Monthly Title XIX and        30 days after the end of each      Instructions on form         Behavioral Health
Title XXI Behavioral         month                                                           Manager
Health Activity Report

Encounter Data - Magnetic    Monthly, according to              Encounter Manual             Encounter Administrator
Tape Submission              established schedule

Corrected Pended Encounter   Monthly, according to              Encounter Manual             Encounter Administrator
Tape                         established schedule

____ Day Tape                Monthly, according to              Encounter Manual             Encounter Administrator
                             established schedule

Medical Records for          6 weeks after the request          RFP, Section C,              Data Validation
Data Validation              received from AHCCCSA 90 days      Paragraph 1                  Manager
                             to  submit the requested data
                             to AHCCCSA

       REPORT                         WHEN DUE                    SOURCE/REFERENCE            AHCCCS CONTACT:
---------------------------------------------------------------------------------------------------------------------
Quarterly Grievance Report   45 days after the end of each      RFP, Section D, Paragraph    Administrative Assistant
                             quarter                            26

Comprehensive Dental Plan    Annually on November 1             RFP, Section D, Paragraph    Acute Care Program
                                                                16                           Manager

EPSDT Progress Report -      15 days after the end of each      AMPM, Chapter 400            Acute Care Program
Quarterly Update             quarter                                                         Manager

Quarterly Inpatient          15 days after the end of each      State Medicaid Manual        Acute Care Program
Hospital Showing             quarter                            and the AMPM, Chapter 400    Manager

Quality                      Annually on November 15th          AMPM, Chapter 400            Acute Care Program
Management/Utilization                                                                       Manager
Management Plan Evaluation
and Revision

AIDS/HIV Reports             90 days after the end of each      AMPM, Chapter 400            Acute Care Program
                             contract year                                                   Manager

Acute Pharmacy Report        90 days within 90 days of the      AMPM, Chapter 400            Acute Care Program
                             end of each quarter                                             Manager

Monthly Pregnancy            End of the month following the     AMPM, Chapter 400            Acute Care Program
Termination Report           pregnancy termination                                           Manager

Maternity Care Plan          Annually on November 1st           AMPM, Chapter 400            Acute Care Program
                                                                                             Manager

Clinical Study Proposal      Annually on November 15th          AMPM, Chapter 400            Acute Care Program
                                                                                             Manager

Clinical Study Results       Annually within 90 days            AMPM, Chapter 400            Acute Care Program
                             following the end of each                                       Manager
                             contract year

Provider Fraud/Abuse Report  Immediately following discovery    AHCCCS Internal              Office of Managed Care:
                                                                Audit/Program                Member Fraud
                                                                Investigation Policy for     Investigations Unit
                                                                Prevention, Detection and
                                                                Reporting of Fraud and
                                                                Abuse

Eligible Person              Immediately following discovery    AHCCCS Internal              Office of Managed Care:
Fraud/Abuse Report                                              Audit/Program                Member Fraud
                                                                Investigation Policy for     Investigations Unit
                                                                Prevention, Detection and
                                                                Reporting of Fraud and
                                                                Abuse

ATTACHMENT I:  ENCOUNTER SUBMISSION REQUIREMENTS

The Contractor will be assessed sanctions for noncompliance with encounter submission requirements. AHCCCSA may also perform special reviews of encounter data, such as comparing encounter reports to the Contractor's claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

Pended Encounter Corrections

The Contractor must resolve all pended encounters within 100 days of the original processing data. A sanction of $5.00 each month will be imposed for each encounter pended for more than 100 days unless the pend is due to AHCCCSA error. "AHCCCSA error" is defined as a pended encounter which (1) AHCCCSA acknowledges to be the result of its own error, and (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCSA. AHCCCSA reserves the right to adjust the sanction amount if circumstances warrant.

When the Contractor notifies AHCCCSA in writing that the resolution of a pended encounter depends on AHCCCSA rather than the Contractor, AHCCCSA will respond in writing within 30 days of receipt of such notification. The AHCCCSA response will report the status of each pending encounter problem or issue in question.

Pended encounters will not qualify as AHCCCSA errors if AHCCCSA reviews the Contractor's notification and asks the Contractor to research the issue and provide additional substantiating documentation, or if AHCCCSA disagrees with the Contractor's claim of AHCCCSA error. If a pended encounter being researched by AHCCCSA is later determined not to be caused by AHCCCSA error, the Contractor may be sanctioned retroactively.

Before imposing sanctions, AHCCCSA will notify the Contractor in writing of the total number of encounters pended more than 100 days and the number of such encounters not subject to sanction because of AHCCCSA error.

Pended encounters shall not be deleted by the Contractor as a means of avoiding sanctions for failure to correct encounters within 100 days. The Contractor shall document deleted encounters and shall maintain a record of the deleted CRNs with appropriate reasons indicated. The Contractor shall, upon request, make this documentation available to AHCCCSA for review.

Encounter Validation Studies

Per HCFA requirement, AHCCCSA will conduct encounter validation studies of the Contractor's encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor's submitted encounter data. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly.

The following reflects AHCCCSA's encounter validation study process and sanction policy as of 10/1/97. AHCCCSA may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with HCFA. The Contractor will be notified in writing of any significant change in study methodology.

AHCCCSA will conduct two encounter validation studies. Study "A" examines non-institutional services (form HCFA 1500 encounters), and Study "B" examines institutional services (form UB-92 encounters).

AHCCCSA will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to AHCCCSA. In the case of medical records requests, the Contractor's failure to provide AHCCCSA with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCSA does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the Contractor may be sanctioned up to 5% of its annual capitation payment.

The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. These criteria are defined as follows:

         Timeliness: The time elapsed between the date of service and the date that the encounter is received at AHCCCS. All encounters must be received by AHCCCSA no later than 240 days after the end of the month in which the service was rendered, or the effective date of enrollment with the Contractor, whichever is later. For all encounters for which timeliness is evaluated, a sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter record is received by AHCCCSA more than 240 days after the date determined above. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

         Correctness: A correct encounter contains a complete and accurate description of AHCCCS covered services provided to a member. A sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter is incomplete or incorrectly coded. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

         Omission of data: An encounter not submitted to AHCCCSA or an encounter inappropriately deleted from AHCCCSA's pending encounter file or historical files in lieu of correction of such record. For Study "A" and for Study "B", a sanction per encounter error extrapolated to the population of encounters may be assessed for an omission. It is anticipated that the sanction amount will be $5.00 per error extrapolated to the population of encounters for Study "A" and $10.00 per error extrapolated to the population of encounters for Study "B"; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

For encounter validation studies, AHCCCSA will select all approved and pended encounters to be studied no earlier than 240 days after the end of the month in which the service was rendered. Once AHCCCSA has selected the Contractor's encounters for encounter validation studies, subsequent encounter submissions for the period being studied will not be considered.

AHCCCSA may review all of the Contractor's submitted encounters, or may select a sample. The sample size, or number of encounters to be reviewed, will be determined using statistical methods in order to accurately estimate the Contractor's error rates. Error rates will be calculated by dividing the number of errors found by the number of encounters reviewed. A 95% confidence interval will be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. If error rates are based on a sample, the error rate used for sanction purposes will be the lower limit of the confidence interval.

Encounter validation methodology and statistical formulas are provided in the AHCCCS Encounter Data Validation Technical Document, which is available in the Bidders Library. This document also provides examples which illustrate how AHCCCSA determines study sample sizes, error rates, confidence intervals, and sanction amounts.

Written preliminary results of all encounter validation studies will be sent to the Contractor for review and comment. The Contractor will have a maximum of 30 days to review results and provide AHCCCSA with additional documentation that would affect the final calculation of error rates and sanctions. AHCCCSA will examine the Contractor's documentation and may revise study results if warranted. Written final results of the study will then be sent to the Contractor and communicated to HCFA, and any sanctions will be assessed.

The Contractor may file a written challenge to sanctions assessed by AHCCCSA not more than 35 days after the Contractor receives final study results from AHCCCSA. Challenges will be reviewed by AHCCCSA and a written decision will be rendered no later than 60 days from the date of receipt of a timely challenge. Sanctions shall not apply to encounter errors successfully challenged. A challenge must be filed on a timely basis and a decision must be rendered by AHCCCSA prior to filing a grievance pursuant to Article 8 of AHCCCS Rules. Sanction amounts will be deducted from the Contractor's capitation payment.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                               CONTRACT AMENDMENT

                                                                     Page 1 of 2

-------------------------------------------------------------------------------------------------
AMENDMENT NUMBER:        CONTRACT NUMBER:         EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
       7                   YH8-0001-05                 January 1, 1999                  ACUTE
-------------------------------------------------------------------------------------------------
CONTRACTOR'S NAME AND ADDRESS:

         Pat Levin, President
         Health Choice Arizona
         1600 W. Broadway, Ste 260
         Tempe, AZ 85282-1502
-------------------------------------------------------------------------------------------------
PURPOSE OF AMENDMENT:                     To adjust capitation rates effective Jan. 1, 1999.

-------------------------------------------------------------------------------------------------
THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:


Effective January 1, 1999, compensation for TANF <1 year olds, TANF 14-44 Females, and SOBRA
Supplemental payments will be paid in accordance with the rates shown on the following page.



NOTE. Please sign, date and return both originals to:            Mark Renshaw
                                                                 AHCCCS Contracts and Purchasing
                                                                 701 E. Jefferson
                                                                 Phoenix, AZ 85034

-------------------------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED
AND IN FULL EFFECT.
-------------------------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:           SIGNATURE OF AHCCCSA CONTRACTING OFFICER:


         /s/ Pat Levin                                     /s/ Michael Veit
-------------------------------------------------------------------------------------------------
TYPED NAME:                                       TYPED NAME:
         PAT LEVIN                                         MICHAEL VEIT
-------------------------------------------------------------------------------------------------
TITLE:                                            TITLE:
         PRESIDENT                                         CONTRACTS & PURCHASING
                                                           ADMINISTRATOR
-------------------------------------------------------------------------------------------------
DATE:    1/4/99                                   DATE:    JAN 11 1999

-------------------------------------------------------------------------------------------------

HEALTH CHOICE ARIZONA

The new capitation rates effective 1/1/99 are as follows:

                               TANF         TANF       SOBRA
GEOGRAPHIC SERVICE AREA       <1, M/F      14-44,F     KICK
-----------------------       -------      -------     ---------
GSA #10 (Pima):
         Prospective:         $309.00      $161.86     $4,237.07

GSA #12 (Maricopa):
         Prospective:         $325.07      $169.26     $4,434.78

PMPM amounts are based on a $35,000/$15,000 (MN/MI) reinsurance deductible level

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                             CONTRACT MODIFICATION

                                                              Page 1 of 2

1. AMENDMENT NO.:   2. CONTRACT NO.:     3. EFFECTIVE DATE OF MODIFICATION:   4. PROGRAM:
-----------------   ----------------     ----------------------------------   -----------
        08            YH8-0001-05              Upon last signature below          OMC
-----------------------------------------------------------------------------------------

5.       CONTRACTOR/PROVIDER NAME AND ADDRESS:

         Health Choice AZ
         1600 W. Broadway Suite 260
         TEMPE AZ 85282-1502

--------------------------------------------------------------------------------

6. PURPOSE: To revise the method of compensation related to reconciliation of PPC Costs to Reimbursement, and to revise the PMPM Prior Period capitation.

--------------------------------------------------------------------------------

7.       The above referenced contract is hereby modified as follows:

A. In Section D on page 40 of the October 1, 1998 revision of the contract the paragraph entitled "Reconciliation of PPC Costs to Reimbursement" is changed as follows:


         Continued on next page.

NOTE: Please sign, date and return both originals to: Doug Peeples
                                                      AHCCCS Contracts and
                                                      Purchasing
                                                      701 E. Jefferson,
                                                      Phoenix, AZ 85034

8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

         IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT.

--------------------------------------------------------------------------------

9.       NAME OF CONTRACTOR PROVIDER:        10.      ARIZONA HEALTH CARE COST
                                                      CONTAINMENT SYSTEM

             Health Choice AZ

--------------------------------------------------------------------------------


SIGNATURE OF AUTHORIZED INDIVIDUAL:          SIGNATURE:

         /s/ Pat Levin                                /s/ Michael Veit
-----------------------------------          -----------------------------------

TYPED NAME: PAT LEVIN                        TYPED NAME:   MICHAEL VEIT
            -----------------------                        ---------------------

TITLE:   PRESIDENT                           TITLE:    CONTRACTS AND PURCHASING
         --------------------------                    ADMINISTRATOR
                                                       -------------------------

DATE  5/14/99                                DATE:    MAY 03, 1999
      -----------------------------                   --------------------------

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                             CONTRACT MODIFICATION

                                                                     Page 2 of 2

1. AMENDMENT NO.:08                          2. CONTRACT NO.: YH8-000l-05


Replace with:


         For CYE `98 and CYE `99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC in two areas: the "retro" portion of the capitation rate for all rate categories, and the prospective three-day notification period for MNMI recipients only. Expenses for the retro period only will be net of reinsurance.

         AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs as determined by reported encounters. AHCCCS may recoup from any. Contractor, profit amounts in excess of a 10% limit. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process. AHCCCSA reserves the right to extend the reconciliation process into future contract years. AHCCCSA also reserves the right to adjust the risk-sharing arrangements in future years.

B. Effective 10/1/98 the Contractor will be paid prospective and prior period capitation in accordance with the rates shown in the following table:

                  Maricopa          $11,892.16
                  Pima              $16,841.57
                  Santa Cruz        $14,686.07
                  Yavapai           $16,841.57

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT

===================================================================================================================================
AMENDMENT NUMBER:                   CONTRACT NUMBER:             EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
             09                     YH8-0001-05                  OCTOBER 1, 1999                      OMC
===================================================================================================================================
CONTRACTOR'S NAME AND ADDRESS:
HEALTH CHOICE AZ
1600 W. BROADWAY SUITE 260
TEMPE AZ 85282-1502

===================================================================================================================================
PURPOSE OF AMENDMENT: To extend the term of the contract for one year and to amend Sections C, D and Attachments B, F and H.

===================================================================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

         A. EXTENSION OF CONTRACT: In accordance with Section D, Paragraph 50, Term of Contract and Option to Renew, this contract is extended for the period 10/1/99 - 9/30/00. The Contractor's response affirming or declining the extension must be received by AHCCCSA no later than 3:00 PM MST, September 17, 1999.

         B. CONTRACT RESTATEMENT: This amendment consists of a complete restatement of Sections B, C, D and Attachments B, F, and H. No changes were made to Section E and Attachment A, which are provided for your information.

         C. By signing this contract amendment, the Contractor is (1) agreeing to perform for an additional year according to the terms of the contract as amended, and (2) agreeing to the new and changed requirements contained herein.


NOTE: Please sign, date both and return one to:  Doug Peeples, MD 5700
                                                 AHCCCS Contracts and Purchasing
                                                 701 E Jefferson Street
                                                 Phoenix AZ 85034

===================================================================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN
UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
===================================================================================================================================
Signature of Health Choice AZ Authorized Representative:      Signature of AHCCCSA Contracting Officer:

/s/ Pat Levin                                                 /s/ Michael Veit
===================================================================================================================================
Typed Name:   PAT LEVIN                                       Typed Name:       MICHAEL VEIT

===================================================================================================================================
Title:        PRESIDENT                                       Title:            CONTRACTS & PURCHASING
                                                                                ADMINISTRATOR
===================================================================================================================================
Date:                                                         DATE:
              9/24/99                                                           AUGUST 25, 1999
===================================================================================================================================

          ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT

===================================================================================================================================
AMENDMENT NUMBER:                   CONTRACT NUMBER:             EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
10                                  YH8-0001-05                  OCTOBER 1, 1999                      OMC
===================================================================================================================================
CONTRACTOR'S NAME AND ADDRESS:
HEALTH CHOICE AZ
1600 W. BROADWAY SUITE 260
TEMPE AZ 85282-1136

===================================================================================================================================
PURPOSE OF AMENDMENT: To adjust capitation rates effective October 1, 1999.

===================================================================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

CAPITATION RATES: The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid as shown below for the term October 1, 1999 through September 3, 2000 (CYR 00).

                                CAPITATION RATES
                             (Per member per month)

                 See attached table for the Contractor's rates


NOTE: Please sign, date both and return one to:  Doug Peeples, MD 5700
                                                 AHCCCS Contracts and Purchasing
                                                 701 E Jefferson Street
                                                 Phoenix AZ 85034

===================================================================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN
UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
===================================================================================================================================
Signature of Health Choice AZ Authorized Representative:       Signature of AHCCCSA Contracting Officer:

/s/ Pat Levin                                                  /s/ Michael Veit
===================================================================================================================================
Typed Name:       PAT LEVIN                                    Typed Name:       MICHAEL VEIT

===================================================================================================================================
Title:            PRESIDENT                                    Title:            CONTRACTS & PURCHASING
                                                                                 ADMINISTRATOR
===================================================================================================================================
Date:             9/8/99                                       Date:             SEPTEMBER 1, 1999

===================================================================================================================================

HEALTH CHOICE ARIZONA

The new capitation rates effective 10/1/99 are as follows:

                                       TANF          TANF         TANF           TANF         TANF           SSI            SSI
GEOGRAPHIC SERVICE AREA              <1, M/F       1-13, /F      14-44, F      14-44, M      45+, M/F       W/MED         W/O MED
-----------------------              --------      --------      --------      --------      --------      --------      --------

GSA #10 (Pima):
                   Prospective:      $ 309.42      $  62.36      $ 108.53      $  88.76      $ 209.96      $ 139.08      $ 328.27
                           PPC:      $1164.82      $  32.70      $ 136.50      $  76.91      $ 180.25      $  14.50      $  61.79
                     Kids Care:      $ 270.86      $  70.17      $ 135.29      $  80.71           N/A           N/A           N/A

GSA #12 (Maricopa:)
                   Prospective:      $ 325.49      $  64.40      $  98.84      $  91.64      $ 223.13      $ 153.93      $ 324.90
                           PPC:      $1164.82      $  32.70      $ 136.50      $  76.91      $ 180.25      $  14.50      $  61.79
                     Kids Care:      $ 281.83      $  72.23      $ 140.17      $  81.01           N/A           N/A           N/A

                                                                 DELIVERY
                                      MN/MI          SFP           KICK
                                     --------      --------      ---------
GSA #10 (Pima):
                   Prospective:      $ 419.84      $  18.84      $4,929.51
                           PPC:      $ 581.32           N/A            N/A
                     Kids Care:           N/A           N/A      $4,929.51

GSA #12 (Maricopa:)
                   Prospective:      $ 516.44      $  19.68      $5,241.86
                           PPC:      $ 410.48           N/A            N/A
                     Kids Care:           N/A           N/A      $5,241.81

PMPM amounts are based on a $35,000/$15,000 (MN/MI) reinsurance deductible level. PPC MN/MI rate is a daily rate.

ADDITIONAL REIMBURSEMENT

For the contract term October 1, 1999 through September 30, 2000, the Contractor will be paid an HIV/AIDS supplemental payment of $634.50 PMPM for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS.

                          SECTION B - CAPITATION RATES


The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid as shown below for the term October 1, 1999 through September 30, 2000 (CYE 00).


                                CAPITATION RATES
                             (per member per month)


                    Capitation rates specific to contractor

                             SECTION C: DEFINITIONS

ADHS                        Arizona Department of Health Services.

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System as defined by ARS ss.36-2901, et seq.

AHCCCS BENEFITS             See "COVERED SERVICES".

AHCCCS MEMBER               See "MEMBER".

AHCCCSA                     Arizona Health Care Cost Containment System
                            Administration.

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute, behavioral health and case management services to members, as authorized by ARS ss.
                            36-2931 et seq.

AMBULATORY                  Preventive, diagnostic and treatment services
CARE                        provided on an outpatient basis by physicians,
                            nurse practitioners, physician assistants and other
                            health care providers.

AMPM                        AHCCCS Medical Policy Manual.

ARIZONA                     State regulations established pursuant to relevant
ADMINISTRATIVE              statutes. For purposes of this solicitation, the
CODE (AAC)                  relevant sections of the AAC  referred to throughout
                            this document as "AHCCCS Rules".




ARS                         Arizona Revised Statutes.

AT RISK Refers to the period of time that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS                     A repository of manuals, statutes, rules
LIBRARY                     and other reference material located at the AHCCCS
                            office in Phoenix.

BOARD                       An individual who has successfully completed all
CERTIFIED                   prerequisites of the respective specialty board and
                            successfully passed the required examination for
                            certification.

CAPITATION                  Payment to contractor by AHCCCSA as authorized
                            under ARS ss.36-2942 and ss.36-2931 of a fixed
                            monthly payment per person in advance for which the
                            contractor provides a full range of covered
                            services.

CLEAN CLAIM                 A claim that may be processed without obtaining
                            additional information from the provider of service
                            or from a third party; but does not include claims
                            under investigation for fraud or abuse or claims
                            under review for medical necessity.

COMPETITIVE                 A state procurement system used to select
BID PROCESS                 contractors to provide covered services on a
                            geographic basis.

CONTINUING                  An AHCCCS contractor during CYE 97 that submits a
OFFEROR                     proposal pursuant to this solicitation.

CONTRACT                    See "COVERED SERVICES".
SERVICES

CONTRACT YEAR               Corresponds to federal fiscal year (Oct. 1 through
(CY)                        Sept. 30). For example, Contract Year 99 is 10/1/98
                            - 9/30/99.

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

CONTRACTOR                  A person, organization or entity agreeing through a
                            direct contracting relationship with AHCCCSA to
                            provide the goods and services specified by this
                            contract in conformance with the stated contract
                            requirements, AHCCCS statute and rules and federal
                            law and regulations.

CONVICTED                   A judgment of conviction has been entered by a
                            federal, state or local court, regardless of
                            whether an appeal from that judgment is pending.

CO-PAYMENT                  A monetary amount specified by the Director that
                            the member pays directly to a contractor or
                            provider at the time covered services are rendered.

COUNTY                      Amount of funds contributed to the AHCCCSA fund by
CONTRIBUTION                each Arizona county based on funding formulas
                            established by law.

COVERED                     Health care services to be delivered by a
SERVICES                    contractor which are designated in Section D of
                            this contract and also AHCCCS Rules R9-22-202 et
                            seq. and R9-3 1-201 et seq.

CRS                         Children's Rehabilitative Services.

CY                          See "CONTRACT YEAR".

CYE                         Contract Year Ended; same as "CONTRACT YEAR".

DAYS                        Calendar days unless otherwise specified.

DIRECTOR                    The Director of AHCCCSA.

DISCLOSING                  An AHCCCS provider or a fiscal agent.
ENTITY

DME Durable Medical Equipment, which is an item, or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury.

DUAL ELIGIBLE               A member who is eligible for both Medicare and
                            Medicaid.


EAC                         Eligible Assistance Child as defined in ARS ss.
                            36-2905.03(B); an AHCCCS state program for children under age 14 receiving food stamps.

ELIC                        Eligible Low-Income Child as defined in ARS ss.
                            36-2905.05(C) and (D); an AHCCCS state program for children under age 14 whose household income exceeds the income limit for the MN/MI program but is less than 100% of the federal poverty level.

ELIGIBILITY                 A process of determining, through a written
DETERMINATION               application, including required documentation,
                            whether an applicant meets the qualifications for
                            Title XIX, Title XXI and/or state-only eligibility.

ELIGIBLE                    A person who meets all eligibility
PERSON                      requirements for the AHCCCS acute care program but
                            who has not yet been enrolled with an AHCCCS acute
                            care contractor.

EMERGENCY                   A medical condition manifesting itself by acute
MEDICAL                     symptoms of sufficient severity (including severe
CONDITION                   pain) such that a prudent layperson, who possesses
                            an average knowledge of health and medicine, could
                            reasonably expect the absence of immediate medical
                            attention to result in: a) placing the patient's
                            health in serious jeopardy; b) serious impairment
                            to bodily functions; or c) serious dysfunction of
                            any bodily organ or part. (42 USC 13960-2)

EMERGENCY                   Services provided after the sudden onset of a
MEDICAL                     medical condition manifesting itself by acute
SERVICE                     symptoms of sufficient severity (including severe
                            pain) that the absence of immediate medical
                            attention could reasonably be expected to result in:
                            a) placing the patient's health in serious jeopardy;
                            b) serious impairment to bodily functions; or c)
                            serious dysfunction of any bodily organ or part.

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

ENCOUNTER                   A record of a medically related service rendered by
                            a provider or providers registered with AHCCCSA to a
                            member who is enrolled with a contractor on the date
                            of service. It includes all services for which the
                            contractor incurred any financial liability.

ENROLLMENT                  The process by which an eligible person becomes a
                            member of a contractor's health plan.

EPSDT                       Early and Periodic Screening, Diagnosis and
                            Treatment; services for persons under 21 years of age as described in AHCCCS rules R9-22, Article 2.

FAMILY PLANNING
SERVICES                    A program that provides family planning services
EXTENSION                   only for a maximum of 24 months to women whose
PROGRAM                     SOBRA eligibility has terminated.

FEDERALLY                   An entity which meets the requirements and receives
QUALIFIED                   a grant and funding pursuant to  Section 330 of
HEALTH CENTER               the Public Health Service Act. An FQHC includes
(FQHC)                      an outpatient health program or facility operated
                            by a tribe or tribal organization under the Indian
                            Self-Determination Act (PL 93-638) or an urban
                            Indian organization receiving funds under Title V
                            of the Indian Health Care Improvement Act.

FEE-FOR-                    A method of payment to registered providers on an
SERVICE (FFS)               amount-per service basis.

FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX and Title XXI program portions of AHCCCS as defined in 42 CFR 400.203.

FISCAL YEAR                 The budget year - Federal Fiscal Year: October 1
(FY)                        through September 30; State fiscal year: July 1
                            through June 30.

GATEKEEPER                  Primary care provider who is primarily responsible
                            for all medical treatment rendered and who makes
                            referrals as necessary and monitors the member's
                            treatment.

GEOGRAPHIC                  A specific county or defined grouping of counties
SERVICE                     designated by the Administration  within which a
AREA (GSA)                  contractor of record provides, directly or through
                            subcontract, covered health care to members enrolled
                            with that contractor of record

GROUP OF                    Two or more health care professionals who practice
PROVIDERS                   their profession at a common location (whether or
                            not they share facilities, supporting staff, or
                            equipment).

HCFA Health Care Financing Administration, an organization within the Department of Health and Human Services, which administers the Medicare and Medicaid, programs.

HEALTH                      Various forms of plan organization, including staff
MAINTENANCE                 and group models, that meet the HMO licensing
ORGANIZATION                requirements of  the federal and/or state government
(HMO)                       and offer a full array of health care services to
                            members on a capitated basis.

HEALTH PLAN                 See "CONTRACTOR".

IBNR Incurred But Not Reported claims which is the liability for services rendered for which claims have not been received.

IHS                         Indian Health Service.

LIEN A legal claim filed with the County Recorder's office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

MANAGED CARE               Systems that integrate the financing and delivery of
                           health care services to covered individuals by
                           means of arrangements with selected providers to
                           furnish comprehensive services to members;
                           establish explicit criteria for the selection of
                           health care providers; have significant financial
                           incentives for members to use providers and
                           procedures associated with the plan; and have
                           formal programs for quality assurance and
                           utilization review.

MANAGEMENT                 A person or organization that agrees to perform any
SERVICES                   administrative function or service for the Contractor
SUBCONTRACTOR              specifically related to securing or fulfilling the
                           Contractor's obligations to AHCCCSA under the terms
                           of the contract.

MANAGING                   A general manager, business manager, administrator,
EMPLOYEE                   director, or other individual who exercises
                           operational or managerial control over, or who
                           directly or indirectly conducts the day-to-day
                           operation of, an institution, organization or
                           agency.

MATERIAL                   A fact, data or other information excluded
OMISSION                   from a report, contract, etc. the absence of which
                           could lead to erroneous conclusions following
                           reasonable review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended, which provides federal matching funds for a medical assistance program for recipients.

MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER For this document, a person eligible for AHCCCS who is enrolled with a Contractor.

MN/MI Medically Needy/Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program.

NEW OFFEROR                The organization, entity or person which submits
                           a proposal in response to this solicitation
                           and which has not been an AHCCCS contractor during
                           CYE 97.

NON-                       A person who provides services as prescribed in ARS
CONTRACTING                ss.36-2939 and who does not have a subcontract
PROVIDER                   with an AHCCCS contractor.

OFFEROR A person or other entity that submits a proposal to the Administration in response to an REP.

PERFORMANCE MEASURES       A set of standardized indicators designed to assist
                           AHCCCS in evaluating, comparing and improving the
                           performance of its contractors. Specific
                           descriptions of health services measurement goals
                           are found in Section D, Paragraph 16, Performance
                           Measures.

PMMIS                      Pre-paid Medical Management Information System.

PRIMARY CARE               An individual who meets the requirements of
PROVIDER (PCP)             ARS ss.36-2901, and who is responsible for (PCP) the
                           management of a member's health care. A PCP may be
                           a physician defined as a person licensed as
                           allopathic or osteopathic physician according to
                           ARS Title 32, Chapter 13 or Chapter 17 or a
                           practitioner defined as a physician assistant
                           licensed under ARS Title 32, Chapter 25, or a
                           certified nurse practitioner licensed under ARS
                           Title 32, Chapter 15.

PRIOR PERIOD               The period of time preceding the actual notification
                           to a health plan of a member's enrollment during
                           which the health plan is retroactively liable for
                           payment of all covered services received by the
                           member. It is generally the period from the first
                           day of the month of application, or first eligible
                           month, up to the day of the health plan's receipt
                           of notification of the member's enrollment Prior
                           period coverage also includes updated eligibility
                           that covers a retroactive time period when the
                           member was not previously enrolled with AHCCCS.
                           Prior period coverage does not apply to Title XXI
                           members and does not include prior quarter coverage
                           (see below).

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

PRIOR QUARTER               The three-month period immediately proceeding the
                            month in which the member applies for Title XIX
                            benefits. If it is determined that the member would
                            have been eligible had the member applied in the
                            month in which services were provided, AHCCCSA may
                            pay for unpaid Title XIX services on a
                            fee-for-service basis. The Contractor is not liable
                            for the prior quarter period.

PROVIDER Any person who contracts with the Administration for the provision of hospitalization and medical care to members according to the provisions ARS ss.
                            36-2901 or any subcontractor of provider delivering services pursuant to ARS ss.36-2901.

QUALIFIED                   A person, eligible under ARS ss.36-2971(4), who is
MEDICARE                    entitled to Medicare Part A insurance, meets
BENEFICIARY                 certain income, resource and residency requirements
(QMB)                       of the Qualified Medicare Beneficiary program. A
                            QMB who is also categorically eligible for Medicaid
                            is commonly referred to as a dual eligible.

RATE CODE                   Eligibility classification for capitation payment
                            purposes.

REGIONAL                    An organization under contract with ADHS to
BEHAVIORAL                  administer covered behavioral health services in a
HEALTH                      geographically specific area of the state. Tribal
AUTHORITY                   governments, through an agreement with ADHS, may
(RBHA)                      operate a tribal regional behavioral health
                            authority (TRBHA) for the provision of behavioral
                            health services to Native American members living
                            on-reservation.

REINSURANCE                 A risk-sharing program provided by the
                            Administration to contractors for the reimbursement
                            of certain contract service costs incurred by a
                            member beyond a certain monetary threshold.

RELATED PARTY               A party that has, or may have, the ability to
                            control or significantly influence a contractor, or
                            a party that is, or may be, controlled or
                            significantly influenced by a contractor. "Related
                            parties" include, but are not limited to, agents,
                            managing employees, persons with an ownership or
                            controlling interest in the disclosing entity, and
                            their immediate families, subcontractors,
                            wholly-owned subsidiaries or suppliers, parent
                            companies, sister companies, holding companies, and
                            other entities controlled or managed by any such
                            entities or persons.

RFP Request For Proposals which is a document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal).

SCOPE OF                    See "COVERED SERVICES".
SERVICES

SOBRA                       Section 9401 of the Sixth Omnibus Budget and
                            Reconciliation Act, 1986, amended by the Medicare
                            Catastrophic Coverage Act of 1988, 42 U.S.C.
                            1396a(a)(10)(A)(ii)(IX), July 1, 1988.

STATE                       The State of Arizona.

STATE PLAN                  The written agreements between the State and HCFA
                            which describes how the AHCCCS program meets HCFA
                            requirements for participation in the Medicaid
                            program and the Children's Health Insurance
                            Program.

STATE-ONLY                  A member who is not eligible for Title XIX or XXI
MEMBER                      but is eligible for one of the state-funded
                            eligibility categories which include Medically
                            Needy/Medically Indigent (MN/MI), Eligible
                            Assistance Children (EAC), Eligible Low Income
                            Children (ELIC), and SSI-related non-qualified
                            aliens.


                                                              Acute Care Renewal
                                                                 Revised 10/1/99

SUBCONTRACT                 Agreement entered into by Contractor with a provider
                            of health care services who agrees to furnish
                            covered services to members, or with a marketing
                            organization, or with any other organization or
                            person who agrees to perform any administrative
                            function or service for Contractor specifically
                            related to fulfilling Contractor's obligations to
                            AHCCCSA under the terms of this contract.

SUBCONTRACTOR               (1) A person, agency or organization to that a
                            contractor has contracted with or delegated some of
                            its management functions or responsibilities to
                            provide covered services to its members; or (2) A
                            person, agency or organization that a fiscal agent
                            has entered into a contract, agreement, purchase
                            order or lease (or leases of real property) to
                            obtain space, supplies, equipment or services
                            provided under the AHCCCS agreement.

SUPPLEMENTAL                Federal cash assistance program under Title XVI of
SECURITY                    the Social Security Act.
INCOME (SSI)

TEFRA RISK                  A Health Maintenance Organization or Comprehensive
HMO                         Medical Plan, which provides Medicare, services to
                            Medicare beneficiaries pursuant to a Medicare risk
                            contract with HCFA under ss.1876 of the Social
                            Security Act.

TEMPORARY                   A federal cash assistance program under Title IV-A
ASSISTANCE TO               of the Social Security Act. It replaced Aid To
NEEDY FAMILIES              Families With Dependent Children (AFDC)
(TANF)

THIRD PARTY                 An individual, entity or program that is or may be
                            liable to pay all or part of the medical cost of
                            injury, disease or disability of an AHCCCS
                            applicant or member.

THIRD PARTY                 The resources available from a person or entity
LIABILITY                   that is, or may be, by agreement, circumstance or
                            otherwise, liable to pay all or part of the medical
                            expenses incurred by an AHCCCS applicant or member.

TITLE XIX                   Member eligible for Medicaid under Title XIX of the
MEMBER                      Social Security Act including those eligible under
                            1931 provisions of the Social Security Act
                            (previously AFDC), Sixth Omnibus Budget
                            Reconciliation Act (SOBRA), Supplemental Security
                            Income (SSI) or SSI-related groups.

TITLE XXI                   Member eligible for acute care services under Title
MEMBER                      XXI of the Social Security Act, referred to in
                            federal legislation as the "Children's Health
                            Insurance Program" (CHIP). The Arizona version of
                            CHIP is referred to as "KidsCare."

TRIBAL                      A facility that is operated by an Indian tribe and
FACILITY                    that is authorized to provide services pursuant to
                            Public Law 93-638, as amended.

YEAR                        See "Contract Year".

                              [END OF DEFINITIONS]

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

                        SECTION D: PROGRAM REQUIREMENTS
                               TABLE OF CONTENTS

1.    SCOPE OF SERVICES..............................................................................    10
2.    BEHAVIORAL HEALTH SERVICES.....................................................................    16
3.    AHCCCS MEDICAL POLICY MANUAL...................................................................    18
4.    VACCINE FOR CHILDREN PROGRAM...................................................................    18
5.    DENIALS OR REDUCTIONS OF SERVICES..............................................................    18
6.    ENROLLMENT AND DISENROLLMENT...................................................................    18
7.    MAINSTREAMING OF AHCCCS MEMBERS................................................................    20
8.    MEMBER INFORMATION.............................................................................    21
9.    MEMBER SURVEYS.................................................................................    23
10.   MARKETING PLANS................................................................................    23
11.   ANNUAL ENROLLMENT CHOICE.......................................................................    23
12.   TRANSITION OF MEMBERS..........................................................................    24
13.   STAFF REQUIREMENTS AND SUPPORT SERVICES........................................................    25
14.   WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS..............................................    26
15.   ADVANCE DIRECTIVES.............................................................................    26
16.   PERFORMANCE MEASUREMENT........................................................................    27
17.   QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)..........................................    29
18.   PHYSICIAN INCENTIVES...........................................................................    29
19.   APPOINTMENT STANDARDS..........................................................................    29
20.   REFERRAL PROCEDURES AND STANDARDS..............................................................    30
21.   PROVIDER MANUAL................................................................................    31
22.   PRIMARY CARE PROVIDER STANDARDS................................................................    32
23.   OTHER PROVIDER STANDARDS.......................................................................    32
24.   NETWORK DEVELOPMENT............................................................................    33
25.   NETWORK MANAGEMENT.............................................................................    34
26.   FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)......................................................    34
27.   PROVIDER REGISTRATION..........................................................................    35
28.   PROVIDER AFFILIATION TAPE......................................................................    35
29.   PERIODIC REPORT REQUIREMENTS...................................................................    35
30.   DISSEMINATION OF INFORMATION...................................................................    36
31.   REQUESTS FOR INFORMATION.......................................................................    36
32.   OPERATIONAL AND FINANCIAL READINESS REVIEWS....................................................    36
33.   OPERATIONAL AND FINANCIAL REVIEWS..............................................................    36
34.   CLAIMS PAYMENT SYSTEM..........................................................................    37
35.   HOSPITAL SUBCONTRACTING AND REIMBURSEMENT......................................................    37
36.   NURSING FACILITY REIMBURSEMENT.................................................................    38
37.   COMPENSATION...................................................................................    39
38.   CAPITATION ADJUSTMENTS.........................................................................    40
39.   REINSURANCE....................................................................................    41
40.   COORDINATION OF BENEFITS/THIRD PARTY LIABILITY.................................................    43
41.   MEDICARE SERVICES AND COST SHARING.............................................................    45
42.   COPAYMENTS.....................................................................................    45
43.   RECORDS RETENTION..............................................................................    45
44.   MEDICAL RECORDS................................................................................    45
45.   ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS.................................................    46
46.   ACCUMULATED FUND DEFICIT.......................................................................    46
47.   DATA EXCHANGE REQUIREMENT......................................................................    46
48.   ENCOUNTER DATA REPORTING.......................................................................    47
49.   MONTHLY ROSTER RECONCILIATION..................................................................    48
50.   TERM OF CONTRACT AND OPTION TO RENEW...........................................................    48
51.   SUBCONTRACTS...................................................................................    49
52.   SPECIALTY CONTRACTS............................................................................    50
53.   MANAGEMENT SERVICES SUBCONTRACTORS.............................................................    50
54.   MANAGEMENT SERVICES SUBCONTRACTOR AUDITS.......................................................    51
55.   MINIMUM CAPITALIZATION REQUIREMENTS............................................................    51
56.   PERFORMANCE BOND OR BOND SUBSTITUTE............................................................    51
57.   AMOUNT OF PERFORMANCE BOND.....................................................................    52
58.   FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES..............................................    52
59.   MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP.................................................    53
60.   SANCTIONS......................................................................................    53
61.   AUTO-ASSIGNMENT ALGORITHM......................................................................    54
62.   GRIEVANCE PROCESS AND STANDARDS................................................................    54
63.   QUARTERLY GRIEVANCE REPORT.....................................................................    54
64.   KIDSCARE.......................................................................................    54
65.   PENDING LEGISLATIVE ISSUES.....................................................................    55

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


                        SECTION D: PROGRAM REQUIREMENTS

1.       SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22-202 et seq., the AHCCCS Medical Policy Manual (AMPM), and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options even if needed services are not covered by the Contractor.

BALANCED BUDGET ACT OF 1997: This version of the AHCCCS acute care contract is believed to contain all of the requirements mandated by the federal Balanced Budget Act of 1997. The Contractor, however, shall be held liable for all mandated requirements whether or not they appear in this renewal amendment.

KIDSCARE COVERED SERVICES: KidsCare members are eligible for the same services covered for members under the Title XIX and state-only programs, with the following differences, exclusions and/or limitations:

a.       Non-emergency transportation is not covered.

b.       Chiropractic services are not covered.

c. Vision services are limited to one eye examination per contract year and one pair of glasses or contacts every contract year.

d. EPSDT services are limited to those services specified in this contract.

e. Behavioral health services are limited to 30 inpatient days and 30 outpatient visits per contract year. (See details under Section D Paragraph 2, Behavioral Health Services.)

f.       Licensed midwives and home deliveries are not covered.

For further details regarding the KidsCare program, see Section D, Paragraph 64, KidsCare, and the AHCCCS Medical Policy Manual (AMPM).

AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a free-standing surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 21 including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D, Paragraph 2, Behavioral Health Services.


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CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for children with
CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS covered conditions. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library.

The Contractor is responsible for providing primary medical care and emergency services not covered by CRS. The Contractor is also responsible for initial care of newborn members, who are CRS eligible. The Contractor must require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the member's medical record maintained by the PCP.

A member with private insurance is not required to utilize CRS. If the member uses their private insurance network for a CRS covered condition, and the member is not enrolled with CRS, the Contractor is responsible for all applicable deductibles and copays.

The Contractor remains ultimately responsible for the provision of all covered services to its members. Therefore, if the Contractor becomes aware that CRS has failed to meet the established appointment standards, the Contractor shall provide the services.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to Title XIX members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for dually qualified Medicare beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL: The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services; dental screening and preventive services in accordance with the AHCCCS periodicity schedule; therapeutic dental services; dentures; and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 16, Performance Measures. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If no dental screening is received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor's provider network. Members 21 years of age and older are eligible for emergency dental services, medically necessary dentures and pre-transplantation dental services only. Dental standards may be found in the AMPM which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental/behavioral health, in compliance with the AHCCCS periodicity schedule (Exhibit 430-1 in the AMPM) and to submit to the AHCCCS Office of the Medical Director/Acute Care Unit, all EPSDT reports as required by AHCCCS medical policy. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 16, Performance Measures. Because the behavioral health benefit for Title XIX and Title XXI is provided through the ADHS/RBHA system, the Contractor shall ensure the initiation and coordination of the referral of these

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                                      11
members to the RBHA and shall follow up with the RBHA to monitor whether members have received behavioral health services. Title XXI members are not entitled to the all-encompassing EPSDT service package required for Title XIX children. Title XXI children are entitled only to the EPSDT and other covered services specified in this document, the AMPM and the Title XXI State Plan.

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-101 and R9-31-101. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency services utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For purposes of this contract, a "prudent layperson" is defined as a person without medical training who exercises those qualities of attention, knowledge, intelligence and judgment which society requires of its members for the protection of their own interest and the interests of others. The phrase does not apply to a person's ability to reason, but rather the prudence with which he acts under a given set of circumstances.

b.     All medical services necessary to rule out an emergency condition

c.     Emergency transportation

d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.

e. The Contractor shall comply with established guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21, with the exception of KidsCare members. See limitations for KidsCare members described at the beginning of this section, titled "KidsCare Covered Services." For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling necessary to allow the members to make informed decisions regarding family planning methods shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system, which allows members freedom of choice in selecting a provider. A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program; a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification may be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension,


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                                      12
elevated cholesterol, colon cancer, sexually transmitted diseases, tuberculosis and HIV/AIDS; nutritional assessment in cases when the member has a chronic debilitating disease affected by nutritional needs; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations. Required assessment and screening services for members under age 21 are included in the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide part-time or intermittent care for members who do not require hospital care. This service is provided under the direction of a physician to prevent re-hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services.

HOSPICE: These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis stabilization. If the member's medical condition requires isolation; private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services, which may be provided on an outpatient or ambulatory basis (i.e., laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), oral/inactivated polio vaccine (OPV/IPV), measles, mumps, rubella vaccine
(MMR), H. influenza, type B (HIB), hepatitis B (Hep B), and varicella vaccine. The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section D, Paragraph 16, Performance Measures.

INDIAN HEALTH SERVICES (IHS): The Contractor may choose to subcontract with and pay an IHS or tribal facility for covered services provided to members. Effective October 1, 1999, the Contractor is responsible for reimbursement to IHS or tribal facilities for emergency services provided to state-only and Title XXI Native American members enrolled with the Contractor. The Contractor has no responsibility for non-emergency services to state-only and Title XXI Native American members unless the Contractor refers or prior authorizes the service. Effective October 1, 1998, AHCCCSA will reimburse claims for services that are medically necessary and eligible for 100% Federal reimbursement, provided to Title XIX members in an IHS or tribal facility.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement
Act) approved free standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

Upon written request, a Contractor may obtain laboratory test data on members from a laboratory or hospital based laboratory subject to the requirements specified in ARS ss.36-2903 R. The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members.


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


Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery. Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered if performed during the newborn's hospital stay after birth, or on an outpatient basis within one month of the infant's hospital discharge. Title XIX and state-only members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Title XIX and state-only members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered free-standing birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. Home delivery and licensed midwives are not covered for Title XXI members.

The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

MEDICALLY-NECESSARY ABORTIONS: This service is covered for a member if the member suffers from a physical disorder, physical injury, or physical illness including a life endangering physical condition caused by or rising from the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless an abortion is performed. The service is also covered for Title XIX and Title XXI members if the pregnancy is caused by rape or incest. Providers must document and submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination and prior authorization is required. If the procedure is performed on an emergency basis, documentation must be submitted to the Contractor within two working days. Additional documentation, outlined in the AMPM, is required for members under 18 years of age or are considered an incapacitated adult who seek a medically necessary abortion due to rape or incest.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide nursing facility services, including religious nonmedical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an alternative living facility or receive home and community based services (HCBS) as defined in R9-28, Article 1 that meet the provider standards described in R9-28,
Article 5.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled


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                                      14
with the Contractor shall be applied to the 90 day limitation. See Paragraph 36, Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

NUTRITION: Nutritional feeding through a non-oral method such as TPN or tube feeding is covered for all members when it is the sole source of nutrition due to severe pathology of the alimentary tract. Nutritional feeding may also be used to supplement nutrition for members under age 21 when medically necessary but need not be the member's sole source of nutrition. Medically necessary oral nutritional supplements are covered only for members under the age 21 and only when AHCCCS criteria are met. In addition, the Contractor shall provide nutritional assessments as a part of EPSDT screening for all children. See the AMPM for details.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS AND PHARMACY: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations. Over-the-counter medication may be prescribed when it is determined to be a lower-cost alternative to prescription medication.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those members who are 21 and over; physical therapy for all members and occupational and speech therapies for members under the age of 21 are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.


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                                      15

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions which substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those of the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate. Transplantations for the MN/MI population are subject to available funding.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for Title XIX and state-only members who are unable to provide their own transportation for medically necessary services. Title XXI members are not eligible for non-emergency transportation services except for transfers between facilities.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

Title XIX (1931 group, SSI, SOBRA) and Title XXI (KidsCare) members are eligible for comprehensive behavioral health services. The behavioral health benefit for these members is provided through the ADHS-Regional Behavioral Health Authority
(RBHA) system. The Contractor shall be responsible for member education regarding these benefits; provision of limited emergency inpatient services; and screening and referral to the RBHA system of members identified as requiring behavioral health services.

MEMBER EDUCATION: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services. Covered services for Title XIX and Title XXI are similar with the exception that non-emergency transportation is not covered for Title XXI members. For Title XXI members inpatient services and specified outpatient services are limited to 30 days/30 visits per contract year. Covered services include:

         a. Inpatient services (Title XXI limited to 30 days per contract year)

         b. Individual, group and family therapy and counseling (limited for Title XXI)

         c.       Psychotropic medication

         d.       Psychotropic medication adjustment and monitoring

         e.       Partial care, basic and intensive (limited for Title XXI)

         f.       Emergency crisis services

         g.       Behavior management (limited for Title XXI)


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

         h.       Psychosocial rehabilitation (limited for Title XXI)

         i.       Evaluation, screening and diagnosis (limited for Title XXI)

         j. Laboratory and radiology services for psychotropic medication regulation and diagnosis

         k. Emergency and medically necessary transportation (Title XXI members limited to emergency transportation only)

         l.       Case management services

REFERRALS: As specified in Section D, Paragraph 1, the Contractor must provide developmental behavioral health screenings in compliance with the AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process.

The Contractor is responsible for referring other Title XIX and Title XXI members identified as needing behavioral health treatment services to the RBHA for evaluation and provision of covered services. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The Contractor is responsible for providing transportation to Title XIX members first RBHA evaluation appointments if members are unable to provide their own transportation.

EMERGENCY SERVICES: For Title XIX and Title XXI members not enrolled with ADHS, the Contractor is responsible for up to three days of inpatient emergency behavioral health services not to exceed 12 days per contract year.

For state-only members (MN/MI, EAC, ELIC): The Contractor is responsible for up to three days of inpatient emergency behavioral health services not to exceed 12 days per contract year. For members who become eligible during an emergency episode, the three (3) days of coverage for this hospital benefit are the first three (3) days of eligibility. This limitation of the Contractor's financial liability is the same regardless of whether the member is enrolled with a RBHA.

COORDINATION OF CARE: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall also respond to RBHA/provider information requests pertaining to ADHS enrolled members including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to members not enrolled with ADHS.

MEDICATION MANAGEMENT SERVICES: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor's formulary, medications for the treatment of these disorders.

The Contractor shall ensure that training and education is available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall include them in their provider manual. Also, Contractors shall inform PCPs about the availability of training and education through the Regional Behavioral Health Authorities regarding the diagnosis and treatment of behavioral health disorders.

The Contractor shall ensure that its quality management and peer review programs incorporate monitoring of the PCP's management of behavioral health disorders.


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

3.       AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. The Contractor is responsible for complying with the requirements set forth within. The AMPM with search capability and linkages to AHCCCS rules, Statutes and other resources is available to all interested parties through the AHCCCS Home Page on the Internet (WWW.AHCCCS.STATE.AZ.US). A Contractor may also request up to three copies (for use by the CEO, Medical Director and Quality Management staff) in addition to Internet availability. AMPM updates will be available through the Internet immediately upon adoption by AHCCCSA. Hard copy updates will only be distributed quarterly. Contractors using one or more hard copies of the AMPM are responsible for maintaining such copies current with these updates.

4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program, the federal and state governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. Therefore, the Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. Any provider, licensed by the State to administer immunizations, may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC.

5.       DENIALS OR REDUCTIONS OF SERVICES

When a covered service is denied, reduced, suspended or terminated, the Contractor shall comply with the notice, appeal and continuation of benefits requirements specified in 42 CFR 431.200 et seq., AAC R9-22, Article 13 outlining members' rights and responsibilities, and AHCCCS policy.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:


Social  Security Administration (SSA)     SSA determines eligibility for the Supplementary
                                          Security Income (SSI) cash program. SSI Cash recipients
                                          are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)     DES determines eligibility for the Temporary Assistance to
                                          Needy Families (TANF) program (formerly Aid to Families
                                          with Dependent Children), 1931 Group Medical Assistance
                                          Only (MAO) groups, SOBRA women and children, the Eligible
                                          Assistance Children state program (EAC), the Adoption
                                          Subsidy Program, Title IV-E foster care children, and the
                                          Federal Emergency Services program (FES) related to the
                                          TANF, 1931 Group, or SOBRA programs.


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


AHCCCSA                                   AHCCCSA determines eligibility for the SSI/MAO groups,
                                          including the FES program related to the SSI-Cash program
                                          (aged, disabled, blind), the Arizona Long-Term Care System
                                          (ALTCS), the Qualified Medicare Beneficiary program and
                                          other Medicare cost sharing programs, and the Title XXI
                                          program.

Arizona's 15 Counties                     Each county determines eligibility for the Medically
                                          Needy/Medically Indigent (MN/MI), Eligible Low Income
                                          Children (ELIC), and the State Emergency Services state
                                          programs.

AHCCCS acute care members are enrolled with contractors in accordance with the rules set forth in R9. Article 17.

HEALTH PLAN CHOICE

Acute members, except for those eligible under the MN/MI program have a choice of available health plans. A listing of the available health plans and their telephone numbers will be given to each applicant during the application process for AHCCCS benefits. Also included are instructions to applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA's being notified of their eligibility are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

Title XXI members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with the Title XIX health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

AHCCCSA assigns MN/MI members to an available health plan, based on family continuity or through AHCCCSA's auto-assignment algorithm. These members do not get a choice of available contractors until their annual enrollment choice period.

Exceptions to the above enrollment policies for Title XIX and state-only members include: previously enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor, if that contractor is still available. Also, women whose SOBRA eligibility have terminated and have become enrolled in the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment for a new Title XIX or state-only member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility, excluding any prior quarter coverage period.

The effective date of enrollment for a Title XXI member will be the first day of the month following notification to the health plan. If a Title XXI member is determined eligible by the 25th of the month, the member will be enrolled with the health plan as of the 1st of the following month. If the member is determined eligible AFTER the 25th of the month, the member will be enrolled with the health plan as of the 1st of the second following month.

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for Title XIX and state-only members. For Title XIX members, prior period coverage starts from the first day of the month of application, or first eligible month. The Contractor is responsible for payment of all claims for medically necessary covered services


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                                       19
provided to Title XIX members during prior period coverage. For state-only EAC members, prior period coverage does not apply. For state-only MN/MI and ELIC members prior period coverage is generally limited to the two days prior to the date of AHCCCSA being notified of eligibility. However, prior period coverage could include additional days prior to the date of enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided on an emergency basis to state-only members pursuant to ARS ss.36-2908 and ARS ss.36-2909 for the first two days of the prior period coverage. Any additional prior period coverage for state-only members will include all claims for medically necessary covered services. This may include services provided prior to the contract year. (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers, including Title XXI mothers, who were enrolled at the time of the child's birth and whose newborn notification was received by AHCCCSA will be enrolled with the mother's health plan. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member. Capitation to the Contractor will begin on the date notification is received by AHCCCSA (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. Note that AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Title XIX and Title XXI eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. Newborns of MN/MI mothers are enrolled with the mother's contractor for a minimum of 30 days up to a maximum of 60 days. Newborns of FES mothers are auto-assigned to a health plan and mothers of these newborns are sent a letter advising them of their right to choose a different health plan for their child.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, or as an Eligible Assistance Child (EAC), the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis or children enrolled with Department of Economic Security/Comprehensive Medical and Dental Program. The enrollment guarantee applies a maximum of one time per member per eligibility category for Title XIX, Title XXI and EAC members. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child is adopted. AHCCCS Rule R9-22, Article 17 and R9-31, Article 3 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans eligible under any coverage group other than MN/MI, on or off-reservation, have a choice to receive services from Indian Health Service (IHS), a PL 93-638 tribal facility or any available contractor. If choice is not available or made within the specified time limit, Native American Title XIX and state-only members living on-reservation will be assigned to IHS and Native American Title XIX and state-only members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time. Native American Title XXI members must make a choice prior to being determined eligible.

7.       MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, or physical or mental handicap, except where medically indicated. Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.


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

b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.
c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.
d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

8.       MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. The reading level and name of the evaluation methodology used should be included when 200 members or 5% of the Contractor's enrolled population, whichever is greater, speak a 2nd language, the Contractor shall provide member information in that 2nd language. The Contractor shall comply whenever it is aware that a population meets this standard. When there are program or service site changes notification will be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I. A MEMBER HANDBOOK which, at a minimum, shall include the following items that are also listed in the Office of Managed Care, Operations Policy #404, Member Information Policy:

         a.       A table of contents
         b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services
         c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.
         d.       Information on what to do when family size changes
         e.       How to obtain a PCP
         f.       How to change PCPs
         g. How to make, change and cancel appointments with a PCP or dentist
         h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments), what to do if they are billed, and under what circumstances a member may be billed for non-covered services.


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                                       21

         i. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network; copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

         j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system.

         k. How to contact Member Services and a description of its function

         l. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. Handbook should contain information on proper emergency service utilization.

         m. How to obtain emergency transportation and medically necessary transportation.

         n. EPSDT services. Screenings include a comprehensive history and developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.

         o.       Maternity and family planning services

         p. Description of covered behavioral health services and how to access them

         q. Description of all covered dental services for members under 21 and how to access these services

         r.       Out of county/out of state moves

         s. Grievance procedures, including a clear explanation of the member's right to file a grievance and to appeal any decision that affects the member's receipt of covered services.

         t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action. A sentence shall be included that stresses the importance of members keeping, not discarding, the swipe ID card.

         u.       How to access after-hours care (urgent care).

         v.       Advance directives for adults

         w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.

         x.       The last revision date

         y. Member's notification rights and responsibilities under AAC R9-22, Article 13 and AHCCCS policy

         z. A description of Fraud and Abuse including instructions on how to report suspected fraud or abuse. This shall include a statement that misuse of a member's identification card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action against the member

         aa. A statement that informs the member of their right to request information on whether or not the health plan has Physician Incentive Plans (PIP) that affect the use of referral services, the right to know the types of compensation arrangements the plan uses, the right to know whether stop-loss insurance is required and the right to a summary of member survey results. (in accordance with PIP regulation).

         bb. Member's right to be treated fairly regardless of race, religion, sex, age or ability to pay.

         cc. Instructions for obtaining culturally competent materials, including translated member materials.

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type style and size which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems and grievances (Ref. AHCCCS Rule R9-22-518 and R9-31-518):
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                                                                 Revised 10/1/99

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?

A. If you have a question or problem, please call ________ and ask to talk to a Member Representative. They are there to help you.

A. If you have a specific complaint about your medical care, the Member Representative will help you.

Q.       What if I'm not happy with the help given to me by the Member
         Representative?

A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 60 days after the date of the action, decision, or incident

A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.

A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

II. A LIST OF THE NAMES, TELEPHONE NUMBERS AND SERVICE SITE ADDRESSES OF PCPS available for selection by the member and a description of the selection process. Upon request by the member, the Contractor must make information available regarding provider qualifications.

9.       MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs; communication between members and the Contractor, and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.

10.      MARKETING PLANS

The Contractor shall submit all proposed marketing plans and materials to AHCCCSA for prior approval in accordance with the AHCCCS Health Plan Marketing Policy, a copy of which is available in the Bidder's Library. The Contractor must have signed contracts with hospitals (in Maricopa and Pima counties), PCPs, specialists and pharmacies in order for them to be included in marketing materials.

11.      ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date. AHCCCSA may hold an open enrollment on a limited basis as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area. Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds true if the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes policy.


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
12.      TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM standards for member transitions between health plans or GSAs, to or from an ALTCS program contractor, IHS, a PL 93-638 tribal entity, or a Title XXI direct service provider and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures, which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;

2. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;

3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;

4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and

5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.

b. Payment of all outstanding obligations for medical care rendered to members.

c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
         AHCCCSA:

         1) A monthly claims aging report by provider/creditor including IBNR amounts;

         2)   A monthly summary of cash disbursements;

         3)   Copies of all bank statements received by the Contractor.

              Such reports shall be due on the fifth day of each succeeding month for the prior month.

d. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.

e. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.

f. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

Members transferred from non-contracting hospitals in order to comply with the Hospital Reimbursement Pilot Program in Maricopa and Pima Counties shall be transferred in accordance with the AHCCCS Medical Policy.

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
Behavioral Health Transition: The Contractor shall fully cooperate with changes mandated in Laws of 1999, Chapter 313 regarding the transition of Title XIX non-SMI 18, 19 and 20 year old members and 18 year old Title XXI members to the ADHS/RBHA system. The Contractor shall cooperate with ADHS, its subcontractors and their providers in transitioning members' care. To ensure continuity of care and avoid disruption of medically necessary services, the Contractor shall adhere to the transition plan developed by AHCCCS.

13.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity. At a minimum, the following staff is required.

a. A full-time ADMINISTRATOR who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan.

b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.

c. A full-time CHIEF FINANCIAL OFFICER who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.

d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant

e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.

f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health referral and coordination activities are implemented per AHCCCSA requirements.

g. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant

h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.

i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems, and to meet the Contractor's standards for telephone abandonment rates and telephone hold times.

j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.

k. A CLAIMS ADMINISTRATOR AND CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.

l. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.

m. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances.

n. CLERICAL AND SUPPORT STAFFS to ensure appropriate functioning of the Contractor's operation.


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

The Contractor shall inform AHCCCSA, Office of Managed Care, in writing and provide a resume within seven days of staffing changes in the following key positions:

         Administrator                               Member Services Manager
         Medical Director                            Provider Services Manager
         Chief Financial Officer                     Claims Administrator
         Maternal Health/EPSDT Coordinator           Quality Management/Utilization Management
         Grievance Coordinator                       Coordinator
                                                     Behavioral Health Coordinator

The Contractor shall ensure that all staff has appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.

14.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15.      ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

a. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care must comply with federal and State law regarding advance directives for adult members. Requirements include:

         (1) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to ARS ss.36-3205.C.1.)
         (2) Provide written information to adult members regarding each individual's rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections).
         (3) Documenting in the member's medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.
         (4) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.
         (5) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

b. Contractors shall encourage subcontracted PCPs to comply with the requirements of subparagraph a. (2) through (5) above. Contractors shall also encourage health care providers specified in subparagraph a. to


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


         provide a copy of the member's executed advanced directive, or documentation of refusal, to the member's PCP for inclusion in the member's medical record.

16.      PERFORMANCE MEASUREMENT

All performance measures described below apply to Title XIX, Title XXI, and state-only member populations.

Contractors shall strive to meet the AHCCCS stated performance measure goals. However, it is equally important that Contractors continually improve their performance measure outcomes from year to year. Improvement in performance is to be measured by a reduction in the health plan's adverse outcomes. AHCCCS requires the Contractor to achieve a reduction of ten percent or more from the previous year's adverse outcomes. The Contractor's performance will also be evaluated against the adjusted AHCCCS statewide average performance level, excluding the effect of the Contractor's data.

AHCCCS will require the Contractor to have a quality improvement plan in place when:

a) the Contractor has not achieved the AHCCCS statewide performance level for any measure but has shown significant improvement, or

b) the Contractor's rate has declined but is at or above the AHCCCS statewide performance level for any measure.

The Contractor will be required to submit a corrective action plan and may be subject to sanctions if:

a) the Contractor has not achieved the AHCCCS statewide performance level for any measure and has failed to show adequate improvement, or

b) if the Contractor's rate has declined and fallen below the AHCCCS statewide performance level for any measure.

Corrective action plans must be received by the Office of the Medical Director within 30 days of receipt of notification from AHCCCS. AHCCCS may conduct one or more follow-up on-site reviews to verify compliance with a corrective action plan.

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program to at least 80% of all enrolled members under age 21 during CYE 2000. The participant rate is the number of children receiving at least one medical screen compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the federal periodicity schedule and the average period of eligibility.

AHCCCSA will measure participation levels through encounter data and will not use information from prior period coverage (see Paragraph D.6, Prior Period Coverage) in evaluating the Contractor's performance.


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
EPSDT IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM. During CYE 2000, the Contractor shall meet or exceed the following:

                Immunization                          Percentage of       Numbers of Doses
                                                         Members
                                                        Immunized
Diphtheria, Tetanus, Pertussis vaccine (DPT)                82%                   4
Oral/Inactivated Polio Vaccine                              87%                   3
Measles, Mumps, Rubella Vaccine (MMR)                       90%                   1
H. Influenza, Type B (HIB)                                  90%                   1
Hepatitis B (Hep B)                                         87%                   3
Combined 3-Antigen Rate (4 DPT, 3 OPV, 1 MMR)               82%                   8
Combined All Antigen                                        73%                  11
Varicella Vaccine                                           50%                   1

The Contractor shall conduct an annual immunization audit based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCSA will provide the Contractor, within two weeks after the end of the contract year, the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCSA in the required format all immunization data for the sampled two-year-old children no later than December 15 after the end of the contract year. If medical records are missing for more than 5% of the sample group, the Contractor is subject to sanctions by AHCCCSA. The External Quality Review Contractor will conduct a study to validate the Contractor's reported rates.

PERFORMANCE INDICATORS: For CYE 2000, the Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the document Health Plan Performance Indicators, User and Technical Specifications. AHCCCS has established goals for the following indicators: annual dental visits; well-child visits in the first 15 months of life; and well-child visits in the 3rd, 4th, 5th and 6th years of life.

ANNUAL DENTAL VISITS: The Contractor shall take affirmative steps to increase utilization of dental services for members under age 21. At least 55% of all enrolled members between the ages of 3 to 21 shall have at least one dental visit during CYE 2000. AHCCCSA will monitor utilization through reported encounter data.

WELL CHILD VISITS IN THE FIRST 15 MONTHS OF LIFE: The Contractor shall ensure that members under the age of 15 months receive all recommended well-child visits as specified in the AMPM. During CYE 2000, the Contractor shall ensure that a minimum of 64% of its members receive all recommended well-child visits.

WELL-CHILD VISITS IN THE 3RD, 4TH, 5TH AND 6TH YEARS OF LIFE: The Contractor shall ensure that members 3, 4, 5 and 6 years of age receive all recommended well-child visits as specified in the AMPM. During CYE 2000, the Contractor shall ensure that a minimum of 64% of its members receive at least one well-child visit during the contract year.

CHILDREN'S ACCESS TO PRIMARY CARE PRACTITIONERS: The Contractor shall ensure that members under age 21 have access to primary care provider (PCP) services. During CYE 2000, the Contractor shall ensure that a minimum of 70% of members under age 21 visit their PCP at least once during the contract year.

ACCESS TO CARE: AHCCCSA will measure access to care through four new measures:
Provider Turnover, Board Certified/Residence Completed, Provider Compensation and Availability of Languages. Baselines for these measures will be established at the beginning of CYE 2000.


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
17.      QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

The Contractor shall provide to members quality medical care as described in the AMPM, Chapter 900, regardless of payer source or eligibility category. The Contractor shall institute processes to assess, plan, implement and evaluate quality improvement activities. The Contractor shall conduct two clinical studies each contract year as required in Chapter 900 of the AMPM. AHCCCSA will determine the subject matter and study methodology for one of the annual studies and the Contractor shall submit to AHCCCSA by November 15 of each contract year its proposed subject matter and methodology for the other. The results of the studies shall be submitted to AHCCCS, Office of the Medical Director, within 180 days after the end of each contract year.

The Contractor must maintain a written QM/UM plan, which details plans for compliance with the AMPM. The Contractor shall incorporate in its QM/UM plan an action plan for improving the performance rates for those indicators with established baselines.

18.      PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. In order to obtain approval, the following must be submitted to the Office of Managed Care 45 days prior to the implementation of the contract:

         1.       A complete copy of the contract

         2.       A plan for the member satisfaction survey

         3.       Details of the stop-loss protection provided

         4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or HCFA. Please refer to the "Physician Incentive Guidelines" in the Bidder's Library for details on providing required disclosures.

19.      APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute but not necessarily severe disorder, which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.       Emergency PCP appointments -    same day of request

b.       Urgent care PCP appointments -  within two days of request

c.       Routine care PCP appointments - within 21 days of request

For specialty referrals, the Contractor shall be able to provide:

a.       Emergency appointments -        within 24 hours of referral

b.       Urgent care appointments -      within 3 days of referral

c.       Routine care appointments -     within 30 days of referral


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
For dental appointments, the Contractor shall be able to provide:

a.       emergency appointments -        within 24 hours of request

b.       urgent appointments -           within 3 days of request

c.       routine care appointments -     within 45 days of request

For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.       First trimester -               within 14 days of request

b.       Second trimester -              within 7 days of request

c.       Third trimester -               within 3 days of request

d.       High risk pregnancies -         within 3 days of identification of
                                         high risk by the Contractor or
                                         maternity care provider, or immediately
                                         if an emergency exists

If a member needs medically-necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall actively monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network about appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards and shall require a corrective action plan when appointment standards are not met.

20.      REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists to include, at a minimum, the following:

a.       Use of referral forms clearly identifying the Contractor

b.       A system for resolving disputes regarding the referrals

c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services

d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services

e.       Referral to Medicare HMO including payment of copayments

The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act. Upon finalization of the regulations, the Contractor shall comply with all applicable physician referral requirements and conditions defined in 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician's family has a financial relationship. Designated health services include:

         Clinical laboratory services
         Physical therapy services
         Occupational therapy services
         Radiology services
         Radiation therapy services and supplies


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
         Durable medical equipment and supplies
         Parenteral and enteral nutrients, equipment and supplies
         Prosthetics, orthotics and prosthetic devices and supplies Home health services
         Outpatient prescription drugs
         Inpatient and outpatient hospital services

21.      PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

         a. Introduction to the Contractor which explains the Contractor's organization and administrative structure

         b. Provider responsibility and the Contractor's expectation of the provider

         c. Overview of the Contractor's Provider Service department and function

         d. Listing and description of covered and non-covered services, requirements and limitations including behavioral health services

         e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

         f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations

         g.       Dental services

         h.       Maternity/Family Planning services

         i.       The Contractor's policy regarding PCP assignments

         j. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS/RBHA system.

         k.       Grievance and appeal rights

         l.       Billing and encounter submission information

                  - indicate which form UB92, HCFA 1500, or Form C is to be used for services

                  - indicate which fields are required for a claim to be considered acceptable by the Contractor. A completed sample of each form shall be included

         m. Contractor's written policies and procedures which affect the provider(s) and/or the provider network

         n.       Claims re-submission policy and procedure

         o. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance

         p.       Explanation of remittance advice

         q.       Prior authorization requirement

         r.       Claims medical review

         s.       Concurrent review

         t.       Fraud and Abuse

         u. Formularies (with updates and changes provided in advance to providers, including pharmacies)

         v.       AHCCCS appointment standards


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
22.      PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

At a minimum, the Contractor's number of full-time equivalent PCPs to enrolled members shall not exceed a ratio of 1:1800 for adults and 1:1200 for children who are 12 or younger. If the PCP contracts with more than one AHCCCS health plan, the ratio shall be adjusted by the Contractor to ensure the total number of AHCCCS members does not exceed the above ratio. The Contractor should consider the PCP's total patient panel size (i.e., AHCCCS and non-AHCCCS patients) when assessing the PCP's ability to meet AHCCCS' appointment and other standards. In addition, AHCCCS members shall not comprise the majority of the PCP's panel of patients. The Contractor shall also reduce the number of members assigned to its network PCPs as necessary to meet the appointment standards specified in Section D, Paragraph 19, Appointment Standards. Any variation to the above standards must be submitted to AHCCCSA, Office of the Medical Director for prior approval. PCPs with assigned members diagnosed with AIDS or as HIV-positive shall meet criteria and standards set forth in AHCCCS Medical Policy and AHCCCS AIDS Advisory Committee Guidelines.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions who are age 12 and younger to Board-certified pediatricians.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.       Supervision, coordination and provision of care to each assigned member

b.       Initiation of referrals for medically necessary specialty care

c.       Maintaining continuity of care for each assigned member

d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.

23.      OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.


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
b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English.

Contractor policies shall be subject to approval by AIICCCSA, Office of Managed Care, and shall be monitored through operational audits.

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services, except that women shall have direct access to GYN providers without a referral for preventive and routine services. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.

b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.

c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies of test results if applicable, treatment services provided and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics

b.       Certified nurse midwives

c.       Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians and certified nurse practitioners and certified nurse midwives who include such services within their practice.

24.      NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP or pharmacy. 95% of its members residing outside the boundary area must not have to travel more than 10 miles to see such providers. See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area. Also see Section D, Paragraph 35, Hospital Subcontracting and Reimbursement, for details on changes in hospital subcontracting effective October 1, 1998.

Under the Balanced Budget Act of 1997, the Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. This provision, however, does not prohibit the Contractor from limiting provider


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                                       33
participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract.

25.      NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertains to all service specifications described in the Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements

b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process.

c.       Evaluate the quality of services delivered by the network

d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area

e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members

f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one, which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun, for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.

26.      FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates in OBRA 89 and OBRA 90. This legislation gives FQHCs the option to require state Medicaid programs to reimburse the FQHC at 100% of reasonable costs for the services delivered to Title XIX members. AHCCCSA and its contractors are required to comply with this legislation. The following payment methodology for reasonable cost reimbursement was implemented effective October 1, 1997.

If the FQHC elects reasonable cost reimbursement, the FQHC will receive a quarterly payment per Title XIX member per month from AHCCCSA. The initial capitation amount will be $1.75 PMPM statewide. In accordance with the Balanced Budget Act of 1997, this additional reimbursement will be phased out over a five-year period beginning in contract year ending 2000:

         CONTRACT YEAR                       PHASE-OUT PERCENTAGE                PMPM AMOUNT
         1997 through 1999                       No phase-out                       $ 1.75
         2000                                            95%                        $ 1.66
         2001                                            90%                        $ 1.58
         2002                                            85%                        $ 1.49
         2003                                            70%                        $ 1.23


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                                       34

         2004                                           100%                        $ 0.00


Contractors are required to submit member month information for Title XIX members for each FQHC on a quarterly basis to AHCCCS Office of Managed Care. AHCCCSA will perform periodic audits of the member month information submitted. Contractors should refer to the Office of Managed Care's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by HCFA:
            Clinica Adelante, Inc.
            El Rio Health Center
            Lake Powell Medical Center
            Mariposa Community Health Center, Inc.
            Mountain Park Health Center
            Sun Life Family Health Center
            United Community Health Center, Inc.
            Sunset Community Health Center (formerly Valley Health Center, Inc.) Inter-Tribal Health Care Center
            Native American Community Health Center, Inc.
            Native Americans for Community Action Family Health Center Chiricahua Community Health Centers, Inc.
            Marana Health Center
            North Country Community Health Center

Any other clinics that subsequently become FQHCs will be subject to the reimbursement methodology described above upon electing reasonable cost reimbursement from AHCCCSA.

27.      PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed with each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28.      PROVIDER AFFILIATION TAPE

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Tape User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.

29.      PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its HCFA grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:

a.       Timeliness:       Reports or other required data shall be received on
                           or before scheduled due dates.

b.       Accuracy:         Reports or other required data shall be prepared in
                           strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

c.       Completeness:     All  required information shall be fully disclosed
                           in a manner that is both responsive and pertinent to report intent with no material omissions.


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AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time dining the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30.      DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA, or the federal government, to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials which are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

31.      REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

32.      OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business for the initial contract year beginning 10/1/97. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

33.      OPERATIONAL AND FINANCIAL REVIEWS

In accordance with HCFA requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-52l and R9-31-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AMCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review


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
activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Contractor has obtained accreditation from NCQA or any other nationally recognized accrediting body. The Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34.      CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost avoiding and paying claims in accordance with AHCCCS Rule R9-22-705, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of enrollment, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

In accordance with the Balanced Budget Act of 1997, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim.

During the term of this contract, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout. All formats are subject to changes initiated by the Kennedy-Kassebaum legislation. Reasonable implementation timeframes will be negotiated with each plan.

35.      HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

MARICOPA AND PIMA COUNTIES ONLY: Laws of 1996 Chapter 288 Section 20 authorizes the Hospital Reimbursement Pilot Program (Pilot), which is effective from October 1, 1997, through September 30, 2000. The Pilot as defined by AHCCCS Rule R9-22-718 requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties, legal resolution, which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCSA to insure availability of quality services within specific service districts, equity of related party interests, reasonableness of rates, and only marketing of contracted organizations. The general provisions of this program encompass acute care hospital services and outpatient


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

hospital services that result in an admission. The Contractor shall submit all hospital subcontracts and any amendments to AHCCCSA, Office of Managed Care, for prior approval. For non-emergency patient-days, the Contractor shall ensure that at least 85% of its members use contracted hospitals. AHCCCSA reserves the right to subsequently adjust the 85% standard. Further, if in AHCCCSA's judgment the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCSA may require a subcontract at that hospital. Hospitals and health plans/program contractors outside of Maricopa and Pima counties are not included in this Pilot. Offerors should refer to the "Hospital Reimbursement Pilot Program Packet" for additional information and requirements.

ALL GSA'S EXCEPT MARICOPA AND PIMA: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all other GSA's and must submit copies of these contracts to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis for recoupment by the Contractor. See also Section D, Paragraph 34, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

36.      NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment. The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application process and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.


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
37.      COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, SOBRA supplement, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of ARS Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in ARS ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE `98 and CYE `99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC in two areas: the "retro" portion of the capitation rate for all rate categories, and the prospective three-day notification period for MNMI recipients only. Expenses for the retro period only will be net of reinsurance.

AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs in excess of a 10% limit as determined by reported encounters. AHCCCS will recoup profit amounts in excess of a 10% limit.


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
For contract years beginning with CYE `00, a full reconciliation to 0% profit or loss will be done by AHCCCSA for the same eligibility time periods and risk groups noted above. AHCCCSA will reimburse the health plans 100% of any excess reasonable costs as determined by reported encounters, and all profits will be recouped. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.

KIDSCARE CAPITATION: The Contractor will be paid capitation for KidsCare members in the same manner as prospective capitation (see above). KidsCare capitation rates will be set by AHCCCSA in conjunction with an independent actuary. Following CYE 99, AHCCCSA will review the assumptions made in setting the capitation rates and may, at its option, reconcile and/or adjust the rates.

DELIVERY SUPPLEMENT: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home.

HIV-AIDS SUPPLEMENT: In addition to the capitation payment described above, a separate and additional payment will be made to the Contractor to help defray costs for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS. The list of AHCCCSA-approved protease inhibitors is available in the Bidder's Library.

On a quarterly basis, the Contractor shall submit to AHCCCSA, Office of Managed Care, an unduplicated monthly count of members, by rate code, who are using approved protease inhibitors. The report shall be submitted, along with the quarterly financial reporting package, within 60 days after the end of each quarter.

The rate of reimbursement for this separate per member per month payment is specified in Section B and is subject to review during the term of the contract. Payment will be made quarterly to the Contractor based on the reported members for the preceding quarter. AHCCCSA will review this HIV/AIDS-related data at least annually as part of its Operational and Financial Review and reserves the right to recoup any amounts paid for ineligible members as determined through this review as well as an associated penalty for incorrect reporting.

Refer to the Office of Managed Care's HIV/AIDS supplemental payment and review policies for further details and requirements.

INCENTIVE FUND: AHCCCSA may retain a specified percentage of capitation reimbursement in order to distribute to Contractors based on their performance measure outcomes. AHCCCSA will notify Contractors 60 days prior to a new contract year if this methodology will be implemented and will provide details of the reimbursement methodology at that time. See Paragraph 16, Performance Measurement for more details on the performance goals.

38.      CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:


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
a.       death of a member

b. member's incarceration (not eligible for AHCCCS benefits from the date of incarceration)

c.       duplicate capitation to the same contractor

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39.      REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503 and R9-31-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage. Refer to the AHCCCS Reinsurance Claims Processing Manual for further details on the Reinsurance Program. Reinsurance for the Hospital Reimbursement Pilot Program (See Section D, Paragraph 35, Hospital Reimbursement), will be paid in accordance with AHCCCS Rule R9-22-503 and R9-31-503.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services) as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract.

                           PROSPECTIVE REINSURANCE                                       PPC REINSURANCE
---------------------------------------------------------------------------------------------------------------
   STATEWIDE PLAN           MNMI             NON-MNMI         COINSURANCE       ALL RATE CODES      COINSURANCE
     ENROLLMENT          DEDUCTIBLE         DEDUCTIBLE
---------------------------------------------------------------------------------------------------------------
0-19,999                   $15,000           $20,000              75%               $5,000              100%
---------------------------------------------------------------------------------------------------------------
20,000-49,999              $15,000           $35,000              75%               $5,000              100%
---------------------------------------------------------------------------------------------------------------
50,000 and over            $15,000           $50,000              75%               $5,000              100%
---------------------------------------------------------------------------------------------------------------

A Contractor whose enrollment qualifies for the $35,000 or $50,000 non-MN/MI deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table. Contractors may not elect to increase their deductible level. If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available from the Office of Managed Care.

PRIOR PERIOD COVERAGE REINSURANCE: A separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. As noted in the table above, all Contractors, regardless of enrollment, will be subject to a $5,000 deductible level. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.


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
Effective October 1, 1998, when a member changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual.

Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid retrospective random sampling. AHCCCSA, Office of the Medical Director, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. Reinsurance consideration will be given to inpatient facility contracts, and hearing decisions rendered by the Office of Legal Assistance. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance. A recoupment of reinsurance reimbursements made to the Contractor will occur based on the results of the medical review sampling. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the review time frame for the Contractor. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. This program also covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Office of the Medical Director, Reinsurance Unit, of cases identified for catastrophic non-transplant reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and
(c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

HEMOPHILIA: When a member is identified as being catastrophically eligible by AHCCCSA due to the specific diagnosis of hemophilia (ICD9 codes 286.0, 286.1, 286.2), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

VON WILLEBRAND'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of the Medical Director Reinsurance Unit after diagnosis. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

GAUCHER'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.


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
TRANSPLANTS: Bone grafts and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Refer to the AMPM, Chapter 300 for covered services for organ and tissue transplants. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Office of the Medical Director.

Encounter data will not be used to determine catastrophic reinsurance benefits for transplants. However, this does not relieve the Contractor of the responsibility for submitting encounters for all catastrophic reinsurance services.

All reinsurance claims must be submitted in accordance with R9-22-703 and the AHCCCS Reinsurance Claims Processing Manual.

40.      COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost-avoid. The


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
Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/underinsured motorist insurance            Adoption recovery
First-and third-party liability insurance            Worker's Compensation
Tortfeasors                                          Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22- 1002 and R9-31-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs. The Contractor shall use the cover sheet as prescribed by AHCCCS when filing liens.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member

b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)

c.       Such recovery is not prohibited by state or federal law

REPORTING: The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. In addition, upon AHCCCS's request, the Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member's first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCSA TPL Section shall provide the format and reporting schedule for this information to the Contractor. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance (often referred to as joint liability cases). The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

AHCCCSA will provide the Contractor, on an agreed upon schedule, with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE): Eligibility for KidsCare benefits requires that the applicant/member not be enrolled with or entitled to any other health insurance benefits. If the Contractor becomes aware of any such potential coverage, the Contractor shall notify AHCCCSA immediately. The Contractor shall follow the same cost avoidance and postpayment recovery practices for the KidsCare population as it does for the Title XIX population, and shall maintain a reporting system which allows Title XIX and KidsCare information to be reported separately.


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
41.      MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligible". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor is responsible for adhering to the cost sharing responsibilities presented in the AHCCCS Medicare Cost Sharing policy. Effective 10/1/97, the Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

42.      COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-711 and R9-31-711. In accordance with the requirements mandated by the Balance Budget Act of 1997, the Contractor may not collect copayments for family planning services.

43.      RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

a. If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44.      MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request.

The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.


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
The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (ARS ss.36-664I)

45.      ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46.      ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSAs as a result of an accumulated deficit, even if unaudited.

47.      DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.


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

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

ELECTRONIC DATA INTERCHANGE (EDI): IN addition to the requirements outlined in Section D, Paragraph 34, Claims Payment System, the Contractor will be required to comply with all EDI standards which result from the Kennedy-Kassebaum legislation. This law requires the Department of Health and Human Services to provide national electronic submission standards for health care data and may include compliance with National Provider Identifier requirements. The Secretary has 18 months to develop these standards. As the standards are finalized, AHCCCSA will phase in the implementation. For encounter data transmissions, it is anticipated that AHCCCS will make these standards available by March 1, 2000. Effective October 1, 2000, the electronic standards will be required for encounters. Electronic standards which may be implemented include, but are not limited to, encounters, enrollment and capitation payments.

YEAR 2000 COMPLIANCE: The Contractor shall undertake all appropriate planning measures to ensure timely compliance with all Year 2000 requirements. In addition, the Contractor shall develop contingency plans addressing alternative processes to ensure that operations continue in the event that systems fail.

48.      ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance measures. The Contractor shall submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the HCFA grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AMCCCSA-supplied formats. Formatting and specific requirements for encounter data are described in the


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
AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.

An Encounter Submission Tracking Report must be maintained and made available to AHCCCSA upon request. The Tracking Report's purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in The Encounter User's Manual.

49.      MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.

Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50.      TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of five years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension, however, shall not affect the maximum contracting period of five years. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any rate code category, such increase will not exceed the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further, AHCCCSA may require a contractor to renew all GSAs, or may terminate remaining GSAs if the Contractor does not agree to renew all GSAS.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 120 days before its expiration, this liability for transition costs may be waived by AHCCCSA.


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
51.      SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.       Automated data processing

b.       Third-party administrators

c.       Management Services (See also Section D, Paragraphs 53 & 54)

d.       Model subcontracts

e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

See also Section D, Paragraph 35, Hospital Reimbursement, regarding required submission of hospital subcontracts.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is voidable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.

b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor. See Section D, Paragraph 35, Hospital Subcontracting and Reimbursement

b.       Identification of the name and address of the subcontractor.

c. Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.


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
e. The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor/Contractor.

h. A description of the subcontractor's patient, medical and cost record keeping system.

i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 CFR Part 456, as implemented by AHCCCSA.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.

k.       Procedures for enrollment or re-enrollment of the covered population.

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

52.      SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement for transplant surgery exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts. AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

53.      MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.


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
54.      MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

55.      MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award.

Minimum capitalization requirements by GSA are as follows:

-------------------------------------------------------------------------
Geographic Service Area                        Capitalization Requirement
GSA #2          Yuma                                          $ 1,400,000
GSA #4          Mohave, La Paz                                  1,150,000
GSA #6          Yavapai, Coconino                               1,250,000
GSA #8          Pinal, Gila                                     1,450,000
GSA #10         Pima                                            1,250,000
GSA #12         Maricopa                                        2,500,000
GSA #14         Graham, Greenlee                                  350,000
GSA #16         Apache, Navajo                                    650,000
GSA #18         Cochise, Santa Cruz                             1,450,000
-------------------------------------------------------------------------

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSAs, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above). Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.

56.      PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the


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
Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond policy available in the Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

57.      AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

58.      FINANCIAL VIABILITY CRITERIA/ PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria/performance goals:

CURRENT RATIO                      Current assets divided by current
                                   liabilities. "Current assets" includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%).

                                   STANDARD:  AT LEAST 1.00


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EQUITY PER MEMBER                  Equity, less on-balance sheet performance
                                   bond, divided by the number of non-SOBRA
                                   Family Planning Extension Services members enrolled at the end of the period.

                                   STANDARD: AT LEAST $150

                                   (Failure to meet this standard may result in an enrollment cap being imposed in any or all contracted GSA.)

MEDICAL EXPENSE RATIO              Total medical expenses (net of reinsurance,
                                   TPL, HIV/AIDS Supplement) divided by total capitation + SOBRA.

                                   STANDARD:  AT LEAST 85%

ADMINISTRATIVE COST                Total administrative expenses (excluding
PERCENTAGE:                        income taxes), divided by total capitation +
                                   SOBRA + TPL + reinsurance + HIV/AIDS
                                   Supplement

                                   STANDARD:  NO MORE THAN 10%

RECEIVED BUT UNPAID                Received but unpaid claims divided by the
CLAIMS (DAYS                       average daily medical expenses for the
OUTSTANDING)                       period, net of sub-capitation expense

                                   STANDARD:  NO MORE THAN 30 DAYS

59.      MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

60.      SANCTIONS

AHCCCSA may suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-405 and R9-31-405 and the terms of this contract and applicable federal or State law and regulations. AHCCCSA may, in addition to these remedies, impose monetary sanctions if the Contractor violates any provision stated in law or this contract in accordance with AHCCCS Rules R9-22-406 and R9-31-406 and the provisions of this contract, applicable federal or State law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In addition to the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

a.       Marketing violations

b.       Failure to meet AHCCCS financial viability standards

c.       Material deficiency in the Contractor's provider network

d.       Quality of care and quality management issues

e.       Failure to meet AHCCCS encounter standards

CURE NOTICE PROCESS: Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the


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period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

61.      AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to contractor-specific issues of non-compliance (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62.      GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers, which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; R9-31-802; R9-22-804 and R9-31-803.
The grievance process may not be delegated or subcontracted outside of the health plan. Refer to Attachment H for a complete description of grievance process requirements.

63.      QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Legal Assistance, using the Quarterly Grievance Report Format on file in the Bidder's Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Legal Assistance, no later than 45 days from the end of the quarter.

64.      KIDSCARE

On November 1, 1998, AHCCCSA implemented a Title XXI Children's Health Insurance Program, referred to as "KidsCare". KidsCare provides health care coverage statewide to eligible children 18 and younger and is provided through the existing AHCCCS health plans, state employee HMOs that elect to participate, and tribal facilities or Indian Health Service for Native Americans who elect to receive services through them. Services will also be directly provided by participating community health clinics and hospitals which predominantly serve low income children.

The KidsCare service package is established by the legislature and approved by HCFA through the State Plan. Services, limitations and exclusions are described in Section D, Paragraph 1, Scope of Services. Capitation rates payable to the Contractor for KidsCare members (age 18 and younger) will be set by AHCCCSA in conjunction with an independent actuary.

Effective October 1,1999, KidsCare members in families with gross household income over 150% and up to 200% of the federal poverty limit shall pay a premium to AHCCCSA. The premium amount shall be based on the number of members in the household and the gross family income in accordance with 9A.A.A.C., Article 14.

TITLE XXI PARENT/GUARDIAN HEALTH INSURANCE COVERAGE: ARS ss.36.2984 mandates that the Contractor offer health insurance coverage to the parent(s) or legal guardian(s) of a child who is eligible for Title XXI. The Contractor shall establish rates for this coverage which must be approved by AHCCCSA, Office of Managed


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Care, prior to implementation. Title XXI funds or any other federal or state funds shall not be used to subsidize family coverage. The full cost of the premium shall be paid by the parent or legal guardian who elects this coverage. The Contractor may include provisions for pre-existing conditions and any other medical underwriting considerations that are necessary to protect it from adverse risk. For further information, refer to the Title XXI Parent/Guardian Health Insurance Coverage Guidelines on file in the Bidder's Library.

65.      PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that could have an impact on services provided by the Contractor on or after October 1, 1998. The following is a brief description of the issues that AHCCCS is aware of at the time of the issuance of this renewal amendment:

ELIGIBILITY BASED ON 100% OF THE FEDERAL POVERTY LEVEL (FPL): Through a successful initiative effort, eligibility for AHCCCS has been expanded to allow persons with income up to 100% of the FPL to become eligible for the Medicaid program. Legislative action will be required to implement this new eligibility guideline and HCFA must approve the expansion. If HCFA approval is granted, there will be a significant number of new persons who will be eligible for the program and enrolled with the health plans at some future date.


                               [END OF SECTION D]






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
                           SECTION E: CONTRACT CLAUSES
                                Table of Contents

1    APPLICABLE LAW.....................................................................................57
2    AUTHORITY..........................................................................................57
3    ORDER OF PRECEDENCE................................................................................57
4    CONTRACT INTERPRETATION AND AMENDMENT..............................................................57
5    SEVERABILITY.......................................................................................57
6    RELATIONSHIP OF PARTIES............................................................................57
7    ASSIGNMENT AND DELEGATION..........................................................................58
8    GENERAL INDEMNIFICATION............................................................................58
9    INDEMNIFICATION -- PATENT AND COPYRIGHT............................................................58
10   COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS.............................................58
11   ADVERTISING AND PROMOTION OF CONTRACT..............................................................58
12   PROPERTY OF THE STATE..............................................................................58
13   THIRD PARTY ANTITRUST VIOLATIONS...................................................................58
14   RIGHT TO ASSURANCE.................................................................................58
15   TERMINATION FOR CONFLICT OF INTEREST...............................................................59
16   GRATUITIES.........................................................................................59
17   SUSPENSION OR DEBARMENT............................................................................59
18   TERMINATION FOR CONVENIENCE........................................................................59
19   TERMINATION FOR DEFAULT............................................................................60
20   TERMINATION - AVAILABILITY OF FUNDS................................................................60
21   RIGHT OF OFFSET....................................................................................60
22   NON-EXCLUSIVE REMEDIES.............................................................................60
23   NON-DISCRIMINATION.................................................................................60
24   EFFECTIVE DATE.....................................................................................60
25   INSURANCE..........................................................................................61
26   DISPUTES...........................................................................................61
27   RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS........................................................61
28   INCORPORATION BY REFERENCE.........................................................................62
29   COVENANT AGAINST CONTINGENT FEES...................................................................62
30   CHANGES............................................................................................62
31   TYPE OF CONTRACT...................................................................................62
32   AMERICANS WITH DISABILITIES ACT....................................................................62
33   WARRANTY OF SERVICES...............................................................................62
34   NO GUARANTEED QUANTITIES...........................................................................62
35   CONFLICT OF INTEREST ..............................................................................63
36   DISCLOSURE OF CONFIDENTIAL INFORMATION.............................................................63
37   COOPERATION WITH OTHER CONTRACTORS.................................................................63
38   ASSIGNMENT OF CONTRACT AND BANKRUPTCY..............................................................63
39   OWNERSHIP OF INFORMATION AND DATA..................................................................63
40   AHCCCSA RIGHT TO OPERATE CONTRACTOR................................................................64
41   AUDITS AND INSPECTIONS.............................................................................64
42   FRAUD AND ABUSE....................................................................................64
43   LOBBYING...........................................................................................64



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


                           SECTION E: CONTRACT CLAUSES

1.       APPLICABLE LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2.       AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3.       ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable federal regulations; the terms of the HCFA 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.

4.       CONTRACT INTERPRETATION AND AMENDMENT

No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5.       SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract which may remain in effect without the invalid provision or application.

6.       RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.


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7.       ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8.       GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

9.       INDEMNIFICATION - PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10.      COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Contractor shall maintain all applicable licenses and permits.

11.      ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12.      PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

13.      THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14.      RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified


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mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15.      TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

16.      GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17.      SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from federal procurement activity. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from federal procurement activity.

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18.      TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19.      TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as


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

required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20.      TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.

21.      RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.

22.      NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23.      NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 75-5, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24.      EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.


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25.      INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.

The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

b. The Accord form: This standard insurance industry certificate of insurance does not contain the pre-printed special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

                  The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26.      DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.


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27.      RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor which is related to the performance of this contract, in accordance with ARS ss.41-2547.

28.      INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29.      COVENANT AGAINST CONTINGENT FEE

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30.      CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31.      TYPE OF CONTRACT

Firm Fixed-Price

32.      AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Doug Peeples at (602) 417-4538.

33.      WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.


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34.      NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35.      CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose any situation which may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36.      DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37.      COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38.      ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39.      OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by Contractor for any independent project of Contractor or publicized by Contractor without the prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations, AHCCCSA shall have full and complete rights to


                                                              Acute Care Renewal
                                                                 Revised 10/1/99
reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, Contractor shall make available all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by Contractor in the course of performance of this contract, the federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or federal government purposes. Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40.      AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, Contractor's performance is in material breach of the contract or Contractor is insolvent, AHCCCSA may directly operate Contractor to assure delivery of care to members enrolled with Contractor until cure by Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

41.      AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of Contractor's records and the inspection of Contractor's facilities. Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA and the federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42.      FRAUD AND ABUSE

It shall be the responsibility of the Contractor to report all cases of suspected fraud and abuse by subcontractors, members or employees. The Contractor shall provide written notification of all such incidents to AHCCCSA. The Contractor shall comply with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidder's Library and incorporated herein by reference.

As stated in ARS ss.13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises or material omissions is guilty of a class 2 felony.

43.      LOBBYING

No funds paid to the Contractor by AHCCCSA, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any federal or State contract, the making of any federal or State grant, the making of any federal or State loan, the entering into of any


                                                              Acute Care Renewal
                                                                 Revised 10/1/99
cooperative agreement, and the extension, continuation, renewal, amendment or modification of any federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds other than those paid to the Contractor by AHCCCSA have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to HCFA.

                               [END OF SECTION E]





                                                              Acute Care Renewal
                                                                 Revised 10/1/99

ATTACHMENT A:  MINIMUM SUBCONTRACT PROVISIONS

[The following provisions must be included verbatim in every subcontract]


1.       EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2.       RECORDS AND REPORTS

The Subcontractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Subcontractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Subcontractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Subcontractor agrees to make available at the office of the Subcontractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Subcontractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by the Subcontractor until such disputes, litigation, claims or exceptions have been disposed of.

The Subcontractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Subcontractor which AHCCCSA may reasonably require. The Subcontractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

The Subcontractor shall certify to the Program Contractor that it has not engaged in conduct prohibited by ss. 1128B of the Social Security Act (42 USC 1320a-7b).

3.       LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Subcontractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4.       ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Subcontractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.       APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The Program Contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6.       WARRANTY OF SERVICES

The Subcontractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7.       SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Program Contractor and AHCCCSA for the provision of covered services.

8.       AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the Program Contractor may undertake or award other contracts for additional or related work to the work performed by the Subcontractor and the Subcontractor shall fully cooperate with such other contractors, subcontractors or state employees. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9.       INDEMNIFICATION BY SUBCONTRACTOR

The Subcontractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Subcontractor. The Subcontractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner, accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Subcontractor, its agent, officers or employees.

10.      MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Subcontractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11.      COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Subcontractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12.      SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13.      VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

14.      CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS ss.36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or ALTCS Rules.

15.      GRIEVANCE PROCEDURES

Any grievances filed by the Subcontractor shall be adjudicated in accordance with AHCCCS Rules.

16.      TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Subcontractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Program Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee.

17.      PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The Program Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the Program Contractor's policies.

18.      NON-DISCRIMINATION REQUIREMENTS

If applicable, the Subcontractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Title VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

c. Title VII of the Civil Rights Act of 1964, as amended which prohibits private employees, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (ARS Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 75-5 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19.      COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Subcontractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities. If the Subcontractor is an inpatient facility, the Subcontractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20.      CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Subcontractor certifies that all representations set forth herein are true to the best of its knowledge.

21.      CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Subcontractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC ss.1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Subcontractor provides laboratory testing, it certifies that it has complied with 42 CFR ss.411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22.      CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23.      ENCOUNTER DATA REQUIREMENT

If the Subcontractor does not bill the Program Contractor (e.g., Subcontractor is capitated), the Subcontractor shall submit encounter data to the Program Contractor in a form acceptable to AHCCCSA.

24.      CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Program Contractor may not reimburse providers who do not comply with the above requirements.

25.      INSURANCE

[This provision applies only if the Subcontractor provides services directly to AHCCCS members]

The Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

26.      FRAUD AND ABUSE

If the Subcontractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Subcontractor shall report the incident to the Program Contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse. Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)

                     ATTACHMENT B: MINIMUM NETWORK STANDARDS

                          (By Geographic Service Area)


INSTRUCTIONS:


Note:    Offerors are permitted to bid only by Geographic Service Area. Please see Section H, Paragraph 9, Award of Contracts, for further information on bidding by Geographic Service Area.

Offerors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA). The minimum bid is a single entire GSA, as depicted on the following page.

In some GSA's there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA if the member were not allowed to receive services in an adjoining GSA or state.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties. Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Offeror shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Offeror has agreed to provide services. The split zip codes GSA assignments are as follows:

    ZIP CODE          SPLIT BETWEEN           COUNTY            ASSIGNED
                      THESE COUNTIES         ASSIGNED TO           GSA
    --------------------------------------------------------------------
      85220        Pinal and Maricopa         Maricopa              12

      85242        Pinal and Maricopa         Maricopa              12

      85292        Gila and Pinal             Gila                   8

      85342        Yavapai and Maricopa       Maricopa              12

      85358        Yavapai and Maricopa       Maricopa              12

      85390        Yavapai and Maricopa       Maricopa              12

      85643        Graham and Cochise         Cochise               18

      85645        Pima and Santa Cruz        Santa Cruz            18

      85943        Apache and Navajo          Navajo                16

      86336        Coconino and Yavapai       Yavapai                6

      86351        Coconino and Yavapai       Coconino               6

      86434        Mohave and Yavapai         Yavapai                6



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

If outpatient specialty services (OB, family planning, and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified. General surgeons must be available within 50 miles of service sites.

In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Offeror must demonstrate its ability to provide PCP, dental and pharmacy services so that members don't need to travel more than 5 miles from their residence. Metropolitan Phoenix is defined on the Minimum Network Standard page specific to GSA #6.

Offerors bidding in GSA's other than GSA 10 and GSA 12 are encouraged to contract with the hospitals in their provider network. However, AHCCCSA will not award additional points in the evaluation process for hospital contracts in rural areas. At a minimum, the Offeror shall have a physician with admitting and treatment privileges with each hospital in its network. Offerors bidding in GSA 10 and/or GSA 12 must have at least one hospital contract in each service district as depicted on the respective maps for GSA 10 and GSA 12. This requirement is part of the Hospital Reimbursement Pilot Program, described more fully in Section D, Paragraph 35, Hospital Reimbursement. For offerors' convenience, a list of Phoenix and Tucson area hospitals are included on the reverse of the Phoenix and Tucson maps which follow.

Provider categories required at various service delivery sites included in the Service Area Minimum Network Standards are indicated as follows:

         H        Hospitals
         P        Primary Care Providers (physicians, certified nurse
                  practitioners and physician assistants)
         D        Dentists
         PH       Pharmacies



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

HOSPITALS IN PHOENIX METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)


CENTRAL DISTRICT

85006    Good Samaritan Regional Medical Center
         Phoenix Children's Hospital
         St. Luke's Medical Center
85007    Phoenix Memorial Hospital
85008    Maricopa Medical Center
85013    St. Joseph's Hospital & Medical Center
85015    Community Hospital Medical Center
         Phoenix Baptist Hospital & Medical Center
85016    Phoenix Regional Medical Center
85020    John C. Lincoln Hospital & Health Center
85027    Phoenix General Hospital & Medical Center


NORTHWEST DISTRICT

85031    Maryvale Samaritan Medical Center
85031    Paradise Valley Hospital
85306    Thunderbird Samaritan Medical Center
85308    Arrowhead Community Hospital & Medical Center
85351    Walter O. Boswell Memorial Hospital
85375    Del E. Webb Memorial Hospital
85259    Mayo Clinic Hospital

SOUTHWEST DISTRICT

85201    Mesa General Hospital Medical Center
         Mesa Lutheran Hospital
85202    Desert Samaritan Medical Center
85206    Valley Lutheran Hospital
85224    Chandler Regional Hospital
85251    Scottsdale Memorial Hospital - Osborn
85261    Scottsdale Memorial Hospital - North
85281    Tempe St. Luke's Hospital





                                                              Acute Care Renewal
                                                                 Revised 10/1/99

HOSPITALS IN TUCSON METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)


NORTHWEST DISTRICT

85719    Tucson General Hospital
         University Medical Center
85741    Northwest Hospital
85745    Carondelet St. Mary's Hospital


SOUTHEAST DISTRICT

85711    Carondelet St.  Joseph's Hospital
85712    El Dorado Hospital
         Tucson Medical Center
85713    Kino Community Hospital





                                                              Acute Care Renewal
                                                                 Revised 10/1/99

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 2

COUNTY:   YUMA


HOSPITALS
         Yuma

PRIMARY CARE PROVIDERS
         Yuma
         Somerton
         Wellton


DENTISTS
         Yuma


PHARMACIES
         Yuma
         Wellton




                          [Map of Yuma County, Arizona]


H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST       PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 4

COUNTIES:  LA PAZ AND MOHAVE

HOSPITALS
         Bullhead City
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah

PRIMARY CARE PROVIDERS
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah/Mesquite

DENTISTS
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah/Mesquite

PHARMACIES
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah/Mesquite


                  [Map of La Paz and Mohave Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 6


COUNTIES:  COCONINO AND YAVAPAI

HOSPITALS
         Cottonwood
         Flagstaff
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Winslow

PRIMARY CARE PROVIDERS
         Camp Verde                 Sedona
         Cottonwood                 Williams
         Flagstaff                  Winslow
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley

DENTISTS
         Camp Verde                 Sedona
         Cottonwood                 Williams
         Flagstaff                  Winslow
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley

PHARMACIES
         Camp Verde                 Sedona
         Cottonwood                 Williams
         Flagstaff                  Winslow
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley


                 [May of Coconino and Yavapai Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 8

COUNTIES:  GILA AND PINAL

HOSPITALS
         Casa Grande
         Claypool
         Mesa
         Payson

PRIMARY CARE PROVIDERS
         Apache Junction
         Casa Grande
         Coolidge/Florence
         Eloy
         Globe/Miami/Claypool
         Hayden/Winkelman
         Kearney
         Mammoth/San Manuel/Oracle
         Mesa
         Payson

DENTISTS
         Apache Junction
         Casa Grande
         Coolidge/Florence
         Eloy
         Globe/Miami/Claypool
         Kearney
         Mammoth/San Manuel/Oracle
         Mesa
         Payson

PHARMACIES
         Apache Junction
         Casa Grande
         Coolidge/Florence
         Globe/Miami/Claypool
         Kearney
         Mammoth/San Manuel/Oracle
         Mesa
         Payson



                    [Map of Gila and Pinal Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 10

COUNTY:  PIMA

HOSPITALS
         Tucson
            Northwest Service Sector
              Contract Requirement
         Southwest Service Sector
         Contract Requirement
         Nogales
            Physician[s] with admit and treatment
                   privileges required

PRIMARY CARE
PROVIDERS
         Ajo
         Catalina
         Green/Valley/Continental
         Marana
         Nogales
         Oro Valley
         Tucson++

DENTISTS
         Ajo
         Catalina
         Green Valley/Continental
         Nogales
         Ora Valley
         Tucson++

PHARMACIES
         Ajo
         Catalina
         Green Valley/Continental
         Nogales
         Ora Valley
         Tucson++



                          [Map of Pima County, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 12


COUNTY:  MARICOPA

HOSPITALS
         Metropolitan Phoenix++
           Northwest Service Sector
              Contract Requied
         Central Service Sector
              Contract Required
         Southeast Service Sector
              Contract Required
         Wickenburg
              Physician[s] with admit and treatment
              privileges required

PRIMARY CARE
PROVIDERS
         Avondale/Goodyear/Litchfield Park/Tolleson
         Buckeye
         Gila Bend
         Metropolitan Phoenix++
         Queen Creek
         Wickenburg

DENTISTS
         Avondale/Buckeye/Goodyear/Litchfield Park/Tolleson
         Metropolitan Phoenix++
         Wickenburg

PHARMACIES
         Avondale/Goodyear/Litchfield Park/Tolleson
         Buckeye
         Metropolitan Phoenix++
         Wickenburg
                        [Map of Maricopa County, Arizona]

         ++ For purposes of this RFP, Metropolitan Phoenix encompasses the following: Phoenix, Paradise Valley, Cave Creek/Carefree, Fountain Hills, Scottsdale, Glendale, Sun City/Sun City West, Tempe, Mesa, Gilbert, Chandler, Apache Junction, Peoria, El Mirage, Guadalupe, Surprise and Youngtown. Within this area, distance standards must be met as specified in Attachment B.



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 14

COUNTIES:  GRAHAM AND GREENLEE

HOSPITALS
         Safford

PRIMARY CARE
PROVIDERS
         Morenci/Clifton
         Safford

DENTISTS
         Morenci/Clifton
         Safford

PHARMACIES
         Morenci/Clifton
         Safford/Thatcher


                 [Map of Graham and Greenlee Counties, Arizona]




H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 16


COUNTIES:  APACHE AND NAVAJO

HOSPITALS
         Gallup, NM
         Showlow
         Spingerville
         Winslow

PRIMARY CARE PROVIDERS
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

DENTISTS
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

PHARMACIES
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow



                  [Map of Apache and Navajo Counties, Arizona]





H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 18

COUNTIES: COCHISE AND SANTA CRUZ

HOSPITALS
         Benson
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson
         Willcox

PRIMARY CARE PROVIDERS
         Benson
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson
         Willcox

DENTISTS
         Benson/Willcox
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson

PHARMACIES
         Benson
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson
         Willcox



                [Map of Cochise and Santa Cruz Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

ATTACHMENT F:  PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

----------------------------------   -------------------------------   ---------------------------   ------------------
                                                                                                           AHCCCS
             REPORT                             WHEN DUE                    SOURCE/REFERENCE               CONTACT
----------------------------------   -------------------------------   ---------------------------   ------------------
Monthly Financial Report             45 days after the end of the      Reporting Guide               Financial Manager
                                     month, as applicable

Quarterly Financial Report           60 days after the end of each     Reporting Guide               Financial Manager
                                     quarter

Draft Annual Audit Report            90 days after the end of each     Reporting Guide               Financial Manager
                                     fiscal year

Draft Management Letter              90 days after the end of each     Reporting Guide               Financial Manager
                                     fiscal year

Final Annual Audit Report            120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Final Management Letter              120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Accountant's Report on Compliance    120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Reconciliation - Annual Audit        120 days after the end of         Reporting Guide               Financial Manager
and Plan Year-to-Date Financial
Report Information

Financial Disclosure Report          120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Annual Analysis of Profitability     120 days after the end of         Reporting Guide               Financial Manager
by Major Rate Code (by County)       each fiscal year

Provider Affiliation Tape            10 business days after the        PMMIS Provider-to-            Health Plan
                                     beginning of each quarter         Health Plan magnetic tape     Operations Manager
                                                                       submission and
                                                                       processing

18-20 NON-SMI Status Report          15 days after the end of          Instructions on form          Behavioral Health
                                     each month                                                      Manager

Encounter Data - Magnetic            Monthly, according to             Encounter Manual              Encounter
Tape Submission                      established schedule                                            Administrator

Corrected Pended Encounter           Monthly, according to             Encounter Manual              Encounter
Tape                                 established schedule                                            Administrator

New Day Tape                         Monthly, according to             Encounter Manual              Encounter
                                     established schedule                                            Administrator

Medical Records for Data             6 weeks after the request         RFP, Section C,               Data Validation
Validation                           received from AHCCSA              Paragraph 1                   Manager

Quarterly Grievance Report           45 days after the end of          RFP, Section D,               Administrative
                                     each quarter                      Paragraph 26                  Assistant

Comprehensive EPSDT Plan             Annually on December 1            RFP, Section D,               Acute Care Program
including Dental                                                       Paragraph 16                  Manager



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

----------------------------------   -------------------------------   ---------------------------   ------------------
                                                                                                           AHCCCS
             REPORT                             WHEN DUE                    SOURCE/REFERENCE               CONTACT
----------------------------------   -------------------------------   ---------------------------   ------------------
Update                                                                                               Manager

Quarterly Inpatient Hospital         15 day after the end of each      State Medicaid Manual         Acute Care Program
Showing                              quarter                           and the AMPM, Chapter 900     Manager

Quality Management/Utilization       Annually on November 15th         AMPM, Chapter 900             Acute Care Program
Management Plan Evaluation and                                                                       Manager
Revision

AIDS/HIV Reports                     90 days after the end of each     AMPM, Chapter 900             Acute Care Program
                                     contract year                                                   Manager

Acute Pharmacy Report                90 days after the end of each     AMPM, Chapter 900             Acute Care Program
                                     quarter, annually within 90                                     Manager
                                     days following the end of
                                     each contract year

Monthly Pregnancy                    End of the month following        AMPM, Chapter 400             Acute Care Program
Termination Report                   the pregnancy termination                                       Manager

Maternity Care Plan                  Annually on December 1st          AMPM, Chapter 400             Acute Care Program
                                                                                                     Manager

Clinical Study Proposal              Annually on November 15th         AMPM, Chapter 900             Acute Care Program
                                                                                                     Manager

Clinical Study Results               Annually within 90 days           AMPM, Chapter 900             Acute Care  Program
                                     following the end of each                                       Manager
                                     contract year

Provider Fraud/Abuse Report          Immediately following             AHCCCS Internal Audit/        Office of Program
                                     discovery                         Program Investigation         Integrity Manager
                                                                       Policy for Prevention,
                                                                       Detection and Reporting
                                                                       of Fraud and Abuse

Eligible Person Fraud/Abuse          Immediately following             AHCCCS Internal Audit/        Office of Program
Report                               discovery                         Program Investigation         Integrity Manager
                                                                       Policy for Prevention,
                                                                       Detection and Reporting
                                                                       of Fraud and Abuse

Non-Transplant Catastrophic -        Annually, within 30 days of       RFP, Section D,               OMD/FFS Unit
Reinsurance covered diseases         the beginning of the contract     Paragraph 39                  Reinsurance
                                     year, enrollment to the plan,                                   Manager
                                     and when newly diagnosed.



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

ATTACHMENT H:  GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Contractor. The Contractor shall also ensure compliance with the Members' Rights and Responsibilities Policy. The written grievance policy shall be in accordance with applicable federal and State laws and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; and R9-22-804. The grievance policy shall include the following provisions:

a. The grievance procedure will be provided all subcontractors at time of contract, and to non-contracting providers within 10 days of the date of receipt of the claim. For non-contracting providers, the grievance procedure may be mailed with the remittance advice provided the remittance is sent within 45 days of receipt of claim.

b. Specific individual(s) are appointed with authority to require corrective action to administer the grievance policy.

c. A log is maintained for all grievances containing sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved. Separate logs must be maintained for provider and member grievances. The logs must contain sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved.

d. Within five working days of receipt, the grievant is informed by letter that the grievance has been received. The letter must also be in a second language when 200 members or 5% of the Contractor's population, whichever is greater speak the second language.

e. Each grievance is thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Contractor's policies and procedures, ensuring that facts are gathered from all parties.

f. All documentation received and mailed by Contractor during the grievance process is dated upon date of receipt.

g. All grievances are filed in a secure, designated area and are retained for five years following the final decision, judicial appeal or close of a grievance.

h. A copy of the Contractor's final decision will be either hand-delivered or delivered by certified mail to all parties whose interest has been adversely affected by the decision. The final decision shall be mailed to all other individuals by regular mail. The date of the final decision shall be the date of personal delivery or, if mailed, the postmark date of the mailing. The final decision must include, and describe in detail, the following:

                  1.       the nature of the grievance

                  2.       the issues involved

                  3. the reasons supporting the Contractor's decision including references to applicable statute, rule and procedure

                  4. the grievant's right to appeal the Contractor's decision to AHCCCSA by filing the appeal to the Contractor no later than 15 days after the date of the Contractor's final decision. This must also be written in a second language, if applicable.

i. If the Contractor's final decision is appealed, all supporting documentation must be received by the AHCCCSA, Office of Legal Assistance no later than five working days from the date the Contractor receives the appeal or from the date of the oral or written request from AHCCCSA, Office of Legal Assistance. The appeal file must contain a cover letter that includes:

                  1.       grievant's name

                  2.       grievant's AHCCCS ID number

                  3.       grievant's address

                  4.       phone number (if applicable)

                  5.       date of receipt of grievance and appeal

                  6. summary of the Contractor's actions undertaken to resolve the grievance and basis thereof

j.       The following material shall be included in the appeal file:

                  1.       written request of the grievant asking for the appeal

                  2. copies of the entire file which include the investigations and/or medical records; and the Contractor's grievance decision

                  3. other information used by the Contractor to resolve the grievance and that would be necessary to AHCCCSA to resolve the grievance.

k. The Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Contractor verbally or in writing. If the Contractor elects to use an alternative resolution process, it must be administered and completed within 10 days from receipt of the dispute. If the matter is not resolved to the grievant's satisfaction within the 10 day period, the dispute must then be adjudicated using the grievance standards contained above. However, the Contractor must render the written grievance decision within a maximum of 30 days from the date of the initial filing of the grievance or dispute unless a longer period was agreed to by the parties involved.

l. For all disputes where an alternative resolution is proposed, the Contractor must maintain a separate log, complying with paragraphs c. and g. above.

Hospital Reimbursement Pilot Program -- Maricopa and Pima counties only (See Section D, Paragraph 35): Arbitration may be used in lieu of the grievance and appeal procedure. If arbitration is used, the hospital contract must identify:

a.       The parties agreement on arbitrating claims arising from the contract;

b.       Whether arbitration is non-binding or binding;

c.       Timeliness of arbitration;

d.       What contract provisions may be appealed;

e.       What rules will govern arbitrations;

f.       The number of arbitrators that will be used;

g.       How arbitrators will be selected; and

h.       How arbitrators will be compensated.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                              CONTRACT MODIFICATION

                                                                     Page 1 of 1

------------------------------------------------------------------------------------------------
1. Amendment No.:      2. Contract No.:      3. Effective Date of Modification:      4. Program:
        11                YH8-0001-05           UPON LAST SIGNATURE BELOW               OMC
------------------------------------------------------------------------------------------------
5. Contractor/Provider Name and Address:
     HEALTH CHOICE AZ
     1600 W. BROADWAY SUITE 260
     TEMPE, AZ  85282-1502
------------------------------------------------------------------------------------------------
6. Purpose:  TO REVISE THE RECONCILIATION PROCESS DESCRIBED IN SECTION D, PARAGRAPH 37,
   COMPENSATION, RECONCILIATION OF PPC COSTS TO REIMBURSEMENT.
------------------------------------------------------------------------------------------------

7.       The above referenced contract is hereby modified as follows:

In Section D, Program Requirements, on page 40 of the October 1, 1999 revision of the contract the paragraph entitled "Reconciliation of PPC Costs to Reimbursement" is changed as follows:

Reconciliation of PPC Costs to Reimbursement: For CYE '98 and CYE '99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC in two areas: the "retro" portion of the capitation rate for all rate categories, and the prospective three-day notification period for MNMI recipients only. Expenses will be net of reinsurance for both the retro and prospective periods.

AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs in excess of a 10% limit as determined by reported encounters. AHCCCS will recoup profit amounts in excess of a 10% limit.

___ CYE '00, a full reconciliation to 0% profit or loss will be done by AHCCCSA for the same eligibility time periods and risk group noted above. AHCCCSA will reimburse the health plans 100% of any excess reasonable costs as determined by reported encounters, and all profits will be recouped. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.

  NOTE: PLEASE SIGN, DATE AND RETURN             DOUG PEEPLES
        BOTH ORIGINALS TO:                       AHCCCS CONTRACTS AND PURCHASING
                                                 701 E. JEFFERSON STREET
                                                 PHOENIX, AZ 85034

------------------------------------------------------------------------------------------------
8.    Except as provided for herein, all terms and conditions of the original contract not heretofore changed and/or amended remain unchanged and in full effect.

      In witness whereof the parties hereto sign their names in agreement
------------------------------------------------------------------------------------------------
9.    Contractor: HEALTH CHOICE AZ           10. ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
------------------------------------------------------------------------------------------------
      Signature of Authorized Individual:        Signature:

      /s/ Carolyn Rose                           /s/ Michael Veit
------------------------------------------------------------------------------------------------
     Typed Name:  CAROLYN ROSE                    Typed Name:     MICHAEL VEIT
------------------------------------------------------------------------------------------------
     Title:       INTERIM CEO                     Title:  CONTRACTS AND PURCHASING ADMINISTRATOR
------------------------------------------------------------------------------------------------
     Date:        3/22/00                         Date:
------------------------------------------------------------------------------------------------

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT

--------------------------------------------------------------------------------
AMENDMENT NUMBER:   CONTRACT NUMBER:   EFFECTIVE DATE OF AMENDMENT:     PROGRAM:

12                   YH8-0001-05              OCTOBER 1, 2000              OMC
--------------------------------------------------------------------------------
CONTRACTOR'S NAME AND ADDRESS:

                              HEALTH CHOICE ARIZONA
                          1600 WEST BROADWAY SUITE 260
                              TEMPE, AZ 85282-1502

--------------------------------------------------------------------------------
PURPOSE OF AMENDMENT: TO EXTEND THE TERM OF THE CONTRACT FOR ONE YEAR AND TO INCORPORATE CHANGES TO CONTRACT REQUIREMENTS.
--------------------------------------------------------------------------------
THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

A. EXTENSION OF CONTRACT: In accordance with Section D, Paragraph 50, Term of Contract and Option to Renew, this contract is extended for the period 10/01/00-- 09/30/01. The Contractor's response affirming or declining the extension must be received by AHCCCSA no later the 3 PM, SEPTEMBER 15, 2000.

B. CONTRACT RESTATEMENT: this amendment consists of a complete restatement of Sections B, C, D, E and Attachments A, F, H and I with new or changed requirements.

C. By signing this contract amendment, the Contractor is (1) agreeing to perform for an additional year according to the terms of the contract as amended, and (2) agreeing to the new and changed requirements contained herein.


NOTE: Please sign and date both and then return one to:        MICHAEL VEIT, MD 5700
                                                               AHCCCS CONTRACTS AND PURCHASING
                                                               701 EAST JEFFERSON STREET
                                                               PHOENIX, ARIZONA 85034


--------------------------------------------------------------------------------
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
--------------------------------------------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE:         SIGNATURE OF AHCCCSA CONTRACTING
                                                OFFICER:

/s/ Carolyn Rose                                /s/ Michael Veit
--------------------------------------------------------------------------------
TYPED NAME:                                               TYPED NAME:
                 CAROLYN ROSE                                MICHAEL VEIT
--------------------------------------------------------------------------------
TITLE:                                                      TITLE:
              INTERIM CHIEF EXECUTIVE CONTRACTS AND PURCHASING ADMINISTRATOR OFFICER
--------------------------------------------------------------------------------
DATE:                                                       DATE:

9/6/00                                                      October 1, 2000
--------------------------------------------------------------------------------

                               [TABLE OF CONTENTS]

TABLE OF CONTENTS..................................................................................................

SECTION B - CAPITATION RATES.......................................................................................

SECTION C: DEFINITIONS.............................................................................................

SECTION D: PROGRAM REQUIREMENTS....................................................................................

   1.    SCOPE OF SERVICES.......................................................................................12
   2.    BEHAVIORAL HEALTH SERVICES..............................................................................20
   3.    AHCCCS MEDICAL POLICY MANUAL............................................................................21
   4.    VACCINE FOR CHILDREN PROGRAM............................................................................22
   5.    DENIALS OR REDUCTIONS OF SERVICES.......................................................................22
   6.    ENROLLMENT AND DISENROLLMENT............................................................................22
   7.    MAINSTREAMING OF AHCCCS MEMBERS.........................................................................25
   8.    MEMBER INFORMATION......................................................................................26
   9.    MEMBER SURVEYS..........................................................................................28
   10.   MARKETING PLANS.........................................................................................29
   11.   ANNUAL ENROLLMENT CHOICE................................................................................29
   12.   TRANSITION OF MEMBERS...................................................................................29
   13.   STAFF REQUIREMENTS AND SUPPORT SERVICES.................................................................30
   14.   WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS.......................................................31
   15.   ADVANCE DIRECTIVES......................................................................................32
   16.   PERFORMANCE MEASUREMENT.................................................................................32
   17.   QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)...................................................35
   18.   PHYSICIAN INCENTIVES....................................................................................36
   19.   APPOINTMENT STANDARDS...................................................................................36
   20.   REFERRAL PROCEDURES AND STANDARDS.......................................................................37
   21.   PROVIDER MANUAL.........................................................................................38
   22.   PRIMARY CARE PROVIDER STANDARDS.........................................................................39
   23.   OTHER PROVIDER STANDARDS................................................................................40
   24.   NETWORK DEVELOPMENT.....................................................................................41
   25.   NETWORK MANAGEMENT......................................................................................42
   26.   FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)...............................................................43
   27.   PROVIDER REGISTRATION...................................................................................44
   28.   PROVIDER AFFILIATION TAPE...............................................................................44
   29.   PERIODIC REPORT REQUIREMENTS............................................................................44
   30.   DISSEMINATION OF INFORMATION............................................................................45
   31.   REQUESTS FOR INFORMATION................................................................................45
   32.   OPERATIONAL AND FINANCIAL READINESS REVIEWS.............................................................45
   33.   OPERATIONAL AND FINANCIAL REVIEWS.......................................................................45
   34.   CLAIMS PAYMENT SYSTEM...................................................................................46
   35.   HOSPITAL SUBCONTRACTING AND REIMBURSEMENT...............................................................47
   36.   NURSING FACILITY REIMBURSEMENT..........................................................................47
   37.   COMPENSATION............................................................................................48
   38.   INCENTIVE FUND..........................................................................................49
   39.   REINSURANCE.............................................................................................50

   40.   COORDINATION OF BENEFITS/THIRD PARTY LIABILITY..........................................................52
   41.   MEDICARE SERVICES AND COST SHARING......................................................................54
   42.   COPAYMENTS..............................................................................................55
   43.   RECORDS RETENTION.......................................................................................55
   44.   MEDICAL RECORDS.........................................................................................55
   45.   ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS..........................................................56
   46.   ACCUMULATED FUND DEFICIT................................................................................56
   47.   DATA EXCHANGE REQUIREMENT...............................................................................56
   48.   ENCOUNTER DATA REPORTING................................................................................58
   49.   MONTHLY ROSTER RECONCILIATION...........................................................................58
   50.   TERM OF CONTRACT AND OPTION TO RENEW....................................................................59
   51.   SUBCONTRACTS............................................................................................60
   52.   SPECIALTY CONTRACTS.....................................................................................61
   53.   MANAGEMENT SERVICES SUBCONTRACTORS......................................................................62
   54.   MANAGEMENT SERVICES SUBCONTRACTOR AUDITS................................................................62
   55.   MINIMUM CAPITALIZATION REQUIREMENTS.....................................................................62
   56.   PERFORMANCE BOND OR BOND SUBSTITUTE.....................................................................63
   57.   AMOUNT OF PERFORMANCE BOND..............................................................................64
   58.   FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES.......................................................64
   59.   MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP..........................................................65
   60.   SANCTIONS...............................................................................................65
   61.   AUTO-ASSIGNMENT ALGORITHM...............................................................................66
   62.   GRIEVANCE PROCESS AND STANDARDS.........................................................................66
   63.   QUARTERLY GRIEVANCE REPORT..............................................................................66
   64.   KIDSCARE................................................................................................66
   65.   PENDING LEGISLATIVE ISSUES..............................................................................67
   66.   SEPARATE INCORPORATION..................................................................................67
   67.   CULTURAL COMPETENCY.....................................................................................67
   68.   MEDICAID IN THE PUBLIC SCHOOLS..........................................................................68

SECTION E: CONTRACT CLAUSES

   1.    APPLICABLE LAW..........................................................................................72
   2.    AUTHORITY...............................................................................................72
   3.    ORDER OF PRECEDENCE.....................................................................................72
   4.    CONTRACT INTERPRETATION AND AMENDMENT...................................................................72
   5.    SEVERABILITY............................................................................................72
   6.    RELATIONSHIP OF PARTIES.................................................................................72
   7.    ASSIGNMENT AND DELEGATION...............................................................................73
   8.    GENERAL INDEMNIFICATION.................................................................................73
   9.    INDEMNIFICATION - PATENT AND COPYRIGHT..................................................................73
   10.   COMPLIANCE WITH APPLICABLE LAWS.........................................................................73
   11.   ADVERTISING AND PROMOTION OF CONTRACT...................................................................73
   12.   PROPERTY OF THE STATE...................................................................................73
   13.   THIRD PARTY ANTITRUST VIOLATIONS........................................................................74
   14.   RIGHT TO ASSURANCE......................................................................................74
   15.   TERMINATION FOR CONFLICT OF INTEREST....................................................................74
   16.   GRATUITIES..............................................................................................74
   17.   SUSPENSION OR DEBARMENT.................................................................................74

   18.   TERMINATION FOR CONVENIENCE.............................................................................75
   19.   TERMINATION FOR DEFAULT.................................................................................75
   20.   TERMINATION - AVAILABILITY OF FUNDS.....................................................................75
   21.   RIGHT OF OFFSET.........................................................................................76
   22.   NON-EXCLUSIVE REMEDIES..................................................................................76
   23.   NON-DISCRIMINATION......................................................................................76
   24.   EFFECTIVE DATE..........................................................................................76
   25.   INSURANCE...............................................................................................76
   26.   DISPUTES................................................................................................77
   27.   RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS.............................................................77
   28.   INCORPORATION BY REFERENCE..............................................................................77
   29.   COVENANT AGAINST CONTINGENT FEES........................................................................77
   30.   CHANGES.................................................................................................77
   31.   TYPE OF CONTRACT........................................................................................78
   32.   AMERICANS WITH DISABILITIES ACT.........................................................................78
   33.   WARRANTY OF SERVICES....................................................................................78
   34.   NO GUARANTEED QUANTITIES................................................................................78
   35.   CONFLICT OF INTEREST....................................................................................78
   36.   DISCLOSURE OF CONFIDENTIAL INFORMATION..................................................................78
   37.   COOPERATION WITH OTHER CONTRACTORS......................................................................79
   38.   ASSIGNMENT OF CONTRACT AND BANKRUPTCY...................................................................79
   39.   OWNERSHIP OF INFORMATION AND DATA.......................................................................79
   40.   AHCCCSA RIGHT TO OPERATE CONTRACTOR.....................................................................80
   41.   AUDITS AND INSPECTIONS..................................................................................81
   42.   FRAUD AND ABUSE.........................................................................................81
   43.   LOBBYING................................................................................................81
   44.   CHOICE OF FORUM.........................................................................................81

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS....................................................................A-1

   1.    EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES......................................A-1
   2.    RECORDS AND REPORTS....................................................................................A-1
   3.    LIMITATIONS ON BILLING AND COLLECTION PRACTICES........................................................A-2
   4.    ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES...............................................A-2
   5.    APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS...................................................A-2
   6.    WARRANTY OF SERVICES...................................................................................A-2
   7.    SUBJECTION OF SUBCONTRACT..............................................................................A-2
   8.    AWARDS OF OTHER SUBCONTRACTORS.........................................................................A-2
   9.    INDEMNIFICATION BY CONTRACTOR..........................................................................A-2
   10.   MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES........................................A-3
   11.   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS............................................................A-3
   12.   SEVERABILITY...........................................................................................A-3
   13.   VOIDABILITY OF SUBCONTRACT.............................................................................A-3
   14.   CONFIDENTIALITY REQUIREMENT............................................................................A-3
   15.   GRIEVANCE AND REQUEST FOR HEARING PROCEDURES...........................................................A-3
   16.   TERMINATION OF SUBCONTRACT.............................................................................A-3
   17.   PRIOR AUTHORIZATION AND UTILIZATION REVIEW.............................................................A-4

   18.   NON-DISCRIMINATION REQUIREMENTS........................................................................A-4
   19.   COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION..........................................A-5
   20.   CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION........................................................A-5
   21.   CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING.....................................A-5
   22.   CONFLICT IN INTERPRETATION OF PROVISIONS...............................................................A-5
   23.   ENCOUNTER DATA REQUIREMENT.............................................................................A-5
   24.   CLINICAL LABORATORY IMPROVEMENT AMENDMENT (CLIA) OF 1988...............................................A-5
   25.   INSURANCE..............................................................................................A-6
   26.   FRAUD AND ABUSE........................................................................................A-6

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS......................................................................F-1

ATTACHMENT H: GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS...........................................H-1

ATTACHMENT I: ENCOUNTER SUBMISSION REQUIREMENTS.................................................................I-1

                          SECTION B - CAPITATION RATES


The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid the attached rates for the term October 1, 2000 through September 30, 2001
(CYE 01).



                                CAPITATION RATES
                             (per member per month)



                     Capitation rates specific to contractor


HEALTH CHOICE ARIZONA

The new capitation rates effective 10/01/00 are as follows:

GSA #10 (Pima)

---------------------------------------------------------------------------------------------------
         RISK POOL               PROSPECTIVE                  PPC*                       KIDSCARE
                                                      MNMI IS A DAILY RATE
---------------------------------------------------------------------------------------------------
TANF 45+M/F                         223.08                   180.25                        N/A
---------------------------------------------------------------------------------------------------
TANF 14-44 F                        112.35                   136.50                       128.04
---------------------------------------------------------------------------------------------------
TANF 14-44M                         90.15                     76.91                       80.71
---------------------------------------------------------------------------------------------------
MN/MI                               500.15                   784.78                        N/A
---------------------------------------------------------------------------------------------------
SB1O TANF/SOBRA                    4968.79                     N/A                         N/A
---------------------------------------------------------------------------------------------------
SB2O SSIW                          4968.79                     N/A                         N/A
---------------------------------------------------------------------------------------------------
SB21 SSIN                          4968.79                     N/A                         N/A
---------------------------------------------------------------------------------------------------
SB3O MN/MI                         4968.79                     N/A                         N/A
---------------------------------------------------------------------------------------------------
SB5O SOBRA F                       4968.79                     N/A                         N/A
---------------------------------------------------------------------------------------------------
SB6O KIDSCARE                        N/A                       N/A                       4968.79
---------------------------------------------------------------------------------------------------
SSI w/o MEDICARE                     346.72                    61.79                        N/A
---------------------------------------------------------------------------------------------------
SSI w/ MEDICARE                      155.68                    14.50                        N/A
---------------------------------------------------------------------------------------------------
TANF<1,M/F                          314.71                   1164.82                      270.86
---------------------------------------------------------------------------------------------------
TANF 1-13 M/F                       68.17                     32.70                       79.24
---------------------------------------------------------------------------------------------------
SFP                                 18.84                      N/A                         N/A
---------------------------------------------------------------------------------------------------


GSA #12 (Maricopa)

---------------------------------------------------------------------------------------------------
        RISK POOL                PROSPECTIVE                 PPC*                       KIDSCARE
                                                     MNMI IS A DAILY RATE
---------------------------------------------------------------------------------------------------
TANF 45+M/F                        236.90                   180.25                        N/A
---------------------------------------------------------------------------------------------------
TANF 14-44 F                       103.02                   136.50                       118.58
---------------------------------------------------------------------------------------------------
TANF 14-44 M                        93.62                    76.91                        81.01
---------------------------------------------------------------------------------------------------
MN/MI                              612.63                   554.15                        N/A
---------------------------------------------------------------------------------------------------
SB1O TANF/SOBRA                    5315.01                    N/A                         N/A
---------------------------------------------------------------------------------------------------
SB2O SSIW                          5315.01                    N/A                         N/A
---------------------------------------------------------------------------------------------------
SB21 SSIN                          5315.01                    N/A                         N/A
---------------------------------------------------------------------------------------------------
SB3O MN/MI                         5315.01                    N/A                         N/A
---------------------------------------------------------------------------------------------------
SB5O SOBRA F                       5315.01                    N/A                         N/A
---------------------------------------------------------------------------------------------------
SB6O KIDSCARE                        N/A                      N/A                       5315.01
---------------------------------------------------------------------------------------------------
SSI w/o MEDICARE                   344.18                    61.79                        N/A
---------------------------------------------------------------------------------------------------
SSI w/ MEDICARE                    173.04                    14.50                        N/A
---------------------------------------------------------------------------------------------------
TANF<1, M/F                        333.30                   1164.82                      281.83
---------------------------------------------------------------------------------------------------
TANF 1-13 M/F                       71.06                    32.70                       82.56
---------------------------------------------------------------------------------------------------
SFP                                 19.68                     N/A                         N/A
---------------------------------------------------------------------------------------------------

                                          SECTION C: DEFINITIONS
ADHS Arizona Department of Health Services, the state agency mandated to serve the public health needs of all Arizona citizens.

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System, which is composed of the Administration, contractors, and other arrangements through which health care services are provided to an eligible person, as defined by A.R.S. ss. 36-2902, et seq.

AHCCCS BENEFITS            See "COVERED SERVICES"

AHCCCS MEMBER              See "MEMBER".

AHCCCSA                    Arizona Health Care Cost Containment System
                           Administration.

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute, behavioral health and case management services to members, as authorized by A.R.S. ss. 36-2932.

AMBULATORY                 Preventive, diagnostic and treatment services
CARE                       provided on an outpatient basis by physicians,
                           nurse practitioners, physician assistants and other
                           health care providers.

AMPM                       AHCCCS Medical Policy Manual.

ARIZONA                    State regulations established pursuant to relevant
ADMINISTRATIVE             statutes. For purposes of this solicitation, the
CODE                       relevant sections of the AAC are referred to
(A.A.C.)                   throughout this document as "AHCCCS Rules".

A.R.S.                     Arizona Revised Statutes.

AT RISK Refers to the period of time that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS LIBRARY            A repository of manuals, statutes, rules and other
                           reference material located at the AHCCCS office in
                           Phoenix.

BOARD CERTIFIED            An individual who has successfully completed all
                           prerequisites of the respective specialty board and
                           successfully passed the required examination for
                           certification.
                      (2)

CAPITATION                 Payment to contractor by AHCCCSA of a fixed monthly
                           payment per person in advance for which the
                           contractor provides a full

                           range of covered services as authorized under A.R.S.
                           ss. 36-2942 and ss. 36-2931.
                      (3)

CLEAN CLAIM                A claim that may be processed without obtaining
                           additional information from the provider of service
                           or from a third party; but does not include claims
                           under investigation for fraud or abuse or claims
                           under review for medical necessity, as defined by
                           A.R.S. ss. 36-2904.

                      (4)

COMPETITIVE BID            A state procurement system used to select contractors
PROCESS                    to provide covered  services on a geographic basis.

CONTINUING                 An AHCCCS contractor during CYE 97 that submits a
OFFEROR                    proposal pursuant to this solicitation

CONTRACT                   See "COVERED SERVICES".
SERVICES

CONTRACT YEAR              Corresponds to federal fiscal year (Oct. 1 through
(CY)                       Sept. 30). For example, Contract Year 01 is
                           10/01/00-- 9/30/01.

CONTRACTOR                 A person, organization or entity agreeing through a
                           direct contracting relationship with AHCCCSA to
                           provide the goods and services specified by this
                           contract in conformance with the stated contract
                           requirements, AHCCCS statute and rules and federal
                           law and regulations.

CONVICTED                  A judgment of conviction has been entered by a
                           federal, state or local court, regardless of whether
                           an appeal from that judgment is pending.

CO-PAYMENT                 A monetary amount specified by the Director that the
                           member pays directly to a contractor or provider at
                           the time covered services are rendered, as defined in
                           R9-22-107.

COUNTRY                    Amount of funds contributed to the AHCCCS fund by
CONTRIBUTION               each Arizona county based on funding formulas
                           established by law.

COVERED SERVICES           Health care services to be delivered by a contractor
                           which are designated in Section D of this contract
                           and also AHCCCS Rules R9-22, Article 2 and R9-31,
                           Article 2.

CRS                        Children's Rehabilitative Services, as defined in
                           R9-22-114.

CY                         See "CONTRACT YEAR".

CYE                        Contract Year Ended; same as "CONTRACT YEAR".

DAYS Calendar days unless otherwise specified as defined in the text, as defined in R9-22-101.

DIRECTOR                   The Director of AHCCCSA.

DISCLOSING ENTITY          An AHCCCS provider or a fiscal agent.

DME Durable Medical Equipment, which is an item, or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury as defined in R9-22-102.

DUAL ELIGIBLE              A member who is eligible for both Medicare and
                           Medicaid.

EAC                        Eligible Assistance Child as defined in A.R.S.
                           ss. 36-2905.03(B); an AHCCCS state program for children under age 14 receiving food stamps.

ELIC                       Eligible Low-Income Child as defined in A.R.S.
                           ss. 36-2905.05(C) and (D); an AHCCCS state program for children under age 14 whose household income exceeds the income limit for the MN/MI program but is less than 100% of the federal poverty level.

ELIGIBILITY                A process of determining, through a written
DETERMINATION              application, including required documentation,
                           whether an applicant meets the qualifications for
                           Title XIX, Title XXI and/or state-only eligibility.

EMERGENCY                  A medical condition manifesting itself by acute
MEDICAL                    symptoms of sufficient severity (including severe
CONDITION                  pain) such that a prudent layperson, who possess an
                           average knowledge of health and medicine, could
                           reasonably expect the absence of immediate medical
                           attention to result in: a) placing the patient's
                           health in serious jeopardy; b) serious impairment to
                           bodily functions; or c) serious dysfunction of any
                           bodily organ or part.

EMERGENCY                  Services provided after the sudden onset of a medical
MEDICAL SERVICE            condition manifesting itself by acute symptoms of
                           sufficient severity (including severe pain) that the
                           absence of immediate medical attention could
                           reasonably be expected to result in: a) placing the
                           patient's health in serious jeopardy; b) serious
                           impairment to bodily functions; or c) serious
                           dysfunction of any bodily organ or part, as defined
                           in R9-22-102.

ENCOUNTER                  A record of a medically related service rendered by a
                           provider or providers registered with AHCCCSA to a
                           member who is enrolled with a Contractor on the date
                           of service. It includes all services for which the
                           contractor incurred any financial liability.

ENROLLMENT                 The process by which an eligible person becomes a
                           member of a contractor's health plan.

EPSDT                      Early and Periodic Screening, Diagnosis and
                           Treatment; services for persons under 21 years of age as described in AHCCCS rules R9-22, Article 2.

FAMILY PLANNING            A program that provides family planning services only
SERVICES                   for a maximum of 24 months to women whose pregnancy
EXTENSION SOBRA            has ended and the woman is not otherwise eligible for
                           PROGRAM Title XIX.

FEDERALLY                  An entity which meets the requirements and receives a
QUALIFIED HEALTH           grant and funding pursuant to Section 330 of the
CENTER (FQHC)              Public Health Service Act. An FQHC includes an
                           outpatient health program or facility operated by a
                           tribe or tribal organization under the Indian
                           Self-Determination Act (PL 93-638) or an urban Indian
                           organization receiving funds under Title V of the
                           Indian Health Care Improvement Act.

FEE-FOR-SERVICE            A method of payment to registered providers on an
(FFS)                      amount-per service basis.

FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX and Title XXI program portions of AHCCCS as defined in 42 CFR 400.203.

FISCAL YEAR (FY)           The budget year - Federal Fiscal Year: October 1
                           through September 30; State fiscal year: July 1
                           through June 30.

GATEKEEPER                 Primary care provider who is primarily responsible
                           for all medical treatment rendered and who makes
                           referrals as necessary and monitors the member's
                           treatment.

GEOGRAPHIC                 A specific county or defined grouping of counties
SERVICE AREA (GSA)         designated by the Administration within which a
                           contractor of record provides, directly or through
                           subcontract, covered health care to members enrolled
                           with that contractor of record.

GROUP OF                   Two or more health care professionals who practice
PROVIDERS                  their profession at a common location (whether or not
                           they share facilities, supporting staff, or
                           equipment).

HCFA Health Care Financing Administration, an organization within the U.S. Department of Health and Human
                           Services, which administers the Medicare and Medicaid programs and Children's Health Insurance Program.

HEALTH                     Various forms of plan organization, including staff
MAINTENANCE                and group models, that meet the HMO licensing
ORGANIZATION               requirements of the federal and/or state government
(HMO)                      and offer a full array of health care services to
                           members on a capitated basis.

HEALTH PLAN                See "CONTRACTOR".

IBNR Incurred But Not Reported: Liability for services rendered for which claims have not been received.

IHS Indian Health Service, authorized as a federal agency pursuant to 25 U.S.C. 1661.

LIEN A legal claim filed with the County Recorder's office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MANAGED CARE               Systems that integrate the financing and delivery of
                           health care services to covered individuals by means
                           of arrangements with selected providers to furnish
                           comprehensive services to members; establish explicit
                           criteria for the selection of health care providers;
                           have significant financial incentives for members to
                           use providers and procedures associated with the
                           plan; and have formal programs for quality assurance
                           and utilization review.

MANAGEMENT                 A person or organization that agrees to perform any
SERVICES                   administrative function or service for the Contractor
SUBCONTRACTOR              specifically related to securing or fulfilling the
                           Contractor's obligations to AHCCCSA under the terms
                           of the contract.

MANAGING EMPLOYEE          A general manager, business manager, administrator,
                           director, or other individual who exercises
                           operational or managerial control over, or who
                           directly or indirectly conducts the day-to-day
                           operation of, an institution, organization or agency.

MATERIAL                   A fact, data or other information excluded from a
OMISSION                   report, contract, etc. the absence of which could
                           lead to erroneous conclusions following reasonable
                           review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended.

MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER A person eligible who is enrolled in the system, as defined in A.R.Sss. 36-2901.

MN/MI Medically Needy/Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program.

NEW OFFEROR                The organization, entity or person which submits a
                           proposal in response to this solicitation and which
                           has not been an AHCCCS contractor during CYE 97.

NON-CONTRACTING            A person who provides services as prescribed in
                           A.R.S.ss.36-2939 and who does not have a subcontract
                           with an AHCCCS contractor.

OFFEROR A person or other entity that submits a proposal to the Administration in response to an RFP, as defined in R9-22-106.

PERFORMANCE                A set of standardized indicators designed to assist
MEASURES                   AHCCCS in evaluating, comparing and improving the
                           performance of its

                           contractors. Specific descriptions of health services measurement goals are found in Section D, Paragraph
                           16, Performance Measures.

PMMIS                      AHCCCSA's Prepaid Medical Management Information
                           System.

PRIMARY CARE               An individual who meets the requirements of
PROVIDER (PCP)             A.R.S.ss.36-2901, and who is responsible for the
                           management of a member's health care. A PCP may be a
                           physician defined as a person licensed as allopathic
                           or osteopathic physician according to A.R.S. Title
                           32, Chapter 13 or Chapter 17 or a practitioner
                           defined as a physician assistant licensed under
                           A.R.S. Title 32, Chapter 25, or a certified nurse
                           practitioner licensed under A.R.S. Title 32, Chapter
                           15.

PRIOR PERIOD               The period of time from the 1st day of the month of
                           application or the 1st eligible month whichever is
                           later to the day a member is enrolled with the
                           Contractor. The Contractor receives notification from
                           the Administration of the member's enrollment.

PRIOR QUARTER              The three-month period immediately proceeding the
                           month in which the member applies for Title XIX
                           benefits. If it is determined that the member would
                           have been eligible had the member applied in the
                           month in which services were provided, AHCCCSA may
                           pay for unpaid Title XIX services on a
                           fee-for-service basis. The Contractor is not liable
                           for the prior quarter period.

PROVIDER Any person who contracts with the Administration for the provision of hospitalization and medical care to members according to the provisions A.R.S.ss. 36-2901 or any subcontractor of provider delivering services pursuant to A.R.S.ss. 36-2901.

QUALIFIED                  A person, eligible under A.R.S.ss.36-2971(4), who is
MEDICARE                   entitled to Medicare Part A insurance, meets certain
BENEFICIARY (QMB)          income, resource and residency requirements of the
                           Qualified Medicare Beneficiary program. A QMB who is
                           also categorically eligible for Medicaid is commonly
                           referred to as a QMB dual eligible.

RATE CODE                  Eligibility classification for capitation payment
                           purposes.

REGIONAL                   An organization under contract with ADHS to
BEHAVIORAL                 administer covered behavioral health services in a
HEALTH AUTHORITY           geographically specific area of the state. Tribal
(RBHA)                     governments, through an agreement with ADHS, may
                           operate a tribal regional behavioral health authority
                           (TRBHA) for the provision of behavioral health
                           services to Native American members living
                           on-reservation.

REINSURANCE                A risk-sharing program provided by the Administration
                           to contractors for the reimbursement of certain
                           contract service costs incurred by a member beyond a
                           certain monetary threshold.

RELATED PARTY              A party that has, or may have, the ability to control
                           or significantly

                           influence a contractor, or a party that is, or may be, controlled or significantly influenced by a contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

RFP Request For Proposals which is a document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal), as defined in R9-22-107.

SCOPE OF SERVICES          See "COVERED SERVICES".

SOBRA                      Section 9401 of the Sixth Omnibus Budget and
                           Reconciliation Act, 1986, amended by the Medicare
                           Catastrophic Coverage Act of 1988, 42 CFR U.S.C.
                           1396a(a)(10)(A)(ii)(IX), July 1, 1988. STATE The
                           State of Arizona.

STATE PLAN                 The written agreements between the State and HCFA
                           which describes how the AHCCCS program meets HCFA
                           requirements for participation in the Medicaid
                           program and the Children's Health Insurance Program.

STATE-ONLY                 A member who is not eligible for Title XIX or XXI but
MEMBER                     is eligible for one of the state-funded eligibility
                           categories which include Medically Needy/Medically
                           Indigent (MN/MI), Eligible Assistance Children (EAC),
                           Eligible Low Income Children (ELIC), and SSI-related
                           non-qualified aliens.

SUBCONTRACT                An agreement entered into by Contractor with a
                           provider of health care services who agrees to
                           furnish covered services to members, or with a
                           marketing organization, or with any other
                           organization or person who agrees to perform any
                           administrative function or service for Contractor
                           specifically related to fulfilling Contractor's
                           obligations to AHCCCSA under the terms of this
                           contract, as defined in R9-22-101.

SUBCONTRACTOR              (1) A person, agency or organization to that a
                           contractor has contracted with or delegated some of
                           its management functions or responsibilities to
                           provide covered services to its members; or (2) A
                           person, agency or organization that a fiscal agent
                           has entered into a contract, agreement, purchase
                           order or lease (or leases of real property) to obtain
                           space, supplies, equipment or services provided under
                           the AHCCCS agreement.

SUPPLEMENTAL               Federal cash assistance program under Title XVI of
SECURITY INCOME            the Social Security Act.
(SSI)

TEFRA RISK HMO             A Health Maintenance Organization or Comprehensive
                           Medical Plan, which provides Medicare, services to
                           Medicare beneficiaries pursuant to a Medicare risk
                           contract with HCFA under ss. 1876 of the Social
                           Security Act.

TEMPORARY                  A Federal cash assistance program under Title IV-A
ASSISTANCE TO              of the Social Security Act. It replaced Aid To
NEEDY FAMILIES             Families With Dependent Children (AFDC).
(TANF)

THIRD PARTY                An individual, entity or program that is or may be
                           liable to pay all or part of the medical cost of
                           injury, disease or disability of an AHCCCS applicant
                           or member, as defined in R9-22-110.

THIRD PARTY                The resources available from a person or entity that
LIABILITY                  is, or may be, by agreement, circumstance or
                           otherwise, liable to pay all or part of the medical
                           expenses incurred by an AHCCCS applicant or member,
                           as defined in R9-22-110

TITLE XIX MEMBER           Member eligible for Medicaid under Title XIX of the
                           Social Security Act including those eligible under
                           1931 provisions of the Social Security Act
                           (previously AFDC), Sixth Omnibus Budget
                           Reconciliation Act (SOBRA), Supplemental Security
                           Income (SSI) or SSI-related groups.

TITLE XXI MEMBER           Member eligible for acute care services under
                           Title XXI of the Social Security Act, referred to in
                           federal legislation as the "State Children's Health
                           Insurance Program" (SCHIP). The Arizona version of
                           SCHIP is referred to as "KidsCare."

TRIBAL FACILITY            A facility that is operated by an Indian tribe and
(638 TRIBAL                that is authorized to provide services pursuant to
FACILITY)                  Public Law 93-638, as amended.

YEAR                       See "Contract Year".


                              [END OF DEFINITIONS]

                         SECTION D: PROGRAM REQUIREMENTS

1.       SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22, Article 2, the AHCCCS Medical Policy Manual (AMPM), and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options even if needed services are not covered by the Contractor.

KIDS CARE COVERED SERVICES: KidsCare members are eligible for the same services covered for members under the Title XIX and state-only programs, with the following differences, exclusions and/or limitations:

a.       Non-emergency transportation is not covered.
b.       Chiropractic services are not covered.
c. Vision services are limited to one eye examination per contract year and one pair of glasses or contacts every contract year.
d. EPSDT services are limited to those services specified in this contract.
e. Behavioral health services are limited to 30 inpatient days and 30 outpatient visits per contract year. (See details under Section D Paragraph 2, Behavioral Health Services.)
f.       Licensed midwives and home deliveries are not covered.

For further details regarding the KidsCare program, see Section D, Paragraph 64, KidsCare, and the AHCCCS Medical Policy Manual (AMPM).

AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a freestanding surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 21 including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D, Paragraph 2, Behavioral Health Services.

CHILDRENS REHABILITATIVE SERVICES (CRS): The program for children with CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS covered conditions, as specified in R9-22, Article 2 A.R.S. Title 36, Chapter 2, Article 3.. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library.

The Contractor shall monitor referrals to CRS to ensure CRS covered services are provided in a timely manner to eligible members. Referral to CRS does not relieve the Contractor of the responsibility for providing medically necessary services not covered by CRS to CRS eligible members. The Contractor is also responsible for initial care of newborn members, who are CRS eligible. The Contractor must require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the member's medical record maintained by the PCP.

A member with private insurance is not required to utilize CRS. If the member uses their private insurance network for a CRS covered condition, and the member is not enrolled with CRS, the Contractor is responsible for all applicable deductibles and copays.

The Contractor remains ultimately responsible for the provision of all covered services to its members. If the Contractor becomes aware that CRS has failed to meet the established appointment standards, or has failed to provide medically necessary CRS covered services, the Contractor shall immediately notify AHCCCSA, Office of Medical Management, of the occurrence. In accordance with AHCCCS policy, the Contractor may seek reimbursement from CRS for providing CRS covered services.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to Title XIX members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Medicare approved chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for Qualified Medicare Beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL: The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services; dental screening and preventive services in accordance with the AHCCCS periodicity schedule; therapeutic dental services; dentures; and pretransplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 16, Performance Measures. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If no dental screening is received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor's provider network. For members who are 21 years of age and older, the Contractor shall provide emergency dental care, medically necessary dentures and dental services for transplantation services as specified in the AMPM. Dental standards may be found in the AMPM, Section 310, which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illness discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental/behavioral health, in compliance with the AHCCCS periodicity schedule (Exhibit 430-1 in the AMPM) and to submit to the AHCCCS Office of Medical Management, all EPSDT reports as required by AHCCCS medical policy. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 16, Performance Measures. Because the behavioral health benefit for Title XIX and Title XXI is provided through the ADHS/RBHA system, the Contractor shall ensure the initiation and coordination of the referral of these members to the RBHA and shall follow up with the RBHA to monitor whether members have received behavioral health services. Title XXI members are not entitled to the all-encompassing EPSDT service package required for Title XIX children. Title XXI children are entitled only to the EPSDT and other covered services specified in this document, the AMPM and the Title XXI State Plan.

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide prehospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-101 and R9-31-101. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency service utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For purposes of this contract, a "prudent layperson" is a person who possesses an average knowledge of health and medicine.
b.       All medical services necessary to rule out an emergency condition
c.       Emergency transportation
d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.
e. The Contractor shall comply with guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21, with the exception of KidsCare members. See limitations for KidsCare members described at the beginning of this section, titled "KidsCare Covered Services." For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services in accordance with the AMPM, Section 420 for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling necessary to allow the members to make informed decisions regarding family planning methods shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system, which allows members freedom of choice in selecting a provider. A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program; a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification may be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension, elevated cholesterol, colon cancer, sexually transmitted diseases, tuberculosis and HIV/AIDS; nutritional assessment in cases when the member has a chronic debilitating disease affected by nutritional needs; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations. Required assessment and screening services for members under age 21 are included in the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide part-time or intermittent care for members who do not require hospital care. This service is provided under the direction of a physician to prevent re-hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services.

HOSPICE. These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL. Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member's medical condition requires isolation; private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services, which may be provided on an outpatient or ambulatory basis (i.e. laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS. The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), oral/inactivated polio vaccine (OPV/IPV), measles, mumps, rubella vaccine (MMR),
H. influenza, type B (HIB), hepatitis B (Hep B), and varicella vaccine. The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section D, Paragraph 16, Performance Measures.

INDIAN HEALTH SERVICES (IHS): The Contractor may choose to subcontract with and pay an IHS or 638 tribal facility as part of their provider network for covered services provided to members. Effective October 1, 1999, the Contractor is responsible for reimbursement to IHS or tribal facilities for emergency services provided to state-only and Title XXI Native American members enrolled with the Contractor. The Contractor has no responsibility for non-emergency services to state-only and Title XXI Native American members unless the Contractor refers or prior authorizes the service. AHCCCSA will reimburse claims for acute care services that are medically necessary and eligible for 100% Federal reimbursement, provided to Title XIX members in an IHS or a 638 tribal facility.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement Act) approved free standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

Upon written request, a Contractor may obtain laboratory test data on members from a laboratory or hospital based laboratory subject to the requirements specified in A.R.S. ss. 36-2903(R) and (S). The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

MATERNITY. The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery. Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered as described in the AMPM. Title XIX and state-only members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Title XIX and state-only members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered freestanding birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. Home delivery and licensed midwives are not covered for Title XXI members.

The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

The Contractor shall inform all assigned AHCCCS pregnant women of voluntary prenatal HIV testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the member handbook and annually in the member newsletter to encourage pregnant women to be tested and instructions on where to be tested. Semi-annually, the Contractor shall report to AHCCCS the number of pregnant women who have been identified as HIV/AIDS positive. This report is due no later than 30 days after the end of the second and fourth quarters of the contract year.

MEDICAL FOODS: Medical foods are covered within limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screening Program and specified in the AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

MEDICALLY-NECESSARY ABORTIONS. This service is covered for a member if the member suffers from a medical condition or disorder, physical injury, or illness caused by or rising from the pregnancy. The service is also covered for Title XIX and Title XXI members if the pregnancy is caused by rape or incest. Physician certification of the condition, disorder, illness or injury must be provided to the Contractor. In addition, providers must submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination. Prior authorization is required. If the procedure is performed on an emergency basis, documentation must be submitted to the Contractor within two working days. Additional documentation, outlined in the AMPM, is required for members under 18 years of age or members who are considered an incapacitated adult who seek a medically necessary abortion due to rape or incest.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide nursing facility services, including religious nonmedical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an alternative living facility or receive home and community based services (HCBS) as defined in

R9-22, Article 2 and R9-28, Article 2 that meet the provider standards described in R9-28, Article 5, and subject to the limitations set forth in Chapter 1200 of the AMPM.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation. See Paragraph 36, Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

NUTRITION: Nutritional assessments may be conducted as a part of the EPSDT screenings for members under age 21, and to assist members 21 years of age and older whose health status may improve with nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member's PCP. AHCCCS covers nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary to provide either complete daily dietary requirements, or to supplement a member's daily nutritional and caloric intake and when AHCCCS criteria specified in the AMPM are met.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS AND PHARMACY: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations. Over-the-counter medication may be prescribed when it is determined to be a lower-cost alternative to prescription medication.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those members who are 21 and over; physical therapy for all members and occupational and speech therapies for members under the age of 21 are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions that substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those of the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate.
Transplantations for the MN/MI population are subject to available funding.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for Title XIX and state-only members who are unable to provide their own transportation for medically necessary services. Title XXI members are not eligible for non-emergency transportation services except for transfers between facilities.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

Title XIX and Title XXI members are eligible for comprehensive behavioral health services. The behavioral health benefit for these members is provided through the ADHS - Regional Behavioral Health Authority (RBHA) system. The Contractor shall be responsible for member education regarding these benefits; provision of limited emergency inpatient services; and screening and referral to the RBHA system of members identified as requiring behavioral health services.

MEMBER EDUCATION: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services. Covered services for Title XIX and Title XXI are similar with the exception that non-emergency transportation is not covered for Title XXI members. For Title XXI members inpatient services and specified outpatient services are limited to 30 days/30 visits per contract year. Covered services include:
a.       Inpatient services (Title XXI limited to 30 days per contract year)
b.       Individual, group and family therapy and counseling (limited for Title
         XXI)
c.       Psychotropic medication
d.       Psychotropic medication adjustment and monitoring
e.       Partial care, basic and intensive (limited for Title XXI)
f.       Emergency crisis services
g.       Behavior management (limited for Title XXI)
h.       Psychosocial rehabilitation (limited for Title XXI)
i.       Evaluation, screening and diagnosis (limited for Title XXI)
j. Laboratory and radiology services for psychotropic medication regulation and diagnosis
k. Emergency and medically necessary transportation (Title XXI members limited to emergency transportation only)
l.       Case management services
m.       Respite

REFERRALS: As specified in Section D, Paragraph 1, EPSDT, the Contractor must provide developmental/behavioral health screenings for members up to 21 years of age in compliance with the AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process.

The Contractor is responsible for RBHA referral and follow-up collaboration, as necessary, for other Title XIX and Title XXI members identified as needing behavioral health evaluation and treatment. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The Contractor is responsible for providing transportation to Title XIX members first RBHA evaluation appointments if members are unable to provide their own transportation.

EMERGENCY SERVICES: For Title XIX and Title XXI members not enrolled with ADHS, the Contractor is responsible for up to three days of inpatient behavioral health services per emergency episode not to exceed 12 days per contract year. A referral to the RBHA for evaluation and enrollment should be initiated as soon as possible after admission.

For state-only members (MN/MI, EAC, ELIC): The Contractor is responsible for up to three days of inpatient emergency behavioral health services not to exceed 12 days per contract year regardless of whether the member is enrolled with a RBHA. For members who become eligible during an emergency episode, the three (3) days of coverage for this hospital benefit are the first three (3) days of eligibility.

Coordination of Care: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall require the PCP to respond to RBHA provider information requests pertaining to ADHS enrolled members including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to members not enrolled with ADHS.

MEDICATION MANAGEMENT SERVICES: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor's formulary, medications for the treatment of these disorders.

The Contractor shall ensure that training and education is available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall include them in their provider manual. Also, Contractors shall inform PCPs about the availability of resource information through the Maricopa Integrated Health System's Psychiatric Residency Training Program and the Arizona Medical Association regarding the diagnosis and treatment of behavioral health disorders.

The Contractor shall ensure that its quality management and peer review programs incorporate monitoring of the PCP's management of behavioral health disorders.

3.       AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. The Contractor is responsible for complying with the requirements set forth within. The AMPM with search capability and linkages to AHCCCS rules, Statutes and other resources is available to all interested parties through the AHCCCS Home Page on the Internet (www.ahcccs.state.az.us). Upon adoption by AHCCCSA, AMPM updates will be available through the Internet at the beginning of each month. If required, the Contractors may receive one hard copy of the AMPM, free of charge, from AHCCCSA, Office of Medical Management, however, the Contractor shall be responsible for maintaining such copies current with these updates.

4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program, the federal and state governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. Therefore, the Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. Any provider, licensed by the State to administer immunizations, may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC.

5.       DENIALS OR REDUCTIONS OF SERVICES

When a covered service is denied, reduced, suspended or terminated, the Contractor shall comply with the notice, appeal and continuation of benefits requirements specified in the Office of Managed Care Member Rights and Responsibilities Policy.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration (SSA)    SSA determines eligibility for the
                                        Supplementary Security Income (SSI) cash program. SSI Cash recipients are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)   DES determines eligibility for the
                                        Temporary Assistance to Needy Families
                                        (TANF) program (formerly Aid to Families with Dependent Children), 1931 Group
                                        Medical Assistance Only (MAO) groups,
                                        SOBRA women and children, the Eligible
                                        Assistance Children state program (EAC), the Adoption Subsidy Program, Title IV-E foster care children, Young Adults
                                        Transition Insurance Program, and the
                                        Federal Emergency Services program (FES) related to the TANF, 1931 Group, or SOBRA programs.

AHCCCSA AHCCCSA determines eligibility for the SSI/MAO groups, including the FES program related to the SSI-Cash program (aged, disabled, blind), the Arizona Long-

                                        Term Care System (ALTCS), the Qualified
                                        Medicare Beneficiary program and other
                                        Medicare cost sharing programs, and the
                                        Title XXI program.

Arizona's 15 Counties                   Each county determines eligibility for
                                        the Medically Needy/Medically Indigent
                                        (MN/MI), Eligible Low Income Children
                                        (ELIC), and the State Emergency Services state programs.


AHCCCS acute care members are enrolled with contractors in accordance with the rules set forth in R9-22, Article 17.

HEALTH PLAN CHOICE

Acute members, except for those eligible under the MN/MI program have a choice of available health plans. A listing of the available health plans and their telephone numbers will be given to each applicant during the application process for AHCCCS benefits. Also included are instructions to applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA' s being notified of their eligibility are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

Title XXI members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with the Title XIX health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

AHCCCSA assigns MN/MI members to an available health plan based on family continuity or through AHCCCSA's auto-assignment algorithm. These members do not get a choice of available contractors until their annual enrollment choice period.

Exceptions to the above enrollment policies for Title XIX and state-only members include: previously enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor, if that contractor is still available. Also, women who are eligible for the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment for a new Title XIX or state-only member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility, excluding any prior quarter coverage period.

The effective date of enrollment for a Title XXI member will be the first day of the month following notification to the health plan. If a Title XXI member is determined eligible by the 25th of the month, the member will be enrolled with the health plan as of the 1st of the following month. If the member is determined eligible AFTER the 25th of the month, the member will be enrolled with the health plan as of the 1st of the second following month.

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for Title XIX and state-only members. For Title XIX members, prior period coverage starts from the first day of the month of application, or first eligible month, whichever is later. The Contractor is responsible for payment of all claims for medically necessary covered services provided to Title XIX members during prior period coverage. For state-only EAC members, prior period coverage does not apply. For state-only MN/MI and ELIC members prior period coverage is generally limited to the two days prior to the date of AHCCCSA being notified of eligibility. However, prior period coverage could include additional days prior to the date of enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided on an emergency basis to state-only members pursuant to A.R.S. ss. 36-2908 and A.R.S. ss. 36-2909 for the first two days of the prior period coverage. Any additional prior period coverage for state-only members will include all claims for medically necessary covered services. This may include services provided prior to the contract year. (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers, including Title XXI mothers, who were enrolled at the time of the child's birth and whose newborn notification was received by AHCCCSA will be enrolled with the mother's health plan. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member. Capitation to the Contractor will begin on the date notification is received by AHCCCSA (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. Note that AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Title XIX and Title XXI eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. Newborns of MN/MI mothers are enrolled with the mother's contractor for a minimum of 30 days up to a maximum of 60 days.

Newborns of FES mothers are auto-assigned to a health plan and mothers of these newborns are sent a letter advising them of their right to choose a different health plan for their child. In the event the FES mother chooses a different health plan, AHCCCS will recoup all capitation paid to the originally assigned plan and the baby will be enrolled retroactive to the date of birth in the second plan. The second plan will receive prior period capitation from the date of birth to the day before assignment and prospective capitation from the date of assignment forward. The second contractor will be responsible for all covered services to the newborn from date of birth.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, or as an Eligible Assistance Child (EAC), the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis or children enrolled with

Department of Economic Security/Comprehensive Medical and Dental Program. The enrollment guarantee applies a maximum of one time per member per eligibility category for Title XIX, Title XXI and EAC members. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child is adopted. AHCCCS Rule R9-22, Article 17 and R9-31, Article 3 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS. Native Americans eligible under any coverage group other than MN/MI, on or off-reservation, have a choice to receive services from Indian Health Service (IHS), a PL 93-638 tribal facility or any available contractor. If choice is not available or made within the specified time limit, Native American Title XIX and state-only members living on-reservation will be assigned to IHS and Native American Title XIX and state-only members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time. Native American Title XXI members must make a choice prior to being determined eligible.

7.       MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, or physical or mental handicap, except where medically indicated. Contractors must take into account a member's culture, when addressing members and their concerns, and must take reasonable steps to encourage subcontractors to do the same. The Contractor must make interpreters available for members to ensure appropriate delivery of covered services.

Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.
b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.
c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.
d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

8.       MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. The reading level and name of the evaluation methodology used should be included when 200 members or 5% of the Contractor's enrolled population, whichever is greater, speak a 2nd language, the Contractor shall provide member information in that 2nd language. The Contractor shall comply whenever it is aware that a population meets this standard. When there are program or service site changes notification will be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I. A Member Handbook which, at a minimum, shall include the following items that are also listed in the Office of Managed Care, Operations Policy #404, Member Information Policy:

         a.       A table of contents
         b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services
         c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.
         d.       Information on what to do when family size changes
         e.       How to obtain a PCP
         f.       How to change PCPs
         g. How to make, change and cancel appointments with a PCP or dentist
         h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments), what to do if they are billed, and under what circumstances a member may be billed for non-covered services.
         i. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network; copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.
         j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system.

         k. How to contact Member Services and a description of its function
         l. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. Handbook should contain information on proper emergency service utilization.
         m. How to obtain emergency transportation and medically necessary transportation.
         n. EPSDT services. A description of the purpose and benefits of EPSDT services, including the required components of EPSDT screenings and the provision of all medically necessary services to treat a physical or mental illness discovered by the screenings. Screenings include a comprehensive history and developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.
         o.       Maternity and family planning services
         p. Description of covered behavioral health services and how to access them
         q. Description of all covered dental services for members under 21 and how to access these services
         r.       Out of county/out of state moves
         s. Grievance and request for hearing procedures, including a clear explanation of the member's right to file a grievance and request for hearing and to appeal any decision that affects the member's receipt of covered services.
         t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action. A sentence shall be included that stresses the importance of members keeping, not discarding, the swipe ID card.
         u.       How to access after-hours care (urgent care).
         v.       Advance directives for adults
         w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.
         x.       The last revision date
         y. Member's notification rights and responsibilities under AAC R9-22, Article 13 and AHCCCS policy
         z. A description of Fraud and Abuse including instructions on how to report suspected fraud or abuse. This shall include a statement that misuse of a member's identification card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action against the member
         aa. A statement that informs the member of their right to request information on whether or not the health plan has Physician Incentive Plans (PIP) that affect the use of referral services, the right to know the types of compensation arrangements the plan uses, the right to know whether stop-loss insurance is required and the right to a summary of member survey results. (in accordance with PIP regulation).
         bb. Member's right to be treated fairly regardless of race, religion, sex, age or ability to pay.

         cc. Instructions for obtaining culturally competent materials, including translated member materials.

         dd. A description of the criteria and procedures for requesting a health plan change.

         ee. Information regarding prenatal HIV testing and counseling services.

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type style and size, which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems, grievances and requests for hearings (Ref. AHCCCS Rule R9-22-518 and R9-31-518):

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?
A. If you have a question or problem, please call _________ and ask to talk to a Member Representative. They are there to help you.
A. If you have a specific complaint about your medical care, the Member Representative will help you.

Q.       What if I'm not happy with the help given to me by the Member
         Representative?
A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 60 days after the date of the action, decision, or incident.

A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.
A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

I. A list of the names, telephone numbers and service site addresses of PCPs available for selection by the member and a description of the selection process. Upon request by the member, the Contractor must make information available regarding provider qualifications.

9.       MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs; communication between members and the Contractor; and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, unless waived by AHCCCSA, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.

10.      MARKETING PLANS

The Contractor shall submit all proposed marketing plans and materials to AHCCCSA for prior approval in accordance with the AHCCCS Health Plan Marketing Policy, a copy of which is available in the Bidder's Library. The Contractor must have signed contracts with hospitals (in Maricopa and Pima counties), PCPs, specialists and pharmacies in order for them to be included in marketing materials.

11.      ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date. AHCCCSA may hold an open enrollment on a limited basis as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area. Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds true if the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes policy.

12.      TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM, and the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes standards for member transitions between health plans or GSAs, to or from an ALTCS program contractor, IHS, a PL 93-638 tribal entity, or a Title XXI direct service provider and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures, which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;
2. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;
3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;
4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and
5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.
b. Payment of all outstanding obligations for medical care rendered to members.
c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to A1{CCCSA:
d. A monthly claims aging report by provider/creditor including IBNR amounts;
e.       A monthly summary of cash disbursements;
f.       Copies of all bank statements received by the Contractor.
g. Such reports shall be due on the fifth day of each succeeding month for the prior month.
h. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.
i. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.
j. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

13.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity. At a minimum, the following staff is required.

a. A full-time ADMINISTRATOR/CEO/COO who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan. The Administrator shall devote sufficient time to the Contractor's operations to ensure adherence to program requirements and timely response to AHCCCS Administration.
b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.
c. A CHIEF FINANCIAL OFFICER/CFO who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.

d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant.
e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.
f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health referral and coordination activities are implemented per AHCCCSA requirements.
g. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant.
h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.
i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems, and to meet the Contractor's standards for telephone abandonment rates and telephone hold times.
j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.
k. A CLAIMS ADMINISTRATOR AND CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.
l. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.
m. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances.
n. CLERICAL AND SUPPORT STAFF to ensure appropriate functioning of the Contractor's operation.

The Contractor shall inform AHCCCSA, Office of Managed Care, in writing and provide a resume within seven days of staffing changes in the following key positions:

         Administrator                               Member Services Manager
         Medical Director                            Provider Services Manager
         Chief Financial Officer                     Claims Administrator
         Maternal Health/EPSDT Coordinator           Quality Management/Utilization
                                                     Management Coordinator
         Grievance Coordinator                       Behavioral Health Coordinator

The Contractor shall ensure that all staff has appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.

14.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15.      ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

a. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care must comply with federal and State law regarding advance directives for adult members. Requirements include:

         (1) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to A.R.S. ss. 36-3205.C.1.)
         (2) Provide written information to adult members regarding each individual's rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections).
         (3) Documenting in the member's medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.
         (4) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.
         (5) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

a. Contractors shall encourage subcontracted PCPs to comply with the requirements of subparagraph a. (2) through (5) above. Contractors shall also encourage health care providers specified in subparagraph a. to provide a copy of the member's executed advanced directive, or documentation of refusal, to the member's PCP for inclusion in the member's medical record.

16.      PERFORMANCE MEASUREMENT

All performance measures described below apply to Title XIX, Title XXI, and state-only member populations.

Effective October 1, 2000, AHCCCS will require Contractors to adopt the Quality Improvement System for Managed Care (QISMC). AHCCCS will work with the Contractors to develop quality improvement projects that will meet the QISMC guidelines. Compliance with this requirement will become a part of the Operational and Financial Review after October 1, 2001.

Contractors shall strive to meet the AHCCCS stated performance measure goals. However, it is equally important that Contractors continually improve their performance measure outcomes from year to year. Improvement in performance is to be measured by a reduction in the health plan's adverse outcomes. AHCCCS requires the Contractor to achieve a reduction of ten percent or more from the previous year's adverse outcomes. The Contractor's performance will also be evaluated against the adjusted AHCCCS statewide average performance level, excluding the effect of the Contractor's data.

AHCCCS will require the Contractor to have a quality improvement plan in place when:

(a) the Contractor has not achieved the AHCCCS statewide performance level for any measure but has shown significant improvement, or
(b) the Contractor's rate has declined but is at or above the AHCCCS statewide performance level for any measure.

The Contractor will be required to submit a corrective action plan and may be subject to sanctions if:

(a) the Contractor has not achieved the AHCCCS statewide performance level for any measure and has failed to show adequate improvement, or
(b) if the Contractor's rate has declined and fallen below the AHCCCS statewide performance level for any measure.

Corrective action plans must be received by the Office of Medical Management within 30 days of receipt of notification from AHCCCS. AHCCCS may conduct one or more follow-up on-site reviews to verify compliance with a corrective action plan.

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program to at least 80% of all enrolled members under age 21 during CYE 2001. The participant rate is the number of children receiving at least one medical screen compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the federal periodicity schedule and the average period of eligibility.

AHCCCSA will measure participation levels through encounter data and will not use information from prior period coverage (see Paragraph D.6, Prior Period Coverage) in evaluating the Contractor's performance.

EPSDT IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM. During CYE 2001, the Contractor shall meet or exceed the following:

Immunization                                        Percentage of     Number of Doses
                                                       Members
                                                      Immunized
Diphtheria, Tetanus, Pertussis vaccine (DPT)             82%                 4
Oral/Inactivated Polio Vaccine                           88%                 3
Measles, Mumps, Rubella Vaccine (MMR)                    90%                 1
H. Influenza, Type B (2 HIB)                             90%                 2
Hepatitis B (Hep B)                                      87%                 3
Combined 3-Antigen Rate (4 DPT, 3 OPV, 1 MMR)            82%                 8
Combined All Antigen                                     73%                13
Varicella Vaccine                                        67%                 1

The Contractor shall participate in an annual immunization audit based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCSA will provide the Contractor, within two weeks after the end of the contract year, the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCSA in the required format all immunization data for the sampled two-year-old children no later than December 15 after the end of the contract year. If medical records are missing for more than 5% of the sample group, the Contractor is subject to sanctions by AHCCCSA. The External Quality Review Contractor will conduct a study to validate the Contractor's reported rates.

PERFORMANCE INDICATORS: For CYE 2001, the Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the document Health Plan Performance Indicators, User and Technical Specifications. AHCCCS has established goals for the following indicators: annual dental visits; well-child visits in the first 15 months of life; and well-child visits in the 3rd, 4th, 5th and 6th years of life.

ANNUAL DENTAL VISITS: The Contractor shall take affirmative steps to increase utilization of dental services for members under age 21. At least 55% of all enrolled members between the ages of 3 to 21 shall have at least one dental visit during CYE 2001. AHCCCSA will monitor utilization through reported encounter data.

WELL CHILD VISITS IN THE FIRST 15 MONTHS OF LIFE: The Contractor shall ensure that members under the age of 15 months receive all recommended well-child visits as specified in the AMPM. During CYE 2001, the Contractor shall ensure that a minimum of 64% of its members receive all recommended well-child visits.

WELL-CHILD VISITS IN THE 3RD, 4TH, 5TH AND 6TH YEARS OF LIFE: The Contractor shall ensure that members 3, 4, 5 and 6 years of age receive all recommended well-child visits as specified in the AMPM. During CYE 2001, the Contractor shall ensure that a minimum of 64% of its members receive at least one well-child visit during the contract year.

CHILDREN'S ACCESS TO PRIMARY CARE PRACTITIONERS. The Contractor shall ensure that members under age 21 have access to primary care provider (PCP) services. During CYE 2001, the Contractor shall ensure that a minimum of 70% of members under age 21 visit their PCP at least once during the contract year.

ACCESS TO CARE: During the contract year AHCCCSA will be developing and establishing baseline information for three new measures: Provider Turnover, Board Certification/Residency Completion and Availability of Language Interpretation Services.

17.      QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

The Contractor shall provide to members quality medical care as described in the AMPM, Chapter 900, regardless of payer source or eligibility category. The Contractor shall institute processes to assess, plan, implement and evaluate quality improvement activities. The Contractor shall conduct two clinical studies each contract year as required in Chapter 900 of the AMPM. AHCCCSA will determine the subject matter and study methodology for one of the annual studies and the Contractor shall submit to AHCCCSA by November 15 of each contract year its proposed subject matter and methodology for the other. The results of the studies shall be submitted to AHCCCS, Office of Medical Management, within 180 days after the end of each contract year.

The Contractor must maintain a written QM/UM plan, which details plans for compliance with the AMPM. The Contractor shall incorporate in its QM/UM plan an action plan for improving the performance rates for those indicators with established baselines.

18.      PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. In order to obtain approval, the following must be submitted to the Office of Managed Care 45 days prior to the implementation of the contract:

1.       A complete copy of the contract
2.       A plan for the member satisfaction survey
3.       Details of the stop-loss protection provided
4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or HCFA. Please refer to the "Physician Incentive Guidelines" in the Bidder's Library for details on providing required disclosures.

19.      APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute but not necessarily severe disorder, which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.       Emergency PCP appointments         -        same day of request
b.       Urgent care PCP appointments       -        within two days of request
c.       Routine care PCP appointments      -        within 21 days of request

For SPECIALTY REFERRALS, the Contractor shall be able to provide:

a.       Emergency appointments     -       within 24 hours of referral
b.       Urgent care appointments   -       within three days of referral
c.       Routine care appointments  -       within 30 days of referral

For DENTAL APPOINTMENTS, the Contractor shall be able to provide:

a.       emergency appointments     -       within 24 hours of request
b.       urgent appointments        -       within three days of request
c.       routine care appointments  -       within 45 days of request

For MATERNITY CARE, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.       First trimester   -  within 14 days of request
b.       Second trimester  -  within 7 days of request
c.       Third trimester   -  within three days of request
d.                            High risk pregnancies - within three days of
                              identification of high risk by the Contractor or maternity care provider, or immediately if an emergency exists

If a member needs medically-necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall actively monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall actively monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network about appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards and shall require a corrective action plan when appointment standards are not met. Appointment standards shall be included in the Provider Manual.

20.      REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists to include, at a minimum, the following:

a.       Use of referral forms clearly identifying the Contractor
b.       A system for resolving disputes regarding the referrals

c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services
d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services
e.       Referral to Medicare HMO including payment of copayments

The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act. Upon finalization of the regulations, the Contractor shall comply with all applicable physician referral requirements and conditions defined in 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician's family has a financial relationship. Designated health services include:

         Clinical laboratory services
         Physical therapy services
         Occupational therapy services
         Radiology services
         Radiation therapy services and supplies
         Durable medical equipment and supplies
         Parenteral and enteral nutrients, equipment and supplies
         Prosthetics, orthotics and prosthetic devices and supplies Home health services
         Outpatient prescription drugs
         Inpatient and outpatient hospital services

21.      PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

a. Introduction to the Contractor which explains the Contractor's organization and administrative structure
b. Provider responsibility and the Contractor's expectation of the provider
c.       Overview of the Contractor's Provider Service department and function
d. Listing and description of covered and non-covered services, requirements and limitations including behavioral health services
e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)
f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations
g.       Dental services
h.       Maternity/Family Planning services

i.       The Contractor's policy regarding PCP assignments
j. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS/RBHA system.
k.       Grievance and request for hearing rights
l.       Billing and encounter submission information
         - indicate which form UB92, HCFA 1500, or Form C is to be used for services
         - indicate which fields are required for a claim to be considered acceptable by the Contractor. A completed sample of each form shall be included
m. Contractor's written policies and procedures which affect the provider(s) and/or the provider network
n.       Claims re-submission policy and procedure
o. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance
p.       Explanation of remittance advice
q.       Prior authorization requirement
r.       Claims medical review
s.       Concurrent review
t.       Fraud and Abuse
u. Formularies (with updates and changes provided in advance to providers, including pharmacies)
v.       AHCCCS appointment standards
w.       Americans with Disabilities Act (ADA) requirements, as applicable
x.       Eligibility verification
y.       Cultural competency information.

22.      PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

At a minimum, the Contractor's number of full-time equivalent PCPs to enrolled members shall not exceed a ratio of 1:1800 for adults and 1:1200 for children who are 12 or younger. If the PCP contracts with more than one AHCCCS health plan, the ratio shall be adjusted by the Contractor to ensure the total number of AHCCCS members does not exceed the above ratio. The Contractor should consider the PCP's total patient panel size (i.e. AHCCCS and non-AHCCCS patients) when assessing the PCP's ability to meet AHCCCS' appointment and other standards. In addition, AHCCCS members shall not comprise the majority of the PCP's panel of patients. The Contractor shall also reduce the number of members assigned to its network PCPs as necessary to meet the appointment standards specified in Section D, Paragraph 19, Appointment Standards. Any variation to the above standards must be submitted to AHCCCSA, Office of Medical Management for prior approval. PCPs with assigned members diagnosed with AIDS or as HIV-positive shall meet criteria and standards set forth in AHCCCS Medical Policy and AHCCCS AIDS Advisory Committee Guidelines.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The

Contractor is encouraged to assign members with complex medical conditions who are age 12 and younger to Board-certified pediatricians.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.       Supervision, coordination and provision of care to each assigned member
b.       Initiation of referrals for medically necessary specialty care
c.       Maintaining continuity of care for each assigned member
d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.

23.      OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.
b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English.

Contractor policies shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits.

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services, except that women shall have direct access to GYN providers without a referral for preventive and routine services. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.
b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.
c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies of test results if applicable, treatment services provided and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics
b.       Certified nurse midwives
c.       Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians and certified nurse practitioners and certified nurse midwives who include such services within their practice.

24.      NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP or pharmacy. 95% of its members residing outside the boundary area must not have to travel more than 10 miles to see such providers. See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area. Also see Section D, Paragraph 35, Hospital Subcontracting and Reimbursement, for details on changes in hospital subcontracting effective October 1, 1998.

Under the Balanced Budget Act of 1997, the Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract.

25.      NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertains to all service specifications described in the AMPM Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements
b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process.
c.       Evaluate the quality of services delivered by the network
d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area
e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members
f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one, which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun, for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.

26.      FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates. This legislation gives FQHCs the option to require state Medicaid programs to reimburse the FQHC at 100% of reasonable costs for the services delivered to Title XIX members. AHCCCSA and its contractors are required to comply with this legislation. The following payment methodology for reasonable cost reimbursement was implemented effective October 1, 1997.

If the FQHC elects reasonable cost reimbursement, the FQHC will receive a quarterly payment per Title XIX member per month from AHCCCSA. The initial capitation amount will be $1.75 PMPM statewide. In accordance with the Balanced Budget Act of 1997 and BBA Refinements Legislation, this additional reimbursement will be phased out over a five-year period beginning in contract year ending 2000:

          Contract Year             Phase-Out           PMPM
                                   Percentage          Amount
          1997 through 1999        No phase-out         $ 1.75
          2000                         95%              $ 1.66
          2001                         95%              $ 1.66
          2002                         95%              $ 1.66
          2003                         90%              $ 1.58
          2004                         85%              $ 1.49
          2005                          0%              $ 0.00

Contractors are required to submit member month information for Title XIX members for each FQHC on a quarterly basis to AHCCCS Office of Managed Care. AHCCCSA will perform periodic audits of the member month information submitted. Contractors should refer to the Office of Managed Care's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by HCFA:

         Ajo Community Health Center
         Chiricahua Community Health Centers, Inc.
         Clinica Adelante, Inc.
         El Rio Health Center
         Inter-Tribal Health Care Center
         Lake Powell Medical Center
         Marana Health Center
         Mariposa Community Health Center, Inc.
         Mountain Park Health Center
         Native American Community Health Center, Inc.
         Native Americans for Community Action Family Health Center
         North Country Community Health Center
         Sun Life Family Health Center
         Sunset Community Health Center (formerly Valley Health Center, Inc.) United Community Health Center, Inc.

Any other clinics that subsequently become FQHCS will be subject to the reimbursement methodology described above upon electing reasonable cost reimbursement from AHCCCSA.

27.      PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed with each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28.      PROVIDER AFFILIATION TAPE

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Tape User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.

29.      PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its HCFA grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:

a.       Timeliness:       Reports or other required data shall be received on
                           or before scheduled due dates.

b.       Accuracy:         Reports or other required data shall be prepared in
                           strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

c.       Completeness:     All required information shall be fully disclosed
                           in a manner that is both responsive and pertinent to report intent with no material omissions.

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30.      DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA, or the federal government, to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials that are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

31.      REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

32.      OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business for the initial contract year beginning 10/1/97. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

33.      OPERATIONAL AND FINANCIAL REVIEWS

In accordance with HCFA requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521 and R9-3l-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the

Contractor has obtained accreditation from NCQA or any other nationally recognized accrediting body. The Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AIHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34.      CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost avoiding and paying claims in accordance with AHCCCS Rule R9-22-705, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of eligibility posting, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance and request for hearing rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

In accordance with the Balanced Budget Act of 1997, unless a subcontract specifies otherwise, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim.

During the term of this contract, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout. All formats are subject to changes as required by federal law. Reasonable implementation timeframes will be negotiated with each plan.

35.      HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all GSA's and must submit copies of these contracts to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis for recoupment by the Contractor. See also Section D, Paragraph 34, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

36.      NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment. The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application process and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

37.   COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, delivery supplement, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, and as otherwise specified in this section, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in A.R.S. ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE `98 and CYE `99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC in two areas: the "retro" portion of the capitation rate for all rate categories, and the prospective three-day notification period for MN/MI recipients only. Expenses will be net of reinsurance for both the retro and prospective period.

AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs in excess of a 10% limit as determined by reported encounters. AHCCCS will recoup profit amounts in excess of a 10% limit.

For CYE `00 and `01, a full reconciliation to 0% profit or loss will be done by AHCCCSA for the same eligibility time periods and risk groups noted above. AHCCCSA will reimburse the health plans 100% of any excess reasonable costs as determined by reported encounters, and all profits will be recouped. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.

DELIVERY SUPPLEMENT. When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home.

HIV-AIDS SUPPLEMENT: On a quarterly basis, AHCCCSA shall utilize encounters to determine the number of members receiving approved HIV/AIDS drugs and calculate the amount of the supplemental payment. The rate of reimbursement for this separate per member per month payment is specified in Section B and is subject to review during the term of the contract. AHCCCSA reserves the right to recoup any amounts paid for ineligible members as determined through an encounter data review as well as an associated penalty for incorrect encounter reporting.

Refer to the Office of Managed Care's HIV/AIDS supplemental payment and review policies for further details and requirements.


38. INCENTIVE FUND. AHCCCSA MAY RETAIN A SPECIFIED PERCENTAGE OF CAPITATION REIMBURSEMENT IN ORDER TO DISTRIBUTE TO CONTRACTORS BASED ON THEIR PERFORMANCE MEASURE OUTCOMES. AHCCCSA WILL NOTIFY CONTRACTORS 60 DAYS PRIOR TO A NEW CONTRACT YEAR IF THIS METHODOLOGY WILL BE IMPLEMENTED AND WILL PROVIDE DETAILS OF THE REIMBURSEMENT METHODOLOGY AT THAT TIME. CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a.       death of a member

b. member's incarceration (not eligible for AHCCCS benefits from the date of incarceration)

c.       duplicate capitation to the same contractor

d.       adjustment based on change in member's contract type

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39.   REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503 and R9-31-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage. Refer to the AHCCCS Reinsurance Claims Processing Manual for further details on the Reinsurance Program.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services) as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract. Any change would have a corresponding impact on capitation rates.


                                           Prospective Reinsurance                         PPC Reinsurance
   ------------------------------------------------------------------------------------------------------------------
                                 MNMI              NON MNMI
   STATEWIDE PLAN ENROLLMENT   DEDUCTIBLE         DEDUCTIBLE       COINSURANCE     ALL RATE CODES    COINSURANCE
   ------------------------------------------------------------------------------------------------------------------
   0-19,999                     $ 15,000           $ 20,000           75%              $ 5,000          100%
   ------------------------------------------------------------------------------------------------------------------
   20,000-49,999                $ 15,000           $ 35,000           75%              $ 5,000          100%
   ------------------------------------------------------------------------------------------------------------------
   50,000 and over              $ 15,000           $ 50,000           75%              $ 5,000          100%
   ------------------------------------------------------------------------------------------------------------------

A Contractor whose enrollment qualifies for the $35,000 or $50,000 non-MN/MI deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table. Contractors may not elect to increase their deductible level. If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available from the Office of Managed Care.

PRIOR PERIOD COVERAGE REINSURANCE: A separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. As noted in the table above, all Contractors, regardless of enrollment, will be subject to a $5,000 deductible level. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Effective October 1, 1998, when a member changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual.

Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid retrospective random sampling. AHCCCSA, Office of Medical Management, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. Reinsurance consideration will be given to inpatient facility contracts, and hearing decisions rendered by the Office of Legal Assistance. Prehearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance. A recoupment of reinsurance reimbursements made to the Contractor will occur based on the results of the medical review sampling. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the review time frame for the Contractor. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the on-site review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. This program also covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Office of Medical Management, Reinsurance Unit, of cases identified for catastrophic non-transplant reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and
(c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

HEMOPHILIA: When a member is identified as being catastrophically eligible by AHCCCSA due to the specific diagnosis of hemophilia (ICD9 codes 286.0, 286.1, 286.2), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

VON WILLEBRAND'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of Medical Management Reinsurance Unit after diagnosis. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

GAUCHER'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

TRANSPLANTS: Bone grafts and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Refer to the AMPM, Chapter 300 for covered services for organ and tissue transplants. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Office of Medical Management.

Encounter data will not be used to determine catastrophic reinsurance benefits for transplants. However, this does not relieve the Contractor of the responsibility for submitting encounters for all catastrophic reinsurance services.

All reinsurance claims must be submitted in accordance with R9-22-703 and the AHCCCS Re-insurance Claims Processing Manual.

40.   COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES. Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost-avoid. The Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/underinsured motorist insurance            Adoption recovery
First-and third-party liability insurance            Worker's Compensation
Tortfeasors                                          Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22-l002 and R9-31-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCSA's authorized representative by the Contractor. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs. The Contractor shall use the cover sheet as prescribed by AHCCCS when filing Liens.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member

b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)

c.       Such recovery is not prohibited by state or federal law

REPORTING. The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. In addition, upon AHCCCS's request, the Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member's first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCSA TPL Section shall provide the format and reporting schedule for this information to the Contractor. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with reinsurance. Failure to report reinsurance cases may result in one of the remedies specified in Paragraph 60 (Sanctions) of Section D. The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

AHCCCSA will provide the Contractor, on an agreed upon schedule, with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE): Eligibility for KidsCare benefits requires that the applicant/member not be enrolled with or entitled to any other health insurance benefits. If the Contractor becomes aware of any such potential coverage, the Contractor shall notify AHCCCSA immediately. The Contractor shall follow the same cost avoidance and postpayment recovery practices for the KidsCare population as it does for the Title XIX population, and shall maintain a reporting system which allows Title XIX and KidsCare information to be reported separately.

CONTRACT TERMINATION. Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCSA's authorized TPL representative.

41.   MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligible". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor is responsible for adhering to the cost sharing responsibilities presented in the AHCCCS Medicare Cost Sharing policy. Effective 10/1/97, the Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

42.   COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-711 and R9-31-711. The Contractor may not collect copayments for family planning and EPSDT services.

43.   RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44.   MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request. The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (A.R.S.ss.36-664I)

45.   ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46.   ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSAs as a result of an accumulated deficit, even if unaudited.



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

47.   DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

ELECTRONIC DATA INTERCHANGE (EDI): In addition to the requirements outlined in Section D, Paragraph 34, Claims Payment System, the Contractor will be required to comply with all administrative simplification provisions resulting from the Health Insurance Portability and Accountability Act (HIPAA). The administrative simplification section standardizes electronic transaction formats and code sets; establishes national identifiers for providers, employers, health plans, and individuals; and sets standards for security and privacy. Each of these provisions will be published as one or more Final Rules in the Federal Register. Implementation of these provisions will be required two years after the effective date of each provision's final rule as published by the Department of Health and Human Services.

in the event that systems fail.

48.   ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance measures. The Contractor shall submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the HCFA grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AHCCCSA supplied formats. Formatting and specific requirements for encounter data are described in the AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.

An Encounter Submission Tracking Report must be maintained and made available to AHCCCSA upon request. The Tracking Report's purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in The Encounter User's Manual.

49.   MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.



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


Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50.   TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of five years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension, however, shall not affect the maximum contracting period of five years. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any risk category, such increase will not exceed in aggregate the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further, AHCCCSA may require a contractor to renew all GSAs, or may terminate remaining GSAs if the Contractor does not agree to renew all GSAs.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 180 days before its expiration, this liability for transition costs may be waived by AHCCCSA.


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

51.   SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.       Automated data processing

b.       Third-party administrators

c.       Management Services (See also Section D, Paragraphs 53 & 54)

d.       Model subcontracts

e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is voidable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.

b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care.

Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.

b.       Identification of the name and address of the subcontractor.

c. Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.

e. The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor.

h. A description of the subcontractor's patient, medical and cost record keeping system.

i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 CFR Part 456, as implemented by AHCCCSA.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.

k. Procedures for enrollment or re-enrollment of the covered population (may also refer to the Provider Manual).

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

52.   SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement for transplant surgery exceed that payable under the relevant AHCCCSA specialty contract.


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


During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts.

AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

53.   MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.

54.   MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

55.   MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award.

Minimum capitalization requirements by GSA are as follows:


Geographic Service Area                   Capitalization Requirement

    GSA #2     Yuma                              $1,400,000
    GSA #4     Mohave, La Paz                     1,150,000
    GSA #6     Yavapai, Coconino                  1,250,000
    GSA #8     Pinal, Gila                        1,450,000
    GSA #10    Pima                               1,250,000
    GSA #12    Maricopa                           2,500,000
    GSA #14    Graham, Greenlee                     350,000
    GSA #16    Apache, Navajo                       650,000
    GSA #18    Cochise, Santa Cruz                1,450,000


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


NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSAs, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above). Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.

56.   PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond policy available in the Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience cf the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

The Contractor shall not leverage the bond for another loan or create other creditors using the bond as security.

57.   AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

58.   FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria/performance goals:

    CURRENT RATIO                        Current assets divided by current
                                         liabilities. "Current assets" includes
                                         any long-term investments that can be
                                         converted to cash within 24 hours
                                         without significant penalty (i.e.,
                                         greater than 20%).
                                         Standard: At least 1.00

    EQUITY PER MEMBER                    Equity, less on-balance sheet
                                         performance bond, divided by the number
                                         of non-SOBRA Family Planning Extension
                                         Services members enrolled at the end of
                                         the period.
                                         Standard: At least $150
                                         (Failure to meet this standard may
                                         result in an enrollment cap being
                                         imposed in any or all contracted
                                         GSAS.I)

    MEDICAL EXPENSE RATIO                Total medical expenses (net of
                                         reinsurance, TPL, HIV/AIDS Supplement)
                                         divided by total capitation + Delivery
                                         Supplement.
                                         Standard: At least 85%

    ADMINISTRATIVE COST PERCENTAGE       Total administrative expenses
                                         (excluding income taxes), divided by
                                         total capitation + Delivery Supplement
                                         + TPL + reinsurance + HIV/AIDS
                                         Supplement.
                                         Standard: No more than 10%

    RECEIVED BUT UNPAID CLAIMS           Received but unpaid claims divided by
    (DAYS OUTSTANDING)                   the average daily medical expenses for
                                         the period, net of sub-capitation
                                         expense
                                         Standard: No more than 30 days


59.   MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

60.   SANCTIONS

AHCCCSA may impose sanctions, suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-405 and 406 and R9-31-405 and 406 and the terms of this contract and applicable federal or State law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In addition to the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

a.       Marketing violations

b.       Failure to meet AHCCCS financial viability standards

c.       Material deficiency in the Contractor's provider network

d.       Quality of care and quality management issues

e.       Failure to meet AHCCCS encounter standards

CURE NOTICE PROCESS - Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

61.   AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to contractor-specific issues of non-compliance (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62.   GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers, which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22, Article 8 and R9-31, Article 8, the
Alternate Resolution Process and the Members Rights and Responsibilities. The grievance process may not be delegated or subcontracted outside of the health plan. Refer to Attachment H for a complete description of grievance process requirements.

63.   QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Legal Assistance, using the Quarterly Grievance Report Format on file in the Bidders Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Legal Assistance, no later than 45 days from the end of the quarter.

64.   KIDSCARE

On November 1, 1998, AHCCCSA implemented a Title XXI Children's Health Insurance Program, referred to as "KidsCare". KidsCare provides health care coverage statewide to eligible children under age 19 and is provided through the existing AHCCCS health plans, state employee HMOs that elect to participate at the beginning of a contract cycle, and tribal facilities or Indian Health Service for Native Americans who elect to receive services through them. Services will also be directly provided by participating community health clinics and hospitals, which predominantly serve low income children.


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The KidsCare service package is established by the legislature and approved by
HCFA through the State Plan. Services, limitations and exclusions are described in Section D, Paragraph 1, Scope of Services. Capitation rates payable to the Contractor for KidsCare members will be set by AHCCCSA in conjunction with an independent actuary.

Effective October 1, 1999, KidsCare members in families with gross household income over 150% and up to 200% of the federal poverty limit shall pay a premium to AHCCCSA. The premium amount shall be based on the number of members in the household and the gross family income in accordance with 9 A.A.C., Article 14.

TITLE XVI PARENT/GUARDIAN HEALTH INSURANCE COVERAGE. A.R.S. ss.36.2984 mandates that the Contractor offer health insurance coverage to the parent(s) or legal guardian(s) of a child who is eligible for Title XXI. The Contractor shall establish rates for this coverage, which must be approved by AHCCCSA, Office of Managed Care, prior to implementation. Title XXI funds or any other federal or state funds shall not be used to subsidize family coverage. The full cost of the premium shall be paid by the parent or legal guardian who elects this coverage. The Contractor may include provisions for pre-existing conditions and any other medical underwriting considerations that are necessary to protect it from adverse risk. For further information, refer to the Title XXI Parent Guardian Health Insurance Coverage Guidelines on file in the Bidder's Library.

65.   PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that could have an impact on services provided by the Contractor on or after October 1, 2000. The following is a brief description of the issues that AHCCCS is aware of at the time of the issuance of this renewal amendment:

ELIGIBILITY BASED ON 100% OF THE FEDERAL POVERTY LEVEL (FPL): Through a successful initiative effort, eligibility for AHCCCS has been expanded to allow persons with income up to 100% of the FPL to become eligible for the Medicaid program. Legislative action will be required to implement this new eligibility guideline and HCFA must approve the expansion. If HCFA approval is granted, there will be a significant number of new persons who will be eligible for the program and enrolled with the health plans at some future date.

66.   SEPARATE INCORPORATION

As specified in A.R.S. ss. 36-2906.01, within 60 days of contract award, a non-governmental Contractor shall have established a separate corporation for the purposes of this contract, whose sole activity is the performance of contract function with AHCCCS.

67.   CULTURAL COMPETENCY

The Contractor shall have a Cultural Competency Plan that meets the requirements of the AHCCCS Cultural Competency Policy. The Contractor must identify a staff member responsible for the cultural competency plan and inform the office of Managed Care of that person's identity.


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

68.   MEDICAID IN THE PUBLIC SCHOOLS

Pursuant to an Intergovernmental Agreement with the Arizona Department of Education, AHCCCS will begin paying participating school districts for specifically identified Medicaid services provided to Medicaid eligible children with special educational needs. The Medicaid service shall be identified in a child's Individualized Education Plan (IEP) as a medically necessary service. In the first phase, AHCCCS shall directly reimburse school districts for speech, physical and occupational therapies with dates of service beginning July 1, 2000. The Administration's intent is to add other Medicaid reimbursable services in the future.

To ensure that there is coordination of care, the Administration shall require that a participating school district notify the primary care provider that Medicaid services are being provided to the child in a school-based setting. If a child is enrolled with the Contractor and a request is made for a school-based Medicaid covered service, the Contractor shall evaluate the request on the same basis as any request for a covered service. The determination to provide the service shall include consideration of whether the school-based services are sufficient to meet the child's needs.

                               [END OF SECTION D]


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


                           SECTION E: CONTRACT CLAUSES

1)    APPLICABLE LAW

ARIZONA LAW - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

IMPLIED CONTRACT TERMS - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2)    AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3)    ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable federal regulations; the terms of the HCFA 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.

4)    CONTRACT INTERPRETATION AND AMENDMENT

NO PAROL EVIDENCE - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

NO WAIVER - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

WRITTEN CONTRACT AMENDMENTS - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5)    SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract, which may remain in effect without the invalid provision, or application.



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

6)    RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7)    ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8)    GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractors liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

9)    INDEMNIFICATION - PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10)   COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Contractor shall maintain all applicable licenses and permits.

11)   ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12)   PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.


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


13)   THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14)   RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15)   TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

16)   GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17)   SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from federal procurement activity. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from federal procurement activity.


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


AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18)   TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19)   TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20)   TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.


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


21)   RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.

22)   NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23)   NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24)   EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.

25) INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct on lack of ordinary skills in the performance of a professional act of service.

The above coverages may be evidenced by either one of the following.


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

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

b. The Accord form: This standard insurance industry certificate of insurance does not contain the preprinted special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

      The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26)   DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.

27)   RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. ss.41-2547.

28)   INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29)   COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30)   CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31)   TYPE OF CONTRACT

Firm Fixed-Price

32)   AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Michael Veit at (602) 417-4762.

33)   WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

34)   NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35)   CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any PAHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36)   DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information,


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


data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37)   COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38)   ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39)   OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by Contractor for any independent project of Contractor or publicized by Contractor without the prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations, AHCCCSA shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, Contractor shall make available all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by Contractor in the course of performance of this contract, the federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or federal government purposes. Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.


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


40)   AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, Contractor's performance is in material breach of the contract or Contractor is insolvent, AHCCCSA may directly operate Contractor to assure delivery of care to members enrolled with Contractor until cure by Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the Director shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the Contractor corrects the Contract Performance failure to the satisfaction of AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the Contractor may be a party.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

41)   AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of Contractor's records and the inspection of Contractor's facilities. Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA and the federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42)   FRAUD AND ABUSE

It shall be the responsibility of the Contractor to report all cases of suspected fraud and abuse by subcontractors, members or employees. The Contractor shall provide written notification of all such incidents to AHCCCSA. The Contractor shall comply with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidder's Library and incorporated herein by reference.

As stated in A.R.S. ss. 13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises, or material omissions is guilty of a class 2 felony.

Contractors are required to research potential overpayments identified by a fraud and abuse investigation or audit conducted by AHCCCSA. After conducting a cost benefit analysis to


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


determine if such action is warranted, the Contractor should attempt to recover any overpayments identified due to erroneous, false or fraudulent billings.

43)   LOBBYING

No funds paid to the Contractor by AHCCCSA, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any federal or State contract, the making of any federal or State grant, the making of any federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds other than those paid to the Contractor by AHCCCSA have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to HCFA.

44)   CHOICE OF FORUM

The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.


                               [END OF SECTION E]


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


                 ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS

   [The following provisions must be included verbatim in every subcontract.]

1)   EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2)   RECORDS AND REPORTS

The Contractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Contractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Contractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Contractor agrees to make available at the office of the Contractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by the Contractor until such disputes, litigation, claims or exceptions have been disposed of.

The Contractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Contractor which AHCCCSA may reasonably require. The Contractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

3)   LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Contractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4)   ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Contractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5)   APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The prime contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6)   WARRANTY OF SERVICES

The Contractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7)   SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCSA for the provision of covered services.

8)   AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the prime contractor may undertake or award other contracts for additional or related work to the work performed by the Contractor and the Contractor shall fully cooperate with such other contractors, subcontractors or state employees. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9)   INDEMNIFICATION BY CONTRACTOR

The Contractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Contractor. The Contractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner, accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Contractor, its agent, officers or employees.

10)   MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Contractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11)   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Contractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12)   SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13)   VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

14)   CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, A.R.S. ss.36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or
ALTCS Rules.

15)   GRIEVANCE AND REQUEST FOR HEARING PROCEDURES

Any grievance and request for hearings filed by the Contractor shall be adjudicated in accordance with AHCCCS Rules.

16)   TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Contractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Contractor, or any agent or representative of the

Contractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Contractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the prime contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Contractor in providing any such gratuities to any such officer or employee.

17)   PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The prime contractor and Contractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the prime contractor's policies.

18)   NON-DISCRIMINATION REQUIREMENTS

If applicable, the Contractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Title VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

c. Title VII of the Civil Rights Act of 1964, as amended which prohibits private employers, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (A.R.S. Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 99-4 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19)   COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Contractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Contractor's records and the inspection of the Contractor's facilities. If the Contractor is an inpatient facility, the Contractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20)   CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Contractor certifies that all representations set forth herein are true to the best of its knowledge.

21)   CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Contractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC ss. ss. 1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Contractor provides laboratory testing, it certifies that it has complied with 42 CFR ss.411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22)   CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23)   ENCOUNTER DATA REQUIREMENT

If the Contractor does not bill the prime contractor (e.g., Contractor is capitated), the Contractor shall submit encounter data to the prime contractor in a form acceptable to AHCCCSA.

24)   CLINICAL LABORATORY IMPROVEMENT AMENDMENT (CLIA) OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Prime contractor may not reimburse providers who do not comply with the above requirements.

25)   INSURANCE

[This provision applies only if the Contractor provides services directly to AHCCCS members]

The Contractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Contractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Contractor, shall not limit the responsibility of Contractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Contractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

26)   FRAUD AND ABUSE

If the Contractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Contractor shall report the incident to the prime contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse. Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)

                     ATTACHMENT B: MINIMUM NETWORK STANDARDS

                          (By Geographic Service Area)


INSTRUCTIONS:

NOTE: OFFERORS ARE PERMITTED TO BID ONLY BY GEOGRAPHIC SERVICE AREA. PLEASE SEE SECTION H, PARAGRAPH 9, AWARD OF CONTRACTS, FOR FURTHER INFORMATION ON BIDDING BY GEOGRAPHIC SERVICE AREA.

Offerors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA). The minimum bid is a single entire GSA, as depicted on the following page.

In some GSA's there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA if the member were not allowed to receive services in an adjoining GSA or state.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties. Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Offeror shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Offeror has agreed to provide services. The split zip codes GSA assignments are as follows:


            ZIP CODE         SPLIT BETWEEN            COUNTY ASSIGNED          ASSIGNED GSA
                             THESE COUNTIES                 TO
            --------     ---------------------        ---------------          ------------
               85220        Pinal and Maricopa           Maricopa                    12
               85242        Pinal and Maricopa           Maricopa                    12
               85292         Gila and Pinal               Gila                        8
               85342      Yavapai and Maricopa           Maricopa                    12
               85358      Yavapai and Maricopa           Maricopa                    12
               85390      Yavapai and Maricopa           Maricopa                    12
               85643       Graham and Cochise             Cochise                    18
               85645       Pima and Santa Cruz          Santa Cruz                   18
               85943        Apache and Navajo             Navajo                     16
               86336      Coconino and Yavapai            Yavapai                     6
               86351      Coconino and Yavapai           Coconino                     6
               86434       Mohave and Yavapai             Yavapai                     6


If outpatient specialty services (OB, family planning, and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified. General surgeons must be available within 50 miles of service sites.

In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Offeror must demonstrate its ability to provide PCP, dental and pharmacy services so that members don't need to travel more than 5 miles from their residence. Metropolitan Phoenix is defined on the Minimum Network Standard page specific to GSA # 6.

Offerors bidding in GSA's other than GSA 10 and GSA 12 are encouraged to contract with the hospitals in their provider network. However, AHCCCSA will not award additional points in the evaluation process for hospital contracts in rural areas. At a minimum, the Offeror shall have a physician with admitting and treatment privileges with each hospital in its network. Offerors bidding in GSA 10 and/or GSA 12 must have at least one hospital contract in each service district as depicted on the respective maps for GSA 10 and GSA 12. This requirement is part of the Hospital Reimbursement Pilot Program, described more fully in Section D, Paragraph 35, Hospital Reimbursement. For offerors' convenience, a list of Phoenix and Tucson area hospitals are included on the reverse of the Phoenix and Tucson maps which follow.

Provider categories required at various service delivery sites included in the Service Area Minimum Network Standards are indicated as follows:

         H        Hospitals
         P        Primary Care Providers (physicians, certified nurse
                  practitioners and physician assistants)
         D        Dentists
         PH       Pharmacies

HOSPITALS IN PHOENIX METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)

CENTRAL DISTRICT

  85006  Good Samaritan Regional Medical Center
         Phoenix Children's Hospital
         St. Luke's Medical Center
  85007  Phoenix Memorial Hospital
  85008  Maricopa Medical Center
  85013  St. Joseph's Hospital & Medical Center
  85015  Phoenix Baptist Hospital & Medical Center
  85020  John C. Lincoln Hospital -- North Mountain
  85027  John C. Lincoln Hospital -- Deer Valley

NORTHWEST DISTRICT

  85031  Maryvale Hospital Medical Center
  85032  Paradise Valley Hospital
  85306  Thunderbird Samaritan Medical Center
  85308  Arrowhead Community Hospital & Medical Center
  85351  Walter O. Boswell Memorial Hospital
  85375  Del E. Webb Memorial Hospital
  85054  Mayo Clinic Hospital


SOUTHWEST DISTRICT

  85201  Mesa General Hospital Medical Center
         Mesa Lutheran Hospital
  85202  Desert Samaritan Medical Center
  85206  Valley Lutheran Hospital
  85224  Chandler Regional Hospital
  85251  Scottsdale Healthcare Osborn
  85260  Scottsdale Healthcare Shea
  85281  Tempe St. Luke's Hospital

HOSPITALS IN TUCSON METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)


NORTHWEST DISTRICT

  85719  Tucson General Hospital
         University Medical Center
  85741  Northwest Hospital
  85745  Carondelet St. Mary's Hospital


SOUTHEAST DISTRICT

  85711  Carondelet St. Joseph's Hospital
  85712  El Dorado Hospital
         Tucson Medical Center
  85713  Kino Community Hospital

                   ATTACHMENT F: PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

----------------------------------------------------------------------------------------------------------------------
        REPORT                        WHEN DUE              SOURCE/REFERENCE                      AHCCS CONTACT:
----------------------------------------------------------------------------------------------------------------------
Monthly Financial Report        45 days after the end of    Reporting Guide                     Financial Manager
                                the month, as applicable
----------------------------------------------------------------------------------------------------------------------
Quarterly Financial Report      60 days after the end of    Reporting Guide                     Financial Manager
                                each quarter
----------------------------------------------------------------------------------------------------------------------
Draft Annual Audit Report       90 days after the end of    Reporting Guide                     Financial Manager
                                each fiscal year
----------------------------------------------------------------------------------------------------------------------
Draft Management Letter         90 days after the end of    Reporting Guide                     Financial Manager
                                each fiscal year
----------------------------------------------------------------------------------------------------------------------
First Annual Audit Report       120 days after the end of   Reporting Guide                     Financial Manager
                                each fiscal year
----------------------------------------------------------------------------------------------------------------------
Final Management Letter         120 days after the end of   Reporting Guide                     Financial Manager
                                each fiscal year
----------------------------------------------------------------------------------------------------------------------
Accountant's Report on          120 days after the end of   Reporting Guide                     Financial Manager
Compliance                      each fiscal year
----------------------------------------------------------------------------------------------------------------------
Reconciliation - Annual Audit   120 days after the end of   Reporting Guide                     Financial Manager
and Plan Year-to-Date           each fiscal year
Financial Report Information
----------------------------------------------------------------------------------------------------------------------
Financial Disclosure Report     120 days after the end of   Reporting Guide                     Financial Manager
                                each fiscal year
----------------------------------------------------------------------------------------------------------------------
Annual Analysis of              120 days after the end of   Reporting Guide                     Financial Manager
Profitability by Major Rate     each fiscal year
Code (by County)
----------------------------------------------------------------------------------------------------------------------
PPC Lag Schedules               120 days after the end of   Reporting Guide                     Financial Manager
                                each fiscal year
----------------------------------------------------------------------------------------------------------------------
Physician Incentive Plan        Annually by October 1st     RFP, Section D, Paragraph 18        Financial Manager
(PIP) reporting                 of each year
----------------------------------------------------------------------------------------------------------------------
Quarterly FQHC Reports          60 days after the end of    RFP, Section D, paragraph 26        Financial Manager
                                each quarter
----------------------------------------------------------------------------------------------------------------------
Provider Affiliation Tape       10 business days after      PMMIS Provider-to-Health Plan       Health Plan
                                the beginning of each       magnetic tape submission and        Operations Manager
                                quarter                     processing
----------------------------------------------------------------------------------------------------------------------
Corrected Pended Encounter      Monthly, according to       Encounter Manual                    Encounter
Data                            established schedule                                            Administrator
----------------------------------------------------------------------------------------------------------------------
New Day Encounter Data          Monthly, according to       Encounter Manual                    Encounter
                                established schedule                                            Administrator
----------------------------------------------------------------------------------------------------------------------
Medical Records for Data        90 days after the request   RFP, Section C, Paragraph 1         Data Validation
Validation                      received from AHCCCSA                                           Manager
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Quarterly Grievance and         45 days after the end of    RFP, Section D, Paragraph 26        Administrative
Request for Hearing Report      each quarter                                                    Assistant
----------------------------------------------------------------------------------------------------------------------
Comprehensive EPSDT Plan        Annually on December 1      RFP, Section D, Paragraph 16        AHCCCS Chief Medical
Including Dental                                                                                Officer
----------------------------------------------------------------------------------------------------------------------
EPSDT Progress Report           15 days after the end of    AMPM, Chapter 400                   AHCCCS Chief Medical
including Dental - Quarterly    each quarterly                                                  Officer
Update
----------------------------------------------------------------------------------------------------------------------
Quarterly Inpatient Hospital    15 days after the end of    State Medicaid Manual and the       AHCCCS Chief Medical
Showing                         each quarter                AMPM, Chapter 900                   Officer
----------------------------------------------------------------------------------------------------------------------
Quarterly                       Annually on November 15th   AMPM, Chapter 900                   AHCCCS Chief Medical
Management/Utilization                                                                          Officer
Management Plan Evaluation
and Revision
----------------------------------------------------------------------------------------------------------------------
AIDS/HIV Reports                90 days after the end of    AMPM, Chapter 900                   AHCCCS Chief Medical
                                each contract year                                              Officer
----------------------------------------------------------------------------------------------------------------------
Acute Pharmacy Report           90 days after the end of    AMPM, Chapter 900                   AHCCCS Chief Medical
                                each quarter, annually                                          Officer
                                within 90 days following
                                the end of each contract
                                year
----------------------------------------------------------------------------------------------------------------------
Monthly Pregnancy Termination   End of the month            AMPM, Chapter 400                   AHCCCS Chief Medical
Report                          following the pregnancy                                         Officer
                                termination
----------------------------------------------------------------------------------------------------------------------
Maternity Care Plan             Annually on December 1st    AMPM, Chapter 400                   AHCCCS Chief Medical
                                                                                                Officer
----------------------------------------------------------------------------------------------------------------------
Semi-annual report of number    30 days after the end of    AMPM, Chapter 900                   AHCCCS Chief Medical
of pregnant women who are       the 2nd and 4th quarter                                         Officer
HIV/AIDS positive               of each contract year
----------------------------------------------------------------------------------------------------------------------
Clinical Study Proposal         Annual on November 15       AMPM, Chapter 900                   AHCCCS Chief Medical
                                                                                                Officer
------------------------------- --------------------------- ----------------------------------- ----------------------
Clinical Study Results          Annually within 90 days     AMPM, Chapter 900                   AHCCCS Chief Medical
                                following the end of each                                       Officer
                                contract year
----------------------------------------------------------------------------------------------------------------------
Provider Fraud/Abuse Report     Immediately following       AHCCCS Internal Audit/Program       Office of Program
                                discovery                   Investigation Policy for            Integrity Manager
                                                            Prevention, Detection and
                                                            Reporting of Fraud and Abuse
----------------------------------------------------------------------------------------------------------------------
Eligible Person Fraud/Abuse     Immediately following       AHCCCS Internal Audit/Program       Office of Program
Report                          discovery                   Investigation Policy for            Integrity Manager
                                                            Prevention, Detection and
                                                            Reporting of Fraud and Abuse
----------------------------------------------------------------------------------------------------------------------
Non-Transplant Catastrophic     Annually, within 30 days    RFP, Section D, Paragraph 39        OMM/FFS Unit
Reinsurance covered Diseases    of the beginning of the                                          Reinsurance Manager
                                contract year, enrollment
                                to the plan, and when
                                newly diagnosed.
----------------------------------------------------------------------------------------------------------------------

           ATTACHMENT H: GRIEVANCE AND REQUEST FOR HEARING PROCESS AND
                                    STANDARDS

The Contractor shall have in place a written grievance and request for hearing policy for members and providers which defines their rights regarding any adverse action by the Contractor. The Contractor shall also ensure compliance with 9 A.C.C. R9-28-Article 12 the Members' Rights and Responsibilities Policy. The written grievance and request for hearing policy shall be in accordance with applicable federal and State laws and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518 (A); R9-22-802 and R9-22-804. The
grievance and request for hearing policy shall include the following provisions:

a. The grievance and request for hearing procedure will be provided all subcontractors at time of contract, and to non-contracting providers within 10 days of the date of receipt of the claim. For non-contracting providers, the grievance and request for hearing procedure may be mailed with the remittance advice provided the remittance is sent within 45 days of receipt of claim.

b. Specific individual(s) are appointed with authority to require corrective action to administer the grievance and request for hearing policy.

c. A log is maintained for all grievance and request for hearings containing sufficient information to identify the grievant, date of receipt, nature of the grievance and request for hearing and the date grievance and request for hearing is resolved. Separate logs must be maintained for provider and member grievance and request for hearings. The logs must contain sufficient information to identify the grievant, date of receipt, nature of the grievance and request for hearing and the date grievance and request for hearing is resolved.

d. Within five working days of receipt, the grievant is informed by letter that the grievance and request for hearing has been received. The letter must also be in a second language when 200 members or 5% of the Contractor's population, whichever is greater speak the second language.

e. Each grievance and request for hearing is thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Contractor's policies and procedures, ensuring that facts are gathered from all parties.

f. All documentation received and mailed by Contractor during the grievance and request for hearing process is dated upon date of receipt.

g. All grievance and request for hearings are filed in a secure, designated area and are retained for five years following the final decision, judicial appeal or close of a grievance and request for hearing.

h. A copy of the Contractor's final decision will be either hand-delivered or delivered by certified mail to all parties. The final decision shall be mailed to all other individuals by regular mail. The date of the final decision shall be the date of the notice. The final decision must include, and describe in detail, the following:

         1.       the nature of the grievance and request for hearing
         2.       the issues involved
         3. the reasons supporting the Contractor's decision including references to applicable statute, rule and procedure

         4. the grievant's right to appeal the Contractor's decision to AHCCCSA by filing the appeal to the Contractor no later than 15 days after the date of the Contractor's final decision. This must also be written in a second language, if applicable.

i. If the member requests a hearing, all supporting documentation must be received by the AHCCCSA, Office of Legal Assistance no later than five working days from the date the Contractor receives the appeal or from the date of the oral or written request from AHCCCSA, Office of Legal Assistance. The appeal file must contain a cover letter that includes:

         1.       grievant's name
         2.       grievant's AHCCCS ID number
         3.       grievant's address
         4.       phone number (if applicable)
         5. date of receipt of grievance and request for hearing and appeal
         6. summary of the Contractor's actions undertaken to resolve the grievance and request for hearing and basis thereof

j.       The following material shall be included in the appeal file:
         1.       written request of the grievant asking for the appeal
         2. copies of the entire file which include the investigations and/or medical records; and the Contractor's grievance and request for hearing decision
         3. other information used by the Contractor to resolve the grievance and request for hearing and that would be necessary to AHCCCSA to resolve the grievance and request for hearing.

k. The Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Contractor verbally or in writing. If the Contractor elects to use an alternative resolution process, it must be administered and completed within 10 days from receipt of the dispute. If the matter is not resolved to the grievant's satisfaction within the 10-day period, the dispute must then be adjudicated using the grievance and request for hearing standards contained above. However, the Contractor must render the written grievance and request for hearing decision within a maximum of 30 days from the date of the initial filing of the grievance and request for hearing or dispute unless a longer period was agreed to by the parties involved.

l. For all disputes where an alternative resolution is proposed, the Contractor must maintain a separate log, complying with paragraphs c. and g. above.

                 ATTACHMENT I: ENCOUNTER SUBMISSION REQUIREMENTS

The Contractor will be assessed sanctions for noncompliance with encounter submission requirements. AHCCCSA may also perform special reviews of encounter data, such as comparing encounter reports to the Contractor's claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

PENDED ENCOUNTER CORRECTIONS

The Contractor must resolve all pended encounters within 120 days of the original processing date. Sanctions will be imposed according to the following schedule for each encounter pended for more than 120 days unless the pend is due to AHCCCSA error:

0-l20 days     121-l80 day's        181-240 days       241-360 days         361+ days
No sanction    $ 5 per month       $ 10 per month     $ 15 per month      $ 20 per month

"AHCCCSA error" is defined as a pended encounter which (1) AHCCCSA acknowledges to be the result of its own error, and (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCSA. AHCCCSA reserves the right to adjust the sanction amount if circumstances warrant.

When the Contractor notifies AHCCCSA in writing that the resolution of a pended encounter depends on AHCCCSA rather than the Contractor, AHCCCSA will respond in writing within 30 days of receipt of such notification. The AHCCCSA response will report the status of each pending encounter problem or issue in question.

Pended encounters will not qualify as AHCCCSA errors if AHCCCSA reviews the Contractor's notification and asks the Contractor to research the issue and provide additional substantiating documentation, or if AHCCCSA disagrees with the Contractor's claim of AHCCCSA error. If a pended encounter being researched by AHCCCSA is later determined not to be caused by AHCCCSA error, the Contractor may be sanctioned retroactively.

Before imposing sanctions, AHCCCSA will notify the Contractor in writing of the total number of sanctionable encounters pended more than 120 days.

Pended encounters shall not be deleted by the Contractor as a means of avoiding sanctions for failure to correct encounters within 120 days. The Contractor shall document deleted encounters and shall maintain a record of the deleted CRNs with appropriate reasons indicated. The Contractor shall, upon request, make this documentation available to AHCCCSA for review.

ENCOUNTER VALIDATION STUDIES

Per HCFA requirement, AHCCCSA will conduct encounter validation studies of the Contractor's encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor's submitted encounter data. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly. The following reflects AHCCCSA'S encounter validation study process and sanction policy as of 10/1/97. AHCCCSA may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with HCFA. The Contractor will be notified in writing of any significant change in study methodology.

AHCCCSA will conduct two encounter validation studies. Study "A" examines non-institutional services (form HCFA 1500 encounters), and Study "B" examines institutional services (form UB-92 encounters).

AHCCCSA will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to AHCCCSA. In the case of medical records requests, the Contractor's failure to provide AHCCCSA with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCSA does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the Contractor may be sanctioned up to 5% of its annual capitation payment.

The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. These criteria are defined as follows:

Timeliness: The time elapsed between the date of service and the date that the encounter is received at AHCCCS. All encounters must be received by AHCCCSA no later than 240 days after the end of the month in which the service was rendered, or the effective date of enrollment with the Contractor, whichever is later. For all encounters for which timeliness is evaluated, a sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter record is received by AHCCCSA more than 240 days after the date determined above. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Correctness: A correct encounter contains a complete and accurate description of AHCCCS covered services provided to a member. A sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter is incomplete or incorrectly coded. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Omission of data: An encounter not submitted to AHCCCSA or an encounter inappropriately deleted from AHCCCSA'S pending encounter file or historical files in lieu of correction of such record. For Study "A" and for Study "B", a sanction per encounter error extrapolated to the population of encounters may be assessed for an omission. It is anticipated that the sanction amount will be $5.00 per error extrapolated to the population of encounters for Study "A" and $10.00 per error extrapolated to the population of encounters for Study "B"; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if

HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

For encounter validation studies, AHCCCSA will select all approved and pended encounters to be studied no earlier than 240 days after the end of the month in which the service was rendered. Once AHCCCSA has selected the Contractor's encounters for encounter validation studies, subsequent encounter submissions for the period being studied will not be considered.

AHCCCSA may review all of the Contractor's submitted encounters, or may select a sample. The sample size, or number of encounters to be reviewed, will be determined using statistical methods in order to accurately estimate the Contractor's error rates. Error rates will be calculated by dividing the number of errors found by the number of encounters reviewed. A 95% confidence interval will be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. If error rates are based on a sample, the error rate used for sanction purposes will be the lower limit of the confidence interval.

Encounter validation methodology and statistical formulas are provided in the AHCCCS Encounter Data Validation Technical Document, which is available in the Bidders Library. This document also provides examples, which illustrate how AHCCCSA determines study sample sizes, error rates, confidence intervals, and sanction amounts.

Written preliminary results of all encounter validation studies will be sent to the Contractor for review and comment. The Contractor will have a maximum of 30 days to review results and provide AHCCCSA with additional documentation that would affect the final calculation of error rates and sanctions. AHCCCSA will examine the Contractor's documentation and may revise study results if warranted. Written final results of the study will then be sent to the Contractor and communicated to HCFA, and any sanctions will be assessed.

The Contractor may file a written challenge to sanctions assessed by AHCCCSA not more than 35 days after the Contractor receives final study results from AHCCCSA. Challenges will be reviewed by AHCCCSA and a written decision will be rendered no later than 60 days from the date of receipt of a timely challenge. Sanctions shall not apply to encounter errors successfully challenged. A challenge must be filed on a timely basis and a decision must be rendered by AHCCCSA prior to filing a grievance and request for hearing pursuant to Article 8 of AHCCCS Rules. Sanction amounts will be deducted from the Contractor's capitation payment.

ENCOUNTER ADJUSTMENTS

Contractors are required to submit adjusted or voided encounters in the event that claims are subsequently adjusted or denied after the initial encounter submission. This includes adjustments for inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCSA or the Contractor. Contractors shall refer to the Encounter User's Manual for further instructions regarding adjustments to encounters.

                                                       Contract/RFP No. YH8-0001

[AHCCCS LOGO]     ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                          SECTION A. CONTRACT AMENDMENT

===============================================================================================
1. AMENDMENT              2. CONTRACT           3. EFFECTIVE DATE OF             4. PROGRAM:
   NUMBER:                   NO.:                  AMENDMENT:
        13                YH8-0001-05                     APRIL 1, 2001               OMC
===============================================================================================
5.  CONTRACTOR'S NAME AND ADDRESS:
                                 HEALTH CHOICE ARIZONA
                              1600 W. BROADWAY SUITE 260
                                 TEMPE, AZ 85282-1502
===============================================================================================
6.  PURPOSE OF AMENDMENT: TO INCORPORATE CHANGES TO CONTRACT REQUIREMENTS DUE TO THE PASSAGE
OF PROPOSITION 204.
===============================================================================================
7.  THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:
      A. Proposition 204.  The attached pages represent modifications to the contract requirements as a result of the passage of Proposition 204.

      B. Capitation Rates.  Included in this amendment are revised capitation rates for the period beginning April 1, 2001 and ending September 30, 2001.

       NOTE: PLEASE SIGN AND DATE BOTH AND THEN RETURN ONE TO:  MICHAEL VEIT, MD 5700
                                                                AHCCCS CONTRACTS AND PURCHASING
                                                                701 E JEFFERSON STREET
                                                                PHOENIX AZ 85034

===============================================================================================
8.  EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL
CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL
EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
===============================================================================================
9.  SIGNATURE OF AUTHORIZED                  10. SIGNATURE OF AHCCCSA CONTRACTING
REPRESENTATIVE:                              OFFICER:

                 /S/ CAROLYN ROSE                              /S/ MICHAEL VEIT
===============================================================================================
TYPED NAME:  CAROLYN ROSE                    MICHAEL VEIT

===============================================================================================
TITLE:  CHIEF EXECUTIVE OFFICER              CONTRACTS & PURCHASING
                                             ADMINISTRATOR

===============================================================================================
DATE:           3/6/01                       DATE               3/12/01:

===============================================================================================

                                                       CONTRACT/RFP NO. YH8-0001

                                TABLE OF CONTENTS

SECTION A CONTRACT AMENDMENT ...............................................      1

SECTION B CAPITATION RATES .................................................      5

SECTION C DEFINITIONS ......................................................      7

SECTION D PROGRAM REQUIREMENTS .............................................     15

   1.  SCOPE OF SERVICES ...................................................     15
   2.  BEHAVIORAL HEALTH SERVICES ..........................................     22
   3.  AHCCCS MEDICAL POLICY MANUAL ........................................     23
   4.  VACCINE FOR CHILDREN PROGRAM ........................................     24
   5.  DENIALS OR REDUCTIONS OF SERVICES ...................................     24
   6.  ENROLLMENT AND DISENROLLMENT ........................................     24
   7.  MAINSTREAMING OF AHCCCS MEMBERS .....................................     27
   8.  MEMBER INFORMATION ..................................................     28
   9.  MEMBER SURVEYS ......................................................     30
  10.  MARKETING PLANS .....................................................     30
  11.  ANNUAL ENROLLMENT CHOICE ............................................     30
  12.  TRANSITION OF MEMBERS ...............................................     31
  13.  STAFF REQUIREMENTS AND SUPPORT SERVICES .............................     32
  14.  WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS ...................     33
  15.  ADVANCE DIRECTIVES ..................................................     33
  16.  PERFORMANCE MEASUREMENT .............................................     34
  17.  QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM) ...............     36
  18.  PHYSICIAN INCENTIVES ................................................     36
  19.  APPOINTMENT STANDARDS ...............................................     36
  20.  REFERRAL PROCEDURES AND STANDARDS ...................................     37
  21.  PROVIDER MANUAL .....................................................     38
  22.  PRIMARY CARE PROVIDER STANDARDS .....................................     39
  23.  OTHER PROVIDER STANDARDS ............................................     40
  24.  NETWORK DEVELOPMENT .................................................     41
  25.  NETWORK MANAGEMENT ..................................................     41
  26.  FEDERALLY QUALIFIED HEALTH CENTERS (FQHC) ...........................     42
  27.  PROVIDER REGISTRATION ...............................................     43
  28.  PROVIDER AFFILIATION TAPE ...........................................     43
  29.  PERIODIC REPORT REQUIREMENTS ........................................     43
  30.  DISSEMINATION OF INFORMATION ........................................     44
  31.  REQUESTS FOR INFORMATION ............................................     44
  32.  OPERATIONAL AND FINANCIAL READINESS REVIEWS .........................     44
  33.  OPERATIONAL AND FINANCIAL REVIEWS ...................................     44
  34.  CLAIMS PAYMENT SYSTEM ...............................................     45
  35.  HOSPITAL SUBCONTRACTING AND REIMBURSEMENT ...........................     45
  36.  NURSING FACILITY REIMBURSEMENT ......................................     46
  37.  COMPENSATION ........................................................     46
  38.  CAPITATION ADJUSTMENTS ..............................................     48
  39.  REINSURANCE .........................................................     48
  40.  COORDINATION OF BENEFITS/THIRD PARTY LIABILITY ......................     50
  41.  MEDICARE SERVICES AND COST SHARING ..................................     52
  42.  COPAYMENTS ..........................................................     53
  43.  RECORDS RETENTION ...................................................     53
  44.  MEDICAL RECORDS .....................................................     53
  45.  ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS ......................     54

                                                       CONTRACT/RFP NO. YH8-0001

  46.  ACCUMULATED FUND DEFICIT ............................................     54
  47.  DATA EXCHANGE REQUIREMENT ...........................................     54
  48.  ENCOUNTER DATA REPORTING ............................................     55
  49.  MONTHLY ROSTER RECONCILIATION .......................................     56
  50.  TERM OF CONTRACT AND OPTION TO RENEW ................................     56
  51.  SUBCONTRACTS ........................................................     57
  52.  SPECIALTY CONTRACTS .................................................     58
  53.  MANAGEMENT SERVICES SUBCONTRACTORS ..................................     59
  54.  MANAGEMENT SERVICES SUBCONTRACTOR AUDITS ............................     59
  55.  MINIMUM CAPITALIZATION REQUIREMENTS .................................     59
  56.  PERFORMANCE BOND OR BOND SUBSTITUTE .................................     60
  57.  AMOUNT OF PERFORMANCE BOND ..........................................     60
  58.  FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES ...................     61
  59.  MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP ......................     61
  60.  SANCTIONS ...........................................................     62
  61.  AUTO-ASSIGNMENT ALGORITHM ...........................................     62
  62.  GRIEVANCE PROCESS AND STANDARDS .....................................     62
  63.  QUARTERLY GRIEVANCE REPORT ..........................................     63
  64.  KIDSCARE ............................................................     63
  65.  PENDING LEGISLATIVE ISSUES ..........................................     63
  66.  SEPARATE INCORPORATION ..............................................     64
  67.  CULTURAL COMPETENCY .................................................     64
  68.  MEDICAID IN THE PUBLIC SCHOOLS ......................................     64
  69.  PROPOSITION 204 AND HCFA WAIVER .....................................     64

SECTION E: CONTRACT CLAUSES.................................................     66

   1)  APPLICABLE LAW ......................................................     66
   2)  AUTHORITY ...........................................................     66
   3)  ORDER OF PRECEDENCE .................................................     66
   4)  CONTRACT INTERPRETATION AND AMENDMENT ...............................     66
   5)  SEVERABILITY ........................................................     66
   6)  RELATIONSHIP OF PARTIES .............................................     66
   7)  ASSIGNMENT AND DELEGATION ...........................................     66
   8)  GENERAL INDEMNIFICATION .............................................     66
   9)  INDEMNIFICATION -- PATENT AND COPYRIGHT .............................     67
  10)  COMPLIANCE WITH APPLICABLE  LAWS, RULES AND REGULATIONS .............     67
  11)  ADVERTISING AND PROMOTION OF CONTRACT ...............................     67
  12)  PROPERTY OF THE STATE ...............................................     67
  13)  THIRD PARTY ANTITRUST VIOLATIONS ....................................     67
  14)  RIGHT TO ASSURANCE ..................................................     67
  15)  TERMINATION FOR CONFLICT OF INTEREST ................................     67
  16)  GRATUITIES ..........................................................     67
  17)  SUSPENSION OR DEBARMENT .............................................     68
  18)  TERMINATION FOR CONVENIENCE .........................................     68
  19)  TERMINATION FOR DEFAULT .............................................     68
  20)  TERMINATION - AVAILABILITY OF FUNDS .................................     68
  21)  RIGHT OF OFFSET .....................................................     69
  22)  NON-EXCLUSIVE REMEDIES ..............................................     69
  23)  NON-DISCRIMINATION ..................................................     69
  24)  EFFECTIVE DATE ......................................................     69
  25)  INSURANCE ...........................................................     69
  26)  DISPUTES ............................................................     70
  27)  RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS .........................     70
  28)  INCORPORATION BY REFERENCE ..........................................     70
  29)  COVENANT AGAINST CONTINGENT FEES ....................................     70

                                                       CONTRACT/RFP NO. YH8-0001

  30)  CHANGES .............................................................     70
  31)  TYPE OF CONTRACT ....................................................     70
  32)  AMERICANS WITH DISABILITIES ACT .....................................     70
  33)  WARRANTY OF SERVICES ................................................     70
  34)  NO GUARANTEED QUANTITIES ............................................     71
  35)  CONFLICT OF INTEREST ................................................     71
  36)  DISCLOSURE OF CONFIDENTIAL INFORMATION ..............................     71
  37)  COOPERATION WITH OTHER CONTRACTORS ..................................     71
  38)  ASSIGNMENT OF CONTRACT AND BANKRUPTCY ...............................     71
  39)  OWNERSHIP OF INFORMATION AND DATA ...................................     71
  40)  AHCCCSA RIGHT TO OPERATE CONTRACTOR .................................     72
  41)  AUDITS AND INSPECTIONS ..............................................     72
  42)  FRAUD AND ABUSE .....................................................     72
  43)  LOBBYING ............................................................     73
  44)  CHOICE OF FORUM .....................................................     73

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS ...............................      1

   1)  EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES ...      1
   2)  RECORDS AND REPORTS .................................................      1
   3)  LIMITATIONS ON BILLING AND COLLECTION PRACTICES .....................      1
   4)  ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES ............      1
   5)  APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS ................      2
   6)  WARRANTY OF SERVICES ................................................      2
   7)  SUBJECTION OF SUBCONTRACT ...........................................      2
   8)  AWARDS OF OTHER SUBCONTRACTS ........................................      2
   9)  INDEMNIFICATION BY CONTRACTOR .......................................      2
  10)  MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES .....      2
  11)  COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS .........................      2
  12)  SEVERABILITY ........................................................      2
  13)  VOIDABILITY OF SUBCONTRACT ..........................................      2
  14)  CONFIDENTIALITY REQUIREMENT .........................................      2
  15)  GRIEVANCE AND REQUEST FOR HEARING PROCEDURES ........................      3
  16)  TERMINATION OF SUBCONTRACT ..........................................      3
  17)  PRIOR AUTHORIZATION AND UTILIZATION REVIEW ..........................      3
  18)  NON-DISCRIMINATION REQUIREMENTS .....................................      3
  19)  COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION .......      4
  20)  CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION .....................      4
  21)  CERTIFICATION OF COMPLIANCE-ANTI-KICKBACK AND LABORATORY TESTING ....      4
  22)  CONFLICT IN INTERPRETATION OF PROVISIONS ............................      4
  23)  ENCOUNTER DATA REQUIREMENT ..........................................      4
  24)  CLINICAL LABORATORY IMPROVEMENT AMENDMENT (CLIA) OF 1988 ............      4
  25)  INSURANCE ...........................................................      4
  26)  FRAUD AND ABUSE .....................................................      5

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS .................................      1

ATTACHMENT H: GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS ......      1

ATTACHMENT I:  ENCOUNTER SUBMISSION REQUIREMENTS ...........................      1

CAPITATION RATES                                       CONTRACT/RFP NO. YH8-0001

                          SECTION B - CAPITATION RATES


The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid the attached rates for the term April 1, 2001 through September 30, 2001.

CAPITATION RATES
(per member per month)

Capitation rates specific to contractor

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                                  HEALTH CHOICE
                  CAPITATION RATE FOR SSI W/MEDICARE AND MN/MI
                                EFFECTIVE 4/1/01

                        SSI W/MED     SSI W/MED       MN/MI         MN/MI
                        ---------     ---------      -------       -------
                         10/1/00        4/1/01       10/1/00        4/1/01
                         -------       -------       -------       -------
GSA #10 (PIMA)           $155.68       $168.56       $500.15       $509.02
                         -------       -------       -------       -------
GSA #12 (MARICOPA)       $173.04       $187.38       $612.63       $622.12
                         -------       -------       -------       -------

DEFINITIONS                                            CONTRACT/RFP NO. YH8-0001

                             SECTION C: DEFINITIONS

ADHS Arizona Department of Health Services, the state agency mandated to serve the public health needs of all Arizona citizens.

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System, which is composed of the Administration, contractors, and other arrangements through which health care services are provided to an eligible person, as defined by A.R.S. ss. 36-2902, et seq.

AHCCCS BENEFITS               See "COVERED SERVICES".

AHCCCS MEMBER                 See "MEMBER".

AHCCCSA                       Arizona Health Care Cost Containment System

ALTCS Administration. The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute, behavioral health and case management services to members, as authorized by A.R.S. ss. 36-2932.

AMBULATORY CARE               Preventive, diagnostic and treatment services
                              provided on an outpatient basis by physicians, nurse practitioners, physician assistants and other health care providers.

AMPM AHCCCS                   Medical Policy Manual.

ARIZONA ADMINISTRATIVE CODE   State regulations established pursuant to relevant
(A.A.C.)                      statutes. For purposes of this solicitation, the
                              relevant sections of the AAC are referred to throughout this document as "AHCCCS Rules".

A.R.S.                        Arizona Revised Statutes.

AT RISK Refers to the period of time that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS LIBRARY               A repository of manuals, statutes, rules and other
                              reference material located at the AHCCCS office in Phoenix.

BOARD CERTIFIED               An individual who has successfully completed all
                              prerequisites of the respective specialty board and successfully passed the required examination for certification.

CAPITATION                    Payment to contractor by AHCCCSA of a fixed
                              monthly payment per person in advance for which the contractor provides a full range of covered services as authorized under A.R.S. ss. 36-2942 and ss. 36-2931.

CATEGORICALLY                 Member eligible for Medicaid under Title XIX of
LINKED TITLE XIX              the Social Security Act including those eligible
MEMBER                        under 1931 provisions of the Social Security Act
                              (previously AFDC), Sixth Omnibus Budget
                              Reconciliation Act (SOBRA), Supplemental Security
                              Income (SSI), SSI-related groups. To be
                              categorically linked, the member must be aged (65 or over), blind, disabled, a child under age 19, parent of a dependent child, or pregnant.

CLEAN CLAIM                   A claim that may be processed without obtaining
                              additional information from the provider of service or from a third party; but does not include claims under investigation for fraud or abuse or claims under review for medical necessity, as defined by A.R.S. ss. 36-2904.

COMPETITIVE BID               A state procurement system used to select
PROCESS                       contractors to provide covered services on a
                              geographic basis.

CONTINUING                    An AHCCCS contractor during CYE 97 that submits a
OFFEROR                       proposal pursuant to this solicitation.

CONTRACT                      See "COVERED SERVICES".
SERVICES

CONTRACT YEAR                 Corresponds to federal fiscal year (Oct. 1 through
(CY)                          Sept. 30). For example, Contract Year 01 is
                              10/01/00 - 9/30/01.

CONTRACTOR                    A person, organization or entity agreeing through
                              a direct contracting relationship with AHCCCSA to provide the goods and services specified by this contract in conformance with the stated contract requirements, AHCCCS statute and rules and federal law and regulations.

CONVICTED                     A judgment of conviction has been entered by a
                              federal, state or local court, regardless of whether an appeal from that judgment is pending.

CO-PAYMENT                    A monetary amount specified by the Director that
                              the member pays directly to a contractor or provider at the time covered services are rendered, as defined in R9-22-107.

COUNTY                        Amount of funds contributed to the AHCCCS fund by
CONTRIBUTION                  each Arizona county based on funding formulas
                              established by law.

COVERED SERVICES              Health care services to be delivered by a
                              contractor which are designated in Section D of this contract and also AHCCCS Rules R9-22, Article
                              2 and R9-31, Article 2.

CRS                           Children's Rehabilitative Services, as defined in
                              R9-22-114.

CY                            See "CONTRACT YEAR".

CYE                           Contract Year Ended; same as "CONTRACT YEAR".

DAYS Calendar days unless otherwise specified as defined in the text, as defined in R9-22-101.

DIRECTOR                      The Director of AHCCCSA.

DISCLOSING ENTITY             An AHCCCS provider or a fiscal agent.

DME Durable Medical Equipment, which is an item, or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury as defined in R9-22-102.

DUAL ELIGIBLE                 A member who is eligible for both Medicare and
                              Medicaid.

EAC                           Eligible Assistance Child as defined in A.R.S. ss.
                              36-2905.03(B); an AHCCCS state program for children under age 14 receiving food stamps. Effective 10/1/01, EAC members will become Title XIX Waiver members.

ELIC                          Eligible Low-Income Child as defined in A.R.S. ss.
                              36-2905.05(C) and (D); an AHCCCS state program for children under age 14 whose household income exceeds the income limit for the MN/MI program but is less than 100% of the federal poverty level. Effective 10/1/01, ELIC members will become Title XIX Waiver members.

ELIGIBILITY                   A process of determining, through a written
DETERMINATION                 application, including required documentation,
                              whether an applicant meets the qualifications for Title XIX Title XXI, and/or state-only eligibility.

EMERGENCY                     A medical condition manifesting itself by acute
MEDICAL                       symptoms of sufficient severity (including severe
CONDITION                     pain) such that a prudent layperson, who possess
                              an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in: a) placing the patient's health in serious jeopardy; b) serious impairment to bodily functions; or c) serious dysfunction of any bodily organ or part.

EMERGENCY                     Services provided after the sudden onset of a
MEDICAL                       medical condition manifesting itself by acute
SERVICE                       symptoms of sufficient severity (including severe
                              pain) that the absence of immediate medical attention could reasonably be expected to result in: a) placing the patient's health in serious jeopardy; b) serious impairment to bodily functions; or c) serious dysfunction of any bodily organ or part, as defined in R9-22-102.

ENCOUNTER                     A record of a medically related service rendered
                              by a provider or providers registered with AHCCCSA to a member who is enrolled with a Contractor on the date of service. It includes all services for which the contractor incurred any financial liability.

ENROLLMENT                    The process by which an eligible person becomes a
                              member of a contractor's health plan.

EPSDT Early and Periodic Screening, Diagnosis and Treatment; services for persons under 21 years of age as described in AHCCCS rules R9-22, Article 2.

FAMILY PLANNING               A program that provides family planning services
SERVICES                      only for a maximum of 24 months to SOBRA women
EXTENSION                     whose pregnancy has ended and the woman is not
PROGRAM                       otherwise eligible for Title XIX.

FEDERALLY                     An entity which meets the requirements and
QUALIFIED HEALTH              receives a grant and funding pursuant to Section
CENTER (FQHC)                 330 of the Public Health Service Act. An FQHC
                              includes an outpatient health program or facility operated by a tribe or tribal organization under the Indian Self-Determination Act (PL 93-638) or an urban Indian organization receiving funds under Title V of the Indian Health Care Improvement Act.

FEE-FOR-SERVICE               A method of payment to registered providers on an
(FFS)                         amount-per service basis.

 FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX and Title XXI program portions of AHCCCS as defined in 42 CFR 400.203.

FISCAL YEAR (FY)              The budget year - Federal Fiscal Year: October 1
                              through September 30; State fiscal year: July 1 through June 30.


GATEKEEPER                    Primary care provider who is primarily responsible
                              for all medical treatment rendered and who makes referrals as necessary and monitors the member's treatment.

GEOGRAPHIC                    A specific county or defined grouping of counties
SERVICE AREA                  designated by the Administration within which a
(GSA)                         contractor of record provides, directly or through
                              subcontract, covered health care to members enrolled with that contractor of record

GROUP OF                      Two or more health care professionals who practice
PROVIDERS                     their profession at a common location (whether or
                              not they share facilities, supporting staff, or equipment).

HCFA Health Care Financing Administration, an organization within the U.S. Department of Health and Human Services, which administers the Medicare and Medicaid programs and Children's Health Insurance Program.

HEALTH                        Various forms of plan organization, including
MAINTENANCE                   staff and group models, that meet the HMO
ORGANIZATION                  licensing requirements of the federal and/or state
(HMO)                         government and offer a full array of health care
                              services to members on a capitated basis.

HEALTH PLAN                   See "CONTRACTOR".

IBNR Incurred But Not Reported: Liability for services rendered for which claims have not been received.

IHS Indian Health Services, authorized as a federal agency pursuant to 25 U.S.C. 1661.

LIEN A legal claim filed with the County Recorder's office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MANAGED CARE                  Systems that integrate the financing and delivery
                              of health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members;
                              establish explicit criteria for the selection of health care providers; have significant financial incentives for members to use providers and procedures associated with the plan; and have formal programs for quality assurance and utilization review.

MANAGEMENT                    A person or organization that agrees to perform
SERVICES                      any administrative function or service for the
SUBCONTRACTOR                 Contractor specifically related to securing or
                              fulfilling the Contractor's obligations to AHCCCSA under the terms of the contract.

MANAGING                      A general manager, business manager,
EMPLOYEE                      administrator, director, or other individual who
                              exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of, an institution, organization or agency.

MATERIAL                      A fact, data or other information excluded from a
OMISSION                      report, contract, etc. the absence of which could
                              lead to erroneous conclusions following reasonable review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended.

MEDICAL                       Title XIX Waiver member whose income is more than
EXPENSE                       100% of the Federal Poverty Level, and spends down
DEDUCTION                     to or below 40% of the 2000 Federal Poverty Level.
(MED)                         The 40% of 2000 Federal Poverty Level will not be
                              adjusted annually to reflect annual Federal
                              Poverty Level adjustments.

MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER A person eligible who is enrolled in the system, as defined in A.R.S.ss.36-2901.

MN/MI Medically Needy/Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program. Beginning 4/1/01, individuals under this program will be eligible for Medicaid as a Title XIX Waiver member.

NEW OFFEROR                   The organization, entity or person which submits a
                              proposal in response to this solicitation and which has not been an AHCCCS contractor during CYE
                              97.

NON-CONTRACTING               A person who provides services as prescribed in
PROVIDER                      A.R.S.ss.36-2939 and who does not have a
                              subcontract with an AHCCCS contractor.

OFFEROR A person or other entity that submits a proposal to the Administration in response to an RFP, as defined in R9-22-106.

PERFORMANCE                   A set of standardized indicators designed to
MEASURES                      assist AHCCCS in evaluating, comparing and
                              improving the performance of its contractors.
                              Specific descriptions of health services measurement goals are found in Section D, Paragraph 16, Performance Measures.

PMMIS                         AHCCCSA's Prepaid Medical Management Information
                              System.

PRIMARY CARE                  An individual who meets the requirements of A.R.S.
PROVIDER (PCP)                ss. 36-2901, and who is responsible for the
                              management of a member's health care. A PCP may be a physician defined as a person licensed as allopathic or osteopathic physician according to A.R.S. Title 32, Chapter 13 or Chapter 17 or a practitioner defined as a physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S.
                              Title 32, Chapter 15.

PRIOR PERIOD                  The period of time from the 1st day of the month
                              of application or the 1st eligible month, whichever is later, to the day a member is enrolled with the Contractor. The Contractor receives notification from the Administration of the member's enrollment.

PRIOR QUARTER                 The three-month period immediately preceding the
                              month in which the member applies for Title XIX benefits. If it is determined that the member would have been eligible had the member applied in the month in which services were provided, AHCCCSA may pay for unpaid Title XIX services on a fee-for-service basis. The Contractor is not liable for the prior quarter period. Prior quarter coverage will discontinue for eligibility determinations on or after 10/1/01.

PROPOSITION 204               Referendum that increased eligibility for AHCCCS
                              services to individuals whose income is at or less than 100% of Federal Poverty Level.

PROVIDER Any person who contracts with the Administration for the provision of hospitalization and medical care to members according to the provisions A.R.S.ss. 36-2901 or any subcontractor of provider delivering services pursuant to A.R.S.ss. 36-2901.

QUALIFIED                     A person, eligible under A.R.S.ss.36-2971(4), who
MEDICARE                      is entitled to Medicare Part A insurance, meets
BENEFICIARY                   certain income and residency requirements of the
(QMB)                         Qualified Medicare Beneficiary program. A QMB who
                              is also eligible for Medicaid is commonly referred to as a QMB dual eligible. Effective 4/1/01, all QMB eligible members will be eligible for full
                              AHCCCS medical services under the SSI-MAO category.

RATE CODE                     Eligibility classification for capitation payment
                              purposes.

REGIONAL                      An organization under contract with ADHS to
BEHAVIORAL                    administer covered behavioral health services in a
HEALTH                        geographically specific area of the state. Tribal
AUTHORITY                     governments, through an agreement with ADHS, may
(RBHA)                        operate a tribal regional behavioral health
                              authority (TRBHA) for the provision of behavioral health services to Native American members living on-reservation.

REINSURANCE                   A risk-sharing program provided by the
                              Administration to contractors for the
                              reimbursement of certain contract service costs incurred by a member beyond a certain monetary threshold.

RELATED PARTY                 A party that has, or may have, the ability to
                              control or significantly influence a contractor, or a party that is, or may be, controlled or significantly influenced by a contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

RFP Request For Proposals which is a document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal), as defined in R9-22-107.


SCOPE OF SERVICES             See "COVERED SERVICES".

SOBRA Section 9401 of the Sixth Omnibus Budget and Reconciliation Act, 1986, amended by the Medicare Catastrophic Coverage Act of 1988, 42 CFR U.S.C. 1396a(a)(10)(A)(ii)(IX), July 1, 1988.

STATE                         The State of Arizona.

STATE PLAN                    The written agreements between the State and HCFA
                              which describes how the AHCCCS program meets HCFA requirements for participation in the Medicaid program and the Children's Health Insurance
                              Program.

STATE-ONLY                    A member who is not eligible for Title XIX or XXI
MEMBER                        but is eligible for one of the state-funded
                              eligibility categories which include Medically
                              Needy/Medically Indigent (MN/MI), Eligible
                              Assistance Children (EAC), Eligible Low Income
                              Children (ELIC). Beginning 4/1/01, MNMI's will no longer be "state only," but funded by both state and federal dollars.

SUBCONTRACT                   An agreement entered into by Contractor with a
                              provider of health care services who agrees to furnish covered services to members, or with a marketing organization, or with any other organization or person who agrees to perform any administrative function or service for Contractor specifically related to fulfilling Contractor's obligations to AHCCCSA under the terms of this contract, as defined in R9-22-101.

SUBCONTRACTOR                 (1) A person, agency or organization to that a
                              contractor has contracted with or delegated some of its management functions or responsibilities to provide covered services to its members; or (2) A person, agency or organization that a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the AHCCCS agreement.

SUPPLEMENTAL                  Federal cash assistance program under Title XVI of
SECURITY                      the Social Security Act.
INCOME
(SSI)

TEFRA RISK HMO                A Health Maintenance Organization or Comprehensive
                              Medical Plan, which provides Medicare, services to Medicare beneficiaries pursuant to a Medicare risk contract with HCFA under ss.1876 of the Social
                              Security Act.

TEMPORARY                     A Federal cash assistance program under the
ASSISTANCE TO                 Social Security Act. It replaced Aid To Families
NEEDY FAMILIES                With Dependent Children (AFDC).
(TANF)

THIRD PARTY                   An individual, entity or program that is or may be
                              liable to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member, as defined in R9-22-110

THIRD PARTY LIABILITY         The resources available from a person or entity
                              that is, or may be, by agreement, circumstance or otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS applicant or member, as defined in R9-22-110.

TITLE XIX MEMBER              Member eligible for Federally funded Medicaid
                              programs under Title XIX of the Social Security
                              Act including those eligible under 1931 provisions of the Social Security Act (previously AFDC),
                              Sixth Omnibus Budget Reconciliation Act (SOBRA),
                              Supplemental Security Income (SSI), SSI-related groups, and Title XIX Waiver groups.

TITLE XIX WAIVER              All MED (Medical Expense Deduction) members, and
MEMBER                        adults or childless couples at or under 100% of
                              the Federal Poverty Level who are not
                              categorically linked to another Title XIX program.

TITLE XXI MEMBER              Member eligible for acute care services under
                              Title XXI of the Social Security Act, referred to in federal legislation as the "State Children's
                              Health Insurance Program" (SCHIP). The Arizona version of SCHIP is referred to as "KidsCare."

TRIBAL FACILITY               A facility that is operated by an Indian tribe and
(638 TRIBAL                   that is authorized to provide ) services pursuant
FACILITY                      to Public Law 93-638, as amended.

YEAR                          See "Contract Year".

[END OF DEFINITIONS]

PROGRAM REQUIREMENTS                                   CONTRACT/RFP NO. YH8-0001

                         SECTION D: PROGRAM REQUIREMENTS

1. SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22, Article 2, the AHCCCS Medical Policy Manual (AMPM), and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options even if needed services are not covered by the Contractor.


KIDSCARE COVERED SERVICES: KidsCare members are eligible for the same services covered for members under the Title XIX and state-only programs, with the following differences, exclusions and/or limitations:

a.       Non-emergency transportation is not covered.
b.       Chiropractic services are not covered.
c. Vision services are limited to one eye examination per contract year and one pair of glasses or contacts every contract year.
d. EPSDT services are limited to those services specified in this contract.
e. Behavioral health services are limited to 30 inpatient days and 30 outpatient visits per contract year. (See details under Section D Paragraph 2, Behavioral Health Services.)
f.       Licensed midwives and home deliveries are not covered.

For further details regarding the KidsCare program, see Section D, Paragraph 64, KidsCare, and the AHCCCS Medical Policy Manual (AMPM).

AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a free-standing surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 21 including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D, Paragraph 2, Behavioral Health Services.

CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for children with CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS covered conditions, as specified in R9-22, Article 2 A.R.S. Title 36, Chapter 2, Article 3. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library.

The Contractor shall monitor referrals to CRS to ensure CRS covered services are provided in a timely manner to eligible members. Referral to CRS does not relieve the Contractor of the responsibility for providing medically necessary services not covered by CRS to CRS eligible members. The Contractor is also responsible for initial care of newborn members, who are CRS eligible. The Contractor must require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the member's medical record maintained by the PCP.

A member with private insurance is not required to utilize CRS. If the member uses their private insurance network for a CRS covered condition, and the member is not enrolled with CRS, the Contractor is responsible for all applicable deductibles and copays.

The Contractor remains ultimately responsible for the provision of all covered services to its members. If the Contractor becomes aware that CRS has failed to meet the established appointment standards, or has failed to provide medically necessary CRS covered services, the Contractor shall immediately notify AHCCCSA, Office of Medical Management, of the occurrence. In accordance with AHCCCS policy, the Contractor may seek reimbursement from CRS for providing CRS covered services.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to Title XIX members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Medicare approved chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for Qualified Medicare Beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL: The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services; dental screening and preventive services in accordance with the AHCCCS periodicity schedule; therapeutic dental services; dentures; and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 16, Performance Measures. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If no dental screening is received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor's provider network. For members who are 21 years of age and older, the Contractor shall provide emergency dental care, medically necessary dentures and dental services for transplantation services as specified in the AMPM. Dental standards may be found in the AMPM, Section 310, which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illness discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental/behavioral health, in compliance with the AHCCCS periodicity schedule (Exhibit 430-1 in the AMPM) and to submit to the AHCCCS Office of Medical Management, all EPSDT reports as required by AHCCCS medical policy. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 16, Performance Measures. Because the behavioral health benefit for Title XIX and Title XXI is provided through the ADHS/RBHA system, the Contractor shall ensure the initiation and coordination of the referral of these members to the RBHA and shall follow up with the RBHA to monitor whether members have received behavioral health services. Title XXI members are not entitled to the all-encompassing EPSDT service package required for Title XIX children. Title XXI children are entitled only to the EPSDT and other covered services specified in this document, the AMPM and the Title XXI State Plan.

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-101 and R9-31-101. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency service utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For purposes of this contract, a "prudent layperson" is a person who possesses an average knowledge of health and medicine.
b.       All medical services necessary to rule out an emergency condition
c.       Emergency transportation
d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.
e. The Contractor shall comply with guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21, with the exception of KidsCare members. See limitations for KidsCare members described at the beginning of this section, titled "KidsCare Covered Services." For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services in accordance with the AMPM, Section 420 for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling necessary to allow the members to make informed decisions regarding family planning methods shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system, which allows members freedom of choice in selecting a provider.

A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program; a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification may be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension, elevated cholesterol, colon cancer, sexually transmitted diseases, tuberculosis and HIV/AIDS; nutritional assessment in cases when the member has a chronic debilitating disease affected by nutritional needs; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations. Required assessment and screening services for members under age 21 are included in the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide part-time or intermittent care for members who do not require hospital care. This service is provided under the direction of a physician to prevent re-hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services.

HOSPICE: These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member's medical condition requires isolation; private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services, which may be provided on an outpatient or ambulatory basis (i.e. laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), oral/inactivated polio vaccine (OPV/IPV), measles, mumps, rubella vaccine (MMR),
H. influenza, type B (HIB), hepatitis B (Hep B), and varicella vaccine. The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section D, Paragraph 16, Performance Measures.

INDIAN HEALTH SERVICES (IHS): The Contractor may choose to subcontract with and pay an IHS or 638 tribal facility as part of their provider network for covered services provided to members. Effective October 1, 1999, the Contractor is responsible for reimbursement to IHS or tribal facilities for emergency services provided to state-only and Title XXI Native American members enrolled with the Contractor. The Contractor has no responsibility for non-emergency services to state-only and Title XXI Native American members unless the Contractor refers or prior authorizes the service. AHCCCSA will reimburse claims for acute care services that are medically necessary and eligible for 100% Federal reimbursement, provided to Title XIX members in an IHS or a 638 tribal facility.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement Act) approved free standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

Upon written request, a Contractor may obtain laboratory test data on members from a laboratory or hospital based laboratory subject to the requirements specified in A.R.S. ss. 36-2903(R) and (S). The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery. Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered as described in the AMPM. Title XIX and state-only members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Title XIX and state-only members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered free-standing birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. Home delivery and licensed midwives are not covered for Title XXI members.

The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

The Contractor shall inform all assigned AHCCCS pregnant women of voluntary prenatal HIV testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the member handbook and annually in the member newsletter to encourage pregnant women to be tested and instructions on where to be tested. Semi-annually, the Contractor shall report to AHCCCS the number of pregnant women who have been identified as HIV/AIDS positive. This report is due no later than 30 days after the end of the second and fourth quarters of the contract year.

MEDICAL FOODS: Medical foods are covered within limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screening Program and specified in the AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

MEDICALLY-NECESSARY ABORTIONS: This service is covered for a member if the member suffers from a medical condition or disorder, physical injury, or illness caused by or rising from the pregnancy. The service is also covered for Title XIX and Title XXI members if the pregnancy is caused by rape or incest. Physician certification of the condition, disorder, illness or injury must be provided to the Contractor. In addition, providers must submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination. Prior authorization is required. If the procedure is performed on an emergency basis, documentation must be submitted to the Contractor within two working days. Additional documentation, outlined in the AMPM, is required for members under 18 years of age or members who are considered an incapacitated adult who seek a medically necessary abortion due to rape or incest.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide nursing facility services, including religious nonmedical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an alternative living facility or receive home and community based services (HCBS) as defined in R9-22, Article 2 and R9-28, Article 2 that meet the provider standards described in R9-28,
Article 5, and subject to the limitations set forth in Chapter 1200 of the AMPM.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation. See Paragraph 36, Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

NUTRITION: Nutritional assessments may be conducted as a part of the EPSDT screenings for members under age 21, and to assist members 21 years of age and older whose health status may improve with nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member's PCP. AHCCCS covers nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary to provide either complete daily dietary requirements, or to supplement a member's daily nutritional and caloric intake and when AHCCCS criteria specified in the AMPM are met.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS AND PHARMACY: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations. Over-the-counter medication may be prescribed when it is determined to be a lower-cost alternative to prescription medication.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those members who are 21 and over; physical therapy for all members and occupational and speech therapies for members under the age of 21 are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions that substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those of the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for Title XIX and state-only members who are unable to provide their own transportation for medically necessary services. Title XXI members are not eligible for non-emergency transportation services except for transfers between facilities.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

Title XIX and Title XXI members are eligible for comprehensive behavioral health services. The behavioral health benefit for these members is provided through the ADHS - Regional Behavioral Health Authority (RBHA) system. The Contractor shall be responsible for member education regarding these benefits; provision of limited emergency inpatient services; and screening and referral to the RBHA system of members identified as requiring behavioral health services.

MEMBER EDUCATION: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services. Covered services for Title XIX and Title XXI are similar with the exception that non-emergency transportation is not covered for Title XXI members. For Title XXI members inpatient services and specified outpatient services are limited to 30 days/30 visits per contract year. Covered services include:

a.       Inpatient services (Title XXI limited to 30 days per contract year)
b.       Individual, group and family therapy and counseling (limited for Title
         XXI)
c.       Psychotropic medication
d.       Psychotropic medication adjustment and monitoring
e.       Partial care, basic and intensive (limited for Title XXI)
f.       Emergency crisis services
g.       Behavior management (limited for Title XXI)
h.       Psychosocial rehabilitation (limited for Title XXI)
i.       Evaluation, screening and diagnosis (limited for Title XXI)
j. Laboratory and radiology services for psychotropic medication regulation and diagnosis
k. Emergency and medically necessary transportation (Title XXI members limited to emergency transportation only)
l.       Case management services
m.       Respite (Title XIX Only)

REFERRALS: As specified in Section D, Paragraph 1, EPSDT, the Contractor must provide developmental/behavioral health screenings for members up to 21 years of age in compliance with the AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process.

The Contractor is responsible for RBHA referral and follow-up collaboration, as necessary, for other Title XIX and Title XXI members identified as needing behavioral health evaluation and treatment. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The Contractor is responsible for providing transportation to Title XIX members first RBHA evaluation appointments if members are unable to provide their own transportation.

EMERGENCY SERVICES: For Title XIX and Title XXI members not enrolled with ADHS, the Contractor is responsible for up to three days of inpatient behavioral health services per emergency episode not to exceed 12 days per contract year. A referral to the RBHA for evaluation and enrollment should be initiated as soon as possible after admission.

For state-only members (EAC, ELIC): The Contractor is responsible for up to three days of inpatient emergency behavioral health services not to exceed 12 days per contract year regardless of whether the member is enrolled with a RBHA. For members who become eligible during an emergency episode, the three (3) days of coverage for this hospital benefit are the first three (3) days of eligibility.

COORDINATION OF CARE: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall require the PCP to respond to RBHA/provider information requests pertaining to ADHS enrolled members including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to members not enrolled with ADHS.

MEDICATION MANAGEMENT SERVICES: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor's formulary, medications for the treatment of these disorders.

The Contractor shall ensure that training and education is available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall include them in their provider manual. Also, Contractors shall inform PCPs about the availability of resource information through the Maricopa Integrated Health System's Psychiatric Residency Training Program and the Arizona Medical Association regarding the diagnosis and treatment of behavioral health disorders.

The Contractor shall ensure that its quality management and peer review programs incorporate monitoring of the PCP's management of behavioral health disorders.

3.       AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. The Contractor is responsible for complying with the requirements set forth within. The AMPM with search capability and linkages to AHCCCS rules, Statutes and other resources is available to all interested parties through the AHCCCS Home Page on the Internet (www.ahcccs.state.az.us). Upon adoption by AHCCCSA, AMPM updates will be available through the Internet at the beginning of each month. If required, the Contractors may receive one hard copy of the AMPM, free of charge, from AHCCCSA, Office of Medical Management, however, the Contractor shall be responsible for maintaining such copies current with these updates.

4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program, the federal and state governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. Therefore, the Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. Any provider, licensed by the State to administer immunizations, may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC.

5.       DENIALS OR REDUCTIONS OF SERVICES

When a covered service is denied, reduced, suspended or terminated, the Contractor shall comply with the notice, appeal and continuation of benefits requirements specified in the Office of Managed Care Member Rights and Responsibilities Policy.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration (SSA) SSA determines eligibility for the Supplementary Security Income (SSI) cash program. SSI Cash recipients are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)        DES determines eligibility for the
                                             Temporary Assistance to Needy
                                             Families (TANF) program (formerly
                                             Aid to Families with Dependent
                                             Children), 1931 Group Medical
                                             Assistance Only (MAO) groups, SOBRA
                                             women and children, the Eligible
                                             Assistance Children state program
                                             (EAC), the Adoption Subsidy
                                             Program, Title IV-E foster care
                                             children, Young Adults Transition
                                             Insurance Program, and the Federal
                                             Emergency Services program (FES)
                                             related to the TANF, 1931 Group, or
                                             SOBRA programs.

AHCCCSA AHCCCSA determines eligibility for the SSI/MAO groups, including the FES program related to the SSI-Cash program (aged, disabled, blind), the Arizona Long-Term Care System (ALTCS), the Qualified Medicare Beneficiary program and other
                                             Medicare cost sharing programs, and
                                             the Title XXI program.

Arizona's 15 Counties                        Each county determines eligibility
                                             for the Medically Needy/Medically
                                             Indigent (MN/MI), Eligible Low
                                             Income Children (ELIC), and the
                                             State Emergency Services state
                                             programs.

AHCCCS acute care members are enrolled with contractors in accordance with the rules set forth in R9-22, Article 17.

HEALTH PLAN CHOICE

Title XIX members, except for those eligible under the MN/MI program have a choice of available health plans. A listing of the available health plans and their telephone numbers will be given to each applicant during the application process for AHCCCS benefits. Also included are instructions to applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA's being notified of their eligibility are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

Title XXI members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with the Title XIX health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

AHCCCSA assigns MN/MI members to an available health plan based on family continuity or through AHCCCSA's auto-assignment algorithm. These members do not get a choice of available contractors until their annual enrollment choice period. Beginning 10/1/01, all Title XIX Waiver members, including MED's will have a choice of available health plans.

Exceptions to the above enrollment policies for Title XIX and state-only members include: previously enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor, if that contractor is still available. Also, women who are eligible for the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment for a new Title XIX or state-only member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility, excluding any prior quarter coverage period.

The effective date of enrollment for a Title XXI member will be the first day of the month following notification to the health plan. If a Title XXI member is determined eligible by the 25th of the month, the member will be enrolled with the health plan as of the 1st of the following month. If the member is determined eligible AFTER the 25th of the month, the member will be enrolled with the health plan as of the 1st of the second following month.

Proposition 204 and Title XIX Waiver Member Expansion/Conversion

                                                                   DATE EXPANSION OR              ENROLLMENT
        EXPANSION AND CONVERSION POPULATION                     CONVERSION IS INITIATED           METHODOLOGY
        -----------------------------------                     -----------------------           -----------

QMB Only to QMB Dual Conversion                                     4/1/01                   Current Title XIX rules
New SSI's from 76% to 100% FPL                                      4/1/01 onward            Current Title XIX rules
Eligible parents of SOBRA children and KidsCare children up         7/1/01-9/1/01            Family Continuity
to 100% FPL
17 & 18 year old KidsCare children converting to Title XIX          Redetermination date     Remain in current health plan
MNMI (prior to 10/1/01)                                             4/1/01-10/1/01           Current MNMI rules
SOBRA Family Planning                                               10/1/01                  Remain in current health plan
SMI SSI's                                                           7/1/01-9/1/01            Current Title XIX rules
Premium Sharing Conversion members                                  10/1/01                  Remain in current health plan
EAC/ELIC's who don't convert to KidsCare                            10/1/01                  Remain in current health plan
Title XIX Waiver members                                            10/1/01                  Current Title XIX rules

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for Title XIX and state-only members. For Title XIX members except for MNMI's enrolled between 4/1/01 and 10/1/01, prior period coverage starts from the first day of the month of application, or first eligible month, whichever is later. The Contractor is responsible for payment of all claims for medically necessary covered services provided to members during prior period coverage. During the period 4/1/01 through 10/1/01, MNMI's will continue to have a two day retro period for prior period coverage; however they will be entitled to all medically necessary services due to their Title XIX eligibility. For state-only EAC members, prior period coverage does not apply. For state-only ELIC members, prior period coverage is generally limited to the two days prior to the date of AHCCCSA being notified of eligibility. However, prior period coverage could include additional days prior to the date of enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided on an emergency basis to state-only members pursuant to A.R.S. ss.36-2908 and A.R.S. ss.36-2909 for the first two days of the prior period coverage. Any additional prior period coverage for state-only members will include all claims for medically necessary covered services. This may include services provided prior to the contract year (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers, including Title XXI mothers, who were enrolled at the time of the child's birth and whose newborn notification was received by AHCCCSA will be enrolled with the mother's health plan. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member. Capitation to the Contractor will begin on the date notification is received by AHCCCSA (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. Note that AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Title XIX and Title XXI eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. Beginning 4/1/01, newborns of MNMI eligible women will become eligible and enrolled under Title XIX rules.

Newborns of FES mothers are auto-assigned to a health plan and mothers of these newborns are sent a letter advising them of their right to choose a different health plan for their child. In the event the FES mother chooses a different health plan, AHCCCS will recoup all capitation paid to the originally assigned plan and the baby will be enrolled retroactive to the date of birth in the second plan. The second plan will receive prior period capitation from the date of birth to the day before assignment and prospective capitation from the date of assignment forward. The second contractor will be responsible for all covered services to the newborn from date of birth.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, or as an Eligible Assistance Child (EAC), the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis or children enrolled with Department of Economic Security/Comprehensive Medical and Dental Program. The enrollment guarantee applies a maximum of one time per member per eligibility category for Title XIX, Title XXI, and EAC members. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child is adopted. AHCCCS Rule R9-22, Article 17 and R9-31, Article 3 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans, on or off-reservation, have a choice to receive services from Indian Health Service (IHS), a PL 93-638 tribal facility or any available contractor. If choice is not available or made within the specified time limit, Native American Title XIX and state-only members living on-reservation will be assigned to IHS and Native American Title XIX and state-only members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time. Native American Title XXI members must make a choice prior to being determined eligible.

7. MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, or physical or mental handicap, except where medically indicated. Contractors must take into account a member's culture, when addressing members and their concerns, and must take reasonable steps to encourage subcontractors to do the same. The Contractor must make interpreters available for members to ensure appropriate delivery of covered services.

Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.
b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.
c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.

d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

8. MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. The reading level and name of the evaluation methodology used should be included when 200 members or 5% of the Contractor's enrolled population, whichever is greater, speak a 2nd language, the Contractor shall provide member information in that 2nd language. The Contractor shall comply whenever it is aware that a population meets this standard. When there are program or service site changes notification will be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I. A Member Handbook which, at a minimum, shall include the following items that are also listed in the Office of Managed Care, Operations Policy #404, Member Information Policy:

         a.       A table of contents.
         b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services.
         c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.
         d.       Information on what to do when family size changes.
         e.       How to obtain a PCP.
         f.       How to change PCPs.
         g. How to make, change and cancel appointments with a PCP or dentist.
         h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments), what to do if they are billed, and under what circumstances a member may be billed for non-covered services.
         i. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network; copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

         j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system.
         k. How to contact Member Services and a description of its function.
         l. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. Handbook should contain information on proper emergency service utilization.
         m. How to obtain emergency transportation and medically necessary transportation.
         n. EPSDT services. A description of the purpose and benefits of EPSDT services, including the required components of EPSDT screenings and the provision of all medically necessary services to treat a physical or mental illness discovered by the screenings. Screenings include a comprehensive history and developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.
         o.       Maternity and family planning services.
         p. Description of covered behavioral health services and how to access them.
         q. Description of all covered dental services for members under 21 and how to access these services.
         r.       Out of county/out of state moves.
         s. Grievance and request for hearing procedures, including a clear explanation of the member's right to file a grievance and request for hearing and to appeal any decision that affects the member's receipt of covered services.
         t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action. A sentence shall be included that stresses the importance of members keeping, not discarding, the swipe ID card.
         u.       How to access after-hours care (urgent care).
         v.       Advance directives for adults.
         w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.
         x.       The last revision date.
         y. Member's notification rights and responsibilities under AAC R9-22, Article 13 and AHCCCS policy.
         z. A description of Fraud and Abuse including instructions on how to report suspected fraud or abuse. This shall include a statement that misuse of a member's identification card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action against the member
         aa. A statement that informs the member of their right to request information on whether or not the health plan has Physician Incentive Plans (PIP) that affect the use of referral services, the right to know the types of compensation arrangements the plan uses, the right to know whether stop-loss insurance is required and the right to a summary of member survey results. (in accordance with PIP regulation).
         bb. Member's right to be treated fairly regardless of race, religion, sex, age or ability to pay.
         cc. Instructions for obtaining culturally competent materials, including translated member materials.
         dd. A description of the criteria and procedures for requesting a health plan change.
         ee. Information regarding prenatal HIV testing and counseling services.

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type style and size, which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems, grievances and requests for hearings (Ref. AHCCCS Rule R9-22-518 and R9-31-518):

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?
A. If you have a question or problem, please call ________ and ask to talk to a Member Representative. They are there to help you.
A. If you have a specific complaint about your medical care, the Member Representative will help you.
Q.       What if I'm not happy with the help given to me by the Member
         Representative?
A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 60 days after the date of the action, decision, or incident.
A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.
A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

I. A list of the names, telephone numbers and service site addresses of PCPs available for selection by the member and a description of the selection process. Upon request by the member, the Contractor must make information available regarding provider qualifications.

9. MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs; communication between members and the Contractor; and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, unless waived by AHCCCSA, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.

10. MARKETING PLANS

The Contractor shall submit all proposed marketing plans and materials to AHCCCSA for prior approval in accordance with the AHCCCS Health Plan Marketing Policy, a copy of which is available in the Bidder's Library. The Contractor must have signed contracts with hospitals (in Maricopa and Pima counties), PCPs, specialists and pharmacies in order for them to be included in marketing materials.

11. ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date. AHCCCSA may hold an open enrollment on a limited basis as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area.

Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds true if the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes policy.

12. TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM, and the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes standards for member transitions between health plans or GSAs, to or from an ALTCS program contractor, IHS, a PL 93-638 tribal entity, or a Title XXI direct service provider and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures, which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;
2. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;
3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;
4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and
5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.
b. Payment of all outstanding obligations for medical care rendered to members.
c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
         AHCCCSA:
d. A monthly claims aging report by provider/creditor including IBNR amounts;
e.       A monthly summary of cash disbursements;
f.       Copies of all bank statements received by the Contractor.
g. Such reports shall be due on the fifth day of each succeeding month for the prior month.

h. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.
i. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.
j. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

13. STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity. At a minimum, the following staff is required.

a. A full-time ADMINISTRATOR/CEO/COO who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan. The Administrator shall devote sufficient time to the Contractor's operations to ensure adherence to program requirements and timely response to AHCCCS Administration.
b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.
c. A CHIEF FINANCIAL OFFICER/CFO who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.
d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant.
e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.
f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health referral and coordination activities are implemented per AHCCCSA requirements.
g. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant.
h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.
i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems, and to meet the Contractor's standards for telephone abandonment rates and telephone hold times.
j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.
k. A CLAIMS ADMINISTRATOR AND CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.

l. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.
m. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances.
n. CLERICAL AND SUPPORT STAFF to ensure appropriate functioning of the Contractor's operation.

The Contractor shall inform AHCCCSA, Office of Managed Care, in writing and provide a resume within seven days of staffing changes in the following key positions:

         Administrator                          Member Services Manager
         Medical Director                       Provider Services Manager
         Chief Financial Officer                Claims Administrator
         Maternal Health/ EPSDT Coordinator     Quality Management/Utilization Management Coordinator
         Grievance Coordinator                  Behavioral Health Coordinator

The Contractor shall ensure that all staff has appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.

14. WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15. ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

a. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care must comply with federal and State law regarding advance directives for adult members. Requirements include:

         (1) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to A.R.S. ss. 36-3205.C.1.)
         (2) Provide written information to adult members regarding each individual's rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections).
         (3) Documenting in the member's medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.

         (4) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.
         (5) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

b. Contractors shall encourage subcontracted PCPs to comply with the requirements of subparagraph a. (2) through (5) above. Contractors shall also encourage health care providers specified in subparagraph a. to provide a copy of the member's executed advanced directive, or documentation of refusal, to the member's PCP for inclusion in the member's medical record.

16. PERFORMANCE MEASUREMENT

All performance measures described below apply to Title XIX, Title XXI, and state-only member populations.

Effective October 1, 2000, AHCCCS will require Contractors to adopt the Quality Improvement System for Managed Care (QISMC). AHCCCS will work with the Contractors to develop quality improvement projects that will meet the QISMC guidelines. Compliance with this requirement will become a part of the Operational and Financial Review after October 1, 2001.

Contractors shall strive to meet the AHCCCS stated performance measure goals. However, it is equally important that Contractors continually improve their performance measure outcomes from year to year. Improvement in performance is to be measured by a reduction in the health plan's adverse outcomes. AHCCCS requires the Contractor to achieve a reduction of ten percent or more from the previous year's adverse outcomes. The Contractor's performance will also be evaluated against the adjusted AHCCCS statewide average performance level, excluding the effect of the Contractor's data.

A. AHCCCS will require the Contractor to have a quality improvement plan in place when:

(1) the Contractor has not achieved the AHCCCS statewide performance level for any measure but has shown significant improvement, or
(2) the Contractor's rate has declined but is at or above the AHCCCS statewide performance level for any measure.

B. The Contractor will be required to submit a corrective action plan and may be subject to sanctions if:

(1) the Contractor has not achieved the AHCCCS statewide performance level for any measure and has failed to show adequate improvement, or
(2) if the Contractor's rate has declined and fallen below the AHCCCS statewide performance level for any measure.

Corrective action plans must be received by the Office of Medical Management within 30 days of receipt of notification from AHCCCS. AHCCCS may conduct one or more follow-up on-site reviews to verify compliance with a corrective action plan.

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program to at least 80% of all enrolled members under age 21 during CYE 2001. The participant rate is the number of children receiving at least one medical screen compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the federal periodicity schedule and the average period of eligibility.

AHCCCSA will measure participation levels through encounter data and will not use information from prior period coverage (see Paragraph D.6, Prior Period Coverage) in evaluating the Contractor's performance.

EPSDT IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM. During CYE 2001, the Contractor shall meet or exceed the following:

Immunization                                          Percentage of     Number of Doses
                                                      Members
                                                      Immunized
Diphtheria, Tetanus, Pertussis vaccine (DPT)              82%                 4
Oral/Inactivated Polio Vaccine                            88%                 3
Measles, Mumps, Rubella Vaccine (MMR)                     90%                 1
H. Influenza, Type B (2 HIB)                              90%                 2
Hepatitis B (Hep B)                                       87%                 3
Combined 3-Antigen Rate (4 DPT, 3 OPV, 1 MMR)             82%                 8
Combined All Antigen                                      73%                13
Varicella Vaccine                                         67%                 1

The Contractor shall participate in an annual immunization audit based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCSA will provide the Contractor, within two weeks after the end of the contract year, the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCSA in the required format all immunization data for the sampled two-year-old children no later than December 15 after the end of the contract year. If medical records are missing for more than 5% of the sample group, the Contractor is subject to sanctions by AHCCCSA. The External Quality Review Contractor will conduct a study to validate the Contractor's reported rates.

PERFORMANCE INDICATORS: For CYE 2001, the Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the document Health Plan Performance Indicators, User and Technical Specifications. AHCCCS has established goals for the following indicators: annual dental visits; well-child visits in the first 15 months of life; and well-child visits in the 3rd, 4th, 5th and 6th years of life.

ANNUAL DENTAL VISITS: The Contractor shall take affirmative steps to increase utilization of dental services for members under age 21. At least 55% of all enrolled members between the ages of 3 to 21 shall have at least one dental visit during CYE 2001. AHCCCSA will monitor utilization through reported encounter data.

WELL CHILD VISITS IN THE FIRST 15 MONTHS OF LIFE: The Contractor shall ensure that members under the age of 15 months receive all recommended well-child visits as specified in the AMPM. During CYE 2001, the Contractor shall ensure that a minimum of 64% of its members receive all recommended well-child visits.

WELL-CHILD VISITS IN THE 3RD, 4TH, 5TH AND 6TH YEARS OF LIFE: The Contractor shall ensure that members 3, 4, 5 and 6 years of age receive all recommended well-child visits as specified in the AMPM. During CYE 2001, the Contractor shall ensure that a minimum of 64% of its members receive at least one well-child visit during the contract year.

CHILDREN'S ACCESS TO PRIMARY CARE PRACTITIONERS: The Contractor shall ensure that members under age 21 have access to primary care provider (PCP) services. During CYE 2001, the Contractor shall ensure that a minimum of 70% of members under age 21 visit their PCP at least once during the contract year.

ACCESS TO CARE: During the contract year AHCCCSA will be developing and establishing baseline information for three new measures: Provider Turnover, Board Certification/Residency Completion and Availability of Language Interpretation Services.

17. QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

The Contractor shall provide to members quality medical care as described in the AMPM, Chapter 900, regardless of payer source or eligibility category. The Contractor shall institute processes to assess, plan, implement and evaluate quality improvement activities. The Contractor shall conduct two clinical studies each contract year as required in Chapter 900 of the AMPM. AHCCCSA will determine the subject matter and study methodology for one of the annual studies and the Contractor shall submit to AHCCCSA by November 15 of each contract year its proposed subject matter and methodology for the other. The results of the studies shall be submitted to AHCCCS, Office of Medical Management, within 180 days after the end of each contract year.

The Contractor must maintain a written QM/UM plan, which details plans for compliance with the AMPM. The Contractor shall incorporate in its QM/UM plan an action plan for improving the performance rates for those indicators with established baselines.

18. PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. In order to obtain approval, the following must be submitted to the Office of Managed Care 45 days prior to the implementation of the contract:

         1.       A complete copy of the contract
         2.       A plan for the member satisfaction survey
         3.       Details of the stop-loss protection provided
         4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or HCFA. Please refer to the "Physician Incentive Guidelines" in the Bidder's Library for details on providing required disclosures.

19. APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute but not necessarily severe disorder, which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.       Emergency PCP appointments -       same day of request
b.       Urgent care PCP appointments -     within two days of request
c.       Routine care PCP appointments -    within 21 days of request

For SPECIALTY REFERRALS, the Contractor shall be able to provide:

a.       Emergency appointments -      within 24 hours of referral
b.       Urgent care appointments -    within three days of referral
c.       Routine care appointments -   within 30 days of referral

For DENTAL APPOINTMENTS, the Contractor shall be able to provide:

a.       Emergency appointments -        within 24 hours of request
b.       Urgent appointments -           within three days of request
c.       Routine care appointments -  within 45 days of request

For MATERNITY CARE, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.       First trimester -          within 14 days of request
b.       Second trimester -         within 7 days of request
c.       Third trimester -          within three days of request
d.       High risk pregnancies -    within three days of identification of high
         risk by the Contractor or maternity care provider, or immediately if an emergency exists

If a member needs medically-necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall actively monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall actively monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network about appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards and shall require a corrective action plan when appointment standards are not met. Appointment standards shall be included in the Provider Manual.

20. REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists to include, at a minimum, the following:

a.       Use of referral forms clearly identifying the Contractor

b.       A system for resolving disputes regarding the referrals
c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services
d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services
e.       Referral to Medicare HMO including payment of copayments

The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act. Upon finalization of the regulations, the Contractor shall comply with all applicable physician referral requirements and conditions defined in 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician's family has a financial relationship. Designated health services include:

                  Clinical laboratory services
                  Physical therapy services
                  Occupational therapy services
                  Radiology services
                  Radiation therapy services and supplies
                  Durable medical equipment and supplies
                  Parenteral and enteral nutrients, equipment and supplies Prosthetics, orthotics and prosthetic devices and supplies Home health services
                  Outpatient prescription drugs
                  Inpatient and outpatient hospital services

21. PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

a. Introduction to the Contractor which explains the Contractor's organization and administrative structure
b. Provider responsibility and the Contractor's expectation of the provider
c.       Overview of the Contractor's Provider Service department and function
d. Listing and description of covered and non-covered services, requirements and limitations including behavioral health services
e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)
f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations
g.       Dental services
h.       Maternity/Family Planning services
i.       The Contractor's policy regarding PCP assignments
j. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS/RBHA system.
k.       Grievance and request for hearing rights

l.       Billing and encounter submission information
         -indicate which form UB92, HCFA 1500, or Form C is to be used for services
         -indicate which fields are required for a claim to be considered acceptable by the Contractor. A completed sample of each form shall be included
m. Contractor's written policies and procedures which affect the provider(s) and/or the provider network
n.       Claims re-submission policy and procedure
o. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance
p.       Explanation of remittance advice
q.       Prior authorization requirement
r.       Claims medical review
s.       Concurrent review
t.       Fraud and Abuse
u. Formularies (with updates and changes provided in advance to providers, including pharmacies)
v.       AHCCCS appointment standards
w.       Americans with Disabilities Act (ADA) requirements, as applicable
x.       Eligibility verification
y.       Cultural competency information.

22. PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

At a minimum, the Contractor's number of full-time equivalent PCPs to enrolled members shall not exceed a ratio of 1:1800 for adults and 1:1200 for children who are 12 or younger. If the PCP contracts with more than one AHCCCS health plan, the ratio shall be adjusted by the Contractor to ensure the total number of AHCCCS members does not exceed the above ratio. The Contractor should consider the PCP's total patient panel size (i.e. AHCCCS and non-AHCCCS patients) when assessing the PCP's ability to meet AHCCCS' appointment and other standards. In addition, AHCCCS members shall not comprise the majority of the PCP's panel of patients. The Contractor shall also reduce the number of members assigned to its network PCPs as necessary to meet the appointment standards specified in Section D, Paragraph 19, Appointment Standards. Any variation to the above standards must be submitted to AHCCCSA, Office of Medical Management for prior approval. PCPs with assigned members diagnosed with AIDS or as HIV-positive shall meet criteria and standards set forth in AHCCCS Medical Policy and AHCCCS AIDS Advisory Committee Guidelines.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions who are age 12 and younger to Board-certified pediatricians.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.       Supervision, coordination and provision of care to each assigned member
b.       Initiation of referrals for medically necessary specialty care
c.       Maintaining continuity of care for each assigned member
d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.

23. OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.
b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English.

Contractor policies shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits.

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services, except that women shall have direct access to GYN providers without a referral for preventive and routine services. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.
b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.
c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies of test results if applicable, treatment services provided and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics
b.       Certified nurse midwives
c.       Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians and certified nurse practitioners and certified nurse midwives who include such services within their practice.

24. NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP or pharmacy. 95% of its members residing outside the boundary area must not have to travel more than 10 miles to see such providers. See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area. Also see Section D, Paragraph 35, Hospital Subcontracting and Reimbursement, for details on changes in hospital subcontracting effective October 1, 1998.

Under the Balanced Budget Act of 1997, the Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract.

25. NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertains to all service specifications described in the AMPM, Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements
b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process.
c.       Evaluate the quality of services delivered by the network
d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area
e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members
f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one, which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun, for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.

26. FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates. This legislation gives FQHCs the option to require state Medicaid programs to reimburse the FQHC at 100% of reasonable costs for the services delivered to Title XIX members. Effective 4/1/01, Title XIX Waiver members will also be eligible for reasonable cost reimbursement. AHCCCSA and its contractors are required to comply with this legislation. The following payment methodology for reasonable cost reimbursement was implemented effective October 1, 1997.

If the FQHC elects reasonable cost reimbursement, the FQHC will receive a quarterly payment per Title XIX member per month from AHCCCSA. The initial capitation amount will be $1.75 PMPM statewide. In accordance with the Balanced Budget Act of 1997 and BBA Refinements Legislation, this additional reimbursement will be phased out over a five-year period beginning in contract year ending 2000:

         Contract Year             Phase-Out Percentage             PMPM Amount
         1997 through 1999          No phase-out                       $ 1.75
         2000                       95%                                $ 1.66
         2001                       95%                                $ 1.66
         2002                       95%                                $ 1.66
         2003                       90%                                $ 1.58
         2004                       85%                                $ 1.49
         2005                        0%                                $ 0.00

Contractors are required to submit member month information for Title XIX members for each FQHC on a quarterly basis to AHCCCS Office of Managed Care. AHCCCSA will perform periodic audits of the member month information submitted. Contractors should refer to the Office of Managed Care's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by HCFA:

                  Ajo Community Health Center
                  Chiricahua Community Health Centers, Inc.
                  Clinica Adelante, Inc.
                  El Rio Health Center
                  Inter-Tribal Health Care Center
                  Lake Powell Medical Center
                  Marana Health Center
                  Mariposa Community Health Center, Inc.

                  Mountain Park Health Center
                  Native American Community Health Center, Inc.
                  Native Americans for Community Action Family Health Center North Country Community Health Center
                  Sun Life Family Health Center
                  Sunset Community Health Center (formerly Valley Health Center, Inc.)
                  United Community Health Center, Inc.

Any other clinics that subsequently become FQHCs will be subject to the reimbursement methodology described above upon electing reasonable cost reimbursement from AHCCCSA.

27. PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed with each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28. PROVIDER AFFILIATION TAPE

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Tape User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.

29. PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its HCFA grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:

a.       Timeliness:       Reports or other required data shall be received on
         or before scheduled due dates.

b.       Accuracy:         Reports or other required data shall be prepared in
         strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

c.       Completeness:     All required information shall be fully disclosed in
         a manner that is both responsive and pertinent to report intent with no material omissions.

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30. DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA, or the federal government, to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials that are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

31. REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

32. OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business for the initial contract year beginning 10/1/97. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

33. OPERATIONAL AND FINANCIAL REVIEWS

In accordance with HCFA requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521 and R9-31-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Contractor has obtained accreditation from NCQA or any other nationally recognized accrediting body. The Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34. CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost avoiding and paying claims in accordance with AHCCCS Rule R9-22-705, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of eligibility posting, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance and request for hearing rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

In accordance with the Balanced Budget Act of 1997, unless a subcontract specifies otherwise, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim.

During the term of this contract, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout. All formats are subject to changes as required by federal law. Reasonable implementation timeframes will be negotiated with each plan.

35. HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all GSA's and must submit copies of these contracts to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis for recoupment by the Contractor. See also Section D, Paragraph 34, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

36. NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment. The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application process and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

37. COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, delivery supplement, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, and as otherwise specified in this section, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in A.R.S. ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE '98 and CYE '99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC in two areas: the "retro" portion of the capitation rate for all rate categories, and the prospective three-day notification period for MN/MI recipients only. Expenses will be net of reinsurance for both the retro and prospective period.

AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs in excess of a 10% limit as determined by reported encounters. AHCCCS will recoup profit amounts in excess of a 10% limit.

For CYE '00 and `01, a full reconciliation to 0% profit or loss will be done by AHCCCSA for the same eligibility time periods and risk groups noted above. AHCCCSA will reimburse the health plans 100% of any excess reasonable costs as determined by reported encounters, and all profits will be recouped. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.


DELIVERY SUPPLEMENT: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home.


HIV-AIDS SUPPLEMENT: On a quarterly basis, AHCCCSA shall utilize encounters to determine the number of members receiving approved HIV/AIDS drugs and calculate the amount of the supplemental payment. The rate of reimbursement for this separate per member per month payment is specified in Section B and is subject to review during the term of the contract. AHCCCSA reserves the right to recoup any amounts paid for ineligible members as determined through an encounter data review as well as an associated penalty for incorrect encounter reporting.

Refer to the Office of Managed Care's HIV/AIDS supplemental payment and review policies for further details and requirements.

38. CAPITATION ADJUSTMENTS

INCENTIVE FUND: AHCCCSA may retain a specified percentage of capitation reimbursement in order to distribute to Contractors based on their performance measure outcomes. AHCCCSA will notify Contractors 60 days prior to a new contract year if this methodology will be implemented and will provide details of the reimbursement methodology at that time.

CAPITATION ADJUSTMENTS: Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a.       death of a member
b. member's incarceration (not eligible for AHCCCS benefits from the date of incarceration)
c.       duplicate capitation to the same contractor
d.       adjustment based on change in member's contract type

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39. REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503 and R9-31-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage. Refer to the AHCCCS Reinsurance Claims Processing Manual for further details on the Reinsurance Program.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services) as of October 1st each contract year for all rate codes and counties, as shown in the following table. No changes to the deductibles will be made due to Proposition 204. These deductible levels are subject to change by AHCCCSA during the term of this contract. Any change would have a corresponding impact on capitation rates.

                          Prospective Reinsurance                     PPC Reinsurance
Statewide Plan               MNMI            Non MNMI                     All Rate
Enrollment                Deductible       Deductible     Coinsurance      Codes        Coinsurance
----------                ----------       ----------     -----------      -----        -----------
0-19,999                    $15,000          $20,000          75%          $5,000          100%
20,000-49,999               $15,000          $35,000          75%          $5,000          100%
50,000 and over             $15,000          $50,000          75%          $5,000          100%

A Contractor whose enrollment qualifies for the $35,000 or $50,000 non-MN/MI deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table. Contractors may not elect to increase their deductible level. If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available from the Office of Managed Care.

Prior Period Coverage Reinsurance: A separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. As noted in the table above, all Contractors, regardless of enrollment, will be subject to a $5,000 deductible level. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Effective October 1, 1998, when a member changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual. Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid retrospective random sampling. AHCCCSA, Office of Medical Management, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. Reinsurance consideration will be given to inpatient facility contracts, and hearing decisions rendered by the Office of Legal Assistance. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance. A recoupment of reinsurance reimbursements made to the Contractor will occur based on the results of the medical review sampling. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the review time frame for the Contractor. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. This program also covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Office of Medical Management, Reinsurance Unit, of cases identified for catastrophic non-transplant reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and
(c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

HEMOPHILIA: When a member is identified as being catastrophically eligible by AHCCCSA due to the specific diagnosis of hemophilia (ICD9 codes 286.0, 286.1, 286.2), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

VON WILLEBRAND'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of Medical Management Reinsurance Unit after diagnosis. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

GAUCHER'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

TRANSPLANTS: Bone grafts and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Refer to the AMPM, Chapter 300 for covered services for organ and tissue transplants. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Office of Medical Management.

Encounter data will not be used to determine catastrophic reinsurance benefits for transplants. However, this does not relieve the Contractor of the responsibility for submitting encounters for all catastrophic reinsurance services.

All reinsurance claims must be submitted in accordance with R9-22-703 and the AHCCCS Reinsurance Claims Processing Manual.

40. COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost-avoid. The Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/underinsured motorist insurance             Adoption recovery
First-and third-party liability insurance             Worker's Compensation
Tortfeasors                                           Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22-1002 and R9-31-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCSA's authorized representative by the Contractor. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs. The Contractor shall use the cover sheet as prescribed by AHCCCS when filing liens.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member
b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)
c.       Such recovery is not prohibited by state or federal law

REPORTING: The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. In addition, upon AHCCCSA's request, the Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member's first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCSA TPL Section shall provide the format and reporting schedule for this information to the Contractor. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with reinsurance. Failure to report reinsurance cases may result in one of the remedies specified in Paragraph 60 (Sanctions) of Section D. The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

AHCCCSA will provide the Contractor, on an agreed upon schedule, with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE): Eligibility for KidsCare benefits requires that the applicant/member not be enrolled with or entitled to any other health insurance benefits. If the Contractor becomes aware of any such potential coverage, the Contractor shall notify AHCCCSA immediately. The Contractor shall follow the same cost avoidance and postpayment recovery practices for the KidsCare population as it does for the Title XIX population, and shall maintain a reporting system which allows Title XIX and KidsCare information to be reported separately.

CONTRACT TERMINATION. Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCSA's authorized TPL representative.

41. MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligible". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor is responsible for adhering to the cost sharing responsibilities presented in the AHCCCS Medicare Cost Sharing policy. Effective 10/1/97, the Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

42. COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-711 and R9-31-711. Beginning 4/1/01, all copayment amounts for MNMI's will be the same as current Title XIX copayment amounts. The Contractor may not collect copayments for family planning and EPSDT services.

43. RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44. MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request. The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (A.R.S. ss. 36-664I)

45. ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46. ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSAs as a result of an accumulated deficit, even if unaudited.

47. DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by

Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

ELECTRONIC DATA INTERCHANGE (EDI): In addition to the requirements outlined in Section D, Paragraph 34, Claims Payment System, the Contractor will be required to comply with all administrative simplification provisions resulting from the Health Insurance Portability and Accountability Act (HIPAA). The administrative simplification section standardizes electronic transaction formats and code sets; establishes national identifiers for providers, employers, health plans, and individuals; and sets standards for security and privacy. Each of these provisions will be published as one or more Final Rules in the Federal Register. Implementation of these provisions will be required two years after the effective date of each provision's final rule as published by the Department of Health and Human Services.

48. ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance measures. The Contractor shall submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the HCFA grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AHCCCSA supplied formats. Formatting and specific requirements for encounter data are described in the AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.

An Encounter Submission Tracking Report must be maintained and made available to AHCCCSA upon request. The Tracking Report's purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in The Encounter User's Manual.

49. MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.

Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50. TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of five years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension, however, shall not affect the maximum contracting period of five years. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any risk category, such increase will not exceed in aggregate the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further, AHCCCSA may require a contractor to renew all GSAs, or may terminate remaining GSAs if the Contractor does not agree to renew all GSAs.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 180 days before its expiration, this liability for transition costs may be waived by AHCCCSA.

51. SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.  Automated data processing
b.  Third-party administrators
c.  Management Services (See also Section D, Paragraphs 53 & 54)
d.  Model subcontracts
e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is violable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.
b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.


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

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.
b.  Identification of the name and address of the subcontractor.
c. Identification of the population, to include patient capacity, to be covered by the subcontractor.
d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.
e. The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation.
f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.
g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor.
h. A description of the subcontractor's patient, medical and cost record keeping system.
i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 CFR Part 456, as implemented by AHCCCSA.
j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.
k. Procedures for enrollment or re-enrollment of the covered population (may also refer to the Provider Manual).
l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.
m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.
n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

52. SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement for transplant surgery exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts.

AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.


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

53. MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.

54. MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

55. MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award.

Minimum capitalization requirements by GSA are as follows:

         Geographic Service Area               Capitalization Requirement
         GSA #2    Yuma                                $1,400,000
         GSA #4    Mohave, La Paz                       1,150,000
         GSA #6    Yavapai, Coconino                    1,250,000
         GSA #8    Pinal, Gila                          1,450,000
         GSA #10   Pima                                 1,250,000
         GSA #12   Maricopa                             2,500,000
         GSA #14   Graham, Greenlee                       350,000
         GSA #16   Apache, Navajo                         650,000
         GSA #18   Cochise, Santa Cruz                  1,450,000

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSAs, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.


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

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above). Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.

56. PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond policy available in the Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

The Contractor shall not leverage the bond for another loan or create other creditors using the bond as security.

57. AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that


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

exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCSA, Office of Managed Care. Due to increased enrollment as a result of Proposition 204, required performance bond amounts will be reviewed for 10/1/01.

58. FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria/performance goals:

CURRENT RATIO                         Current assets divided by current
                                      liabilities. "Current assets" includes any
                                      long-term investments that can be
                                      converted to cash within 24 hours without
                                      significant penalty (i.e., greater than
                                      20%).
                                      Standard: At least 1.00

EQUITY PER MEMBER                     Equity, less on-balance sheet performance
                                      bond, divided by the number of non-SOBRA
                                      Family Planning Extension Services members
                                      enrolled at the end of the period.
                                      Standard: At least $150
                                      (Failure to meet this standard may result
                                      in an enrollment cap being imposed in any
                                      or all contracted GSAs.)

MEDICAL EXPENSE RATIO                 Total medical expenses (net of
                                      reinsurance, TPL, HIV/AIDS Supplement)
                                      divided by total capitation + Delivery
                                      Supplement.
                                      Standard:  At least 85%

ADMINISTRATIVE COST PERCENTAGE        Total administrative expenses (excluding
                                      income taxes), divided by total capitation
                                      + Delivery Supplement + TPL + reinsurance
                                      + HIV/AIDS Supplement.
                                      Standard: No more than 10%

RECEIVED BUT UNPAID CLAIMS            Received but unpaid claims divided by the
  (DAYS OUTSTANDING)                  average daily medical expenses for the
                                      period, net of sub-capitation expense
                                      Standard: No more than 30 days

59. MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.


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

60. SANCTIONS

AHCCCSA may impose sanctions, suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-405 and 406 and R9-31-405 and 406 and the terms of this contract and applicable federal or State law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In addition to the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

a.  Marketing violations
b.  Failure to meet AHCCCS financial viability standards
c.  Material deficiency in the Contractor's provider network
d.  Quality of care and quality management issues
e.  Failure to meet AHCCCS encounter standards

CURE NOTICE PROCESS - Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

61. AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to contractor-specific issues of non-compliance (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62. GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers, which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22, Article 8 and R9-31, Article 8 , the
Alternate Resolution Process and the Members Rights and Responsibilities. The grievance process may not be delegated or subcontracted outside of the health plan. Refer to Attachment H for a complete description of grievance process requirements.


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

63. QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Legal Assistance, using the Quarterly Grievance Report Format on file in the Bidder's Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Legal Assistance, no later than 45 days from the end of the quarter.

64. KIDSCARE

On November 1, 1998, AHCCCSA implemented a Title XXI Children's Health Insurance Program, referred to as "KidsCare". KidsCare provides health care coverage statewide to eligible children under age 19 and is provided through the existing AHCCCS health plans, state employee HMOs that elect to participate at the beginning of a contract cycle, and tribal facilities or Indian Health Service for Native Americans who elect to receive services through them. Services will also be directly provided by participating community health clinics and hospitals, which predominantly serve low income children.

The KidsCare service package is established by the legislature and approved by HCFA through the State Plan. Services, limitations and exclusions are described in Section D, Paragraph 1, Scope of Services. Capitation rates payable to the Contractor for KidsCare members will be set by AHCCCSA in conjunction with an independent actuary.

Effective October 1, 1999, KidsCare members in families with gross household income over 150% and up to 200% of the federal poverty limit shall pay a premium to AHCCCSA. The premium amount shall be based on the number of members in the household and the gross family income in accordance with 9 A.A.C., Article 14.

TITLE XXI PARENT/GUARDIAN HEALTH INSURANCE COVERAGE: A.R.S. ss.36.2984 mandates that the Contractor offer health insurance coverage to the parent(s) or legal guardian(s) of a child who is eligible for Title XXI. The Contractor shall establish rates for this coverage, which must be approved by AHCCCSA, Office of Managed Care, prior to implementation. Title XXI funds or any other federal or state funds shall not be used to subsidize family coverage. The full cost of the premium shall be paid by the parent or legal guardian who elects this coverage. The Contractor may include provisions for pre-existing conditions and any other medical underwriting considerations that are necessary to protect it from adverse risk. For further information, refer to the Title XXI Parent/Guardian Health Insurance Coverage Guidelines on file in the Bidder's Library.

65. PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that could have an impact on services provided by the Contractor on or after October 1, 2000. The following is a brief description of the issues that AHCCCS is aware of at the time of the issuance of this renewal amendment:

ELIGIBILITY BASED ON 100% OF THE FEDERAL POVERTY LEVEL (FPL): Through a successful initiative effort, eligibility for AHCCCS has been expanded to allow persons with income up to 100% of the FPL to become eligible for the Medicaid program. Some legislative action will be required to fully implement this new eligibility guideline. In January 2001, HCFA approved the waiver to federally fund members eligible due to Proposition 204.


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

66. SEPARATE INCORPORATION

As specified in A.R.S. ss. 36-2906.01, within 60 days of contract award, a non-governmental Contractor shall have established a separate corporation for the purposes of this contract, whose sole activity is the performance of contract function with AHCCCS.

67. CULTURAL COMPETENCY

The Contractor shall have a Cultural Competency Plan that meets the requirements of the AHCCCS Cultural Competency Policy. The Contractor must identify a staff member responsible for the cultural competency plan and inform the office of Managed Care of that person's identity.

68. MEDICAID IN THE PUBLIC SCHOOLS

Pursuant to an Intergovernmental Agreement with the Arizona Department of Education, AHCCCS will begin paying participating school districts for specifically identified Medicaid services provided to Medicaid eligible children with special educational needs. The Medicaid service shall be identified in a child's Individualized Education Plan (IEP) as a medically necessary service. In the first phase, AHCCCS shall directly reimburse school districts for speech, physical, occupational therapies, and behavioral health services with dates of service beginning July 1, 2000. The Administration's intent is to add other Medicaid reimbursable services in the future.

To ensure that there is coordination of care, the Administration shall require that a participating school district notify the primary care provider that Medicaid services are being provided to the child in a school-based setting. If a child is enrolled with the Contractor and a request is made for a school-based Medicaid covered service, the Contractor shall evaluate the request on the same basis as any request for a covered service. The determination to provide the service shall include consideration of whether the school-based services are sufficient to meet the child's needs.

69. PROPOSITION 204 AND HCFA WAIVER

The passage of Proposition 204 in November of 2000, and the subsequent HCFA waiver that raises the Medicaid eligibility limit to 100% Federal Poverty Level for all populations has multiple effects on the program. The most significant changes to AHCCCS acute care contractors are described below.

MNMI POPULATION

- Beginning 4/1/01, the MNMI population will no longer be funded solely with state dollars. The program will be Federally funded under Medicaid through the Title XIX Waiver. However, until 10/1/01, the enrollment and eligibility determination processes will not change.

-   Length of eligibility.

    -   For members enrolled as of 4/01/01.

        -   Non-spend down MNMI's will have twelve months of eligibility.
        -   Spend-down MNMI's will continue to have six months of eligibility.


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    -   For members enrolled on or after 4/01/01.

        -   Non-spend down MNMI's will have open ended enrollment.
        - Spend-down MNMI's will continue to have up to six months of enrollment.

- Beginning 4/1/01, the service package will match the current Title XIX service package, including

    -   Full behavioral health coverage
    -   Full coverage during the two day prior period coverage time period.

- Beginning 10/1/01, Title XIX Waiver members will be divided into two main groups:

    - MED (Medical Expense Deduction). These are people that have income above 100% FPL that spend down to or below 40% of 2000 FPL. Generally, these are the current medically needy (MN) population.
    - Adults and couples who are not categorically linked to a Title XIX program, and have income at or below 100% FPL. This group includes the current medically indigent (MI) population.

- Beginning 10/1/01, the Title XIX Waiver group, including MED's, will get a six-month enrollment guarantee.

- Beginning 10/1/01, the MED population will no longer have a two-day retroactive enrollment period (PPC). Their eligibility effective date will be the date on which they spent down. Prior period coverage will extend from the date that AHCCCSA is notified that the member spent down, to the date of spend down. Often notification to AHCCCSA and spend down will occur on the same day.

- Beginning 10/1/01, Non-MED Title XIX Waiver members' retroactive enrollment rules will follow the current Title XIX retroactive enrollment rules.

NEW POPULATIONS

-   See paragraph 6, Enrollment and Disenrollment, for population timelines.

REIMBURSEMENT

- Reinsurance deductibles will not change between 4/1/01 and 10/1/01. They will be reviewed during normal contract renewal during the summer of 2001.

- AHCCCSA reserves the right to make prospective capitation rate adjustments if increased enrollment affects the actuarial soundness of the rates.

[END OF SECTION D]


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


SECTION E: CONTRACT CLAUSES

1) APPLICABLE LAW

ARIZONA LAW - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

IMPLIED CONTRACT TERMS - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it. 2)

2) AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3) ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable federal regulations; the terms of the HCFA 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.

4) CONTRACT INTERPRETATION AND AMENDMENT

NO PAROL EVIDENCE - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

NO WAIVER - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

WRITTEN CONTRACT AMENDMENTS - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5) SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract, which may remain in effect without the invalid provision, or application.

6) RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7) ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8) GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to


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injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

 9) INDEMNIFICATION -- PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10) COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Contractor shall maintain all applicable licenses and permits.

11) ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12) PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

13) THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14) RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15) TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

16) GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or


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remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17) SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from federal procurement activity. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from federal procurement activity.

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18) TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19) TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20) TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.


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

21) RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.

22) NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23) NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24) EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.

25) INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.

The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

b. The Accord form: This standard insurance industry certificate of insurance does not contain the pre-printed special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:


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

     The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26) DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.

27) RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. ss.41-2547.

28) INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29) COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30) CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31) TYPE OF CONTRACT

Firm Fixed-Price

32) AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Michael Veit at (602) 417-4762.

33) WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

34) NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35) CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36) DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37) COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38) ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39) OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by Contractor for any independent project of Contractor or publicized by Contractor without the prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations, AHCCCSA shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, Contractor shall make available all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by

AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by Contractor in the course of performance of this contract, the federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or federal government purposes. Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40) AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, Contractor's performance is in material breach of the contract or Contractor is insolvent, AHCCCSA may directly operate Contractor to assure delivery of care to members enrolled with Contractor until cure by Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the Director shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the Contractor corrects the Contract Performance failure to the satisfaction of AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the Contractor may be a party.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

41) AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of Contractor's records and the inspection of Contractor's facilities. Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA and the federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42) FRAUD AND ABUSE

It shall be the responsibility of the Contractor to report all cases of suspected fraud and abuse by subcontractors, members or employees. The Contractor shall provide written notification of all such incidents to AHCCCSA. The Contractor shall comply with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidder's Library and incorporated herein by reference.

As stated in A.R.S. ss. 13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises or material omissions is guilty of a class 2 felony.

Contractors are required to research potential overpayments identified by a fraud and abuse investigation or audit conducted by AHCCCSA. After conducting a cost benefit analysis to determine if such action is warranted, the Contractor should attempt to recover any overpayments identified due to erroneous, false or fraudulent billings.

43) LOBBYING

No funds paid to the Contractor by AHCCCSA, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any federal or State contract, the making of any federal or State grant, the making of any federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds other than those paid to the Contractor by AHCCCSA have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to HCFA.

44) CHOICE OF FORUM

The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

[END OF SECTION E]


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

ATTACHMENT A                                           CONTRACT/RFP NO. YH8-0001

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS

[The following provisions must be included verbatim in every subcontract.]

1) EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2) RECORDS AND REPORTS

The Contractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Contractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Contractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Contractor agrees to make available at the office of the Contractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by the Contractor until such disputes, litigation, claims or exceptions have been disposed of.

The Contractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Contractor which AHCCCSA may reasonably require. The Contractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

3) LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Contractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4) ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Contractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5) APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The prime contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6) WARRANTY OF SERVICES

The Contractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7) SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCSA for the provision of covered services.

8) AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the prime contractor may undertake or award other contracts for additional or related work to the work performed by the Contractor and the Contractor shall fully cooperate with such other contractors, subcontractors or state employees. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9) INDEMNIFICATION BY CONTRACTOR

The Contractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Contractor. The Contractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner, accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Contractor, its agent, officers or employees.

10) MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Contractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11) COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Contractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12) SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13) VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

14) CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, A.R.S. ss.36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or
ALTCS Rules.

15) GRIEVANCE AND REQUEST FOR HEARING PROCEDURES

Any grievance and request for hearings filed by the Contractor shall be adjudicated in accordance with AHCCCS Rules.

16) TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Contractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Contractor, or any agent or representative of the Contractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Contractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the prime contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Contractor in providing any such gratuities to any such officer or employee.

17) PRIOR AUTHORIZATION and UTILIZATION REVIEW

The prime contractor and Contractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the prime contractor's policies.

18) NON-DISCRIMINATION REQUIREMENTS

If applicable, the Contractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Title VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

c. Title VII of the Civil Rights Act of 1964, as amended which prohibits private employers, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (A.R.S. Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 99-4 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19) COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Contractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Contractor's records and the inspection of the Contractor's facilities. If the Contractor is an inpatient facility, the Contractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20) CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Contractor certifies that all representations set forth herein are true to the best of its knowledge.

21) CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK and LABORATORY TESTING

By signing this subcontract, the Contractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC ss.ss.1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Contractor provides laboratory testing, it certifies that it has complied with 42 CFR ss.411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22) CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23) ENCOUNTER DATA REQUIREMENT

If the Contractor does not bill the prime contractor (e.g., Contractor is capitated), the Contractor shall submit encounter data to the prime contractor in a form acceptable to AHCCCSA.

24) CLINICAL LABORATORY IMPROVEMENT AMENDMENT (CLIA) OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Prime contractor may not reimburse providers who do not comply with the above requirements.

25) INSURANCE

[This provision applies only if the Contractor provides services directly to AHCCCS members]

The Contractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Contractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Contractor, shall not limit the responsibility of Contractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Contractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

26) FRAUD AND ABUSE

If the Contractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Contractor shall report the incident to the prime contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse. Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)

ATTACHMENT F                                           CONTRACT/RFP NO. YH8-0001

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

  REPORT                             WHEN DUE                       SOURCE/REFERENCE                   AHCCCS CONTACT:
  -------------------------------    --------------------------     -----------------------------      -----------------
  Monthly Financial Report           45 days after the end of       Reporting Guide                    Financial Manager
                                     the month, as applicable

  Quarterly Financial Report         60 days after the end of       Reporting Guide                    Financial Manager
                                     each quarter

  Draft Annual Audit Report          90 days after the end of       Reporting Guide                    Financial Manager
                                     each fiscal year

  Draft Management Letter            90 days after the end of       Reporting Guide                    Financial Manager
                                     each fiscal year

  Final Annual Audit Report          120 days after the end of      Reporting Guide                    Financial Manager
                                     each fiscal year

  Final Management Letter            120 days after the end of      Reporting Guide                    Financial Manager
                                     each fiscal year

  Accountant's Report on             120 days after the end of      Reporting Guide                    Financial Manager
  Compliance                         each fiscal year

  Reconciliation - Annual Audit      120 days after the end of      Reporting Guide                    Financial Manager
  and Plan Year-to-Date              each fiscal year
  Financial Report Information

  Financial Disclosure Report        120 days after the end of      Reporting Guide                    Financial Manager
                                     each fiscal year

  Annual Analysis of                 120 days after the end of      Reporting Guide                    Financial Manager
  Profitability by Major Rate        each fiscal year
  Code (by County)

  PPC Lag Schedules                  120 days after the end of      Reporting Guide                    Financial Manager
                                     each fiscal year

  Physician Incentive Plan (PIP)     Annually by October 1st of     RFP, Section D, Paragraph 18       Financial Manager
  reporting                          each year

  Quarterly FQHC Reports             60 days after the end of       RFP, Section D, paragraph 26       Financial Manager
                                     each quarter

  Provider Affiliation Tape          10 business days after the     PMMIS Provider-to-Health Plan      Health Plan
                                     beginning of each quarter      magnetic tape submission           Operations
                                                                    and processing                     Manager

  Corrected Pended Encounter Data    Monthly, according to          Encounter Manual                   Encounter
                                     established schedule                                              Administrator

  New Day Encounter Data             Monthly, according to          Encounter Manual                   Encounter
                                     established schedule                                              Administrator

  Medical Records for Data           90 days after the request      RFP, Section C, Paragraph 1        Data Validation
  Validation                         received from                                                     Manager
                                     AHCCCSA

  REPORT                             WHEN DUE                       SOURCE/REFERENCE                   AHCCCS CONTACT:
  -----------------------------      --------------------------     ----------------------------       -----------------
  Quarterly Grievance and            45 days after the end of       RFP, Section D, Paragraph 26       Administrative
  Request for Hearing Report         each quarter                                                      Assistant

  Comprehensive EPSDT Plan           Annually on December 1         RFP, Section D, Paragraph 16       AHCCCS Chief
  including Dental                                                                                     Medical Officer

  EPSDT Progress Report              15 days after the end of       AMPM, Chapter 400                  AHCCCS Chief
  including Dental - Quarterly       each quarter                                                      Medical Officer
  Update

  Quarterly Inpatient Hospital       15 days after the end of       State Medicaid Manual and          AHCCCS Chief
  Showing                            each quarter                   the AMPM, Chapter 900              Medical Officer

  Quality Management/                Annually on November 15th      AMPM, Chapter 900                  AHCCCS Chief
  Utilization Management Plan                                                                          Medical Officer
  Evaluation and Revision

  Monthly Pregnancy Termination      End of the month following     AMPM, Chapter 400                  AHCCCS Chief
  Report                             the pregnancy termination                                         Medical Officer

  Maternity Care Plan                Annually on December 1st       AMPM, Chapter 400                  AHCCCS Chief
                                                                                                       Medical Officer

  Semi-annual report of number       30 days after the end of       AMPM, Chapter 900                  AHCCCS Chief
  of pregnant women who are          the 2nd and 4th quarter of                                        Medical Officer
  HIV/AIDS positive                  each contract year

  Clinical Study Proposal            Annually on November 15th      AMPM, Chapter 900                  AHCCCS Chief
                                                                                                       Medical Officer

  Clinical Study Results             Annually within 90 days        AMPM, Chapter 900                  AHCCCS Chief
                                     following the end of each                                         Medical Officer
                                     contract year

  Provider Fraud/Abuse Report        Immediately following          AHCCCS Internal                    Office of Program
                                     discovery                      Audit/Program Investigation        Integrity Manager
                                                                    Policy for Prevention,
                                                                    Detection and Reporting of
                                                                    Fraud and Abuse

  Eligible Person Fraud/Abuse        Immediately following          AHCCCS Internal                    Office of Program
  Report                             discovery                      Audit/Program Investigation        Integrity Manager
                                                                    Policy for Prevention,
                                                                    Detection and Reporting of
                                                                    Fraud and Abuse

  Non-Transplant Catastrophic        Annually, within 30 days       RFP, Section D, Paragraph 39       OMM/FFS Unit
  Reinsurance covered Diseases       of the beginning of the                                           Reinsurance
                                     contract year, enrollment                                         Manager
                                     to the plan, and when
                                     newly diagnosed.

ATTACHMENT H                                          CONTRACT/RFP NO. YH8-0001

ATTACHMENT H: GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS

The Contractor shall have in place a written grievance and request for hearing policy for members and providers which defines their rights regarding any adverse action by the Contractor. The Contractor shall also ensure compliance with 9 A.C.C. R9-28-Article 12 the Members' Rights and Responsibilities Policy. The written grievance and request for hearing policy shall be in accordance with applicable federal and State laws and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518 (A); R9-22-802; and R9-22-804. The
grievance and request for hearing policy shall include the following provisions:

a. The grievance and request for hearing procedure will be provided all subcontractors at time of contract, and to non-contracting providers within 10 days of the date of receipt of the claim. For non-contracting providers, the grievance and request for hearing procedure may be mailed with the remittance advice provided the remittance is sent within 45 days of receipt of claim.
b. Specific individual(s) are appointed with authority to require corrective action to administer the grievance and request for hearing policy.
c. A log is maintained for all grievance and request for hearings containing sufficient information to identify the grievant, date of receipt, nature of the grievance and request for hearing and the date grievance and request for hearing is resolved. Separate logs must be maintained for provider and member grievance and request for hearings. The logs must contain sufficient information to identify the grievant, date of receipt, nature of the grievance and request for hearing and the date grievance and request for hearing is resolved.
d. Within five working days of receipt, the grievant is informed by letter that the grievance and request for hearing has been received. The letter must also be in a second language when 200 members or 5% of the Contractor's population, whichever is greater speak the second language.
e. Each grievance and request for hearing is thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Contractor's policies and procedures, ensuring that facts are gathered from all parties.
f. All documentation received and mailed by Contractor during the grievance and request for hearing process is dated upon date of receipt.
g. All grievance and request for hearings are filed in a secure, designated area and are retained for five years following the final decision, judicial appeal or close of a grievance and request for hearing.
h. A copy of the Contractor's final decision will be either hand-delivered or delivered by certified mail to all parties. The final decision shall be mailed to all other individuals by regular mail. The date of the final decision shall be the date of the notice. The final decision must include, and describe in detail, the following:
    1.  the nature of the grievance and request for hearing
    2.  the issues involved
    3. the reasons supporting the Contractor's decision including references to applicable statute, rule and procedure
    4. the grievant's right to appeal the Contractor's decision to AHCCCSA by filing the appeal to the Contractor no later than 15 days after the date of the Contractor's final decision. This must also be written in a second language, if applicable.
e. If the member requests a hearing, all supporting documentation must be received by the AHCCCSA, Office of Legal Assistance no later than five working days from the date the Contractor receives the appeal or from the date of the oral or written request from AHCCCSA, Office of Legal Assistance. The appeal file must contain a cover letter that includes:
    1.  grievant's name
    2.  grievant's AHCCCS ID number
    3.  grievant's address
    4.  phone number (if applicable)
    5.  date of receipt of grievance and request for hearing and appeal

    6. summary of the Contractor's actions undertaken to resolve the grievance and request for hearing and basis thereof
e.  The following material shall be included in the appeal file:
    1.  written request of the grievant asking for the appeal
    2. copies of the entire file which include the investigations and/or medical records; and the Contractor's grievance and request for hearing decision
    3. other information used by the Contractor to resolve the grievance and request for hearing and that would be necessary to AHCCCSA to resolve the grievance and request for hearing.
e. The Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Contractor verbally or in writing. If the Contractor elects to use an alternative resolution process, it must be administered and completed within 10 days from receipt of the dispute. If the matter is not resolved to the grievant's satisfaction within the 10-day period, the dispute must then be adjudicated using the grievance and request for hearing standards contained above. However, the Contractor must render the written grievance and request for hearing decision within a maximum of 30 days from the date of the initial filing of the grievance and request for hearing or dispute unless a longer period was agreed to by the parties involved.
f. For all disputes where an alternative resolution is proposed, the Contractor must maintain a separate log, complying with paragraphs c. and g. above.

ATTACHMENT I:  ENCOUNTER SUBMISSION REQUIREMENTS

The Contractor will be assessed sanctions for noncompliance with encounter submission requirements. AHCCCSA may also perform special reviews of encounter data, such as comparing encounter reports to the Contractor's claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

PENDED ENCOUNTER CORRECTIONS

The Contractor must resolve all pended encounters within 120 days of the original processing date. Sanctions will be imposed according to the following schedule for each encounter pended for more than 120 days unless the pend is due to AHCCCSA error:

0 - 120 days         121 - 180 days         181 - 240 days         241 - 360 days         361 + days
No sanction          $5 per month           $10 per month          $15 per month          $20 per month

"AHCCCSA error" is defined as a pended encounter which (1) AHCCCSA acknowledges to be the result of its own error, and (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCSA. AHCCCSA reserves the right to adjust the sanction amount if circumstances warrant.

When the Contractor notifies AHCCCSA in writing that the resolution of a pended encounter depends on AHCCCSA rather than the Contractor, AHCCCSA will respond in writing within 30 days of receipt of such notification. The AHCCCSA response will report the status of each pending encounter problem or issue in question.

Pended encounters will not qualify as AHCCCSA errors if AHCCCSA reviews the Contractor's notification and asks the Contractor to research the issue and provide additional substantiating documentation, or if AHCCCSA disagrees with the Contractor's claim of AHCCCSA error. If a pended encounter being researched by AHCCCSA is later determined not to be caused by AHCCCSA error, the Contractor may be sanctioned retroactively.

Before imposing sanctions, AHCCCSA will notify the Contractor in writing of the total number of sanctionable encounters pended more than 120 days.
Pended encounters shall not be deleted by the Contractor as a means of avoiding sanctions for failure to correct encounters within 120 days. The Contractor shall document deleted encounters and shall maintain a record of the deleted CRNs with appropriate reasons indicated. The Contractor shall, upon request, make this documentation available to AHCCCSA for review.

ENCOUNTER VALIDATION STUDIES

Per HCFA requirement, AHCCCSA will conduct encounter validation studies of the Contractor's encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor's submitted encounter data. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly.

The following reflects AHCCCSA's encounter validation study process and sanction policy as of 10/1/97. AHCCCSA may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with HCFA. The Contractor will be notified in writing of any significant change in study methodology.

AHCCCSA will conduct two encounter validation studies. Study "A" examines non-institutional services (form HCFA 1500 encounters), and Study "B" examines institutional services (form UB-92 encounters).

AHCCCSA will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to AHCCCSA. In the case of medical records requests, the Contractor's failure to provide AHCCCSA with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCSA does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the Contractor may be sanctioned up to 5% of its annual capitation payment.

The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. These criteria are defined as follows:

Timeliness: The time elapsed between the date of service and the date that the encounter is received at AHCCCS. All encounters must be received by AHCCCSA no later than 240 days after the end of the month in which the service was rendered, or the effective date of enrollment with the Contractor, whichever is later. For all encounters for which timeliness is evaluated, a sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter record is received by AHCCCSA more than 240 days after the date determined above. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Correctness: A correct encounter contains a complete and accurate description of AHCCCS covered services provided to a member. A sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter is incomplete or incorrectly coded. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Omission of data: An encounter not submitted to AHCCCSA or an encounter inappropriately deleted from AHCCCSA's pending encounter file or historical files in lieu of correction of such record. For Study "A" and for Study "B", a sanction per encounter error extrapolated to the population of encounters may be assessed for an omission. It is anticipated that the sanction amount will be $5.00 per error extrapolated to the population of encounters for Study "A" and $10.00 per error extrapolated to the population of encounters for Study "B"; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if HCFA changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

For encounter validation studies, AHCCCSA will select all approved and pended encounters to be studied no earlier than 240 days after the end of the month in which the service was rendered. Once AHCCCSA has selected the Contractor's encounters for encounter validation studies, subsequent encounter submissions for the period being studied will not be considered.

AHCCCSA may review all of the Contractor's submitted encounters, or may select a sample. The sample size, or number of encounters to be reviewed, will be determined using statistical methods in order to accurately estimate the Contractor's error rates. Error rates will be calculated by dividing the number of errors found by the number of encounters reviewed. A 95% confidence interval will be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. If error rates are based on a sample, the error rate used for sanction purposes will be the lower limit of the confidence interval.

Encounter validation methodology and statistical formulas are provided in the AHCCCS Encounter Data Validation Technical Document, which is available in the Bidders Library. This document also provides examples, which illustrate how AHCCCSA determines study sample sizes, error rates, confidence intervals, and sanction amounts.

Written preliminary results of all encounter validation studies will be sent to the Contractor for review and comment. The Contractor will have a maximum of 30 days to review results and provide AHCCCSA with additional documentation that would affect the final calculation of error rates and sanctions. AHCCCSA will examine the Contractor's documentation and may revise study results if warranted. Written final results of the study will then be sent to the Contractor and communicated to HCFA, and any sanctions will be assessed.

The Contractor may file a written challenge to sanctions assessed by AHCCCSA not more than 35 days after the Contractor receives final study results from AHCCCSA. Challenges will be reviewed by AHCCCSA and a written decision will be rendered no later than 60 days from the date of receipt of a timely challenge. Sanctions shall not apply to encounter errors successfully challenged. A challenge must be filed on a timely basis and a decision must be rendered by AHCCCSA prior to filing a grievance and request for hearing pursuant to Article 8 of AHCCCS Rules. Sanction amounts will be deducted from the Contractor's capitation payment.

ENCOUNTER ADJUSTMENTS

Contractors are required to submit adjusted or voided encounters in the event that claims are subsequently adjusted or denied after the initial encounter submission. This includes adjustments for inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCSA or the Contractor. Contractors shall refer to the Encounter User's Manual for further instructions regarding adjustments to encounters.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT



----------------------------------------------------------------------------------------------------------------------
1.  AMENDMENT NUMBER:           2.  CONTRACT                 3.  EFFECTIVE DATE           4.  PROGRAM
         14                         NO.:                         OF AMENDMENT:
                                   YH8-0001-05                      JULY 1, 2001                 OMC
----------------------------------------------------------------------------------------------------------------------
5.  CONTRACTOR'S NAME AND ADDRESS:

                                    HEALTH CHOICE ARIZONA
                                    1600 W. BROADWAY, SUITE 260
                                    TEMPE AZ  85282-1502
----------------------------------------------------------------------------------------------------------------------
6.  PURPOSE OF AMENDMENT: TO REVISE CAPITATION RATES.

----------------------------------------------------------------------------------------------------------------------

7.  THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

A.       Capitation Rates. Included in this amendment are revised capitation rates for the period beginning
         July 1, 2001 and ending September 30, 2001.

                                                     TANF              TANF              TANF
                                            GSA      14-44, F          14-44, M        45+, M/F

         Health Choice Arizona              10       $114.93           $92.22           $228.21
         Health Choice Arizona              12       $105.39           $95.77           $242.35



         NOTE:  PLEASE SIGN AND DATE BOTH AND THEN RETURN ONE TO:      MICHAEL VEIT, MD 5700
                                                                       AHCCCS CONTRACTS AND PURCHASING
                                                                       701 E JEFFERSON STREET
                                                                       PHOENIX AZ  85034

----------------------------------------------------------------------------------------------------------------------
8.       EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED
         AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

         IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
----------------------------------------------------------------------------------------------------------------------
9.       SIGNATURE OF AUTHORIZED REPRESENTATIVE:             10. SIGNATURE OF AHCCCSA
         CONTRACTING OFFICER:


                  /S/ GLORIA TOMSA (COO)                                         /S/ MICHAEL VEIT
----------------------------------------------------------------------------------------------------------------------
TYPED NAME:       CAROLYN ROSE                               MICHAEL VEIT

                   GLORIA TOMSA
----------------------------------------------------------------------------------------------------------------------
TITLE:        CHIEF EXECUTIVE OFFICER -                      CONTRACTS & PURCHASING ADMINISTRATOR
              HEALTH CHOICE ARIZONA

----------------------------------------------------------------------------------------------------------------------
DATE:                                                        DATE:
                  6/8/01                                                   JUNE 12 2001
----------------------------------------------------------------------------------------------------------------------


           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                         SECTION A: CONTRACT AMENDMENT

[AHCCCS LOGO]

---------------------------- ------------------------- ------------------------------------------ --------------------------
1.  AMENDMENT                2.  CONTRACT              6.  EFFECTIVE DATE OF                      4.  PROGRAM
     NUMBER:                 NO.:                           AMENDMENT:
         15                  YH8-0001-05                        OCTOBER 1, 2001                            OMC
---------------------------- ------------------------- ------------------------------------------ --------------------------
5.  CONTRACTOR'S NAME AND ADDRESS:
         HEALTH CHOICE ARIZONA
         1600 W. BROADWAY, SUITE 260
         TEMPE, AZ  85282-1502
----------------------------------------------------------------------------------------------------------------------------
6.  PURPOSE OF AMENDMENT:  TO INCORPORATE CHANGES TO CONTRACT REQUIREMENTS DUE TO THE PASSAGE OF PROPOSITION 204.
----------------------------------------------------------------------------------------------------------------------------
7.  THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

         A.  Proposition 204.  The attached pages represent modifications to the contract requirements as a result of the passage of Proposition 204.

         B.  Included in this amendment are revised capitation rates for the period beginning October 1, 2001 and ending
         September 30, 2002.

         NOTE:  PLEASE SIGN AND DATE BOTH AND THEN RETURN ONE TO:               MICHAEL VEIT, MD 5700
                                                                                AHCCCS CONTRACTS AND PURCHASING
                                                                                701 E JEFFERSON STREET
                                                                                PHOENIX, AZ 85034
----------------------------------------------------------------------------------------------------------------------------
8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED
   REMAIN UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
------------------------------------------------------------- --------------------------------------------------------------
9.  SIGNATURE OF AUTHORIZED REPRESENTATIVE:                   10.  SIGNATURE OF AHCCCSA CONTRACTING OFFICER:

                  /s/ Carolyn Rose                                               /s/ Michael Veit
------------------------------------------------------------- --------------------------------------------------------------
TYPED NAME:
                  CAROLYN ROSE                                                           MICHAEL VEIT
------------------------------------------------------------- --------------------------------------------------------------
------------------------------------------------------------- --------------------------------------------------------------
TITLE:                                                                           CONTRACTS & PURCHASING
         CHIEF EXECUTIVE OFFICER                                                      ADMINISTRATOR
------------------------------------------------------------- --------------------------------------------------------------
DATE:                                                         DATE:
                  9/6/01                                                        8/31/01
------------------------------------------------------------- --------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION A:  CONTRACT AMENDMENT....................................................................................1

SECTION B:  CAPITATION RATES......................................................................................5

SECTION C:  DEFINITIONS...........................................................................................6

SECTION D:  PROGRAM REQUIREMENTS.................................................................................13

   1.      SCOPE OF SERVICES.....................................................................................13
   2.      BEHAVIORAL HEALTH SERVICES............................................................................18
   3.      AHCCCS MEDICAL POLICY MANUAL..........................................................................19
   4.      VACCINE FOR CHILDREN PROGRAM..........................................................................19
   5.      DENIALS OR REDUCTIONS OF SERVICES.....................................................................20
   6.      ENROLLMENT AND DISENROLLMENT..........................................................................20
   7.      MAINSTREAMING OF AHCCCS MEMBERS.......................................................................22
   8.      MEMBER INFORMATION....................................................................................22
   9.      MEMBER SURVEYS........................................................................................24
   10.     MARKETING.............................................................................................25
   11.     ANNUAL ENROLLMENT CHOICE..............................................................................25
   12.     TRANSITION OF MEMBERS.................................................................................25
   13.     STAFF REQUIREMENTS AND SUPPORT SERVICES...............................................................26
   14.     WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS.....................................................27
   15.     ADVANCE DIRECTIVES....................................................................................27
   16.     PERFORMANCE STANDARDS.................................................................................27
   17.     QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM).................................................29
   18.     PHYSICIAN INCENTIVES..................................................................................30
   19.     APPOINTMENT STANDARDS.................................................................................30
   20.     REFERRAL PROCEDURES AND STANDARDS.....................................................................31
   21.     PROVIDER MANUAL.......................................................................................31
   22.     PRIMARY CARE PROVIDER STANDARDS.......................................................................32
   23.     OTHER PROVIDER STANDARDS..............................................................................33
   24.     NETWORK DEVELOPMENT...................................................................................34
   25.     NETWORK MANAGEMENT....................................................................................34
   26.     FEDERALLY QUALIFIED HEALTH CENTERS (FQHC).............................................................34
   27.     PROVIDER REGISTRATION.................................................................................35
   28.     PROVIDER AFFILIATION TRANSMISSION.....................................................................35
   29.     PERIODIC REPORT REQUIREMENTS..........................................................................35
   30.     DISSEMINATION OF INFORMATION..........................................................................36
   31.     REQUESTS FOR INFORMATION..............................................................................36
   32.     OPERATIONAL AND FINANCIAL READINESS REVIEWS...........................................................36
   33.     OPERATIONAL AND FINANCIAL REVIEWS.....................................................................36
   34.     CLAIMS PAYMENT SYSTEM.................................................................................37
   35.     HOSPITAL SUBCONTRACTING AND REIMBURSEMENT.............................................................37
   36.     NURSING FACILITY REIMBURSEMENT........................................................................38
   37.     COMPENSATION..........................................................................................38
   38.     CAPITATION ADJUSTMENTS................................................................................39
   39.     REINSURANCE...........................................................................................40
   40.     COORDINATION OF BENEFITS/THIRD PARTY LIABILITY........................................................42
   41.     MEDICARE SERVICES AND COST SHARING....................................................................43
   42.     COPAYMENTS............................................................................................43
   43.     RECORDS RETENTION.....................................................................................43
   44.     MEDICAL RECORDS.......................................................................................44
   45.     ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS........................................................44
   46.     ACCUMULATED FUND DEFICIT..............................................................................44
   47.     DATA EXCHANGE REQUIREMENT.............................................................................45

   48.     ENCOUNTER DATA REPORTING..............................................................................45
   49.     MONTHLY ROSTER RECONCILIATION.........................................................................46
   50.     TERM OF CONTRACT AND OPTION TO RENEW..................................................................46
   51.     SUBCONTRACTS..........................................................................................46
   52.     SPECIALTY CONTRACTS...................................................................................48
   53.     MANAGEMENT SERVICES SUBCONTRACTORS....................................................................48
   54.     MANAGEMENT SERVICES SUBCONTRACTOR AUDITS..............................................................48
   55.     MINIMUM CAPITALIZATION REQUIREMENTS...................................................................48
   56.     PERFORMANCE BOND OR BOND SUBSTITUTE...................................................................49
   57.     AMOUNT OF PERFORMANCE BOND............................................................................50
   58.     FINANCIAL VIABILITY STANDARDS/PERFORMANCE GUIDELINES..................................................50
   59.     MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP........................................................51
   60.     SANCTIONS.............................................................................................51
   61.     AUTO-ASSIGNMENT ALGORITHM.............................................................................51
   62.     GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS...............................................51
   63.     QUARTERLY GRIEVANCE REPORT............................................................................52
   64.     KIDSCARE..............................................................................................52
   65.     PENDING LEGISLATIVE ISSUES............................................................................52
   66.     SEPARATE INCORPORATION................................................................................52
   67.     CULTURAL COMPETENCY...................................................................................53
   68.     MEDICAID IN THE PUBLIC SCHOOLS........................................................................53


SECTION E:  CONTRACT CLAUSES.....................................................................................54

   1.      APPLICABLE LAW........................................................................................54
   2.      AUTHORITY.............................................................................................54
   3.      ORDER OF PRECEDENCE...................................................................................54
   4.      CONTRACT INTERPRETATION AND AMENDMENT.................................................................54
   5.      SEVERABILITY..........................................................................................54
   6.      RELATIONSHIP OF PARTIES...............................................................................54
   7.      ASSIGNMENT AND DELEGATION.............................................................................54
   8.      GENERAL INDEMNIFICATION...............................................................................54
   9.      INDEMNIFICATION - PATENT AND COPYRIGHT................................................................55
   10.     COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS................................................55
   11.     ADVERTISING AND PROMOTION OF CONTRACT.................................................................55
   12.     PROPERTY OF TIlE STATE................................................................................55
   13.     THIRD PARTY ANTITRUST VIOLATIONS......................................................................55
   14.     RIGHT TO ASSURANCE....................................................................................55
   15.     TERMINATION FOR CONFLICT OF INTEREST..................................................................55
   16.     GRATUITIES............................................................................................55
   17.     SUSPENSION OR DEBARMENT...............................................................................56
   18.     TERMINATION FOR CONVENIENCE...........................................................................56
   19.     TERMINATION FOR DEFAULT...............................................................................56
   20.     TERMINATION - AVAILABILITY OF FUNDS...................................................................56
   21.     RIGHT OF OFFSET.......................................................................................56
   22.     NON-EXCLUSIVE REMEDIES................................................................................57
   23.     NON-DISCRIMINATION....................................................................................57
   24.     EFFECTIVE DATE........................................................................................57
   25.     INSURANCE.............................................................................................57
   26.     DISPUTES..............................................................................................57
   27.     RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS...........................................................58
   28.     INCORPORATION BY REFERENCE............................................................................58
   29.     COVENANT AGAINST CONTINGENT FEES......................................................................58
   30.     CHANGES...............................................................................................58
   31.     TYPE OF CONTRACT......................................................................................58
   32.     AMERICANS WITH DISABILITIES ACT.......................................................................58
   33.     WARRANTY OF SERVICES..................................................................................58

   34.     NO GUARANTEED QUANTITIES..............................................................................58
   35.     CONFLICT OF INTEREST..................................................................................58
   36.     DISCLOSURE OF CONFIDENTIAL INFORMATION................................................................59
   37.     COOPERATION WITH OTHER CONTRACTORS....................................................................59
   38.     ASSIGNMENT OF CONTRACT AND BANKRUPTCY.................................................................59
   39.     OWNERSHIP OF INFORMATION AND DATA.....................................................................59
   40.     AHCCCSA RIGHT TO OPERATE CONTRACTOR...................................................................59
   41.     AUDITS AND INSPECTIONS................................................................................60
   42.     FRAUD AND ABUSE.......................................................................................60
   43.     LOBBYING..............................................................................................60
   44.     CHOICE OF FORUM.......................................................................................60

ATTACHMENT A:  MINIMUM SUBCONTRACT PROVISIONS...................................................................A-1

   1.      EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES....................................A-1
   2.      RECORDS AND REPORTS..................................................................................A-1
   3.      LIMITATIONS ON BILLING AND COLLECTION PRACTICES......................................................A-1
   4.      ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES.............................................A-1
   5.      APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS.................................................A-1
   6.      WARRANTY OF SERVICES.................................................................................A-2
   7.      SUBJECTION OF SUBCONTRACT............................................................................A-2
   8.      AWARDS OF OTHER SUBCONTRACTS.........................................................................A-2
   9.      INDEMNIFICATION BY CONTRACTOR........................................................................A-2
   10.     MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES......................................A-2
   11.     COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS..........................................................A-2
   12.     SEVERABILITY.........................................................................................A-2
   13.     VOIDABILITY OF SUBCONTRACT...........................................................................A-2
   14.     CONFIDENTIALITY REQUIREMENT..........................................................................A-2
   15.     GRIEVANCE AND REQUEST FOR HEARING PROCEDURES.........................................................A-3
   16.     TERMINATION OF SUBCONTRACT...........................................................................A-3
   17.     PRIOR AUTHORIZATION AND UTILIZATION REVIEW...........................................................A-3
   18.     NON-DISCRIMINATION REQUIREMENTS......................................................................A-3
   19.     COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION........................................A-3
   20.     CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION......................................................A-4
   21.     CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK and LABORATORY TESTING...................................A-4
   22.     CONFLICT IN INTERPRETATION OF PROVISIONS.............................................................A-4
   23.     ENCOUNTER DATA REQUIREMENT...........................................................................A-4
   24.     CLINICAL LABORATORY IMPROVEMENT AMENDMENT (CLIA) OF 1988.............................................A-4
   25.     INSURANCE............................................................................................A-4
   26.     FRAUD AND ABUSE......................................................................................A-4

ATTACHMENT B: MINIMUM NETWORK STANDARDS.........................................................................B-1

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS......................................................................F-1

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM.........................................................................G-1

ATTACHMENT H: GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS...........................................H-1

ATTACHMENT I: ENCOUNTER SUBMISSION REQUIREMENTS.................................................................I-1

                          SECTION B: CAPITATION RATES

The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid the attached rates for the term October 1, 2001 through September 30, 2002.

CAPITATION RATES
(per member per month)

Capitation rates specific to contractor

DEFINITIONS                                                CONTRACT/RFP YH8-0001

                             SECTION C: DEFINITIONS

ADHS Arizona Department of Health Services, the state agency mandated to serve the public health needs of all Arizona citizens.

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System, which is composed of the Administration, contractors, and other arrangements through which health care services are provided to an eligible person, as defined by A.R.S. ss. 36-2902, et seq.

AHCCCS BENEFITS            See "COVERED SERVICES".

AHCCCS MEMBER              See "MEMBER".

AHCCCSA                    Arizona Health Care Cost Containment System
                           Administration.

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute, behavioral health and case management services to members, as authorized by A.R.S. ss. 36-2932.

AMBULATORY                 CARE Preventive, diagnostic and treatment services
                           provided on an outpatient basis by physicians, nurse practitioners, physician assistants and other health care providers.

AMPM                       AHCCCS Medical Policy Manual.

ARIZONA                    State regulations established pursuant to relevant
ADMINISTRATIVE             statutes. For purposes of this solicitation, the
CODE (A.A.C.)              relevant sections of the AAC are referred to
                           throughout this document as "AHCCCS Rules".

A.R.S.                     Arizona Revised Statutes.

AT RISK Refers to the period of time that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS LIBRARY            A repository of manuals, statutes, rules and other
                           reference material located at the AHCCCS office in Phoenix.

BOARD CERTIFIED            An individual who has successfully completed all
                           prerequisites of the respective specialty board and successfully passed the required examination for certification.

CAPITATION                 Payment to contractor by AHCCCSA of a fixed monthly
                           payment per person in advance for which the contractor provides a full range of covered services as authorized under A.R.S. ss. 36-2942 and ss.
                           36-2931.

CATEGORICALLY LINKED       Member eligible for Medicaid under Title XIX of the
TITLE XIX MEMBER           Social Security Act including those eligible under
                           1931 provisions of the Social Security Act
                           (previously AFDC), Sixth Omnibus Budget
                           Reconciliation Act (SOBRA), Supplemental Security
                           Income (SSI), SSI-related groups. To be categorically linked, the member must be aged (65 or over), blind, disabled, a child under age 19, parent of a dependent child, or pregnant.


CLEAN CLAIM                A claim that may be processed without obtaining
                           additional information from the provider of service or from a third party; but does not include claims under investigation for fraud or abuse or claims under review for medical necessity, as defined by A.R.S. ss. 36-2904.

CMS (FORMALLY              Center for Medicare and Medicaid Services, an
HCFA)                      organization within the U.S. Department of Health and
                           Human Services, which administers the Medicare and Medicaid programs and the State Children's Health
                           Insurance Program.

COMPETITIVE BID            A state procurement system used to select contractors
PROCESS                    to provide covered services on a geographic basis.

CONTINUING                 An AHCCCS contractor during CYE 97 that submits a
OFFEROR                    proposal pursuant to this solicitation.

CONTRACT                   See "COVERED SERVICES".
SERVICES

CONTRACT YEAR              Corresponds to federal fiscal year (Oct. 1 through
(CY)                       Sept. 30). For example, Contract Year 02 is
                           10/01/01-- 9/30/02.

CONTRACTOR                 A person, organization or entity agreeing through a
                           direct contracting relationship with AHCCCSA to provide the goods and services specified by this contract in conformance with the stated contract requirements, AHCCCS statute and rules and federal law and regulations.

CONVICTED                  A judgment of conviction has been entered by a
                           federal, state or local court, regardless of whether an appeal from that judgment is pending.

CO-PAYMENT                 A monetary amount specified by the Director that the
                           member pays directly to a contractor or provider at the time covered services are rendered, as defined in R9-22-107.

COUNTY                     Amount of funds contributed to the AHCCCS fund by
CONTRIBUTION               each Arizona county based on funding formulas
                           established by law.

COVERED                    Health care services to be delivered by a contractor
SERVICES                   which are designated in Section D of this contract
                           and also AHCCCS Rules R9-22, Article 2 and R9-31.,
                           Article 2.

CRS                        Children's Rehabilitative Services, as defined in
                           R9-22-114.

CSHCN Children with Special Health Care Needs ,Children under age 19 who are: Blind/Disabled Children and Related Populations (eligible for SSI under Title
                           XVI). Children eligible under section 1902 (e)(3) of the Social Security Act (Katie Beckett); In foster care or other out-of-home placement; Receiving foster care or adoption assistance; or receiving services through a family-centered, community-based coordinated care system that receives grant funds under section 501(a)(1)(D) of Title V (CRS).

CY                         See "CONTRACT YEAR".

CYE                        Contract Year Ended; same as "CONTRACT YEAR".

DAYS Calendar days unless otherwise specified as defined in the text, as defined in R9-22-101.

DIRECTOR                   The Director of AHCCCSA.

DISCLOSING                 An AHCCCS provider or a fiscal agent.
ENTITY

DME Durable Medical Equipment, which is an item, or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury as defined in R9-22-102.

DUAL ELIGIBLE              A member who is eligible for both Medicare and
                           Medicaid.

ELIGIBILITY                A process of determining, through a written
DETERMINATION              application, including required documentation,
                           whether an applicant meets the qualifications for Title XIX or Title XXI.

EMERGENCY                  A medical condition manifesting itself by acute
MEDICAL                    symptoms of sufficient severity (including severe
CONDITION                  pain) such that a prudent layperson, who possess an
                           average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in: a) placing the patient's health in serious jeopardy; b) serious impairment to bodily functions; or c) serious dysfunction of any bodily organ or part.

EMERGENCY                  Services provided after the sudden onset of a medical
MEDICAL                    condition manifesting itself by acute symptoms of
SERVICE                    sufficient severity (including severe pain) that the
                           absence of immediate medical attention could reasonably be expected to result in: a) placing the patient's health in serious jeopardy; b) serious impairment to bodily functions; or c) serious dysfunction of any bodily organ or part, as defined in R9-22-102.

ENCOUNTER                  A record of a medically related service rendered by a
                           provider or providers registered with AHCCCSA to a member who is enrolled with a Contractor on the date of service. It includes all services for which the contractor incurred any financial liability.

ENROLLMENT                 The process by which an eligible person becomes a
                           member of a contractor's health plan.

EPSDT Early and Periodic Screening, Diagnosis and Treatment; services for persons under 21 years of age as described in AHCCCS rules R9-22, Article 2.

FAMILY                     A program that provides family planning services only
PLANNING                   for a maximum of 24 months to SOBRA women whose
SERVICES                   pregnancy has ended and the woman is not otherwise
EXTENSION                  eligible for Title XIX.
PROGRAM

FEDERALLY                  An entity which meets the requirements and receives a
QUALIFIED                  grant and funding pursuant to Section 330 of the
HEALTH CENTER              Public Health Service Act. An FQHC includes an
(FQHC)                     outpatient health program or facility operated by a
                           tribe or tribal organization under the Indian
                           Self-Determination Act (PL 93-638) or an urban Indian organization receiving funds under Title V of the Indian Health Care Improvement Act.

FEE-FOR-SERVICE            A method of payment to registered providers on an
(FFS)                      amount per service basis.

FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX and Title XXI program portions of AHCCCS as defined in 42 CFR 400.203.

FISCAL YEAR (FY)           The budget year - Federal Fiscal Year: October 1
                           through September 30; State fiscal year: July 1
                           through June 30

GATEKEEPER                 Primary care provider who is primarily responsible
                           for all medical treatment rendered and who makes referrals as necessary and monitors the members treatment.

GEOGRAPHIC                 A specific county or defined grouping of counties
SERVICE                    designated by the Administration within (GSA) which a
AREA                       contractor of record provides, directly or through
                           subcontract, covered health care to members enrolled with that contractor of record

GROUP OF                   Two or more health care professionals who practice
PROVIDERS                  their profession at a common location (whether or not
                           they share facilities, supporting staff, or equipment).

HEALTH                     Various forms of plan organization, including staff
MAINTENANCE                and group models, that meet the (HMO) licensing
HMO ORGANIZATION           requirements of the federal and/or state government
                           and offer a full array of health care services to members on a capitated basis.

HEALTH PLAN                See "CONTRACTOR".

IBNR Incurred But Not Reported: Liability for services rendered for which claims have not been received.

IHS Indian Health Services authorized as a federal agency pursuant to 25 U.S.C. 1661.

LIEN A legal claim filed with the County Recorder's office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MANAGED CARE               Systems that integrate the financing and delivery of
                           health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members; establish explicit criteria for the selection of health care providers;
                           have significant financial incentives for members to use providers and procedures associated with the plan; and have formal programs for quality assurance and utilization review.

MANAGEMENT                 A person or organization that agrees to perform any
SERVICES                   administrative function or service for the Contractor
SUBCONTRACTOR              specifically related to securing or fulfilling the
                           Contractor's obligations to AHCCCSA under the terms of the contract.

MANAGING                   A general manager, business manager, administrator,
EMPLOYEE                   director, or other individual who exercises
                           operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of, an institution, organization or agency.

MATERIAL                   A fact, data or other information excluded from a
OMISSION                   report, contract, etc. the absence of which could
                           lead to erroneous conclusions following reasonable review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended.

MEDICAL                    Title XIX Waiver member whose income is more than
EXPENSE                    100% of the Federal Poverty Level, and has medical
DEDUCTION                  expenses that reduce income to or below 40% of the
(MED)                      Federal Poverty Level. The 40% Federal Poverty Level
                           will be adjusted annually to reflect annual Federal
                           Poverty Level adjustments. MED's may have a categorical link to a Title XIX program; however, their income exceeds the limits of the Title XIX program.

MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER A person eligible who is enrolled in the system, as defined in A.R.S. ss. 36-2901.

NEW OFFEROR                The organization, entity or person which submits a
                           proposal in response to this solicitation and which has not been an AHCCCS contractor during CYE 97.

NON-                       A person who provides services as prescribed in
CONTRACTING                A.R.S. ss. 36-2939 and who does not have a
PROVIDER                   subcontract with an AHCCCS contractor.

OFFEROR A person or other entity that submits a proposal to the Administration in response to an RFP, as defined in R9-22-106.

PERFORMANCE                A set of standardized indicators designed to assist
STANDARDS                  AHCCCS in evaluating, comparing and improving the
                           performance of its contractors. Specific descriptions of health services measurement goals are found in Section D, Paragraph 16, Performance standards.

PMMIS                      AHCCCSA's Prepaid Medical Management Information
                           System.

PRIMARY CARE               An individual who meets the requirements of A.R.S.
PROVIDER (PCP)             ss. 36-2901, and who is responsible for the
                           management of a member's health care. A PCP may be a physician defined as a person licensed as allopathic or osteopathic physician according to A.R.S. Title
                           32, Chapter 13 or Chapter 17 or a practitioner defined as a physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S. Title 32, Chapter
                           15.

PRIOR PERIOD               The period of time from the 1st day of the month of
                           application or the 1st eligible month, whichever is later, to the day a member is enrolled with the Contractor. The Contractor receives notification from the Administration of the member's enrollment. Also, the period of time between the date a MED member was approved and the date the member met spenddown or 1st day of the month the member reduced resources whichever is later.

PROPOSITION 204            Referendum that increased eligibility for AHCCCS
                           services to individuals whose income is at or below
                           100% of Federal Poverty Level.

PROVIDER Any person who contracts with the Administration for the provision of hospitalization and medical care to members according to the provisions A.R.S. ss. 36-2901 or any subcontractor of provider delivering services pursuant to A.R.S. ss. 36-2901

QUALIFIED                  A person, eligible under A.R.S. ss. 36-2971(4), who
MEDICARE                   is entitled to Medicare Part A insurance, meets
BENEFICIARY                certain income and residency requirements of the
(QMB)                      Qualified Medicare Beneficiary program. A QMB who is
                           also eligible for Medicaid is commonly referred to as a QMB dual eligible.

QISMC Quality Improvement System for Managed Care developed by the Centers for Medicare/Medicaid (CMS), formerly
                           (HCFA), for use in evaluation and management of the quality of care provided by Medicare and Medicaid managed care contractors. QISMC serves as one of the key elements for the AHCCCS QM and UM requirements included in this contract.

RATE CODE                  Eligibility classification for capitation payment
                           purposes.

REGIONAL                   An organization under contract with ADHS to
BEHAVIORAL                 administer covered behavioral health services in a
HEALTH                     geographically specific area of the state. Tribal
AUTHORITY                  governments, through an agreement with ADHS, may
(RBHA)                     operate a tribal regional behavioral health authority
                           (TRBHA) for the provision of behavioral health services to Native American members living on-reservation.

REINSURANCE                A risk-sharing program provided by the Administration
                           to contractors for the reimbursement of certain contract service costs incurred by a member beyond a certain monetary threshold.

RELATED PARTY              A party that has, or may have, the ability, to
                           control or significantly influence a contractor, or a party that is, or may be, controlled or significantly influenced by a contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

RFP Request For Proposals which is a document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal), as defined in R9-22-107.

SCOPE OF                   See "COVERED SERVICES"
SERVICES

SOBRA Section 9401 of the Sixth Omnibus Budget and Reconciliation Act, 1986, amended by the

                           Medicare Catastrophic Coverage Act of 1988, 42 CFR U.S.C. 1396a(a)(10)(A)(ii)(IX), July 1, 1988.

STATE                      The State of Arizona.

STATE PLAN                 The written agreements between the State and CMS
                           which describes how the AHCCCS program meets CMS requirements for participation in the Medicaid program and the State Children's Health Insurance
                           Program

SUBCONTRACT                An agreement entered into by Contractor with a
                           provider of health care services who agrees to furnish covered services to members, or with a marketing organization, or with any other organization or person who agrees to perform any administrative function or service for Contractor specifically related to fulfilling Contractor's obligations to AHCCCSA under the terms of this contract, as defined in R9-22-101.

SUBCONTRACTOR              (1) A person, agency or organization to that a
                           contractor has contracted with or delegated some of its management functions or responsibilities to provide covered services to its members; or (2) A person, agency or organization that a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the AHCCCS agreement.

SUPPLEMENTAL               Federal cash assistance program under Title XVI of
SECURITY                   the Social Security Act.
INCOME (SSI)

TEFRA RISK HMO             A Health Maintenance Organization or Comprehensive
                           Medical Plan, which provides Medicare services to Medicare beneficiaries pursuant to a Medicare risk contract with CMS under ss. 1876 of the Social
                           Security Act.

TEMPORARY                  A Federal cash assistance program under the Social
ASSISTANCE TO              Security Act. It replaced Aid To Families With
NEEDY FAMILIES             Dependent Children (AFDC).
(TANF)

THIRD PARTY                An individual, entity or program that is or may be
                           liable to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member, as defined in R9-22-110.

THIRD PARTY                The resources available from a person or entity that
LIABILITY                  is, or may be, by agreement, circumstance or
                           otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS applicant or member, as defined in P.9-22-110.

TITLE XIX                  Member eligible for Federally funded Medicaid
MEMBER                     programs under Title XIX of the Social Security Act
                           including those eligible under 1931 provisions of the Social Security Act (previously AFDC), Sixth Omnibus
                           Budget Reconciliation Act (SOBRA), Supplemental
                           Security Income (SSI), SSI-related groups, and Title
                           XIX Waiver groups.

TITLE XIX                  All MED (Medical Expense Deduction) members, and
WAIVER MEMBER              adults or childless couples at or below 100% of the
                           Federal Poverty Level who are not categorically linked to another Title XIX program. This would also include Title XIX linked individuals who's income exceeds the limits of the categorical program.

TITLE XXI                  Member eligible for acute care services under Title
MEMBER                     XXI of the Social Security Act, referred to in
                           federal legislation as the "State Children's Health
                           Insurance Program" (SCHIP). The Arizona version of
                           SCHIP is referred to as "KidsCare."

TRIBAL FACILITY            A facility that is operated by an Indian tribe and
(638 TRIBAL FACILITY)      that is authorized to provide services pursuant to
                           Public Law 93-638, as amended.

YEAR                       See "Contract Year".
[END OF DEFINITIONS]

                         SECTION D: PROGRAM REQUIREMENTS

1.       SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R 9-22, Article 2, the AHCCCS Medical Policy Manual (AMPM), and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options even if needed services are not covered by the Contractor.

KIDSCARE COVERED SERVICES: Effective 10/1/01: KidsCare members are eligible for the same services covered for members under the Title XIX program.

AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a free-standing surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 2l including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D, Paragraph 2, Behavioral Health Services.

CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for children with CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS covered conditions, as specified in R9-22, Article 2 A.R.S. Title 36, Chapter 2, Article 3. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library.

The Contractor shall monitor referrals to CRS to ensure CRS covered services are provided in a timely manner to eligible members. Referral to CRS does not relieve the Contractor of the responsibility for providing medically necessary services not covered by CRS to CRS eligible members. The Contractor is also responsible for initial care of newborn members, who are CRS eligible. The Contractor must require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the member's medical record maintained by the PCP.

The Contractor is not responsible for payment of those CRS covered services for which a CRS eligible member refuses to receive through the CRS program. A member with private insurance is not required to utilize CRS. If the member uses their private insurance network for a CRS covered condition, and the member is not enrolled with CRS, the Contractor is responsible for all applicable deductibles and copays.

The Contractor remains ultimately responsible for the provision of all covered services to its members. If the Contractor becomes aware that CRS has failed to meet the established appointment standards, or has failed to provide medically necessary CRS covered services, the Contractor shall immediately notify AHCCCSA, Office of Medical Management, of the occurrence. In accordance with AHCCCS policy, the Contractor may seek reimbursement from CRS for providing CRS covered services.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Medicare approved chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for Qualified Medicare Beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL. The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services, dental screening and preventive services in accordance with the AHCCCS periodicity schedule, therapeutic dental services, dentures, and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 16, Performance Standards. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If no dental screening is received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor's provider network. For members who are 21 years of age and older, the Contractor shall provide emergency dental care, medically necessary dentures and dental services for transplantation services as specified in the AMPM. Dental standards may be found in the AMPM, Section 310, which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illness discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental/behavioral health, in compliance with the AHCCCS periodicity schedule (Exhibit 430-1 in the AMPM) and to submit to the AHCCCS Office of Medical Management; all EPSDT reports as required by AHCCCS medical policy. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 16, Performance Standards. Because behavioral health benefits for Title XIX and Title XXI members are provided through the ADHS/RBHA system, the Contractor shall ensure the initiation and coordination of the referral of these members to the RBHA and shall follow up with the RBHA to monitor whether members have received behavioral health services

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-10l and R9-31-101. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency service utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For purposes of this contract, a "prudent layperson" is a person who possesses an average knowledge of health and medicine.

b.       All medical services necessary to rule out an emergency condition

c.       Emergency transportation

d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.

e. The Contractor shall comply with guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21. For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services in accordance with the AMPM, Section 420 for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling necessary to allow the members to make informed decisions regarding family planning methods shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system, which allows members freedom of choice in selecting a provider. A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program; a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification may be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension, elevated cholesterol, colon cancer, sexually transmitted diseases, tuberculosis and HIV/AIDS; nutritional assessment in cases when the member has a chronic debilitating disease affected by nutritional needs; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations. Required assessment and screening services for members under age 21 are included in the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide part-time or intermittent care for members who do not require hospital care. This service is provided under the direction of a physician to prevent re-hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services.

HOSPICE: These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member's medical condition requires isolation; private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services, which may be provided on an outpatient or ambulatory basis (i.e. laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), inactivated polio vaccine (IPV), measles, mumps, rubella (MMR) vaccine, H. influenza, type B (HIB) vaccine, hepatitis B (Hep B) vaccine, and varicella zoster virus (VZV) vaccine, and pneumococcal conjugate vaccine (PCV). The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section 16, Performance Standards.

INDIAN HEALTH SERVICES (IHS): The Contractor may choose to subcontract with and pay an IHS or 638 tribal facility as part of their provider network for covered services provided to members. The Contractor is responsible for reimbursement to IHS or tribal facilities for emergency services provided to Title XXI Native American members enrolled with the Contractor. AHCCCSA will reimburse claims on a FFS basis to providers for acute care services that are medically necessary and eligible for 100% Federal reimbursement, and that are provided to Title XIX members in an IHS or a 638 tribal facility.

LABORATORY. Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement Act) approved free standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

Upon written request, a Contractor may obtain laboratory test data on members from a laboratory or hospital based laboratory subject to the requirements specified in A.R.S. ss. 36-2903(R) and (S). The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery.

Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered as described in the AMPM. All members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. All members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered free-standing birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

The Contractor shall inform all assigned AHCCCS pregnant women of voluntary prenatal HIV testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the member handbook and annually in the member newsletter to encourage pregnant women to be tested and instructions on where to be tested. Semi-annually, the Contractor shall report to AHCCCS the number of pregnant women who have been identified as HIV/AIDS positive. This report is due no later than 30 days after the end of the second and fourth quarters of the contract year.

MEDICAL FOODS: Medical foods are covered within limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screening Program and specified in the AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

MEDICALLY-NECESSARY PREGNANCY TERMINATIONS: AHCCCS covers pregnancy termination when it is the result of rape or incest, or in circumstances where the member suffers form a physical disorder, physical injury, or physical illness, including a life endangering physical condition caused by or arising form the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless the pregnancy is terminated. In addition, providers must submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination. Prior authorization is required. If the procedure is performed on an emergency basis, documentation, outlined in the AMPM, is required for a member under eighteen years of age or a member who is considered an incapacitated adult who seeks a medically necessary pregnancy termination, as defined above.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY. The Contractor shall provide nursing facility services, including religious nonmedical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an assisted living facility or alternative residential setting, or receive home and community based services
(HCBS) as defined in R9-22, Article 2 and R9-28, Article 2 that meet the provider standards described in R9-28, Article 5, and subject to the limitations set forth in Chapter 1200 of the AMPM.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an

ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation. See Paragraph 36, Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

NUTRITION: Nutritional assessments may be conducted as a part of the EPSDT screenings for members under age 21, and to assist members 21 years of age and older whose health status may improve with nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member's PCP. AHCCCS covers nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary to provide either complete daily dietary requirements, or to supplement a member's daily nutritional and caloric intake and when AHCCCS criteria specified in the AMPM are met.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantation's. Appropriate over-the-counter medication may be prescribed when it is determined to be a lower-cost alternative to prescription medication.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those members who are 21 and over; physical therapy for all members and occupational and speech therapies for members under the age of 21 are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.

TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions that substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those of the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate.

AHCCCSA is in the process of releasing a Request for Proposal (RFP) for the purpose of contracting with an entity that will coordinate transplant services for all AHCCCS members. It is anticipated that the responsibility for transplant services will be transferred to the new contractor on January 1, 2002.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for members who are unable to provide their own transportation for medically necessary services.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for seventy of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

Title XIX and Title XXI members are eligible for comprehensive behavioral health services. The behavioral health benefit for these members is provided through the ADHS - Regional Behavioral Health Authority (RBHA) system. The Contractor shall be responsible for member education regarding these benefits; provision of limited emergency inpatient services; and screening and referral to the RBHA system of members identified as requiring behavioral health services.

MEMBER EDUCATION: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services. Covered services include:

a. Behavior Management (behavioral health personal assistance, family support, peer support)

b.       Case Management Services

c.       Emergency/Crisis Behavioral Health Services

d.       Emergency Transportation

e.       Evaluation and Screening

f.       Group Therapy and Counseling

g.       Individual Therapy and Counseling

h.       Family Therapy and Counseling

i.       Inpatient Hospital

j. Inpatient Psychiatric Facilities for persons under 21 years of age (residential treatment centers and subacute facilities)

k.       Institutions for Mental Diseases (with limitations)

l. Laboratory and Radiology Services for Psychotropic Medication Regulation and Diagnosis

m.       Non-Emergency Transportation

n. Partial Care (Supervised day program, therapeutic day program, and medical day program)

o. Psychosocial Rehabilitation (living skills training; health promotion; per-job training, education and development; job coaching and employment support)

p.       Psychotropic Medication

q.       Psychotropic Medication Adjustment and Monitoring

r.       Respite Care

s.       Therapeutic foster care

REFERRALS: As specified in Section D, Paragraph 1, EPSDT, the Contractor must provide developmental/behavioral health screenings for members up to 21 years of age in compliance with the AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process.

The Contractor is responsible for RBHA referral and follow-up collaboration, as necessary, for other Title XIX and Title XXI members identified as needing behavioral health evaluation and treatment. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The Contractor is responsible for providing transportation to a member's first RBHA evaluation appointment if a member is unable to provide their own transportation.

EMERGENCY SERVICES: For Title XIX and Title XXI members not enrolled with ADHS, the Contractor is responsible for up to three days of inpatient behavioral health services per emergency episode not to exceed 12 days per contract year. A referral to the RBHA for evaluation and enrollment should be initiated as soon as possible after admission.

When Title XIX and Title XXI members present in an emergency room setting, the Contractor is responsible for all emergency medical services including triage, physician assessment and diagnostic tests. For Title XIX and Title XXI members not enrolled with ADHS, the Contractor is responsible to provide medically necessary psychiatric consultations or psychological consultations in emergency room settings to help stabilize the member or determine the need for inpatient behavioral health services. ADHS is responsible for medically necessary psychiatric consultations provided to Title XIX and Title XXI ADHS enrolled members in emergency room settings.

COORDINATION OF CARE: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. In lieu of actually establishing a medical record, such information may be kept in an appropriately labeled file but must be associated with the member's medical record as soon as one is established. The Contractor shall require the PCP to respond to RBHA/provider information requests pertaining to ADHS enrolled members including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to members not enrolled with ADHS.

MEDICATION MANAGEMENT SERVICES: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor's formulary, medications for the treatment of these disorders.

The Contractor shall ensure that training and education is available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall include them in their provider manual. Also, Contractors shall inform PCPs about the availability of resource information through the Maricopa Integrated Health System's Psychiatric Residency Training Program and the Arizona Medical Association regarding the diagnosis and treatment of behavioral health disorders.

The Contractor shall ensure that its quality management program incorporates monitoring of the PCP's management of behavioral health disorders.

3.       AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. The Contractor is responsible for complying with the requirements set forth within. The AMPM with search capability and linkages to AHCCCS rules, Statutes and other resources is available to all interested parties through the AHCCCS Home Page on the Internet (www.ahcccs.state.az.us). Upon adoption by AHCCCSA, AMPM updates will be available through the Internet at the beginning of each month. If required, the Contractors may receive one hard copy of the AMPM, free of charge, from AHCCCSA, Office of Medical Management, however, the Contractor shall be responsible for maintaining such copies current with these updates.

4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program, the federal and state governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. Therefore, the Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. Any provider, licensed by the State to administer immunizations, may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC.

5.       DENIALS OR REDUCTIONS OF SERVICES

When any covered service subject to prior authorization is denied, reduced, suspended or terminated, the Contractor shall comply with the notice, request for hearing and continuation of benefit requirements specified in 42 CFR ss. 431.200, et seq., A.A.C. R9-22-Article 13 and R9-3 1-Article 13, and the AHCCCS Member Rights and Responsibilities Policy. This information must be explained in the Member handbook provided for each member by the Contractor. The Contractor is required to promptly provide any services specified in the AHCCCS Director's decisions, irrespective of whether or not a Petition for Rehearing is filed. Also, refer to Attachment H, Grievance and Request for Hearing Process and Standards.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration (SSA)         SSA determines eligibility for the Supplementary Security Income (SSI) cash program. SSI cash recipients are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)        DES determines eligibility for the families with children, pregnant women and children under SOBRA, under section 1931 of the Social Security Act, the Adoption Subsidy Program, Title IV-E foster care children, Young Adult
                                             Transition Insurance Program, the Federal Emergency Services program
                                             (FES), and effective 10/1/200 1, the Title XIX Waiver Members.

AHCCCSA                                      AHCCCSA determines eligibility for the SSI/MAO groups, including the
                                             FES program for this population (aged, disabled, blind), the Arizona Long-
                                             Term Care System (ALTCS), the Qualified Medicare Beneficiary program and other Medicare cost sharing programs, and the Title XXI program,
                                             KidsCare.

Arizona's 15 Counties                        Proposition 204 legislation permits DES to allow counties to continue to perform eligibility determinations for AHCCCS until October 1, 2002.

AHCCCS acute care members are enrolled with contractors in accordance with the rules set forth in R9-22, Article 17.

HEALTH PLAN CHOICE

Title XIX members, including Title XIX waiver members, have a choice of available health plans. A listing of the available health plans and their telephone numbers will be given to each applicant during the application process for AHCCCS benefits. Also included are instructions to applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA's being notified of their eligibility are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

Title XXI members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with the Title XIX health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

Exceptions to the above enrollment policies for Title XIX members include: previously enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor, if that contractor is still available. Also, women who are eligible for the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment for a new Title XIX member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility.

The effective date of enrollment for a Title XXI member will be the first day of the month following notification to the health plan. If a Title XXI member is determined eligible by the 25th of the month, the member will be enrolled with the health plan as of the 1st of the following month. If the member is determined eligible AFTER the 25th of the month, the member will be enrolled with the health plan as of the 1st of the second following month.

Proposition 204 and Title XIX Waiver Member Expansion/Conversion:

                                                                           DATE EXPANSION OR
                 EXPANSION AND CONVERSION POPULATION                     CONVERSION INITIATED      ENROLLMENT METHODOLOGY
QMB Only to QMB Dual Conversion under SSI-MAO                           4/1/01                   Current Title XIX rules

New SSI-MAO's from 76% to 100% FPL                                      4/1/01 onward            Current Title XIX rules

Eligible parents of SOBRA children and KidsCare children up to          7/1/01 - 9/1/01          Family Continuity
100% FPL


17 & 18 year old KidsCare children converting to Title XIX              Redetermination date     Remain in current health
                                                                                                 plan

MNMI (prior to 10/1/01)                                                 4/1/01 - 10/1/01         Current MNMI rules

SOBRA Family Planning notified of increase in Title XIX income limit    10/1/01                  Remain in current health
to 100% FPL                                                                                      plan

SMI SSI's                                                               7/1/01 - 9/1/01          Current Title XIX rules

Premium Sharing Conversion members with income at or below 100% FPL     10/1/01                  Remain in current health
who are not parents of SOBRA children or KidsCare children                                       plan

EAC/ELIC's who don't convert to KidsCare will be converted to a Title   10/1/01                  Remain in current health
XIX group, probably SOBRA.                                                                       plan

Title XIX Waiver members                                                10/1/01                  Current Title XIX rules

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for Title XIX members. Prior period coverage starts from the first day of the month of application, or first eligible month, whichever is later, to the day a member is enrolled with the Contractor. For MED's, prior period coverage is the time period from the date the member met spenddown to the date of eligibility approval. The Contractor is responsible for payment of all claims for medically necessary covered services provided to members during prior period coverage. This may include services provided prior to the contract year (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers, including Title XXI mothers, who were enrolled at the time of the child's birth, and whose newborn notification was received by AHCCCSA, will be enrolled with the mother's health plan. The Contractor is responsible for noticing AHCCCSA of a child's birth to an enrolled member. Capitation to the Contractor will begin on the date notification is received by AHCCCSA (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. Note that AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. Newborns of FES mothers are auto-assigned to a health plan and mothers of these newborns are sent a letter advising them of their right to choose a different health plan for their child. In the event the FES mother chooses a different health plan, AHCCCS will recoup all capitation paid to the originally assigned plan and the baby will be enrolled retroactive to the date of birth in the second plan. The second plan will receive prior period capitation from the date of birth to the day before assignment and prospective capitation from the date of assignment forward. The second contractor will be responsible for all covered services to the newborn from date of birth.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis or children enrolled with Department of Economic Security/Comprehensive Medical and Dental Program. The enrollment guarantee applies a maximum of one time per member per eligibility category for Title XIX and Title XXI members. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child is adopted. AHCCCS Rule R9-22, Article 17 and R9-31, Article 3 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans, on or off-reservation, have a choice to receive services from Indian Health Services (IHS), a PL 93-638 tribal facility or any available contractor. If choice is not available or made within the specified time limit, Native American Title XIX members living on-reservation will be assigned to IHS. Native American Title XIX members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time. Native American Title XXI members must make a choice prior to being determined eligible.

7.       MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, genetic information, or physical or mental handicap, except where medically indicated. Contractors must take into account a member's culture, when addressing members and their concerns, and must take reasonable steps to encourage subcontractors to do the same. The Contractor must make interpreters available for members to ensure appropriate delivery of covered services.

Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.

b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.

c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.

d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

8.       MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. The reading level and name of the evaluation methodology used should be included.

- All materials shall be translated when the Contractor is aware that a language is spoken by 3,000 or 10% (whichever is less) of the Contractor's members who also have Limited English Proficiency (LEP) in that language.

- All vital materials shall be translated when the Contractor is aware that a language is spoken by 1,000 or 5% (whichever is less) of the Contractor's members who also have LEP in that language. Vital materials must include, at a minimum, notices for denials, reductions, suspensions or terminations of services, vital information from the member handbooks and consent forms.

- All written notices informing members of their right to interpretation and translation services in a language shall be translated when the Contractor is aware that 1,000 or 5% (whichever is less) of the Contractor's members speak that language and have LEP.

When there are program or service site changes, notification shall be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I. A Member Handbook which, at a minimum, shall include the following items that are also listed in the Office of Managed Care, Operations Policy #404, Member Information Policy:

         a.       A table of contents.

         b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services.

         c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.

         d.       Information on what to do when family size changes.

         e.       How to obtain a PCP.

         f.       How to change PCPs.

         g. How to make, change and cancel appointments with a PCP or dentist.

         h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments), what to do if they are billed, and under what circumstances a member may be billed for non-covered services.

         i. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network; copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

         j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system.

         k. How to contact Member Services and a description of its function.

         l. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. The handbook should contain information on proper emergency service utilization.

         m. How to obtain emergency transportation and medically necessary transportation.

         n. EPSDT services. A description of the purpose and benefits of EPSDT services, including the required components of EPSDT screenings and the provision of all medically necessary services to treat a physical or mental illness discovered by the screenings. Screenings include a comprehensive history and developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.

         o.       Maternity and family planning services.

         p. Description of covered behavioral health services and how to access these services.

         q. Description of all covered dental services and how to access these services.

         r.       Out of county/out of state moves.

         s. Grievance and request for hearing procedures, including a clear explanation of the members right to file a grievance and request for hearing and to appeal any decision that affects the member's receipt of covered services.

         t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the members eligibility and/or legal action. A sentence shall be included that stresses the importance of members keeping, not discarding, the swipe ID card.

         u.       How to access after-hours care (urgent care).

         v.       Advance directives for adults.

         w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.

         x.       The last revision date.

         y. Member's notification rights and responsibilities under AAC R9-22, Article 13 and AHCCCS policy.

         z. A description of Fraud and Abuse including instructions on how to report suspected fraud or abuse. This shall include a statement that misuse of a member's identification card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action against the member

         aa. A statement that informs the member of their right to request information on whether or not the health plan has Physician Incentive Plans (PIP) that affect the use of referral services, the right to know the types of compensation arrangements the plan uses, the right to know whether stop-loss insurance is required and the right to a summary of member survey results (in accordance with PIP regulation).

         bb. Members right to be treated fairly regardless of race, religion, sex, age or ability to pay.

         cc. Instructions for obtaining culturally competent materials, including translated member materials.

         dd. A description of the criteria and procedures for requesting a health plan change.

         ee. Information regarding prenatal HIV testing and counseling services.

         ff. Members have a right to know of providers who speak languages other than English.

II. A list of the names, telephone numbers and service site addresses of PCPs available for selection by the member and a description of the selection process. Upon request by the member, the Contractor must make information available regarding provider qualifications.

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type style and size, which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems, grievances and requests for hearings (Ref. AHCCCS Rule R9-22-518 and R9-31-518):

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?

A. If you have a question or problem, please call _________ and ask to talk to a Member Representative. They are there to help you.

A. If you have a specific complaint about your medical care, the Member Representative will help you.

Q.       What if I'm not happy with the help given to me by the Member
         Representative?

A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 60 days after the date of the action, decision, or incident.

A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.

A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

9.       MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs; communication between members and the Contractor; and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, unless waived by AHCCCSA, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.

10.      MARKETING

The Contractor shall submit all proposed marketing and outreach materials and events that will involve the general public to the AHCCCS Marketing Committee for prior approval in accordance with the AHCCCS Health Plan Marketing Policy. The Contractor must have signed contracts with PCPs, specialists, dentists, and pharmacies in order for them to be included in marketing materials.

11.      ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date. AHCCCSA may hold an open enrollment on a limited basis as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area. Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds true if the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes policy.

12.      TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM, and the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes standards for member transitions between health plans or GSAs, to or from an ALTCS program contractor, IHS, a PL 93-638 tribal entity, and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures, which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;

2. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;

3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;

4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and

5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.

b. Payment of all outstanding obligations for medical care rendered to members.

c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
         AHCCCSA:

d. A monthly claims aging report by provider/creditor including IBNR amounts;

e.       A monthly summary of cash disbursements;

f.       Copies of all bank statements received by the Contractor.

g. Such reports shall be due on the fifth day of each succeeding month for the prior month.

h. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.

i. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.

j. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

13.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity. At a minimum, the following staff is required.

a. A full-time ADMINISTRATOR/CEO/COO who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan. The Administrator shall devote sufficient time to the Contractor's operations to ensure adherence to program requirements and timely response to AHCCCS Administration.

b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.

c. A CHIEF FINANCIAL OFFICER/CFO who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.

d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant.

e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.

f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health referral and coordination activities are implemented per AHCCCSA requirements.

g. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant.

h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.

i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems, and to meet the Contractor's standards for telephone abandonment rates and telephone hold times.

j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.

k. A CLAIMS ADMINISTRATOR AND CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.

1. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.

m. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances.

n. CLERICAL AND SUPPORT STAFF to ensure appropriate functioning of the Contractor's operation.

The Contractor shall inform AHCCCSA, Office of Managed Care, in writing and provide a resume within seven days of staffing changes in the following key positions:

         Administrator                               Member Services Manager
         Medical Director                            Provider Services Manager
         Chief Financial Officer                     Claims Administrator
         Maternal Health/EPSDT Coordinator           Quality Management/Utilization Management
         Grievance Coordinator                       Coordinator
                                                     Behavioral Health Coordinator

The Contractor shall ensure that all staff has appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.

14.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15.      ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

a. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care must comply with federal and State law regarding advance directives for adult members. Requirements include:

         (1) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to A.R.S. ss. 36-3205.C.1.)

         (2) Provide written information to adult members regarding each individual's rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections).

         (3) Documenting in the member's medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.

         (4) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.

         (5) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

b. Contractors shall encourage subcontracted PCPs to comply with the requirements of subparagraph a. (2) through (5) above. Contractors shall also encourage health care providers specified in subparagraph a. to provide a copy of the member's executed advanced directive, or documentation of refusal, to the member's PCP for inclusion in the member's medical record.

16.      PERFORMANCE STANDARDS

All Performance Standards described below apply to Title XIX, Title XXI, and state-only member populations. Effective October 1, 2001, AHCCCS requires Contractors to implement the Quality Improvement System for Managed Care (QISMC). AHCCCS will work with the Contractors to develop quality improvement projects that will meet the QISMC guidelines. Compliance with this requirement is a part of the Operational and Financial Review.

Contractors must meet AHCCCS stated Minimum Performance Standards. However, it is equally important that Contractors continually improve their performance indicator outcomes from year to year, as defined by QISMC. Contractors shall strive to meet the ultimate standard, or Benchmark, established by AHCCCS.

Any statistically significant drop in the Contractor's performance level for any indicator must be explained by the Contractor in its annual quality management program evaluation. If a Contractor has a significant drop in any indicator without a justifiable explanation, it will be required to submit a corrective action plan and may be subject to sanctions.

AHCCCS has established three levels of performance:

- MINIMUM PERFORMANCE STANDARD -- A Minimum Performance Standard is the minimally expected level of performance by the Contractor. If a Contractor does not achieve this standard for two consecutive years, the Contractor will be required to submit a corrective action plan and may be subject to sanctions. If the rate for any indicator declines to a level below the AHCCCS Minimum Performance, the Contractor will be required to submit a corrective action plan and may be subject to sanctions.

- GOAL -- A Goal is a reachable standard for a given performance indicator for the Contract Year. If the Contractor has already met or exceeded the AHCCCS Minimum Performance Standard for any indicator, the Contractor must strive to meet the CYE 2002 Goal for the indicator(s).

-        BENCHMARK -- A Benchmark is the ultimate standard to be achieved.
         Contractors that have already achieved or exceeded the Goal for any performance indicator must strive to meet the Benchmark for the indicator(s). Contractors that have achieved the Benchmark are expected to maintain this level of performance for future years.

A Contractor that has not shown demonstrable and sustained improvement toward meeting AHCCCS Performance Standards shall develop a corrective action plan. The corrective action plan must be received by the Office of Medical Management within 30 days of receipt of notification from AHCCCS. This plan must be approved by AHCCCS prior to implementation. AHCCCS may conduct one or more follow-up onsite reviews to verify compliance with a corrective action plan. Failure to achieve adequate improvement may result in sanction imposed by AHCCCS.

PERFORMANCE INDICATORS: For CYE 2001, the Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the Technical Specifications section of the most recently published Health Plan Performance Standards Results and Analysis documents for perinatal, pediatric and adult/adolescent services. For CYE 2002, the indicator for postpartum visits has been eliminated as a contractual performance standard. The Contractor shall continue to monitor rates for postpartum visits and implement interventions as necessary to improve or sustain its rates. This activity will be monitored by AHCCCS during the annual Operational and Financial Review.

In addition, AHCCCS has established standards for the following indicators:

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program. The participant rate is the number of children younger than 21 years receiving at least one medical screen during the contract year, compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the AHCCCS EPSDT periodicity schedule and the average period of eligibility.

PEDIATRIC IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM

The Contractor shall participate in an annual immunization audit based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCS will provide the Contractor the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCS in the required format all immunization data for the two-year-old children sampled. If medical records are missing for more that 5 percent of the sample group, the Contractor is subject to sanctions by AHCCCSA. An External Quality Review Organization (EQRO) may conduct a study to validate the Contractor's reported rates.


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

The following table identifies the Minimum Performance Standards, Goals and Benchmarks for each indicator:

                                                                                         BENCHMARK*
                                                        CYE 02 MINIMUM     CYE 02      (HEALTH PEOPLE
                                                     PERFORMANCE STANDARD   GOAL           GOALS)
                                                     --------------------  ------      --------------
Performance Indicator
Immunization of two-year-olds 3 antigen
series (4:3:1)                                                78%            82%            90%
Immunization of two-year-olds 5 antigen
series (4:3:1:2:3)                                            67%            73%            90%
Immunizations of two-year-olds
     DtaP 4 doses                                             82%            85%            90%
     Polio 4 doses                                            88%            90%            90%
     MMR 1 dose                                               88%            90%            90%
     Hib 2 doses                                              85%            90%            90%
     HBV 3 doses                                              81%            87%            90%
     Varicella 1 dose                                         73%            80%            90%
Dental visits                                                 45%            55%            90%
Well-child Visits 15 Months                                   58%            64%            90%
Well-child Visits 3-6 Years                                   48%            64%            80%
EPSDT Participation                                           58%            80%            80%
Children's Access to PCP's                                    77%            80%            95%
Cervical Cancer Screening (3-yr period) **                    57%            60%            85%
Breast Cancer Screening                                       55%            60%            60%
Adolescent Well-care Visits                                   48%            49%            50%
Adult Ambulatory/Preventive Care                              78%            80%            95%
Low Birth Weight                                             8.5%           7.5%             5%
Initiation of Prenatal Care                                   59%            65%            90%


*Benchmarks for each performance indicator are based on Healthy People 2000 and 2010 goals for health promotion and disease prevention, as determined by the U.S. Department of Health and Human Services.
**AHCCCS reported an overall three-year rate for cervical cancer screening, consistent with HEDIS methodology, for CYE 1999. Results were not calculated for individual Health Plans. AHCCCS will develop a methodology for compiling a three-year rate for individual Health Plans for CYE 2000 and use this rate in the future.

ACCESS TO CARE: During the contract year AHCCCSA will pursue the feasibility of developing and establishing baseline information for two new measures: Provider Turnover and Availability of Language Interpretation Services.

17.      QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

QUALITY MANAGEMENT (QM): The Contractor shall provide quality medical care to members, regardless of payer source or eligibility category. The Contractor shall execute processes to assess, plan, implement and evaluate quality management and improvement activities, as specified in the AMPM, Chapter 900, that include at least the following:

-        Conducting Quality Improvement Projects (QIPs);

-        QM monitoring and evaluation activities;

-        Credentialing and recredentialing processes;

- Investigation, analysis, tracking and trending of quality of care issues, abuse and/or complaints; and

-        AHCCCS mandated performance indicators.

The Contractor shall submit, within timelines specified in Attachment F, a written QM plan that addresses its strategies for quality improvement and conducting the quality management activities described in this section. Although the Contractor is no longer required to conduct two clinical studies during each contract year, the Contractor shall conduct quality improvement projects as required by the AMPM, Chapter 900.

The Contractor may combine its plan for quality improvement and quality management activities with the plan that addresses utilization management as described below.

UTILIZATION MANAGEMENT (UM): The Contractor shall execute processes to assess, plan, implement and evaluate utilization management activities, as specified in the AMPM, Chapter 1000 that include at least the following:

-        Prior authorization;

-        Concurrent review;

-        Continuity and coordination of care;

-        Monitoring and evaluation of over and/or under utilization of services;

- Evaluation of new medical technologies, and new uses of existing technologies; and

-        Development and/or adoption of practice guidelines.

The Contractor shall maintain a written UM plan that addresses its plan for monitoring UM activities described in this section. The plan must be submitted for review by AHCCCS OMM within timelines specified in Attachment F.

18.      PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. In order to obtain approval, the following must be submitted to the Office of Managed Care 45 days prior to the implementation of the contract:

1.       A complete copy of the contract

2.       A plan for the member satisfaction survey

3.       Details of the stop-loss protection provided

4. A summary of the compensation arrangement that meets the substantial financial risk definition..

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or CMS. Please refer to the "Physician Incentive Guidelines" in the Bidder's Library for details on providing required disclosures.

19.      APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute, but not necessarily life-threatening disorder, which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.       Emergency PCP appointments - same day of request

b.       Urgent care PCP appointments - within two days of request

c.       Routine care PCP appointments - within 21 days of request

For SPECIALTY REFERRALS, the Contractor shall be able to provide:

a.       Emergency appointments - within 24 hours of referral

b.       Urgent care appointments - within three days of referral

c.       Routine care appointments - within 30 days of referral

For DENTAL APPOINTMENTS, the Contractor shall be able to provide:

a.       Emergency appointments - within 24 hours of request

b.       Urgent appointments - within three days of request

c.       Routine care appointments - within 45 days of request

For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.       First trimester - within 14 days of request

b.       Second trimester - within 7 days of request

c.       Third trimester - within three days of request

d.       High risk pregnancies - within three days of identification of high risk by the Contractor or maternity care provider, or immediately if an emergency exists

If a member needs non-emergent medically necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall actively monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall actively monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network regarding appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards, and shall require a corrective action plan when appointment standards are not met. Appointment standards shall be included in the Provider Manual.

20.      REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists, to include, at a minimum, the following:

a.       Use of referral forms clearly identifying the Contractor

b.       A system for resolving disputes regarding the referrals

c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services

d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services

e.       Referral to Medicare HMO including payment of copayments

The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act. Upon finalization of the regulations, the Contractor shall comply with all applicable physician referral requirements and conditions defined in 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician's family has a financial relationship. Designated health services include:

         Clinical laboratory services

         Physical therapy services

         Occupational therapy services

         Radiology services

         Radiation therapy services and supplies

         Durable medical equipment and supplies

         Parenteral and enteral nutrients, equipment and supplies

         Prosthetics, orthotics and prosthetic devices and supplies

         Home health services

         Outpatient prescription drugs

         Inpatient and outpatient hospital services

21.      PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

a. Introduction to the Contractor which explains the Contractor's organization and administrative structure

b. Provider responsibility and the Contractor's expectation of the provider

c.       Overview of the Contractor's Provider Service department and function

d. Listing and description of covered and non-covered services, requirements and limitations including behavioral health services

e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations

g.       Dental services

h.       Maternity/Family Planning services

i.       The Contractor's policy regarding PCP assignments

j. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS/RBHA system.

k.       Grievance and request for hearing rights

1.       Billing and encounter submission information
                  -indicate which form UB92, HCFA 1500, or Form C is to be used for services
                  -indicate which fields are required for a claim to be
                   considered acceptable by the Contractor. A completed sample of each form shall be included

m. Contractor's written policies and procedures which affect the provider(s) and/or the provider network

n.       Claims re-submission policy and procedure

o. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance

p.       Explanation of remittance advice

q.       Prior authorization and notification requirements

r.       Claims medical review

s.       Concurrent review

t.       Fraud and Abuse

u. Formularies (with updates and changes provided in advance to providers, including pharmacies)

v.       AHCCCS appointment standards

w. Americans with Disabilities Act (ADA) requirements and Title VI, as applicable

x.       Eligibility verification

y. Cultural competency information, including notification about Title VI of the Civil Rights Act of 1964. Providers should also be informed of how to access interpretation services to assist members who speak a language other the English or who use sign language.

22.      PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

The Contractor shall assess the PCP's ability to meet AHCCCS appointment availability and other standards, when determining the appropriate number of its members to be assigned to a PCP. The Contractor should also consider the PCP's total panel size (i.e. AHCCCS and non-AHCCCS patients) when making this determination. AHCCCS members shall not comprise the majority of a PCP's panel of patients. AHCCCSA shall inform the Contractor when a PCP has a panel of more that 1,800 AHCCCS members (assigned by a single or multiple contractors), to assist in the assessment of the size of their panel. This information will he provided on a quarterly basis. The Contractor will adjust the size of a PCP's panel, as needed, for the PCP to meet AHCCCS standards.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions, who are age 12 and younger, to Board Certified pediatricians. PCP's with assigned members diagnosed with AIDS or as HIV positive shall meet criteria and standards set forth in the AHCCCS Medical Policy Manual.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.       Supervision, coordination and provision of care to each assigned member
b.       Initiation of referrals for medically necessary specialty care
c.       Maintaining continuity of care for each assigned member
d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.

23.      OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.
b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English.

Contractor policies shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits.

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services, except that women shall have direct access to GYN providers without a referral for preventive and routine services. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.
b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.
c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies: of test results; if applicable; treatment services provided; and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics
b.       Certified nurse midwives
c.       Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians, certified nurse practitioners and certified nurse midwives who include such services within their practice.

24.      NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP or pharmacy. 95% of its members residing outside the boundary area must not have to travel more than 10 miles to see such providers. See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area. Also see Section D, Paragraph 35, Hospital Subcontracting and Reimbursement, for details on changes in hospital subcontracting effective October 1, 2001.

Under the Balanced Budget Act of 1997, the Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract.

25.      NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertain to all service specifications described in the AMPM, Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements
b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process.
c.       Evaluate the quality of services delivered by the network
d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area
e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members
f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one, which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun, for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.

26.      FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates. Under the Benefits Improvement and Protection Act of 2000 (BIPA). AHCCCSA is required to reimburse FQHCs the difference between the Contractor's reimbursement to the FQHC, and what the FQHC would have received under the Medicaid Prospective Payment System (PPS). This requirement replaces the supplemental payment methodology that began October 1, 1997. AHCCCSA and its contractors are required to comply with this legislation.

AHCCCSA and the FQHCs have agreed that AHCCCSA will reimburse the FQHCs $1.75 per member per month for Title XIX members only. This payment methodology was implemented effective January 1, 2001. To comply with BIPA requirements, AHCCCSA will establish a baseline rate. After a baseline rate is established, AHCCCSA will adjust the payment rate annually in accordance with annual inflation trends.

Contractors are required to submit member month information for Title XIX members, including Title XIX Waiver members, for each FQHC on a quarterly basis to AHCCCS Office of Managed Care. AHCCCSA will perform periodic audits of the member month information submitted. Contractors should refer to the Office of Managed Care's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by CMS:

                  Canyonlands Community Health Care
                  Chiricahua Community Health Centers, Inc.
                  Clinica Adelante, Inc.
                  Desert Senita Community Health Center
                  El Rio Health Center
                  Inter-Tribal Health Care Center
                  Marana Health Center
                  Mariposa Community Health Center, Inc.
                  Mountain Park Health Center
                  Native American Community Health Center, Inc.
                  Native Americans for Community Action Family Health Center North Country Community Health Center
                  Sun Life Family Health
                  Center Sunset Community Health Center (formerly Valley Health Center, Inc.)
                  United Community Health Center, Inc.

Any other clinics that subsequently become FQHC's will be subject to the reimbursement methodology described above.

27.      PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed by each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28.      PROVIDER AFFILIATION TRANSMISSION

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Transmission User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.

29.      PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its CMS grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:

         a.       Timeliness:       Reports or other required data shall be
                  received on or before scheduled due dates.

         b.       Accuracy:         Reports or other required data shall be
                  prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

         c.       Completeness:     All required information shall be fully
                  disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30.      DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA or the federal government to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials that are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

31.      REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

32.      OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year and current contractors' readiness to expand to new geographic service areas. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

33.      OPERATIONAL AND FINANCIAL REVIEWS

In accordance with CMS requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521 and R9-31-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel, as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Contractor has obtained accreditation from NCQA, JCAHO or any other nationally recognized accrediting body. The Contractor must submit the entire accreditation report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34.      CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost avoiding and paying claims in accordance with ARS 36-2904(H) and (K), AHCCCS Rules R9-22-705, and R9-22-709, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of eligibility posting, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance and request for hearing rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

In accordance with the Balanced Budget Act of 1997, unless a subcontract specifies otherwise, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim.

During the term of this contract, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by CMS FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout. All formats are subject to changes as required by federal law. Reasonable implementation timeframes will be negotiated with each plan.

35.      HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

MARICOPA AND PIMA COUNTIES ONLY: Legislation authorizes the Hospital Reimbursement Pilot Program (Pilot), which is effective from October 1, 2001, through September 30, 2003. The Pilot as defined by AHCCCS Rule R9-22-718 requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties, legal resolution, which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCSA to ensure availability of quality services within specific service districts, equity of related party interests, reasonableness of rates. The general provisions of this program encompass acute care hospital services and outpatient hospital services that result in an admission. The Contractor shall submit all hospital subcontracts and any amendments to AHCCCSA, Office of Managed Care, for prior approval. For non-emergency patient-days, the Contractor shall ensure that at least 65% of its members use contracted hospitals. AHCCCSA reserves the right to subsequently adjust the 65% standard. Further, if in AHCCCSA's judgement the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCSA may require a subcontract at that hospital.

ALL COUNTIES EXCEPT MARICOPA AND PIMA: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all GSA's and must submit copies of these contracts, including amendments, to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis for recoupment by the Contractor. This prohibition does not apply to recoupments that are a result of an AHCCCS reinsurance audit. See also Section D, Paragraph 34, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

36.      NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment. The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days per contract year of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days per contract year of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day per contract year limitation.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application process and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day per contract year maximum.

37.      COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, delivery supplement, hospitalized supplement for Title XIX Waiver members, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, and as otherwise specified in this section, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease m a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. Ths section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months., including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE `02 and `03, a full reconciliation to 0% profit or loss will be done by AHCCCSA for all eligibility groups, except for the Title XIX Waiver Group. Only the retro period is eligible for this reconciliation. AHCCCSA will reimburse the health plans 100% of any excess reasonable costs as determined by reported encounters, and all profits will be recouped. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.

RISK SHARING FOR TITLE XIX WAIVER MEMBERS: For CYE' 02 and CYE' 03, AHCCCSA will reconcile the contractor's PPC and prospective medical cost expenses (net of reinsurance, excluding administrative and non-operating expenses) to PPC capitation, prospective capitation, and hospitalized supplements (net of administration) paid to the Contractor during the year. This reconciliation will limit the Contractor's losses to 2% and profits to 4%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 4% will be recouped. Encounter data will be used to determine medical expenses.

The Contractor may choose to elect an alternative risk sharing methodology on October 1, 2001 for CYE `02. In this alternative risk sharing methodology, AHCCCSA will recoup profits in excess of 1% and reimburse losses in excess of 1%. Refer to the Title XIX Waiver Reconciliation Policy for details of the reconciliation process.

DELIVERY SUPPLEMENT: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home.

HIV-AIDS SUPPLEMENT: On a quarterly basis, AHCCCSA shall utilize encounters to determine the number of members receiving approved HIV/AIDS drugs and calculate the amount of the supplemental payment. The rate of reimbursement for this separate per member per month payment is specified in Section B and is subject to review during the term of the contract. AHCCCSA reserves the right to recoup any amounts paid for ineligible members as determined through an encounter data review as well as an associated penalty for incorrect encounter reporting.

Refer to the Office of Managed Care's HIV/AIDS supplemental payment and review policies for further details and requirements.

38.      CAPITATION ADJUSTMENTS

INCENTIVE FUND: AHCCCSA may retain a specified percentage of capitation reimbursement in order to distribute to Contractors based on their performance measure outcomes. AHCCCSA will notify Contractors 60 days prior to a new contract year if this methodology will be implemented and will provide details of the reimbursement methodology at that time.

CAPITATION ADJUSTMENTS: Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a.       death of a member
b. member's incarceration (not eligible for AHCCCS benefits from the date of incarceration)
c.       duplicate capitation to the same contractor
d.       adjustment based on change in member's contract type

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39.      REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503 and R9-31-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage. Refer to the AHCCCS Re insurance Claims Processing Manual for further details on the Reinsurance Program.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services) as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract. Any change would have a corresponding impact on capitation rates.

                  Prospective Reinsurance                   PPC Reinsurance

                           TITLE XIX                      NON-TXIX
STATEWIDE PLAN              WAIVER                         WAIVER
ENROLLMENT                   GROUP       COINSURANCE     DEDUCTIBLE   COINSURANCE
----------                 ---------     -----------     ----------   -----------
0-19,999                    $20,000          75%          $5,000          100%
20,000-49,999               $35,000          75%          $5,000          100%
50,000 and over             $50,000          75%          $5,000          100%

A Contractor whose enrollment qualifies for the $35,000 or $50,000 deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table. Contractors may riot elect to increase their deductible level. If a Contractor's actual deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available from the Office of Managed Care.

PRIOR PERIOD COVERAGE REINSURANCE: A separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. As noted in the table above, all Contractors, regardless of enrollment, will be subject to a $5,000 deductible level. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds. Effective October 1, 2001, the Title XIX Waiver Group will no longer be eligible for prior period coverage reinsurance.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Effective October 1, 1998, when a member changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual.

Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid retrospective random sampling. AHCCCSA, Office of Medical Management, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. Reinsurance consideration will be given to inpatient facility contracts, and hearing decisions rendered by the Office of Legal Assistance. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance. A recoupment of reinsurance reimbursements made to the Contractor will occur based on the results of the medical review sampling. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the review time frame for the Contractor. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. This program also covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Office of Medical Management, Reinsurance Unit, of cases identified for catastrophic non-transplant reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and
(c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

HEMOPHILIA: When a member is identified as being catastrophically eligible by AHCCCSA due to the specific diagnosis of hemophilia (ICD9 codes 286.0, 286.1, 286.2), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

VON WILLEBRAND'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of Medical Management Reinsurance Unit after diagnosis. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

GAUCHER'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

TRANSPLANTS: Bone grafts and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Refer to the AMPM, Chapter 300 for covered services for organ and tissue transplants. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Office of Medical Management.

Encounter data will not be used to determine catastrophic reinsurance benefits for transplants. However, this does not relieve the Contractor of the responsibility for submitting encounters for all catastrophic reinsurance services.

Effective October 1, 2000, Contractors will be reimbursed 100% for medically necessary expenses provided in a contract year, after a catastrophic reinsurance case reaches $650,000. This additional reimbursement will limit a Contractor's medical expenses to $97,500 per catastrophic reinsurance case.

All reinsurance claims must be submitted within fifteen months after the date of service, or date of eligibility posting, whichever is later.

40.      COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. The Contractor shall use these methods as described in A.A.C. R9-22-10. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For prenatal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost-avoid. The Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA'S authorized representative:

Uninsured/underinsured motorist insurance             Restitution Recovery
First-and third-party liability insurance             Worker's Compensation
Tortfeasors, including casualty                       Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22-1002 and R9-3l-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCSA's authorized representative by the Contractor. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs. The Contractor shall use the cover sheet as prescribed by AHCCCS when filing liens.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member
b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)
c.       Such recovery is not prohibited by state or federal law

REPORTING. The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. In addition, upon AHCCCSA's request, the

Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member's first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCSA TPL Section shall provide the format and reporting schedule for this information to the Contractor. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with retnsurance. Failure to report reinsurance cases may result in one of the remedies specified in Paragraph 60 (Sanctions) of Section D. The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

AHCCCSA will provide the Contractor, on an agreed upon schedule, with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE): Eligibility for KidsCare benefits requires that the applicant/member not be enrolled with or entitled to any other health insurance benefits. If the Contractor becomes aware of any such potential coverage, the Contractor shall notify AHCCCSA immediately. The Contractor shall follow the same cost avoidance and postpayment recovery practices for the KidsCare population as it does for the Title XIX population, and shall maintain a reporting system which allows Title XIX and KidsCare information to be reported separately.

CONTRACT TERMINATION: Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCSA's authorized TPL representative.

41.      MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligible". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor is responsible for adhering to the cost sharing responsibilities presented in the AHCCCS Medicare Cost Sharing policy. Effective 10/1/97, the Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

42.      COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-711 and R9-31-711. The Contractor may not collect copayments for family planning and EPSDT services.

43.      RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or Federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44.      MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request.
The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (A.R.S. ss. 36-6641)

45.      ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA pnor approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46.      ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSA's as a result of an accumulated deficit, even if unaudited.

47.      DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA): The Contractor shall comply with the Administrative Simplification requirements of Subpart F of the HIPPA of 1996 (Public Law 107-191, 110 Statutes 1936) and all federal regulations implementing that Subpart that are applicable to the operations of the Contractor by the dates required by the implementing federal regulations. Failure to comply with the requirements of this paragraph constitute grounds for the termination of this contract.

CONTRACT TERMINATION FOR FAILURE TO COMPLY WITH HIPAA: The Contractor shall notify AHCCCS no later than one hundred and twenty (120) days prior to any required compliance date if the Contractor is unwilling to or anticipates that it will be unable to comply with any of the requirements of the preceding paragraph. Receipt by AHCCCS of a notice of anticipated inability of unwillingness to comply as required by this paragraph constitute grounds for the termination of this contract.

48.      ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance standards. The Contractor shalt submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the CMS grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AHCCCSA supplied formats. Formatting and specific requirements for encounter data are described in the AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.

An Encounter Submission Tracking Report must be maintained and made available to AHCCCSA upon request. The Tracking Report's purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in The Encounter User's Manual.

49.      MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.

Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50.      TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract. Legislation was passed that allows AHCCCSA the right to extend the contract in excess of five years. As a result of this legislation, AHCCCSA is exercising it's right to extend the contract to 9/30/03. The new contract cycle will be effective 10/01/03. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any new category, such increase will not exceed in aggregate the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further, AHCCCSA may require a contractor to renew all GSA's, or may terminate remaining GSA's if the Contractor does not agree to renew all GSA's.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 180 days before its expiration, this liability for transition costs may be waived by AHCCCSA.

51.      SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.       Automated data processing
b.       Third-party administrators
c.       Management Services (See also Section D, Paragraphs 53 & 54)
d.       Model subcontracts
e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is violable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of Federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.
b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.
b.       Identification of the name and address of the subcontractor.
c. Identification of the population, to include patient capacity, to be covered by the subcontractor.
d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.
e. The term of the subcontract including beginning and ending dates, methods of extension, termination and renegotiation.
f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.
g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor.
h. A description of the subcontractor's patient, medical and cost record keeping system.
i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 CFR Part 456, as implemented by AHCCCSA.
j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.
k. Procedures for enrollment or re-enrollment of the covered population (may also refer to the Provider Manual).
1. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.
m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.
n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.


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

52.      SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts.

AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

53.      MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.

54.      MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end.

If services billed by a consultant or actuary are less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

55.      MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award.

Minimum capitalization requirements by GSA are as follows:

                        Capitalization Requirement   Capitalization Requirement
                  GSA #2     Yuma                           $1,400,000
                  GSA #4     Mohave, La Paz                  1,150,000
                  GSA #6     Yavapai, Coconino               1,250,000
                  GSA #8     Pinal, Gila                     1,450,000
                  GSA #10    Pima                            1,250,000
                  GSA #12    Maricopa                        2,500,000
                  GSA #14    Graham, Greenlee                  350,000
                  GSA #16    Apache, Navajo                    650,000
                  GSA #18    Cochise, Santa Cruz             1,450,000

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSA's, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSA's awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above). Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.

56.      PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surely company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond policy available in the Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract,
b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and
c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this Contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

The Contractor shall not leverage the bond for another loan or create other creditors using the bond as security.

57.      AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

58.      FINANCIAL VIABILITY STANDARDS/PERFORMANCE GUIDELINES

AHCCCSA has established the following financial viability standards/performance guidelines. On a quarterly basis, AHCCCSA will review the following ratios with the purpose of monitoring the financial health of the Contractor. The two Financial Viability Standards, the Current Ratio and Equity per Member, are the standards that best represent the financial solvency of the Contractor. Therefore, the Contractor must comply with these two financial viability standards.

AHCCCSA will also monitor the Medical Expense Ratio, the Administrative Cost Percentage, and the RBUC's Days Outstanding. These guidelines are analyzed as part of AHCCCSA's due diligence in financial statement monitoring. Sanctions will not be imposed if the Contractor does not meet these performance guidelines. However, if a critical combination of the Financial Viability Standards and Performance Guidelines are not met, additional monitoring, such as monthly reporting, may be required.

FINANCIAL VIABILITY STANDARDS:

CURRENT RATIO                       Current assets* divided by current
                                    liabilities. "Current assets" includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%). Standard:
                                    At least 1.00

                                    *if current assets includes a receivable from a parent company, the parent company must have liquid assets that support the amount of the intercompany loan.

EQUITY PER MEMBER                   Equity*, less on-balance sheet performance
                                    bond, divided by the number of non- SOBRA
                                    Family Planning Extension Services members enrolled at the end of the period. Standard.
                                    At least $150 (Failure to meet this standard may result in an enrollment cap being imposed in any or all contracted GSAs.)

                                    *for purposes of this measurement, the
                                    equity to be measured must be supported by unencumbered current assets.

PERFORMANCE GUIDELINES:

MEDICAL EXPENSE RATIO               Total medical expenses (net of reinsurance,
                                    TPL, HIV/AIDS Supplement) divided by total capitation + Delivery Supplement. Standard:
                                    At least 85%

ADMINISTRATIVE COST PERCENTAGE      Total administrative expenses (excluding
                                    income taxes), divided by total capitation +
                                    Delivery Supplement + TPL + reinsurance +
                                    HIV/AIDS Supplement. Standard:      No more
                                    than 10%


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

59.      MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

60.      SANCTIONS

AHCCCSA may impose sanctions, suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-606 and the terms of this contract and applicable federal or State law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In lieu of the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

a.       Marketing violations
b.       Failure to meet AHCCCS Financial Viability Standards
c.       Material deficiency in the Contractor's provider network
d.       Quality of care and quality management issues
e.       Failure to meet AHCCCS encounter standards

CURE NOTICE PROCESS: Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

61.      AUTO-ASSIGNMENT ALGORITHM

Members who do not exercise their right to choose and don't have family continuity, are assigned to Contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various Contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those Contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to Contractor-specific issues of non-compliance (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62.      GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS

The Contractor shall have in place a written grievance and request for hearing process for members and providers which defines and explains their rights regarding any adverse action by the Contractor. The Contractor shall provide the appropriate personnel to establish, implement and maintain the necessary functions related to grievances, requests for hearing, and denials and reductions of services. Refer to Attachment H for Grievance and Request for Hearing Process and Standards and Paragraph 5, Denials and Reductions of Services.

The grievance and request for hearing process shall be in accordance with applicable federal and state laws, AHCCCS rules and policies, including, but not limited to R9-22-Article 8, R9-31-Article 8 and the Members Rights and Responsibilities Policy. The Contractor must ensure that the Contractor's grievance and request for hearing policies include processing procedures and documentation requirements. The Contractor must ensure that it provides written information to both members and providers which clearly explains the grievance and request for hearing process.


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

The Contractor shall be responsible to provide the necessary professional, paraprofessional, and clerical services for the representation of the Contractor in all issues relating to grievances, denials and reductions of services and any other matters arising under this contract which rise to the level of administrative hearing or a judicial proceeding.

63.      QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Legal Assistance, using the Quarterly Grievance Report Format on file in the Bidder's Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Legal Assistance, no later than 45 days from the end of the quarter.

64.      KIDSCARE

On November 1, 1998, AHCCCSA implemented a Title XXI Children's Health Insurance Program, referred to as "KidsCare". KidsCare provides health care coverage statewide to eligible children under age 19 and is provided through the existing AHCCCS health plans, state employee HMOs that elect to participate at the beginning of a contract cycle, and tribal facilities or Indian Health Service for Native Americans who elect to receive services through them.

The KidsCare service package is established by the legislature and approved by CMS through the State Plan. Capitation rates payable to the Contractor for KidsCare members will be set by AHCCCSA in conjunction with an independent actuary.

KidsCare members in families with gross household income over 150% and up to 200% of the federal poverty limit shall pay a premium to AHCCCSA. The premium amount shall be based on the number of members in the household and the gross family income in accordance with 9 A.A.C., Article 14.

TITLE XVI PARENT/GUARDIAN HEALTH INSURANCE COVERAGE: A.R.S. ss.36-2984 mandates that the Contractor offer health insurance coverage to the parent(s) or legal guardian(s) of a child who is eligible for Title XXI. The Contractor shall establish rates for this coverage, which must be approved by AHCCCSA, Office of Managed Care, prior to implementation. Title XXI funds or any other federal or state funds shall not be used to subsidize family coverage. The full cost of the premium shall be paid by the parent or legal guardian who elects this coverage. The Contractor may include provisions for pre-existing conditions and any other medical underwriting considerations that are necessary to protect it from adverse risk. For further information, refer to the Title XXI Parent/Guardian Health Insurance Coverage Guidelines on file in the Bidder's Library.

65.      PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that will have an impact on services provided by the Contractor on or after October 1, 2001. The following is a brief summary of the issues.:

BREAST AND CERVICAL CANCER: Legislation was passed to adopt a federal program that expands Title XIX eligibility to women under the age of 65 who are between 100% and 250% of FPL that have been diagnosed with either breast or cervical cancer. This program will be implemented early in 2002.

TICKET TO WORK: Legislation was passed to adopt a federal program that expands Title XIX eligibility to individuals, 16 through 64 years old who meet SSI eligibility criteria, and whose earned income is at or below 250% FPL. This program will be implemented early in 2002.

AHCCCS COVERAGE FOR THE PARENTS OF CHILDREN ELIGIBLE FOR KIDSCARE: During the 2001 legislative session, AHCCCS is required to apply for an 1115 Waiver to cover the parents of children eligible for KidsCare up to 200% of FPL. AHCCCS will need state match if the waiver is approved, and will seek legislative expenditure authority. It is anticipated that this program will be effective October 1, 2002.

In addition to the above pending legislative issues, the final regulations for the Budget Balanced Act of 1997 have not been finalized. Contractors shall comply with the BBA regulations upon finalization.

66.      SEPARATE INCORPORATION

As specified in A.R.S. ss. 36-2906.01, within 60 days of contract award, a non-governmental Contractor shall have established a separate corporation for the purposes of this contract, whose sole activity is the performance of contract function with


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

AHCCCS.


67.      CULTURAL COMPETENCY

The Contractor shall have a Cultural Competency Plan that meets the requirements of the AHCCCS Cultural Competency Policy. The Contractor must identify a staff member responsible for the cultural competency plan and inform the office of Managed Care of that person's identity.

68.      MEDICAID IN THE PUBLIC SCHOOLS

Pursuant to an Intergovernmental Agreement with the Department of Education, and a contract with a Third Party Administrator, AHCCCS began paying participating school districts for specifically identified Medicaid services when provided to Medicaid-eligible children who are included under the Individuals with Disabilities Education Act (IDEA). The Medicaid services must be identified in the member's Individual Education Plan (IEP) as medically necessary for the child to obtain a public school education. In the first phase of the Medicaid in the Public Schools (MIPS) program, AHCCCS began reimbursement to school districts for services provided beginning July 1, 2000. These services included speech, physical and occupational therapies, nursing services, attendant care (health aid services provided in the classroom), transportation to and from school on days when the child receives an AHCCCS-covered MIPS service, and behavioral health services.

Services provided through MIPS are specifically intended to allow children to attend school and do not replace medically necessary services provided outside the educational setting. Thus, the Contractor's determination of whether services are medically necessary and should be provided to a child shall be made independently of whether that child also is receiving MIPS services. If a request is made for services that also are covered under the MIPS program for a child enrolled with the Contractor, the request shall be evaluated on the same basis as any request for a covered service.

[END OF SECTION D]


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SECTION E: CONTRACT CLAUSES

1.       APPLICABLE LAW

ARIZONA LAW - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

IMPLIED CONTRACT TERMS - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2.       AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3.       ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable federal regulations; the terms of the CMS 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.

4.       CONTRACT INTERPRETATION AND AMENDMENT

NO PAROL EVIDENCE - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

NO WAIVER - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

WRITTEN CONTRACT AMENDMENTS - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5.       SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract, which may remain in effect without the invalid provision, or application.

6.       RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7.       ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8.       GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the


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

Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph. The Administration shall bear no liability for subcontracts that a contractor executes with other parties for the provision of administrative or management services, medical services or covered health care services, or for any other purposes.

9.       INDEMNIFICATION -- PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10.      COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Contractor shall maintain all applicable licenses and permits.

11.      ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12.      PROPERTY OF TILE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

13.      THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14.      RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15.      TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

16.      GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable


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

treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17.      SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from federal procurement activity. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from federal procurement activity.

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18.      TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19.      TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20.      TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.

21.      RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.


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

22.      NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23.      NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act and Title VI. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24.      EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.

25.      INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.

The above coverage's may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

b. The Accord form: This standard insurance industry certificate of insurance does not contain the pine-printed special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverage afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26.      DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.


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

27.      RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. ss.41-2547.

28.      INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29.      COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30.      CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31.      TYPE OF CONTRACT

Firm Fixed-Price

32.      AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Michael Veit at (602) 417-4762.

33.      WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

34.      NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35.      CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose


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any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36.      DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37.      COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38.      ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39.      OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by Contractor for any independent project of Contractor or publicized by Contractor without the prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations, AHCCCSA shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, Contractor shall make available all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by Contractor in the course of performance of this contract, the federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or federal government purposes. Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40.      AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, Contractor's performance is in material breach of the contract or Contractor is insolvent, AHCCCSA may directly operate Contractor to assure delivery of care to members enrolled with Contractor until cure by Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the Director, shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted


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care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the Contractor corrects the Contract Performance failure to the satisfaction of AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the Contractor may be a party.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

41.      AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of Contractor's records and the inspection of Contractor's facilities. Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA and the federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42.      FRAUD AND ABUSE

It shall be the responsibility of the Contractor to report all cases of suspected fraud and abuse by subcontractors, members or employees. The Contractor shall provide written notification of all such incidents to AHCCCSA. The Contractor shall comply with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidder's Library and incorporated herein by reference.

As stated in A.R.S. ss. 13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises or material omissions is guilty of a class 2 felony.

Contractors are required to research potential overpayments identified by a fraud and abuse investigation or audit conducted by AHCCCSA. After conducting a cost benefit analysis to determine if such action is warranted, the Contractor should attempt to recover any overpayments identified due to erroneous, false or fraudulent billings.

43.      LOBBYING

No funds paid to the Contractor by AHCCCSA, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any federal or State contract, the making of any federal or State grant, the making of any federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds other than those paid to the Contractor by AHCCCSA have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to CMS.

44.      CHOICE OF FORUM

The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

[END OF SECTION E]

ATTACHMENT A

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS

[The following provisions must be included verbatim in every subcontract.]

1.       EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2.       RECORDS AND REPORTS

The Contractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Contractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Contractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Contractor agrees to make available at the office of the Contractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by the Contractor until such disputes, litigation, claims or exceptions have been disposed of.

The Contractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Contractor which AHCCCSA may reasonably require. The Contractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

3.       LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Contractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4.       ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Contractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.       APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The prime contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6.       WARRANTY OF SERVICES

The Contractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7.       SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCSA for the provision of covered services.

8.       AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the prime contractor may undertake or award other contracts for additional or related work to the work performed by the Contractor and the Contractor shall fully cooperate with such other contractors, subcontractors or state employees. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9.       INDEMNIFICATION BY CONTRACTOR

The Contractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Contractor. The Contractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner, accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Contractor, its agent, officers or employees.

10.      MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Contractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11.      COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Contractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12.      SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13.      VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

14.      CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, A.R.S. ss.36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or
ALTCS Rules.

15.      GRIEVANCE AND REQUEST FOR HEARING PROCEDURES

Any grievance and request for hearings filed by the Contractor shall be adjudicated in accordance with AHCCCS Rules. However, on a case by case basis, the parties may agree to resolve the dispute through binding arbitration.

16.      TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Contractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Contractor, or any agent or representative of the Contractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Contractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the prime contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Contractor in providing any such gratuities to any such officer or employee.

17.      PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The prime contractor and Contractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the prime contractor's policies.

18.      NON-DISCRIMINATION REQUIREMENTS

If applicable, the Contractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Title VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

c. Title VII of the Civil Rights Act of 1964, as amended which prohibits private employers, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (A.R.S. Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 99-4 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19.      COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Contractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Contractor's records and the inspection of the Contractor's facilities. If the Contractor is an inpatient facility, the Contractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20.      CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Contractor certifies that all representations set forth herein are true to the best of its knowledge.

21.      CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Contractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC ss.ss. 1320a-76) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Contractor provides laboratory testing, it certifies that it has complied with 42 CFR ss. 411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22.      CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23.      ENCOUNTER DATA REQUIREMENT

If the Contractor does not bill the prime contractor (e.g., Contractor is capitated), the Contractor shall submit encounter data to the prime contractor in a form acceptable to AHCCCSA.

24.      CLINICAL LABORATORY IMPROVEMENT AMENDMENT (CLIA) OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Prime contractor may not reimburse providers who do not comply with the above requirements.

25.      INSURANCE

[This provision applies only if the Contractor provides services directly to AHCCCS members]

The Contractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Contractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Contractor, shall not limit the responsibility of Contractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Contractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

26.      FRAUD AND ABUSE

If the Contractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Contractor shall report the incident to the prime contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Program Integrity, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)

ATTACHMENT B

                    ATTACHMENT B: MINIMUM NETWORK STANDARDS

                          (By Geographic Service Area)

INSTRUCTIONS:

Contractors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA). In some GSA's there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA, if the member were not allowed to receive services in an adjoining GSA or state.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties. Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Contractor shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Contractor has agreed to provide services. The split zip codes GSA assignments are as follows:

                          SPLIT BETWEEN
      ZIP CODE            THESE COUNTIES               COUNTY ASSIGNED TO      ASSIGNED GSA
        85220           Pinal and Maricopa                 Maricopa                12
        85242           Pinal and Maricopa                 Maricopa                12
        85292             Gila and Pinal                     Gila                   8
        85342          Yavapai and Maricopa                Maricopa                12
        85358          Yavapai and Maricopa                Maricopa                12
        85390          Yavapai and Maricopa                Maricopa                12
        85643           Graham and Cochise                 Cochise                 18
        85645          Pima and Santa Cruz                Santa Cruz               18
        85943           Apache and Navajo                   Navajo                 16
        86336          Coconino and Yavapai                Yavapai                  6
        86351          Coconino and Yavapai                Coconino                 6
        86434           Mohave and Yavapai                 Yavapai

If outpatient specialty services (OB, family planning, and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified. General surgeons must be available within 50 miles of service sites.

In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Contractor must demonstrate its ability to provide PCP, dental and pharmacy services so that members don't need to travel more than 5 miles from their residence. Metropolitan Phoenix is defined on the Minimum Network Standard page specific to GSA #6.

At a minimum, the Contractor shall have a physician with admitting and treatment privileges with each hospital in its network. Contractors in GSA 10 and/or GSA 12 must have at least one hospital contract in each service district. This requirement is part of the Hospital Subcontracting and Reimbursement Pilot Program, described more fully in Section D, Paragraph 35, Hospital Reimbursement. A list of Phoenix and Tucson area hospitals are included.

Provider categories required at various service delivery sites included in the Service Area Minimum Network Standards are indicated as follows:

         H        Hospitals
         P        Primary Care Providers (physicians, certified nurse
                  practitioners and physician assistants)
         D        Dentists
         PH       Pharmacies

HOSPITALS IN PHOENIX METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)

DISTRICT 1

85006    Good Samaritan Regional Medical Center
         Phoenix Children's Hospital
         St. Luke's Medical Center
85007    Phoenix Memorial Hospital
85008    Maricopa Medical Center
85013    St. Joseph's Hospital & Medical Center
85015    Phoenix Baptist Hospital & Medical Center
85020    John C. Lincoln Hospital -North Mountain
85027    John C. Lincoln Hospital -Deer Valley


DISTRICT 2

85031    Maryvale Hospital Medical Center
85031    Paradise Valley Hospital
85306    Thunderbird Samaritan Medical Center
85308    Arrowhead Community Hospital & Medical Center
85351    Walter O. Boswell Memorial Hospital
85375    Del E. Webb Memorial Hospital
85054    Mayo Clinic Hospital

DISTRICT 3

85201    Mesa General Hospital Medical Center
         Mesa Lutheran Hospital
85202    Desert Samaritan Medical Center
85206    Valley Lutheran Hospital
85224    Chandler Regional Hospital
85251    Scottsdale Healthcare- Osborn
85261    Scottsdale Healthcare- Shea
85281    Tempe St. Luke's Hospital

HOSPITALS IN TUCSON METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)

DISTRICT 1

85719    University Medical Center
85741    Northwest Hospital
85745    Carondelet St. Mary's Hospital

DISTRICT 2


85711    Carondelet St. Joseph's Hospital
85712    El Dorado Hospital
         Tucson Medical Center
85713    Kino Community Hospital

                                                    Attachment B
                                             Minimum Network Standards
COUNTIES: LA PAZ AND MOHAVE                  Geographic Service Area 4

HOSPITALS

Bullhead City
Kingman
Lake Havasu City
Parker
St. George, Utah

PRIMARY CARE PROVIDERS                       [MAP OF KINGMAN, BULLHEAD
Blythe                                       CITY, LAKE HAVASU CITY AND
Bullhead City                                         PARKER]
Colorado City/Hilldale/Knab, Utah
Kingman
Lake Havasu City
Parker
St. George, Utah/Mesquite

DENTIST
Blythe
Bullhead City
Colorado City/Hilldale/Kanab, Utah
Kingman
Lake Havasu city
Parker
St. George, Utah/Mesquite

PHARMACIES
Blythe
Bullhead City
Kanab, Utah
Kingman
Lake Havasu City
Parker
St. George, Utah/Mesquite

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                                    Attachment B
                                             Minimum Network Standards
COUNTY: YUMA                                 Geographic Service Area 2

HOSPITALS
Yuma

PRIMARY CARE PROVIDERS

Yuma
Somerton
Wellton
                                             [MAP OF YUMA, SOMERTON AND
                                                      WELLTON]
DENTIST
Yuma


PHARMACIES
Yuma

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                             Minimum Network Standards
COUNTIES: COCONINO AND YAVAPAI               Geographic Service Area 6

       HOSPITALS

       Cottonwood
       Flagstaff
       Kanab, Utah
       Kingman
       Page
       Payson
       Phoenix Wickenburg                       [MAP OF PAGE, WILLIAMS,
       Prescott                              FLAGSTAFF, SEDONA, COTTONWOOD,
       Winslow                                PRESCOTT VALLEY, CAMP VERDE
                                                     AND PRESCOTT]

       PRIMARY CARE PROVIDERS
       Camp Verde
       Cottonwood
       Flagstaff
       Knab, Utah
       Kingman
       Page
       Payson
       Phoenix/Wickenburg
       Prescott
       Prescott Valley
       Sedona
       Williams
       Winslow

       DENTIST
       SAME AS PRIMARY CARE
       PROVIDERS

       PHARMACIES
       SAME AS PRIMARY CARE
       PROVIDERS

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                             Minimum Network Standards
COUNTY: MARICOPA                             Geographic Service Area 12

HOSPITAL
Metropolitan Phoenix*
  District 1
      Contract Required
  District 2
      Contract Required
  District 3
      Contract Required
Wickenburg
  Physician(s) w/admit and treatment          [MAP OF WICKENBURG, METRO
  privileges required                                PHOENIX,
                                             AVONDALE/GOODYEAR/LITCHFIELD
PRIMARY CARE PROVIDERS                        PARK/TOLLESON, BUCKEYE AND
Avondale/Goodyear/Litchfield                        GILA BEND]
        Park/Tolleson
Buckeye
Gila Bend
Metropolitan Phoenix*
Queen Creek
Wickenburg

DENTIST
Avondale/Buckeye/Goodyear/Litchfield
        Park/Tolleson
Metropolitan Phoenix*
Wickenburg

PHARMACIES
Avondale/Goodyear/Litchfield
        Park/Tolleson
Buckeye
Metropolitan Phoenix*
Wickenburg

*For Purposes of this RFP, Metropolitan Phoenix encompasses the following:
Phoenix, Paradise Valley, Cave Creek/Carefree, Fountain Hills, Scottsdale, Glendale, Sun City/Sun City West, Tempe, Mesa, Gilbert, Chandler, Apache Junction, Peoria, El Mirage, Guadalupe, Surprise and Youngtown. Within this area, distance standards must be met as specified in Attachment B.

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                                    Attachment B
                                             Minimum Network Standards
COUNTY: PIMA                                 Geographic Service Area 10


HOSPITAL
Tucson
   District 1
         Contract Required
   District 2
         Contract Required

Nogales
   Physician(s) w/admit and treatment        [MAP OF MARANA, CATALINA, AJO,
   privileges required                           TUSCON AND GREEN VALLEY
                                                      CONTINENTAL]
PRIMARY CARE PROVIDERS
Ajo
Catalina
Green Valley/Continental
Nogales
Oro Valley
Tucson

DENTIST
Ajo
Catalina
Green Valley/Continental
Nogales
Oro Valley
Tucson

PHARMACIES
Ajo
Catalina
Green Valley/Continental
Nogales
Oro Valley
Tucson

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                                   Attachment B
                                             Minimum Network Standards
COUNTIES: COCONINO AND YAVAPAI               Geographic Service Area 8

HOSPITAL
Casa Grande
Claypool
Mesa
Payson

PRIMARY CARE PROVIDERS
Apache Junction
Casa Grande
Coolidge/Florence                              [MAP OF PAYSON, CLAYPOOL,
Eloy                                           GLOBE, MIAMI, APACHE JCT,
Globe/Miami/Claypool                          FLORENCE, KEARNEY, COOLIDGE,
Kearney                                       CASA GRANDE, MAMMOTH, ELOY,
Mammoth/San Manuel/Oracle                        ORACLE AND SAN MANUEL]
Mesa
Payson

DENTIST
Apache Junction
Casa Grande
Coolidge/Florence
Eloy
Globe/Miami/Claypool
Kearney
Mammoth/San Manuel/Oracle
Mesa
Payson

PHARMACIES
Apache Junction
Casa Grande
Coolidge/Florence
Globe/Miami/Claypool
Kearney
Mammoth/San Manuel/Oracle
Mesa
Payson

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                             Minimum Network Standards
COUNTIES: APACHE AND NAVAJO                  Geographic Service Area 16

HOSPITAL

Gallup, NM
Showlow
Springerville
Winslow


PRIMARY CARE PROVIDERS
Gallup, NM
Holbrook
Showlow/Pinetop/Lakeside                      [MAP OF WINSLOW, HOLBROOK,
Snowflake/Taylor                              SNOWFLAKE/TAYLOR, SHOWLOW,
Springerville/Eager                            AND PINETOP/LAKESIDE, ST.
St. Johns                                    JOHN'S, SPRINGERVILLE, EAGER]
Winslow

DENTIST
Gallup, NM
Holbrook
Showlow/Pinetop/Lakeside
Snowflake/Taylor
Springerville/Eager
St. Johns
Winslow

PHARMACIES
Gallup, NM
Holbrook
Showlow/Pinetop/Lakeside
Snowflake/Taylor
Springerville/Eager
St. Johns
Winslow

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                             Minimum Network Standards
COUNTIES: GRAHAM AND GREENLEE                Geographic Service Area 14

HOSPITAL
Safford

PRIMARY CARE PROVIDERS

Morenci/Clifton
Safford

DENTIST
Morenci/Clifton
Safford

PHARMACIES
Morenci/Clifton
Safford/Thatcher                             [MAP OF MORENCI, CLIFTON
                                               THATCHER AND SAFFORD]

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

                                             Minimum Network Standards
COUNTIES: COCHISE AND SANTA CRUZ             Geographic Service Area 18

HOSPITAL

Benson
Bisbee
Douglas
Nogales
Sierra Vista
Tucson
Wilcox

PRIMARY CARE PROVIDERS
Benson
Bisbee
Douglas                                     [MAP OF WILLCOX, BENSON,
Nogales                                   SIERRA VISTA, NOGALES, BISBEE
Sierra Vista                                      AND DOUGLAS]
Tucson
Wilcox

DENTIST
Benson/Wilcox
Bisbee
Douglas
Nogales
Sierra Visas
Tucson

PHARMACIES
Benson
Bisbee
Douglas
Nogales
Sierra Vista
Tucson
Wilcox

H=Hospital          P=Primary Care Physician     D=Dentist           Ph=Pharmacy

ATTACHMENT F                                             Contract/RFP YH8-0001
==============================================================================
ATTACHMENT F: PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

--------------------------------- ------------------------------- ------------------------------- -------------------------------
REPORT                            WHEN DUE                        SOURCE/REFERENCE                AHCCCS
                                                                                                  CONTACT:
--------------------------------- ------------------------------- ------------------------------- -------------------------------
Monthly Financial Report          45 days after the end of the    Reporting Guide                 Financial Manager
                                  month, as applicable

Quarterly Financial Report        60 days after the end of each   Reporting Guide                 Financial Manager
                                  quarter

Draft Annual Audit Report         90 days after the end of each   Reporting Guide                 Financial Manager
                                  fiscal year

Draft Management Letter           90 days after the end of each   Reporting Guide                 Financial Manager
                                  fiscal year

Final Annual Audit Report         120 days after the end of       Reporting Guide                 Financial Manager
                                  each fiscal year

Final Management Letter           120 days after the end of       Reporting Guide                 Financial Manager
                                  each fiscal year

Account's Report on Compliance    120 days after the end of       Reporting Guide                 Financial Manager
                                  each fiscal year

Reconciliation - Annual Audit     120 days after the end of       Reporting Guide                 Financial Manager
and Plan Year-to-Date Financial   each fiscal year
Report Information

Financial Disclosure Report       120 days after the end of       Reporting Guide                 Financial Manager
                                  each fiscal year

Annual Analysis of                120 days after the end of       Reporting Guide                 Financial Manager
Profitability by Major Rate       each fiscal year
Code (by County)

PPC Lag Schedules                 120 days after the end of       Reporting Guide                 Financial Manager
                                  each fiscal year

Physician Incentive Plan (PIP)    Annually by October 1st of      RFP, Section D, Paragraph 18    Financial Manager
reporting                         each year

Quarterly FQHC Reports            60 days after the end of each   RFP, Section D, Paragraph 26    Financial Manager
                                  quarter

Provider Affiliation              10 business days after the      PMMIS Provider-to-Health Plan   Health Plan Operations Manager
Transmission                      beginning of each quarter       FTP submission and processing

Corrected Pended Encounter Data   Monthly, according to           Encounter Manual                Encounter Administrator
                                  established schedule

New Day Encounter Data            Monthly, according to           Encounter Manual                Encounter Administrator
                                  established schedule

Medical Records for Data          90 days after the request       RFP, Section C, Paragraph 1     Data Validation Manager
Validation                        received from AHCCCSA

Quarterly Grievance and Appeals   45 days after the end of each   RFP,  Section D, Paragraph 63   Administrative Assistant
Report                            quarter

Comprehensive EPSDT Plan          Annually on December 1          RFP, Section D, Paragraph 16    OMM MCH Manager
including Dental

EPSDT Progress Report including   15 days after the end of each   AMPM, Chapter 400               OMM MCH Manager
Dental - Quarterly Update         quarter

ATTACHMENT F                                             Contract/RFP YH8-0001
==============================================================================

Quarterly Inpatient Hospital      15 days after the end of each   State Medicaid Manual and the   OMM CMS Administrator
Showing                           quarter                         AMPM, Chapter 1000

Quarterly Management/             Annually on November 15th       AMPM, Chapter 900               OMM Assistant Medical
Utilization Management Plan                                                                       Director for Quality
Evaluation and Revision

Monthly Pregnancy Termination     End of the month following      AMPM, Chapter 400               OMM MCH Manager
Report                            the pregnancy termination

Maternity Care Plan               Annually on December 1st        AMPM, Chapter 400               OMM MCH Manager

Semi-annual report of number of   30 days after the end of the    AMPM, Chapter 400               OMM MCH Manager
pregnant women who are HIV/AIDS   2nd and 4th quarter of each
positive                          contract year

Quality Improvement Project       Annually on December 15th       AMPM, Chapter 900               OMM Assistant Medical
Proposal (initial/baseline year                                                                   Director for Quality
of the project)

Quality Improvement Project       Annually on December 15th       AMPM, Chapter 90                OMM Assistant Medical
Interim Report (intervention/                                                                     Director for Quality
Measurement year(s) of the
project)

Quality Improvement Project       Within 180 days of the end of   AMPM, Chapter 900               OMM Assistant Medical
Final Report                      the project, as defined in                                      Director for Quality
                                  the project proposal approved
                                  by AHCCCS OMM

Provider Fraud/Abuse Report       Immediately following           AHCCS Internal Audit/Program    Office of Program Integrity
                                  discovery                       Investigation Policy for        Manager
                                                                  Prevention, Detection and
                                                                  Reporting of Fraud and Abuse

Eligible Person Fraud/Abuse       Immediately following           AHCCCS Internal Audit/          Office of Program Integrity
Report                            discovery                       Program Investigation Policy    Manager
                                                                  for Prevention, Detection and
                                                                  Reporting of Fraud and Abuse

Non-Transplant Catastrophic       Annually, within 30 days of     RFP, Section D, Paragraph 39    OMM CMS Reinsurance Manager
Reinsurance covered Diseases      the beginning of the contract
                                  year, enrollment to the plan,
                                  and when newly diagnosed.

ATTACHMENT G                                              Contract/RFP YH8-0001
================================================================================

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM

Members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals.

The algorithm employs a data table and a formula to assign cases (a case may be a member or a household of members) to contractors using the target percentages developed. The algorithm data table consists of all the zip codes in the state, all contractors serving each zip code area, and the target percentages by rate code within each zip code.

The contractor farthest away from its target percentage within a zip code and rate code, the largest negative difference, is assigned the next case for that zip code. The equation used is:

                  (t/T) - P=d

t= The total members assigned to the zip code per rate code category for the contractor T=The total members assigned to the zip code per rate code category, all contractors combined P=The target percentage of members for the rate code for the contractor d=The difference

The algorithm is calculated after each assignment to give a new difference for each contractor. When more than one contractor has the same difference, and their differences are greater than all other contractors, the contractor with the lowest Health Plan I.D. Number will be assigned the case.

All contractors, within a given geographic service area (GSA) and for each rate code, will have a placement in the algorithm and will receive members accordingly. A contractor with a more favorable target percentage in the algorithm will receive proportionally more members. Conversely, a contractor with a lower target percentage in the algorithm will receive proportionally fewer members. The algorithm favors contractors with both lower final bids and awarded rates. The algorithm also favors those contractors with programs that score higher based on AHCCCSA's evaluation criteria.

DEVELOPMENT OF THE TARGET PERCENTAGES

For the first year of the contract, the algorithm target percentages will be developed using the methodology described below. However, for subsequent years, AHCCCS reserves the right to change the algorithm methodology to assure assignments are made in the best interest of the AHCCS program and the state.

A contractor's placement in the algorithm is based upon the following three factors which are weighted equally (i.e., 33.33%):

1. The final capitation rate bid submitted by the contractor. Final bids that are below the bottom of the rate range will be assigned to the bottom of the rate range for development of the target percentages.
2.       The contractor's final awarded rate from AHCCCSA.
3.       The contractor's score on the Program component of the proposal.

Points will be assigned to each contractor by rate code by GSA. Based on the rankings of the final bids submitted and the final awarded rates, each contractor will be assigned a number of points for each of these two components separately as follows:

                           TABLE FOR FACTORS #1 AND #2

Number of       Lowest       2nd Lowest     3rd Lowest     4th Lowest    5th Lowest     6th Lowest     7th Lowest     8th Lowest
Awards in GSA   Rate         Rate           Rate           Rate          Rate           Rate           Rate           Rate
--------------- ------------ -------------- -------------- ------------- -------------- -------------- -------------- ------------
      2             60            40
      3             44            32             24
      4             35            28             22             15
      5             30            25             20             15            10
      6             26            23             19             15            11              6
      7             25            20             17             14            11              8              5
      8             25            17             15             13            11              8              6             5

Contractors that have equal bids in a GSA for the same rate code will be given an equal percentage of the points for all of the positions combined.

The third component of the calculation, program scores, will be assigned a number of points based on where the contractor ranks among the scores. The higher the score, the more points assigned. For this component, points will be assigned as follows:

                               TABLE FOR FACTOR #3

                  Highest      2nd        3rd          4th          5th          6th          7th        8th
Number of Awards  Program      Highest    Highest      Highest      Highest      Highest      Highest    Highest
in GSA            Score        Score      Score        Score        Score        Score        Score      Score
---------------   --------     --------   -------      -------      -------      -------      -------    ---------
        2              60          40
        3              44          32       24
        4              35          28       22            15
        5              30          25       20            15           10
        6              26          23       19            15           11          6
        7              25          20       17            14           11          8            5
        8              25          17       15            13           11          8            6              5

Contractors that have equal program scores will be given an equal percentage of the points for all of the positions combined.

The points awarded for the three components will be combined as follows to give the target percentage for each contractor by GSA by rate code.

Final Bid Points + Awarded Bid Points + Program Score Points = TARGET PERCENTAGE
------------------------------------------------------------
                           300

Contractors that have equal bids in a GSA for the same rate code will be given an equal percentage of the positions combined.

ATTACHMENT H                                             Contract/RFP YH8-0001
================================================================================


ATTACHMENT H: GRIEVANCE AND REQUEST FOR HEARING PROCESS AND STANDARDS

The Contractor shall have in place a written grievance and request for hearing policy for members and providers which defines and explains their rights regarding any adverse action by the Contractor. The Contractor shall also ensure compliance with the Members' Rights and Responsibilities Policy, as well as R9-22-Article 13 and R9-31-Article 13. The written grievance and request for hearing policy shall be in accordance with applicable federal and State laws and AHCCCS rules and policies including, but not limited to R9-22-Article 8 and R9-31-Article 8. The grievance and request for hearing policy shall include the following provisions:

a. The grievance and request for hearing policy shall be provided to members at the time of enrollment with the Contractor.

b. The grievance and request for hearing policy shall be provided to all subcontractors at the time of contract. For providers without a contract, the grievance and request for hearing policy may be mailed with a remittance advice, provided the remittance is sent within 45 days of receipt of a claim.

c. The grievance and request for hearing policy must specify that all grievances, with the exception of those challenging claim denials, must be filed with the Contractor no later than 60 days from the date of the adverse action. Grievances challenging claim denials must be filed in writing with the Contractor no later than 12 months from the date of service, 12 months after the date of eligibility posting or within 60 days after the date of a timely claim submission, whichever is later.

d. Specific individuals are appointed with authority to require corrective action and with requisite experience to administer the grievance and request for hearing policy.

e. A log is maintained for all grievances and requests for hearing containing sufficient information to identify the Complainant, date of receipt, nature of the grievance and the date the grievance is resolved. Separate logs must be maintained for provider and member grievances.

f. Within five working days of receipt, the Complainant is informed by letter that the grievance has been received.

g. All correspondence must be provided in a second language in accordance with the Member information standards set forth in Section D, Paragraph
         8. In addition, the Contractor must make arrangements to ensure that it complies with "cultural competency requirements."

h. Each grievance and request for hearing is thoroughly investigated using the applicable statutory, regulatory, contractual and policy provisions, ensuring that facts are obtained from all parties.

i. All documentation received and mailed by the Contractor during the grievance and request for hearing process is dated upon receipt.

j. All grievances and requests for hearing are filed in a secure designated area and are retained for five years following the Contractor's decision, the Administration's decision, judicial appeal or close of the grievance, whichever is later.

k. A copy of the Contractor's decision will be either hand-delivered or delivered by certified mail to all parties whose interest has been adversely affected by the decision. The decision shall be mailed to all other individuals by regular mail. The date of the decision shall be the date of personal delivery or, if mailed, the postmark date of the mailing, the postmark date of the mailing. The decision must include and describe in detail, the following:
         1.       the nature of the grievance
         2.       the issues involved
         3. the reasons supporting the Contractor's decision, explained in easy to understand terms for members, including references to applicable statute, rule, applicable contractual provisions, policy and procedure
         4. the Complainant's right to request a hearing by filing the request for hearing to the Contractor no later than 30 days after the date of the Contractor's decision.

l. If the Contractor's decision is appealed and a request for hearing is filed, the Contractor must ensure that all supporting documentation is received by the AHCCCSA, Office of Legal Assistance no later than five working days from the date the Contractor receives the request for hearing or from the date of the verbal or written request from AHCCCSA, Office of Legal Assistance. The file sent by the Contractor must contain a cover letter that includes:
         1.       Complainant's name
         2.       Complainant's AHCCCS ID number
         3.       Complainant's address
         4.       Complainant's phone number (if applicable)
         5.       date of receipt of grievance

ATTACHMENT H                                             Contract/RFP YH8-0001
================================================================================


         6. summary of the Contractor's actions undertaken to resolve the grievance and basis of the determination.

m. The following material shall be included in the file sent by the Contractor;
         1. written request of the Complainant asking for the request for hearing
         2. copies of the entire file which includes the investigations and /or medical records; and the Contractor's decision
         3.       other information relevant to the resolution of the grievance

n. The Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Contractor verbally or in writing. If the Contractor elects to use an alternative resolution process, it must be administered and completed within 10 days from receipt of the dispute. If the matter is not resolved to the Complainant's satisfaction within the 10-day time period, the dispute must then be adjudicated using the grievance and request for hearing standards referenced above. However, the Contractor must render the written decision no later than 30 days from the date of the initial filing of the grievance or dispute unless a longer period was agreed to by the parties involved.

o. For all disputes where an alternative resolution is proposed, the Contractor must maintain a separate log, complying with the relevant paragraphs above.

ATTACHMENT I                                             Contract/RFP YH8-0001
================================================================================


ATTACHMENT I:  ENCOUNTER SUBMISSION REQUIREMENTS

The Contractor will be assessed for noncompliance with encounter submission requirements. AHCCCSA may also perform special reviews of encounter data, such as comparing encounter reports to the Contractor's claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

PENDED ENCOUNTER CORRECTIONS

The Contractor must resolve all pended encounters within 120 days of the original processing date. Sanctions will be imposed according to the following schedule for each encounter pended for more than 120 days unless the pend is due to AHCCCSA error:

0 - 120 days      121-180 days      181-240 days              241-360 days              361 + days
No sanction       $ 5 per month     $ 10 month                $ 15 per month            $20 per month

"AHCCCSA error" is defined as a pended encouter which (1) AHCCCSA acknowledges to be the result of its own error, and (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCSA. AHCCCSA reserves the right to adjust the sanction amount if circumstances warrant.

When the Contractor notifies AHCCCSA in writing that the resolution of a pended encounter depends on AHCCCSA rather than the Contractor, AHCCCSA will respond in writing within 30 days of receipt of such notification. The AHCCCSA response will report the status of each pending encounter problem or issue in question.

Pended encounters will not qualify as AHCCCSA errors if AHCCCSA reviews the Contractor's notification and asks the Contractor to research the issue and provide additional substantiating documentation, or if AHCCCSA disagrees with the Contractor's claim of AHCCCSA error. If a pended encounter being researched by AHCCCSA is later determined not to be caused by AHCCCSA error, the Contractor may be sanctioned retroactively.

Before imposing sanctions, AHCCCSA will notify the Contractor in writing of the total number of sanctionable encounters pended more than 120 days.

Pended encounters shall not be deleted by the Contractor as a means of avoiding sanctions for failure to correct encounters within 120 days. The Contractor shall document deleted encounters and shall maintain a record of the deleted CRNs with appropriate reasons indicated. The Contractor shall, upon request, make this documentation available to AHCCCSA for review.

ENCOUNTER VALIDATION STUDIES

Per CMS requirement, AHCCCSA will conduct encounter validation studies of the Contractor's encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor's submitted encounter date. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly.

The following reflects AHCCCA's encounter validation study process and sanction policy as of 10/1/97. AHCCCSA may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with CMS. The Contractor will be notified in writing of any significant change in study methodology.

AHCCSA will conduct two encounter validation studies. Study "A" examines non-institutional services (form HCFA 1500 encounters), and Study "B" examines institutional services (form UB-92 encounters).

AHCCCSA will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to AHCCCSA. In the case of medical records requests, the Contractor's failure to provide AHCCCSA with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCSA does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the Contractor may be sanctioned up to 5% of its annual capitation payment.

ATTACHMENT I                                             Contract/RFP YH8-0001
================================================================================


The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. These criteria are defined as follows:

Timeliness: The time elapsed between the date of service and the date that the encounter is received at AHCCCS. All encounters must be received by AHCCCSA no later than 240 days after the end of the month in which the service was rendered, or the effective date of enrollment with the Contractor, whichever is later. For all encounters for which timeliness is evaluated, a sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter record is received by AHCCCSA more than 240 days after the date determined above. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounters; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if CMS changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Correctness: A correct encounter contains a complete and accurate description of AHCCS covered services provided to a member. A sanction per encounter error extrapolated to the population of encounters may be assessed if the encounter is incomplete or incorrectly coded. It is anticipated that the sanction amount will be $1.00 per error extrapolated to the population of encounter; however, sanction amounts may be adjusted if AHCCCS determines that encounter quality has changed, or if CMS changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

Omission of data: An encounter not submitted to AHCCCSA or an encounter inappropriately deleted from AHCCCSA's pending encounter file or historical files in lieu of correction of such record. For Study "A" and for Study "B", a sanction per encounter error extrapolated to the population of encounters may be assessed for an omission. It is anticipated that the sanction amount will be $5.00 per error extrapolated to the population of encounters for Study "A" and $10.00 per error extrapolated to the population of encounters for Study "B"; however, sanction amounts may be adjusted if AHCCCSA determines that encounter quality has changed, or if CMS changes sanction requirements. The Contractor will be notified of the sanction amount in effect for the studies at the time the studies begin.

For encounter validation studies, AHCCCSA will select all approved and pended encounters to be studied no earlier than 240 days after the end of the month in which the service was rendered. Once AHCCCSA has selected the Contractor's encounters for encounter validation studies, subsequent encounter submissions for the period being studied will not be considered.

AHCCCSA may review all of the Contractor's submitted encounters, or may select a sample. The sample size, or number of encounters to be reviewed, will be determined using statistical methods in order to accurately estimate the Contractor's error rates. Error rates will be calculated by dividing the number of errors found by the number of encounters reviewed. A 95% confidence interval will be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. If error rates are based on a sample, the error rate used for sanction purposes will be the lower limit of the confidence interval.

Encounter validation methodology and statistical formulas are provided in the AHCCCS Encounter Data Validation Technical Document, which is available in the Bidders Library. This document also provides examples, which illustrate how AHCCCSA determines study sample sizes, error rates, confidence intervals, and sanction amounts.

Written preliminary results of all encounter validation studies will be sent to the Contractor for review and comment. The Contractor will have a maximum of 30 days to review results and provide AHCCCSA with additional documentation that would affect the final calculation of error rates and sanctions. AHCCCSA will examine the Contractor's documentation and may revise study results if warranted. Written final results of the study will then be sent to the Contractor and communicated to CMS, and any sanctions will be assessed.

The Contractor may file a written challenge to sanctions assessed by AHCCCSA not more than 35 days after the Contractor receives final study results from AHCCCSA. Challenges will be reviewed by AHCCCSA and a written decision will be rendered no later than 60 days from the date of receipt of a timely challenge. Sanctions shall not apply to encounter errors successfully challenged. A challenge must be filed on a timely basis and a decision must be rendered by AHCCCSA prior to filing a grievance and request for hearing pursuant to Article 8 of AHCCCS Rules. Sanction amounts will be deducted from the Contractor's capitation payment.

ATTACHMENT I                                             Contract/RFP YH8-0001
================================================================================


ENCOUNTER ADJUSTMENTS

Contractors are required to submit adjusted or voided encounters in the event that claims are subsequently adjusted or denied after the initial encounter submission. This includes adjustments for inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCSA or the Contractor. Contractors shall refer to the Encounter User's Manual for further instructions regarding adjustments to encounters.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT


[AHCCCS LOGO]                                                        Page 1 of 3

---------------------------- ------------------------- ------------------------------------------ --------------------------
1.   AMENDMENT           2.  CONTRACT              6. EFFECTIVE DATE OF                       4.  PROGRAM
     NUMBER:                     NO.:                     AMENDMENT:
                            YH8-0001-05                  October 1, 2001                            OMC
         16
----------------------------------------------------------------------------------------------------------------------------
5.   CONTRACTOR'S NAME AND ADDRESS:
         Health Choice Arizona
         1600 W. Broadway, Suite 260
         Tempe, AZ  85282-1502
----------------------------------------------------------------------------------------------------------------------------
6.   PURPOSE OF AMENDMENT:  To establish new capitation rates and allow the Contractor to elect their risk band method of the Title XIX Waiver Group.
----------------------------------------------------------------------------------------------------------------------------
7.   THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

     A.  New Capitation Rates are provided on page two (2) of this amendment; and

     B.  The Contractor must select one of the two methods of the Title XIX
         Waiver Group risk bands. The election form is page three (3) of this amendment and incorporated by reference herein.

         NOTE:  PLEASE SIGN AND DATE BOTH AND THEN RETURN ONE TO:               MICHAEL VEIT, MD 5700
                                                                                AHCCCS CONTRACTS AND PURCHASING
                                                                                701 E JEFFERSON STREET
                                                                                PHOENIX, AZ 85034
----------------------------------------------------------------------------------------------------------------------------
8.   EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL
     CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL
     EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
----------------------------------------------------------------------------------------------------------------------------
9.   SIGNATURE OF AUTHORIZED                                  10.   SIGNATURE OF AHCCCSA CONTRACTING
     REPRESENTATIVE:                                                OFFICER:
                  /s/ Greg Martenson CFO                                             /s/Michael Veit
----------------------------------------------------------------------------------------------------------------------------
TYPED NAME:
                        CAROLYN ROSE                                                  MICHAEL VEIT
----------------------------------------------------------------------------------------------------------------------------
TITLE:                                                                           CONTRACTS & PURCHASING
                  CHIEF EXECUTIVE OFFICER                                             ADMINISTRATOR
----------------------------------------------------------------------------------------------------------------------------
DATE:                                                                                     DATE:
                          9/28/01                                                        9/11/01
----------------------------------------------------------------------------------------------------------------------------

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                      CAPITATION RATE SUMMARY - ACUTE RATES
                              HEALTH CHOICE ARIZONA
                            CYE '02 (AS OF 10/01/01)


                  TANF      TANF      TANF     TANF      TANF      SSI      SSI             DELIVERY     TITLE XIX     HOSPITALIZED
TITLE XIX RATE   <1,M/F   1-13,M/F   14-44,F  14-44,M   45+,M/F   W/MED   W/O MED    SFP      KICK     WAIVER GROUP        KICK
--------------   ------   --------   -------  -------   -------   -----   -------    ---      ----     ------------        ----
  10   Pima      $335.79   $75.04   $131.46   $ 99.61  $271.97   $180.88  $396.01  $18.84  $4,831.84      $321.65       $12,871.62
  12   Maricopa  $347.38   $76.75   $117.99   $100.83  $280.82   $196.56  $385.26  $19.68  $4,911.82      $314.65       $12,591.60


                  KIDSCARE   KIDSCARE   KIDSCARE   KIDSCARE                                        DELIVERY
 TITLE XXI RATES   <1,M/F    1-13,M/F    14-44,F    14-44,M                                          KICK
 ---------------  --------   --------   --------   --------                                          ----
  10   Pima         $270.86    $79.24    $128.04     $80.71                                       $4,831.84
  12   Maricopa     $281.63    $82.56    $118.58     $81.01                                       $4,911.82


                    TANF       TANF       TANF       TANF      TANF       SSI      SSI            TITLE XIX
    PPC RATES:     <1,M/F    1-13,M/F    14-44,F    14-44,M   45+,M/F    W/MED   W/O MED         WAIVER GROUP
    ---------      ------    --------    -------    -------   -------    -----   -------         ------------
  10   Pima       $1,164.82    $32.70    $136.50     $76.91   $180.25    $14.50   $61.79            $234.28
  12   Maricopa    1,164.82    $32.70    $136.50     $76.91   $180.25    $14.50   $61.79            $229.19


*Rates have been adjusted for $35,000 Reinsurance Deductible

                        TITLE XIX WAIVER GROUP RISK BAND

                                  ELECTION FORM


Per Contract YH8-0001, Paragraph 37, Compensation, Risk Sharing for Title XIX Waiver Members: For CYE '02 and CYE '03, AHCCCSA will reconcile the contractor's PPC and prospective medical cost expenses to PPC capitation, prospective capitation, and hospitalized supplements paid to the Contractor during the year. For CYE '02, the contractor has a choice to elect:



[  ]     Default Method: This reconciliation will limit the Contractor's losses to 2% and profits to 4%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 1% will be recouped.


[  ]     Alternative Method: This reconciliation will limit the Contractor's losses to 1% and profits to 1%. Any losses in excess of 1% will be reimbursed to the Contractor, and likewise, profits in excess of 1% will be recouped.





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Signature                                                    Date


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Health Plan


* Please sign and return this form to AHCCCS by December 1, 2001. If not returned, AHCCCS will assign the Default Method as stated above.